UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Cenntro Electric Group Limited ACN 619 054 938
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Cenntro Electric Group Ltd
ACN 619 054 938
Scheme Booklet
for the proposed scheme of arrangement between Cenntro Electric Group Ltd ACN 619 054 938 (Cenntro) and the holders of ordinary shares in Cenntro in relation to the proposed re-domiciliation of Cenntro to the United States.
The Board unanimously recommends that you vote in favour of the Scheme
THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR URGENT ATTENTION.
If you are in any doubt as to how to deal with this Scheme Booklet, please consult your legal, financial, taxation or other professional adviser immediately. If after reading this Scheme Booklet you have any questions about the Scheme, please call the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST).

Australian legal adviser to Cenntro	U.S. legal adviser to Cenntro

Important notices
General
This Scheme Booklet provides Shareholders with information about the proposed acquisition by Cenntro Inc. (HoldCo) of all Shares by way of a scheme of arrangement to effect a re-domiciliation of Cenntro to the United States.
This Scheme Booklet is important and requires your immediate attention. You should read this Scheme Booklet in full before making any decision as to how to vote at the Scheme Meeting.
Nature of this Scheme Booklet
This Scheme Booklet is the explanatory statement for the Scheme for the purposes of section 412(1) of the Corporations Act.
ASIC
A copy of this Scheme Booklet has been registered by ASIC for the purposes of section 412(6) of the Corporations Act. ASIC has been given the opportunity to comment on this Scheme Booklet in accordance with section 411(2) of the Corporations Act. Neither ASIC, nor any of its officers, takes any responsibility for the contents of this Scheme Booklet.
ASIC has been requested to provide a statement, in accordance with section 411(17)(b) of the Corporations Act, that it has no objection to the Scheme. If ASIC provides that statement, it will be produced to the Court at the Second Court Hearing.
Important notice associated with Court order under section 411(1) of the Corporations Act
The fact that, under section 411(1) of the Corporations Act, the Court has ordered that the Scheme Meeting be convened and has approved the explanatory statement required to accompany the Notice of Scheme Meeting does not mean that the Court:
▪	has formed any view as to the merits of the proposed Scheme or as to how Shareholders should vote; or
▪	has prepared, or is responsible for the content of, the explanatory statement.
Defined terms
Capitalised terms used in this Scheme Booklet are defined in Section 9.1 of this Scheme Booklet. Section 9.2 also sets out some rules of interpretation which apply to this Scheme Booklet.
Not an offer
This Scheme Booklet is not a disclosure document for the purposes of Chapter 6D of the Corporations Act and does not constitute, nor contain, an offer to Shareholders or a solicitation of an offer from Shareholders, in any jurisdiction.
No investment advice
This Scheme Booklet has been prepared without reference to the investment objectives, financial and taxation situation or particular needs of any Shareholder, or any other person. The information and recommendations contained in this Scheme Booklet do not constitute, and should not be taken as, financial product or a tax opinion or other tax advice. The Cenntro Board encourages you to seek independent legal, financial and taxation advice before making any investment decision and any decision as to whether or not to vote in favour of the Scheme Resolution.
This Scheme Booklet should be read in its entirety before making a decision on whether or not to vote in favour of the Scheme Resolution. In particular, it is important that you consider the potential risks if the Scheme does not proceed, as set out in Sections 3.13 and 6 of this Scheme Booklet, and the views of the Independent Expert set out in the Independent Expert’s Report contained in Attachment A.
If you are in any doubt as to the course you should follow, you should consult an independent and appropriately licensed and authorised professional adviser.
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Forward-looking statements
This Scheme Booklet contains both historical and forward-looking statements (including in the Independent Expert’s Report). Forward-looking statements or statements of intent in relation to future events in this Scheme Booklet (including in the Independent Expert’s Report) should not be taken to be forecasts or predictions that those events will occur. Forward-looking statements generally may be identified by the use of forward looking words such as ‘believe’, ‘aim’, ‘expect’, ‘anticipate’, ‘intending’, ‘foreseeing’, ‘likely’, ‘should’, ‘planned’, ‘may’, ‘estimate’, ‘potential’, or other similar words. Similarly, statements that describe the objectives, plans, goals, intentions or expectations of Cenntro or HoldCo are or may be forward-looking statements. You should be aware that such statements are only opinions and are subject to inherent risks and uncertainties. Those risks and uncertainties include factors and risks specific to Cenntro and HoldCo and/or the industry in which they operate, as well as general economic conditions, prevailing exchange rates and interest rates and conditions in financial markets.
Actual events or results may differ materially from the events or results expressed or implied in any forward-looking statement and deviations are both normal and to be expected. Neither Cenntro, HoldCo nor any of their respective officers, directors, employees or advisers nor any person named in this Scheme Booklet or involved in the preparation of this Scheme Booklet make any representation or warranty (either express or implied) as to the accuracy or likelihood of fulfilment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement. Accordingly, you are cautioned not to place undue reliance on those statements.
The forward-looking statements in this Scheme Booklet reflect views held only at the date of this Scheme Booklet. Subject to any continuing obligations under the Listing Rules or the Corporations Act, Cenntro, HoldCo and their respective officers, directors, employees and advisers, disclaim any obligation or undertaking to distribute after the date of this Scheme Booklet any updates or revisions to any forward-looking statements to reflect:
▪	any change in expectations in relation to such statements; or
▪	any change in events, conditions or circumstances on which any such statement is based.
Responsibility statement
Except as outlined below, the information contained in this Scheme Booklet has been provided by Cenntro and is its responsibility alone. Except as outlined below, neither HoldCo nor any of its respective officers, employees or advisers assume any responsibility for the accuracy or completeness of such information.
The HoldCo Information has been prepared by, and is the responsibility of, HoldCo. Neither Cenntro nor any of its Subsidiaries, directors, officers, employees or advisers assume any responsibility for the accuracy or completeness of such information.
Lonergan Edwards has prepared, and is responsible for, the Independent Expert’s Report and the summary of the Independent Expert’s Report. None of Cenntro, its Subsidiaries, HoldCo, nor their respective officers, employees or advisers assume any responsibility for the accuracy or completeness of the information contained in the Independent Expert’s Report, except, in the case of Cenntro, in relation to the information which it has provided to the Independent Expert.
A copy of the complete Independent Expert’s Report is included as Attachment A.
No consenting party has withdrawn their consent to be named before the date of this Scheme Booklet.
Foreign jurisdictions
The release, publication or distribution of this Scheme Booklet in jurisdictions other than Australia may be restricted by law or regulation in such other jurisdictions and persons outside of Australia who come into possession of this Scheme Booklet should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable laws or regulations.
This Scheme Booklet has been prepared in accordance with the laws of the Commonwealth of Australia and the information contained in this Scheme Booklet may not be the same as that which would have been disclosed if this Scheme Booklet had been prepared in accordance with the laws and regulations of a jurisdiction outside of Australia.
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No action has been taken to register or qualify the HoldCo Shares or otherwise permit a public offering of such securities in any jurisdiction outside Australia.
Based on the information available to Cenntro as at the date of this Scheme Booklet, Scheme Shareholders whose addresses are shown in the Share Register on the Record Date as being in the following jurisdictions outside of Australia will be entitled to have HoldCo Shares issued to them pursuant to the Scheme subject to the qualifications, if any, set out below and in Section 8.8 in respect of that jurisdiction:
▪	Canada;
▪	China;
▪	Cyprus;
▪	Hong Kong;
▪	New Zealand;
▪	Singapore;
▪	United Kingdom;
▪	United States; and
▪
any other person or jurisdiction in respect of which Cenntro is satisfied, acting reasonably, that the laws of that place permit the offer and issue of HoldCo Shares to that Scheme Shareholder and, in HoldCo’s sole discretion, is not unduly onerous or impracticable for HoldCo to do so.

Nominees, custodians and other Shareholders who hold Cenntro Shares on behalf of a beneficial owner resident outside of Australia, New Zealand, Canada, Hong Kong, China, Singapore, Cyprus, United Kingdom or the United States may not forward this Scheme Booklet (or any accompanying documents) to anyone outside of these countries without the prior written consent of Cenntro.
Ineligible Foreign Shareholders, will not be issued HoldCo Shares. Instead, the HoldCo Shares to which Ineligible Foreign Shareholders would otherwise be entitled to under the Scheme will be issued to the Sale Agent and sold through the Share Sale Facility, with the net cash proceeds from the sale of such HoldCo Shares sold through the Share Sale Facility, after deducting brokerage and other costs of sale and any taxes which may be required to be withheld under applicable laws, (Share Sale Facility Proceeds) being remitted to the Ineligible Foreign Shareholders. Refer to Sections 3.3 and 3.4 for further details on Ineligible Foreign Shareholders and the Share Sale Facility.
Notice to Shareholders in the United States
The HoldCo Shares have not been registered under the U.S. Securities Act or under the securities laws of any state or other jurisdiction of the United States.
HoldCo is relying on Section 3(a)(10) of the U.S. Securities Act in connection with the consummation of the Scheme and the issuance of HoldCo Shares. Section 3(a)(10) of the U.S. Securities Act provides an exemption for registration of securities issued in exchange for other securities where the terms and conditions of the issuance and exchange have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear. Approval of the Scheme by the Court will be relied upon by Cenntro and HoldCo for the purposes of qualifying for the exemption under Section 3(a)(10) of the U.S. Securities Act.
Persons who are Affiliates of Cenntro and who hold Shares prior to the Effective Date of the Scheme and who are Affiliates of HoldCo and hold Shares after the Effective Date of the Scheme will be subject to certain restrictions on resale in a U.S. public market including:
▪
a requirement to ensure that sales of Shares held by it may only be made if HoldCo has been a U.S. reporting company for at least 90 days following the Effective Date and has complied with its U.S. reporting obligations;

▪
a requirement that the volume of HoldCo Share that can be sold by that person in any three month period must be limited to an amount equal to 1% of HoldCo Shares on issue or, if the HoldCo Shares are listed on a national U.S. exchange (such as Nasdaq), the greater of 1% of HoldCo Shares on issue and 1% of the average reported weekly trading volume of HoldCo Shares (measured over the previous four weeks); and

▪	sales must be conducted by way of unsolicited broker’s transactions.
Cenntro Electric Group Ltd | Scheme Booklet	Page 5

HoldCo Shares issued pursuant to the Scheme have neither been approved nor disapproved by the SEC, or by any other securities regulatory authority of any U.S. state or of any international jurisdiction.
This Scheme Booklet has not been filed with or reviewed by the SEC or any United States state securities authority and none of them has passed upon or endorsed the merits of the Scheme or the accuracy, adequacy or completeness of this Scheme Booklet. Any representation to the contrary is a criminal offence.
Cenntro Shareholders in the United States should note that the Scheme will be conducted in accordance with the laws of Australia. As a result, it may be difficult for you to enforce your rights, including any claim you may have arising under U.S. federal securities laws, as Cenntro is presently located outside the U.S. and some of its officers and directors may be residents of a foreign country. As such, you may not be able to take legal action against Cenntro or its officers and directors in Australia for violations of U.S. securities laws and it may be difficult to compel Cenntro and its officers and directors to subject themselves to a U.S. court’s judgement.
You should be aware that HoldCo may, subject to the requirements of the Nevada Revised Statutes and the U.S. Securities Act, purchase securities other than under the Scheme, such as in open market or privately negotiated purchases.
Financial amounts
All financial amounts in this Scheme Booklet are expressed in U.S. currency unless otherwise stated.
Any discrepancies between totals in tables or financial statements, or in calculations, graphs or charts are due to rounding.
All financial and operational information set out in this Scheme Booklet is current as at the date of this Scheme Booklet, unless otherwise stated.
Notice regarding Second Court Hearing
At the Second Court Hearing, the Court will consider whether to approve the Scheme following the votes at the Scheme Meeting.
Charts and diagrams
Any diagrams, charts, graphs or tables appearing in this Scheme Booklet are illustrative only and may not be drawn to scale. Unless stated otherwise, all data contained in diagrams, charts, graphs and tables is based on information available as at the Last Practicable Date.
Timetable and dates
All times and dates referred to in this Scheme Booklet are references to times and dates in Australian Eastern Daylight Time (AEDT), unless otherwise indicated. All times and dates relating to the implementation of the Scheme referred to in this Scheme Booklet may change and, among other things, are subject to all necessary approvals from Regulatory Authorities.
Privacy
Cenntro may collect personal information in the process of implementing the Scheme. The type of information that it may collect about you includes your name, contact details and information on your security holding in Cenntro and the names of persons appointed by you to act as a proxy, attorney or corporate representative at the Scheme Meeting. The collection of some of this information is required or authorised by the Corporations Act.
The primary purpose of the collection of personal information is to assist Cenntro to conduct the Scheme Meeting and implement the Scheme. Without this information, Cenntro may be hindered in its ability to issue this Scheme Booklet and implement the Scheme. Personal information of the type described above may be disclosed to the Share Registry, third party service providers (including print and mail service providers and parties otherwise involved in the conduct of the Scheme Meeting), authorised securities brokers, professional advisers, related bodies corporate of Cenntro, Regulatory Authorities, and also where disclosure is otherwise required or allowed by law.
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Shareholders who are individuals and the other individuals in respect of whom personal information is collected as outlined above have certain rights to access the personal information collected in relation to them. If you would like to obtain details of the information about you held by Cenntro, please contact the Share Registry.
Shareholders who appoint an individual as their proxy, corporate representative or attorney to vote at the Scheme Meeting should ensure that they inform such an individual of the matters outlined above.
Shareholder information line
If you have any questions in relation to this Scheme Booklet or the Scheme, you should call the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST).
Date of Scheme Booklet
This Scheme Booklet is dated [insert] December 2023.
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Scheme Booklet
Cenntro Electric Group Ltd | Scheme Booklet	Page 8

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Important dates and times
All references to time in this Scheme Booklet are references to AEDT time unless otherwise stated.
Event	Date
Date of this Scheme Booklet	[insert] December 2023
Latest time and date for receipt of the Proxy Form (including proxies lodged online) or powers of attorney by the Share Registry for the Scheme Meeting	8.00am on Tuesday, 23 January 2024
Time and date for determining eligibility to vote at the Scheme Meeting	7.00pm on Tuesday, 23 January 2024
Scheme Meeting (further details are set out in the Notice of Scheme Meeting set out at Attachment D)	8.00am on Thursday, 25 January 2024
If the Scheme Resolution is approved at the Scheme Meeting the following key dates will apply.
Second Court Hearing	9.15am on Thursday, 1 February 2024
Effective Date – Court order lodged with ASIC and announcement to Nasdaq	Friday, 2 February 2024
Record Date	7.00pm on Friday, 9 February 2024
Implementation Date Issue of HoldCo Shares to Scheme Shareholders Trading of HoldCo Shares on Nasdaq commences	Monday, 12 February 2024
Commencement of dispatch to Scheme Shareholders of statements confirming the issue of HoldCo Shares	Wednesday, 14 February 2024
All dates are indicative only and are subject to change. Cenntro, in consultation with HoldCo, may vary any or all of these dates and times and will provide reasonable notice of any such variation. Certain times and dates are conditional on the approval of the Scheme by Shareholders and the Court and may depend on factors outside of the control of Cenntro. Any changes will be announced by Cenntro to Nasdaq and published on Cenntro’s website at www.cenntroauto.com.
Cenntro Electric Group Ltd | Scheme Booklet	Page 10

Overview of this Scheme Booklet
What is the purpose of this Scheme Booklet?
This Scheme Booklet contains information about the proposed re-domiciliation of Cenntro to the United States by way of the Scheme under which HoldCo, a new corporation formed under the laws of Nevada, United States, will acquire all of the Cenntro Shares.
Following implementation of the Scheme, HoldCo will become the ultimate parent company of the Cenntro Group. It is intended that:
▪
HoldCo will maintain a primary listing on Nasdaq, with HoldCo Shares being listed for trading promptly following the implementation of the Scheme (subject to authorisation for listing being obtained from Nasdaq and official notice of issuance of HoldCo Shares from HoldCo); and

▪	HoldCo will be a public reporting company in the United States.
This Scheme Booklet provides important information for Shareholders to consider before voting in favour of the Scheme Resolution at the relevant Scheme Meeting to be held on Wednesday, 24 January, 2024 at 4.00pm (EST), Thursday, 25 January, 2024 at 5.00am (CST) and Thursday, 25 January, 2024 at 8.00am (AEDT) at 323A Fairfield Road, Unit 10, Freehold, New Jersey, 07728 and online at www.virtualshareholdermeeting.com/CENN2023SM.
What will I be entitled to receive if the Scheme proceeds?
If the Scheme is implemented, Eligible Scheme Shareholders will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be credited to each Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
Ineligible Foreign Shareholders will not be issued HoldCo Shares. Instead, the HoldCo Shares to which Ineligible Foreign Shareholders would otherwise be entitled to under the Scheme will be issued to the Sale Agent and sold through the Share Sale Facility, with the Share Sale Facility Proceeds being remitted to the Ineligible Foreign Shareholders.
Street-name Holders resident in jurisdictions outside of Australia and its external territories, New Zealand, Hong Kong, Singapore, China, Canada, United Kingdom, Cyprus or the United States are not considered Ineligible Foreign Shareholders. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
Refer to Sections 3.3 and 3.4 for further details on Ineligible Foreign Shareholders and the Share Sale Facility.
Why should I vote?
If you are a Shareholder, you will have a say on whether the Scheme is implemented. Your vote is important to ensure that the Scheme is successful.
Is the Scheme in the best interests of Shareholders
The Cenntro Board unanimously recommends that Shareholders vote IN FAVOUR of the Scheme Resolution. The reasons supporting this recommendation are set out in Section 2.2 of this Scheme Booklet.
The Independent Expert has concluded that the Scheme is, on balance, in the best interests of Shareholders.
However, you are not obliged to follow the recommendation of the Cenntro Board or the conclusions of the Independent Expert. There are certain factors that may lead you to vote against the Scheme Resolution. Some of these factors are set out in Section 2.3 of this Scheme Booklet.
Cenntro Electric Group Ltd | Scheme Booklet	Page 11

What should I do next?
Step 1: Read this Scheme Booklet in its entirety
You should read this Scheme Booklet carefully in full, including the reasons to vote in favour of or against the Scheme Resolution (as set out in Section 2), before making any decision on how to vote.
Answers to various frequently asked questions about the Scheme Resolution are set out in Section 1. If you have any additional queries about this Scheme Booklet or the Scheme please call the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00 pm (AEDT and EST), visit www.cenntroauto.com or contact your legal, financial, taxation or other professional adviser.
Step 2: Vote at the Scheme Meeting
The Scheme Meeting will be held on Wednesday, 24 January, 2024 at 4.00pm (EST), Thursday, 25 January, 2024 at 5.00am (CST) and Thursday, 25 January, 2024 at 8.00am (AEDT) at 323A Fairfield Road, Unit 10, Freehold, New Jersey, 07728 and online at www.virtualshareholdermeeting.com/CENN2023SM.
Shareholders who participate in the Scheme Meeting via the online platform will be able to listen to the Scheme Meeting, cast a vote online and ask questions via text. Only Shareholders that login with their unique 16-digit control number will be able to vote and ask questions via text. No Shareholders can speak during the Scheme Meeting.
The business of the Scheme Meeting is to consider and, if thought fit, pass the Scheme Resolution to approve the Scheme. The Scheme Resolution must be approved by:
▪	a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting; and
▪	at least 75% of the total number of votes cast on the Scheme Resolution at the Scheme Meeting by Shareholders entitled to vote on the Scheme Resolution.
Please refer to Section 3 and the Notice of Scheme Meeting set out in Attachment D for further information.
Following approval of the Scheme by Shareholders, the Court must also approve the Scheme and has discretion as to whether or not the Scheme is approved.
Entitlement to vote
If you are registered as a Shareholder on the Share Register at 7.00 pm on Tuesday, 23 January 2024 (AEDT), you will be entitled to attend and vote at the Scheme Meeting.
All Shareholders are encouraged to vote either by completing and returning the Proxy Form or alternatively by attending the Scheme Meeting in person, attending online or by proxy, attorney or corporate representative. The Scheme Booklet provides information on how to lodge your Proxy Form (if applicable).
Street-name Holders
Generally, persons whose Shares are held in ‘street-name’ by a bank, broker or nominee may direct the bank, broker or nominee to vote the relevant Shares or may submit a ‘legal proxy’ to vote the Shares by one of the following methods:
▪
By methods listed on your voting instruction form: Please refer to your voting instruction form or other information forwarded by your bank, broker or nominee to determine whether you may submit a voting instruction electronically on the internet or by telephone, following the instructions on the voting instruction form or other information provided by the Street-name Holder.

▪
In person with a ‘legal proxy’ from the Street-name Holder: Obtain a ‘legal proxy’ from your bank, broker or nominee. Please refer to your voting instruction form or other information sent to you by your bank, broker or nominee to determine how to obtain (and revoke) a ‘legal proxy’ in order to vote in person at the Scheme Meeting.

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How to vote
IN PERSON: To vote in person, you must attend the Scheme Meeting. All persons who attend the Scheme Meeting in person and who are entitled to vote at the Scheme Meeting will be admitted and given a voting card at the point of entry to the meeting, once they have disclosed their name and address.
ONLINE: Scheme Shareholders or their validly appointed proxies, attorneys or corporate representatives, may attend and vote at the Scheme Meeting via the online meeting platform at www.virtualshareholdermeeting.com/CENN2023SM. The online platform may be accessed via a computer or mobile or tablet device with internet access. The online platform will allow a Scheme Shareholder or its authorised proxies, attorneys and corporate representatives to watch the Scheme Meeting live and cast an online vote.
Participants will be able to log in to the online platform 30 minutes before the start of the Scheme Meeting. It is recommended that participants log in at least 15 minutes before the scheduled start time for the Scheme Meeting.
More information about how to use the online platform (including how to vote and submit questions online during the Scheme Meeting) is available at www.virtualshareholdermeeting.com/CENN2023SM.
BY PROXY: You may appoint a person or, if you are entitled to cast two or more votes at the Scheme Meeting, two persons, as your proxy to attend and vote on your behalf at the Scheme Meeting. Where you appoint two proxies, the appointment may specify the proportion or number of votes that each proxy may exercise. If the appointment does not specify the proportion or number of votes that each proxy may exercise, each proxy may exercise half of the votes that you are entitled to cast at the Scheme Meeting. Any fractions of votes resulting from an appointment will be disregarded. Each proxy will have the right to vote on the poll and also to speak at the Scheme Meeting.
A proxy need not be a Shareholder of Cenntro. A proxy may be an individual or a body corporate. If a body corporate is appointed, the Proxy Form must indicate the full name of the body corporate and the full name or title of the individual representative of the body corporate for the Scheme Meeting.
A vote given in accordance with the terms of a proxy appointment is valid despite the revocation of that appointment, unless notice in writing of the revocation has been received by the Share Registry before the start or resumption of the meeting. A proxy is not revoked by the principal attending and taking part in the meeting, unless the principal actually votes at the meeting on the resolution for which the proxy was proposed to be used. If you wish to appoint a second proxy, a second proxy form should be used and you should clearly indicate on the second proxy form that it is a second proxy and not a revocation of your first proxy. You can obtain a second proxy form from the Share Registry.
If you hold your Shares in street name and you wish to vote by proxy, please follow the directions provided to you by your bank, broker or other nominee in order to instruct your bank, broker or other nominee how to vote your Shares.
If you return your Proxy Form:
▪	without identifying a proxy on it, you will be taken to have appointed the chair of the meeting as your proxy to vote on your behalf; or
▪
with a proxy identified on it but your proxy does not attend the meeting, the chair of the meeting will act in place of your nominated proxy and vote in accordance with any directions on your Proxy Form.

The chair of the meeting intends to vote all valid undirected proxies which nominate the chair in favour of the Scheme Resolution.
Proxies of Shareholders will be admitted to the Scheme Meeting and given a voting card on providing at the point of entry to the meeting, written evidence of their name and address.
Your appointment of a proxy does not preclude you from attending in person or online, revoking the proxy and voting at the Scheme Meeting.
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You must deliver the signed and completed Proxy Form (together with the power of attorney or other authority (if any) under which the Proxy Form is signed, or a certified copy of that power of attorney) to the Share Registry before Monday, 22 January, 2024 at 4.00pm (EST), Tuesday, 23 January, 2024 at 5.00am (CST) and Tuesday, 23 January, 2024, at 8.00am (AEDT) (or, if the meeting is adjourned or postponed, no later than 48 hours before the resumption of the meeting in relation to the resumed part of the meeting) in any of the following ways:
(a)	online:
Shareholders may lodge their proxy online at www.proxyvote.com and following the instructions on the website. You will require the information on your Proxy Form to lodge your proxy through the website.
(b)	by post in the provided envelope to the Share Registry:
Broadridge Financial Solutions, Inc., Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
United States

A return envelope, which requires no postage be paid if mailed within the United States, is enclosed for your convenience.
(c)	by custodians:
For Intermediary Online subscribers only (custodians) please visit intermediaryonline.com to submit your voting intentions.
If a Proxy Form is completed under power of attorney or other authority, the power of attorney or other authority, or a certified copy of the power of attorney or other authority, must accompany the completed Proxy Form unless the power of attorney or other authority has previously been noted by the Share Registry.
If you hold Shares jointly with one or more other persons, in order for your direct vote or proxy appointment to be valid, each of you must sign the voting form.
BY ATTORNEY: You may appoint an attorney to attend and vote at the Scheme Meeting on your behalf. your attorney need not be another Shareholder. Each attorney will have the right to vote on the poll and also to speak at the Scheme Meeting.
The power of attorney appointing your attorney to attend and vote at the Scheme Meeting must be duly executed by you and specify your name, the company (that is, Cenntro), and the attorney, and also specify the meeting at which the appointment may be used. The appointment may be a standing one.
The power of attorney, or a certified copy of the power of attorney, should be lodged at the registration desk on the day of the Scheme Meeting or delivered by post or by facsimile to the Share Registry before Monday, 22 January, 2024 at 4.00pm (EST), Tuesday, 23 January, 2024 at 5.00am (CST) and Tuesday, 23 January, 2024, at 8.00am (AEDT) (or, if the meeting is adjourned or postponed, no later than 48 hours before the resumption of the meeting in relation to the resumed part of the meeting).
Attorneys of Shareholders will be admitted to the meeting and given a voting card on providing at the point of entry to the meeting, written evidence of their appointment, their name and address, and the name of their appointors.
Your appointment of an attorney does not preclude you from attending in person or online and voting at the meeting.
BY CORPORATE REPRESENTATIVE: If you are a body corporate, you may appoint an individual to act as your body corporate representative. The appointment must comply with the requirements of section 250D of the Corporations Act, meaning that Cenntro will require a certificate of appointment of body corporate representative to be executed by you in accordance with the Corporations Act.
A form of certificate may be obtained from the Share Registry by calling the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST). The certificate of appointment may set out restrictions on the representative’s powers.
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If a certificate is completed under a power of attorney or other authority, the power of attorney or other authority, or a certified copy of the power of attorney or other authority, must accompany the completed certificate unless the power of attorney or other authority has previously been noted by the Share Registry.
Body corporate representatives of Shareholders will be admitted to the Scheme Meeting and given a voting card on providing at the point of entry to the meeting, written evidence of their appointment, their name and address and the name of their appointors.
Questions?
Further information on the Scheme Meeting can be found in the Notice of Scheme Meeting in Attachment D.
If you have any questions after reading this Scheme Booklet, please call the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST), or contact your legal, financial, taxation or other professional adviser.
Cenntro Electric Group Ltd | Scheme Booklet	Page 15

Letter from the Executive Chairman
[insert date]
Dear Shareholder,
On 11 September 2023, Cenntro announced its proposal to seek Shareholder approval of a scheme of arrangement (Scheme) under which Cenntro will re-domicile from Australia to the United States. This will occur through Cenntro, Inc. (HoldCo) (a new corporation formed under the laws of Nevada, United States) acquiring all of the Shares and, in exchange, Eligible Scheme Shareholders will receive one HoldCo Share for each Share held as at the Record Date, which will be credited to each Eligible Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
If the Scheme is implemented, Cenntro will become a wholly owned subsidiary of HoldCo. Promptly following implementation of the Scheme, Cenntro will be delisted from Nasdaq. HoldCo Shares will be listed on Nasdaq on the Implementation Date, subject to authorisation for listing being obtained from Nasdaq and official notice of issuance of HoldCo Shares from HoldCo.
On behalf of the Cenntro Board, I am pleased to invite you to take part in the Scheme Meeting that will be held on Wednesday, 24 January, 2024 at 4.00pm (EST), Thursday, 25 January, 2024 at 5.00am (CST) and Thursday, 25 January, 2024 at 8.00am (AEDT) at 323A Fairfield Road, Unit 10, Freehold, New Jersey, 07728 and online at www.virtualshareholdermeeting.com/CENN2023SM to consider and vote on the Scheme.
Advantages, disadvantages and risks of the Proposed Transaction
The Cenntro Directors have considered the advantages and disadvantages of the Proposed Transaction and are of the unanimous view that the advantages significantly outweigh the disadvantages and risks.
The Cenntro Board considers that the advantages of the Proposed Transaction are that it is likely to:
▪
position the Cenntro Group more appropriately, as a group whose ultimate holding company will, following completion of the Proposed Transaction, be domiciled in the U.S. and listed on Nasdaq, noting that less than 0.01% of its Shares are held by Shareholders whose address is in Australia, as shown in the Share Register (as at the date of this Scheme Booklet);

▪	enable the Cenntro Group to qualify for current and future U.S. environmental, social and governance incentives as a result of HoldCo being a U.S. domiciled company;
▪
seek to provide the Cenntro Group with more opportunities to pursue future corporate development and strategic growth initiatives while at the same time seeking to reduce the risk of the Cenntro Group’s activities being subject to the approval of the Committee on Foreign Investment in the United States;

▪	seek to improve the attractiveness and awareness of the Cenntro Group to a broader U.S. investor pool that prefer investing in domestically domiciled companies;
▪	better align Cenntro’s corporate structure with its business operations in the U.S., noting that the majority of Cenntro’s corporate senior management team are located in the U.S.; and
▪
seek to streamline and reduce costs of the Cenntro Group, particularly in respect of compliance and audit costs associated with being an Australian incorporated public company operating in both the U.S. and Australia. In addition to easing the challenges associated with Cenntro needing to manage its dual reporting under different requirements in both the U.S. and Australia, the Proposed Transaction will save the Cenntro Group approximately A$0.8 million per annum in external professional costs.

The Cenntro Board believes that the potential disadvantages and risks of the Proposed Transaction include the following:
▪	additional fees and costs will need to be incurred by Cenntro to enable the Proposed Transaction to proceed;
Cenntro Electric Group Ltd | Scheme Booklet	Page 16

▪
Shareholders in eligible jurisdictions (on the Record Date) will become stockholders in a Nasdaq-listed corporation domiciled in the U.S., as opposed to an Australian incorporated company listed on Nasdaq (which may be less desirable for those Shareholders based on their own personal circumstances);

▪
Shareholders in an ineligible jurisdiction (on the Record Date) will not be issued HoldCo Shares, but will instead have their entitlements sold pursuant to a sale facility, with those holders then to receive the relevant proceeds of that sale (which may be less desirable for those Shareholders based on their own personal circumstances);

▪
HoldCo has the ability to issue, without the approval of HoldCo Shareholders, preferred stock having preferences over HoldCo Shares including with respect to dividends and distributions. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of HoldCo Shares and repurchase or redemption rights or liquidation preferences granted to holders of preferred stock could affect the residual value of HoldCo Shares;

▪
the Cenntro Group may be exposed to increased litigation as a result of its parent company being domiciled in the U.S., as the U.S. legal environment is generally understood to be more litigious than that of Australia; and

▪	there may be taxation implications for Shareholders if the Proposed Transaction is implemented and as a result of becoming stockholders in a Nasdaq-listed corporation domiciled in the United States.
You should carefully read this Scheme Booklet in full (including the advantages, disadvantages and risks of the Proposed Transaction outlined in Section 2) before making any decision as to whether and how vote on the Scheme Resolution.
Independent Expert
Cenntro has engaged Lonergan Edwards to prepare the Independent Expert’s Report for this Scheme Booklet. The Independent Expert has concluded the Scheme is in the best interests of Shareholders.
A full copy of the Independent Expert’s Report is also included in Attachment A.
Board recommendation
For the reasons set out in this Scheme Booklet, the Board unanimously recommends that you vote in favour of the Scheme Resolution at the Scheme Meeting.
Each member of the Cenntro Board that holds or controls Shares intends to vote in favour of the Scheme.
Your vote is important
Your vote is important regardless of how many Shares you own. If you wish for the Scheme to proceed, it is important that you vote in favour of the Scheme Resolution at the Scheme Meeting.
Further information
This Scheme Booklet sets out important information regarding the Scheme, and I encourage you to consider it carefully and in its entirety.
If you require any further information, please call the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST).
Conclusion
On behalf of the Cenntro Board, I thank you for your continued support as a Shareholder. Cenntro encourages you to vote in favour of the Scheme, which Cenntro believe to be in the best interests of Shareholders.
Yours sincerely,
/s/ Peter Wang
Peter Wang
Executive Chairman
Cenntro Electric Group Ltd | Scheme Booklet	Page 17

1.	Frequently asked questions
This Section 1 answers some frequently asked questions about the Proposed Transaction. It is not intended to address all relevant issues for Shareholders. This Section 1 should be read together with all other parts of this Scheme Booklet (including the risk factors in Section 6).
Question	Answer	More information
QUESTIONS ABOUT THE PROPOSED TRANSACTION
What is the Proposed Transaction?
The Proposed Transaction is a transaction to re-domicile Cenntro to the United States so that the new ultimate parent company of the Cenntro Group will be a U.S. corporation.
The Proposed Transaction will be implemented by a Scheme pursuant to which a new U.S. corporation, HoldCo, will acquire all of the Shares from Scheme Shareholders in exchange for the issue of HoldCo Shares.
Promptly following implementation of the Scheme, Cenntro will be delisted from Nasdaq. HoldCo Shares will be listed on Nasdaq on the Implementation Date (subject to authorisation for listing being obtained from Nasdaq and official notice of issuance of HoldCo Shares from HoldCo).
A summary of the Proposed Transaction is set out in Section 3.
What is a scheme of arrangement?
A scheme of arrangement is a statutory procedure that is commonly used to enable one company to acquire another company, including to effect an internal reconstruction or re-domiciliation. It requires a vote in favour of the scheme by certain majorities of ordinary shareholders at a scheme meeting and also requires Court approval.
A summary of the Proposed Transaction is set out in Section 3. The terms of the Scheme are set out in full in Attachment C.
Why is Cenntro re-domiciling to the U.S.?
The Cenntro Board believes that the re-domiciliation in the United States is in the best interests of Cenntro and its Shareholders.
Among other advantages set out in this Scheme Booklet, the Cenntro Board considers that the Proposed Transaction is likely to position the Cenntro Group more appropriately, as a group whose ultimate holding company will, following completion of the Proposed Transaction, be domiciled in the U.S. and listed on Nasdaq. Cenntro has no material business operations in Australia, and less than 0.01% of its Shares are held by 14 Shareholders whose address is in Australia, as shown in the Share Register (as at the date of this Scheme Booklet).
Section 2.2 sets out further information regarding the reasons for re-domiciliation, and Section 4.5 sets out further information regarding a summary of Shareholder jurisdictions.
Who is HoldCo?	HoldCo is a new corporation formed under the laws of Nevada, United States, for the specific purpose of becoming the new ultimate parent company of the Cenntro Group.	Section 5 set out further information on HoldCo.
Who will be the directors of HoldCo?
As at the date of this Scheme Booklet the sole director of HoldCo is Mr. Peter Wang. Upon implementation of the Scheme, it is intended that the directors of HoldCo will be:
▪ Peter Z. Wang, Chief Executive Officer and Chairman;
▪ Benjamin B. Ge, Independent Non-Executive Director;
▪ Joe Tong, Independent Non-Executive Director;
▪ Stephen Markscheid, Independent Non-Executive Director; and
▪ Yi Zeng, Non-Executive Director.
Section 5 set out further information on HoldCo.
Cenntro Electric Group Ltd | Scheme Booklet	Page 18

Question	Answer	More information
Will there be any changes to the strategy of the Cenntro Group following completion of the Proposed Transaction?
Immediately following completion of the Proposed Transaction, the Cenntro Group will continue to have materially the same assets and liabilities as immediately prior to completion of the Proposed Transaction.
Section 5 set out further information on HoldCo.
QUESTIONS ABOUT THE SCHEME
Who is entitled to participate in the Scheme?	Shareholders as at the Record Date are Scheme Shareholders and are entitled to participate in the Scheme.	Section 3 sets out further details in relation to the Scheme.
What is the effect of approving the Scheme?
If the Scheme is approved by the requisite majorities of Shareholders and by the Court, the Scheme will be implemented and Cenntro will re-domicile to the United States, with HoldCo becoming the ultimate parent company of the Cenntro Group.
Eligible Scheme Shareholders will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be credited to each Eligible Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
Ineligible Foreign Shareholders will not be issued HoldCo Shares. Instead, the HoldCo Shares to which Ineligible Foreign Shareholders would otherwise be entitled to under the Scheme will be issued to the Sale Agent and sold through the Share Sale Facility, with the net cash proceeds from the sale of such HoldCo Shares sold through the Share Sale Facility, after deducting brokerage and other costs of sale and any taxes which may be required to be withheld under applicable laws, being remitted to the Ineligible Foreign Shareholders.
Promptly following implementation of the Scheme, Cenntro will be delisted from Nasdaq. HoldCo Shares will be listed on Nasdaq on the Implementation Date (subject to authorisation for listing being obtained from Nasdaq and official notice of issuance of HoldCo Shares from HoldCo).
Section 3 sets out further details in relation to the effect of approving the Scheme.
Why should you vote in favour of the Scheme?
Reasons why you should vote in favour of the Scheme include:
▪ the Cenntro Board considers that the Scheme is in the
best interests of Shareholders;
▪ the Independent Expert has concluded that the Scheme is
in the best interests of Shareholders;
▪ position the Cenntro Group more appropriately, as a group whose ultimate holding company will, following completion of the Proposed Transaction, be domiciled in the U.S. and listed on Nasdaq;
▪ enable the Cenntro Group to qualify for current and future U.S. environmental, social and governance incentives as a result of HoldCo being a U.S. domiciled company;
▪ seek to provide the Cenntro Group with more opportunities to pursue future corporate development and strategic growth initiatives while at the same time seeking
Sections 2.1 and 2.2 contain further information on why you should vote in favour of the Scheme.
Cenntro Electric Group Ltd | Scheme Booklet	Page 19

Question	Answer	More information

to reduce the risk of the Cenntro Group’s activities being subject to the approval of the Committee on Foreign
Investment in the United States;
▪ seek to improve the attractiveness and awareness of the Cenntro Group to a broader U.S. investor pool that prefer investing in domestically domiciled companies;
▪ better align Cenntro’s corporate structure with its business operations in the U.S., noting that the majority of Cenntro’s corporate senior management team are located in the U.S.; and
▪ seek to streamline and reduce costs of the Cenntro Group, particularly in respect of compliance and audit costs associated with being an Australian incorporated public company operating in both the U.S. and Australia. In addition to easing the challenges associated with Cenntro needing to manage its dual reporting under different requirements in both the U.S. and Australia, the Proposed Transaction will save the Cenntro Group approximately A$0.8 million per annum in external professional costs.

Why you may consider voting against the Scheme?
Reasons why you may consider voting against the Scheme include:
▪ you may disagree with the recommendation of the Cenntro Board and the conclusions of the Independent
Expert;
▪ additional fees and costs will need to be incurred by
Cenntro to enable the Proposed Transaction to proceed;
▪ Shareholders in eligible jurisdictions (on the Record Date) will become stockholders in a Nasdaq-listed corporation domiciled in the U.S., as opposed to an Australian incorporated company listed on Nasdaq (which may be less desirable for those Shareholders based on their own personal circumstances);
▪ Shareholders in an ineligible jurisdiction (on the Record Date) will not be issued HoldCo Shares, but will instead have their entitlements sold pursuant to a sale facility, with those holders then to receive the relevant proceeds of that sale (which may be less desirable for those Shareholders based on their own personal circumstances);
▪ HoldCo may issue, without the approval of HoldCo Shareholders, preferred stock having preferences over HoldCo Shares including with respect to dividends and distributions. The terms of such preferred stock could adversely impact the voting power or value of HoldCo Shares and repurchase or redemption rights or liquidation preferences granted to holders of preferred stock could affect the residual value of HoldCo Shares;
▪ the Cenntro Group may be exposed to increased litigation as a result of its parent company being domiciled in the U.S., as the U.S. legal environment is generally understood to be more litigious than that of Australia; and
▪ there may be taxation implications for Shareholders if the Proposed Transaction is implemented and as a result of becoming stockholders in a Nasdaq-listed corporation domiciled in the United States.
Sections 2.1 and 2.3 contain further information on why you may consider voting against the Scheme Resolution.
Cenntro Electric Group Ltd | Scheme Booklet	Page 20

Question	Answer	More information
What is the opinion of the Independent Expert?	The Independent Expert considers that the Scheme is, on balance, in the best interests of Shareholders. A copy of the Independent Expert’s Report is set out in Attachment A.	A copy of the Independent Expert’s Report is set out in Attachment A.
Am I obliged to follow the recommendation of the Board or the conclusions of the Independent Expert?
No. While the Cenntro Board and Independent Expert consider that the Scheme is in the best interests of Shareholders, Shareholders are not obliged to follow the recommendation of the Cenntro Board or the conclusions of the Independent Expert.

Further information regarding the reasons why Shareholders may consider voting against the Scheme are set out in Section 2.3.
That Section should be read in conjunction with Section 6, which sets out a number of risks associated with Scheme.

What happens if the Independent Expert changes its opinion?
If the Independent Expert changes its opinion, this will be announced to Nasdaq and the Cenntro Directors will carefully consider the Independent Expert’s revised opinion and advise you of their recommendation.
N/A
QUESTIONS ABOUT THE SCHEME CONSIDERATION
Am I entitled to receive the Scheme Consideration?
You are entitled to receive the Scheme Consideration for each Share you hold at the Record Date (currently expected to be 7.00pm (AEDT) on Friday, 9 February 2024).
Ineligible Foreign Shareholders will not be eligible to receive HoldCo Shares. Refer to the question ‘What if I am an Ineligible Foreign Shareholder?’ below for further information.
Section 3.3 contains a summary of the Scheme Consideration.
What will I receive if the Scheme proceeds?
If the Scheme is implemented, Eligible Scheme Shareholders will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be credited to each Eligible Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
Ineligible Foreign Shareholders will not be issued HoldCo Shares. Instead, the HoldCo Shares to which Ineligible Foreign Shareholders would otherwise be entitled to under the Scheme will be issued to the Sale Agent and sold through the Share Sale Facility, with the net cash proceeds from the sale of such HoldCo Shares sold through the Share Sale Facility, after deducting brokerage and other costs of sale and any taxes which may be required to be withheld under applicable laws, being remitted to the Ineligible Foreign Shareholders.
Section 3.3 contains a summary of the Scheme Consideration.
When will I receive my Scheme Consideration?
If the Scheme is approved and implemented, Eligible Scheme Shareholders will receive HoldCo Shares on the Implementation Date, expected to be Monday, 12 February 2024.
Statements detailing your holding of HoldCo Shares will be available upon request.
Section 3.3 contains further information in respect of the payment of the Scheme Consideration.
What if I am an Ineligible Foreign Shareholder?
HoldCo will not issue HoldCo Shares to Ineligible Foreign Shareholders, being Shareholders whose address shown in the Share Register as at the Record Date is outside Australia and its external territories, New Zealand, Hong Kong, Singapore, China, Canada, United Kingdom, Cyprus or the
Section 3.4 provides further details in respect of the Share Sale Facility.
Cenntro Electric Group Ltd | Scheme Booklet	Page 21

Question	Answer	More information

United States unless HoldCo is satisfied, acting reasonably, that the laws of that place permit the offer and issue of HoldCo Shares to that Scheme Shareholder and, in HoldCo’s sole discretion, is not unduly onerous or impracticable for HoldCo to do so.
HoldCo Shares that cannot be issued to Ineligible Foreign Shareholders will be issued to the Sale Agent and sold under the Share Sale Facility. The Share Sale Facility Proceeds will be distributed to the relevant Ineligible Foreign Shareholders.
Street-name Holders resident in jurisdictions outside of Australia and its external territories, New Zealand, Hong Kong, Singapore, China, Canada, United Kingdom, Cyprus or the United States are not considered Ineligible Foreign Shareholders. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.

Why has the exchange ratio of one HoldCo Share for each Share been selected?
This ratio has been selected primarily to ensure that the theoretical per HoldCo Share market price of HoldCo Shares will be in line with current trading levels on major U.S. stock exchanges. There is no assurance, however, that HoldCo Shares will continue to trade at post-implementation levels, and the market price of HoldCo Shares may decline. Cenntro has also considered Nasdaq listing rules for purposes of selecting the ratio.

The ratio has been selected by Cenntro and HoldCo having regard to:
▪ the current trading price of the Shares on Nasdaq;
▪ the minimum trading price requirement of U.S.$1.00 on the Nasdaq for all continued listings.
N/A
Are there any differences between my Shares and the HoldCo Shares I may receive?
Yes, there are certain important differences between the rights attaching to the Shares and HoldCo Shares, respectively.
The Shares are currently governed under the Corporations Act, Cenntro’s Constitution and the listing rules of Nasdaq.
The HoldCo Shares will be governed under the Nevada Revised Statutes Chapter 78 and HoldCo’s certificate of incorporation and by-laws.
Section 5.4 includes a summary of the rights and liabilities attaching to HoldCo Shares. Refer to Section 5.7 for a summary on the differences between the company law regimes.
What is the Share Sale Facility?
Following the Implementation Date, the Sale Agent will sell under the Share Sale Facility the HoldCo Shares that would have otherwise been issued to Ineligible Foreign Shareholders.
Having regard to the current trading volume of the Shares on Nasdaq and to ensure that the sale of HoldCo Shares takes place in an orderly market and does not unnecessarily impact upon the price of HoldCo Shares, it is anticipated that the completion of the sale of HoldCo Shares through the Share Sale Facility and the distribution of the Share Sale Facility Proceeds may require several months. Interest will not be paid on any Share Sale Facility Proceeds.
There is no guarantee that there will be a liquid market for HoldCo Shares. Prices for HoldCo Shares may rise and fall during the sale period and will depend on many factors, including the demand for and supply of HoldCo Shares. Cenntro, HoldCo and the Sale Agent cannot guarantee the price that HoldCo Shares will be sold for.
Section 3.4 contains further information in respect of the Share Sale Facility.
Cenntro Electric Group Ltd | Scheme Booklet	Page 22

Question	Answer	More information

The Share Sale Facility Proceeds will be distributed in U.S. dollars to Ineligible Foreign Shareholders as part of their Scheme Consideration. The Share Sale Facility Proceeds will be calculated on a volume weighted average price per HoldCo Share, so that each Scheme Shareholder entitled to such proceeds will receive the same price per HoldCo Share.
U.S. backup withholding may apply to Share Sale Facility Proceeds payable to a U.S. Holder if such holder fails to provide its correct taxpayer identification number or otherwise fails to certify its exemption from backup withholding.

When can I start trading my HoldCo Shares on Nasdaq?
Trading on Nasdaq of HoldCo Shares issued as part of the Scheme Consideration is expected to commence promptly following the Implementation Date. You may be unable to trade until you receive your account statement confirming the number of HoldCo Shares you hold and your ‘Holder Account Number’. It is the responsibility of each HoldCo Shareholder to confirm their holding before trading in HoldCo Shares.
N/A
QUESTIONS ABOUT THE SCHEME MEETING, AGREEMENT AND APPROVAL
When and where will the Scheme Meeting be held?
The Scheme Meeting will be held on Wednesday, 24 January, 2024 at 4.00pm (EST), Thursday, 25 January, 2024 at 5.00am (CST) and Thursday, 25 January, 2024 at 8.00am (AEDT) at 323A Fairfield Road, Unit 10, Freehold, New Jersey, 07728 and online at www.virtualshareholdermeeting.com/CENN2023SM.
The Notice of the Scheme Meeting contained in Attachment D contains further information on the Scheme Meeting.
What will Shareholders be asked to vote on at the Scheme Meeting?	At the Scheme Meeting, Shareholders will be asked to vote on whether to approve the Scheme by voting on the Scheme Resolution.	The Scheme Resolution is set out in the Notice of Scheme Meeting contained in Attachment D.
What is the Shareholder approval threshold for the Scheme?
In order to become Effective, the Scheme must be approved by:
▪ a majority in number (more than 50%) of Shareholders
present and voting at the Scheme Meeting;[1] and
▪ at least 75% of the total number of votes cast on the Scheme Resolution by Shareholders present and voting at the Scheme Meeting.

Even if the Scheme is approved by the Requisite Majority of Shareholders at the Scheme Meeting, the Scheme is still subject to the approval of the Court (as well as other Conditions Precedent).
The Notice of Scheme Meeting contained in Attachment D contains further information on the Scheme approval requirements.
Am I entitled to vote at the Scheme Meeting?	If you are registered as a Shareholder on the Share Register at 7.00pm on Tuesday, 23 January 2024 (AEDT), you will be entitled to attend and vote at the Scheme Meeting.	The Notice of the Scheme Meeting contained in Attachment D sets out further information on your entitlement to vote at the Scheme Meeting.
[1]	It should be noted that the Court has the power to waive this requirement.
Cenntro Electric Group Ltd | Scheme Booklet	Page 23

Question	Answer	More information
Can Street-name Holders vote?
If you hold your Shares in a stock brokerage account or if your Shares are held by a bank, broker or nominee (that is, in ‘street name’) and wish your Shares to be voted at the Scheme Meeting, you must provide the bank, broker or nominee with instructions on how to vote your Shares, or obtain a ‘legal proxy’ from them to vote in person at the Scheme Meeting. Please follow the voting instructions provided by your bank, broker or nominee.
Refer to the Section “Overview of this Scheme Booklet” (commencing on page 11 of this Scheme Booklet).
Is voting compulsory?
Voting is not compulsory. However, the Cenntro Board considers that the Scheme is an important opportunity for all Shareholders and encourage you to read this Scheme Booklet carefully and to vote in favour of the Scheme.
Sections 2.2, 3.9 and 3.10 provide further information on the Directors’ recommendation and the Directors’ voting intentions.
How do I vote at the Scheme Meeting?
You can vote at the Scheme Meeting in person, online or by proxy, attorney or corporate representative.
Instructions on how to attend and participate at the Scheme Meeting are set out in the Notice of Scheme Meeting.
Proxy Forms must be received by the Registry before Monday, 22 January, 2024 at 4.00pm (EST), Tuesday, 23 January, 2024 at 5.00am (CST) and Tuesday, 23 January, 2024, at 8.00am (AEDT).

Refer to the Section “Overview of this Scheme Booklet” (commencing on page 11 of this Scheme Booklet).
The Notice of Scheme Meeting contained in Attachment D contains further information on how to vote at the Scheme Meeting.

How can I vote if I cannot attend the Scheme Meeting in person?
If you are unable to attend the Scheme Meeting in person or would prefer to attend online, you can vote on the Scheme Resolution by attending the meeting online via www.virtualshareholdermeeting.com/CENN2023SM.

If you would like to vote but cannot attend the Scheme Meeting in person or online, you can vote by:
▪ submitting your Proxy Form online at the following link and following the instructions: www.proxyvote.com. You will require the information on your Proxy Form to lodge your proxy through the website;
▪ by mailing a completed Proxy Form to the Share Registry at Broadridge Financial Solutions, Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717,
United States;
▪ for Intermediary Online subscribers only (custodians), by visiting www.proxyvote.com to submit your voting intentions;
▪ appointing an attorney to attend and vote on your behalf;
or
▪ appointing a corporate representative if that option is applicable to you.
Refer to the Section “Overview of this Scheme Booklet” (commencing on page 11 of this Scheme Booklet).
Will HoldCo vote at the Scheme Meeting?	HoldCo is not a Shareholder and is not permitted to vote at the Scheme Meeting.	Section 5 contains further details about the interests of HoldCo in Cenntro.
Cenntro Electric Group Ltd | Scheme Booklet	Page 24

Question	Answer	More information
When will the results of the Scheme Meeting be known?
The results of the Scheme Meeting are expected to be available shortly after the conclusion of the meetings and will be announced to Nasdaq, once available.
Even if the Scheme is approved by the Requisite Majority at the Scheme Meeting, the Scheme is still subject to the approval of the Court (as well as other Conditions Precedent).

What happens if the Court does not approve the Scheme or the Scheme does not otherwise proceed?
If the Scheme Resolution is not approved, or if the Scheme Resolution is approved but the Scheme is not approved by the Court or a Condition Precedent is not fulfilled or otherwise waived (if applicable), then the Scheme will not become Effective and will not be implemented.
In such a scenario, Scheme Shareholders will not receive the Scheme Consideration but will retain their Shares.
Sections 3.13 and 6 contain further information on the implications for Shareholders if the Scheme does not become Effective.
What happens to my Shares if I do not vote, or if I vote against the Scheme, and the Scheme becomes Effective?
If the Scheme Resolution is passed by the Requisite Majorities at the Scheme Meeting, then, subject to the other Conditions Precedents being satisfied or waived, the Scheme will be implemented and will be binding on all Shareholders, including those who did not vote, or voted against the Scheme Resolution.
N/A
What do I do if I wish to oppose the Scheme?
If you, as a Shareholder, wish to oppose the Scheme, you may:
▪ attend the Scheme Meeting either in person, online or by
proxy and vote against the Scheme Resolution; and/or
▪ if Shareholders pass the Scheme Resolution and you wish to appear and be heard at the Second Court Hearing oppose the approval of the Scheme at the Second Court Hearing, you must lodge a notice of intention to appear at the Second Court Hearing, attend the hearing and indicate opposition to the Scheme.
N/A
What will happen if the Scheme does not become Effective?
If the Scheme does not become Effective, Shareholders will retain their Shares and Cenntro will continue as a company domiciled in Australia, with Shares trading on Nasdaq.
The costs of the Scheme have been estimated by Cenntro to be approximately U.S.$1.4 million. Approximately U.S.$0.4 million of these costs are expected to be payable by Cenntro during the period between the date of this Scheme Booklet and when the Scheme becomes Effective and is implemented.
Section 6 contains further information on the risk factors associated with an investment in Cenntro.
Can the Scheme be terminated?
The Scheme Implementation Agreement may be terminated in certain circumstances, details of which are summarised in Section 7.2(b). If the Scheme Implementation Agreement is terminated, the Scheme will not proceed.
Section 7.2(b) contains further information how the Scheme may be terminated. Attachment E contains a copy of the Scheme Implementation Agreement.
Are there any conditions to the Scheme?
The Scheme is subject to a number of conditions, as set out in the Scheme Implementation Agreement.
If the conditions are not satisfied (or, if capable of being waived in accordance with the Scheme Implementation Agreement, waived) then the Scheme will not proceed
Section 7.2(a) contains further information on the Conditions Precedent. A copy of the Scheme Implementation Agreement is set out in Attachment E.
Cenntro Electric Group Ltd | Scheme Booklet	Page 25

Question	Answer	More information
What are the voting intentions of the Cenntro Directors?	The Cenntro Directors that hold Shares intend to vote in favour of the Scheme subject to the Independent Expert continuing to conclude the Scheme to be in the best interests of Shareholders.	Details of the Relevant Interests of each Cenntro Director in Cenntro securities are set out in Section 4.7.
What are my alternatives as a Shareholder?
As a Shareholder, you have the following choices available:
▪ vote in favour of the Scheme Resolution – this is the course of action unanimously recommended by the
Cenntro Directors;
▪ vote against the Scheme Resolution;
▪ sell your Shares on Nasdaq; or
▪ do nothing.

For additional information on how to vote, please refer to the Section “Overview of this Scheme Booklet” (commencing on page 11 of this Scheme Booklet).
Section 3.14 contains further information on your choices as a Shareholder.
OTHER QUESTIONS
Can I sell my Shares now?
The existence of the Scheme does not preclude you from selling some or all of your Shares on Nasdaq for cash, if you wish, provided you do so before close of trading on Nasdaq on the Effective Date (currently proposed to be Thursday, 2 February 2024).
Cenntro intends to apply to Nasdaq for the Shares to be suspended from official quotation from the close of trading on the Effective Date. You will not be able to sell your Shares on-market after this time.
Section 3.14 contains a summary of the choices available to Shareholders.
Will I have to pay brokerage fees or stamp duty?
You will not have to pay brokerage fees or stamp duty in Australia or the U.S. in connection with receiving whole HoldCo Shares under the Scheme.
To prevent any stamp duty or similar charges arising on future disposals of HoldCo Shares, where HoldCo Shares are directly issued to the Clearance Nominee as nominee for DTC – recipients are strongly encouraged to keep HoldCo Shares in the brokerage account within the facilities of DTC.
However, if you are an Ineligible Foreign Shareholder, brokerage fees will be deducted from the sale proceeds of HoldCo Shares sold through the Share Sale Facility by the Sale Agent.
N/A
What are the taxation implications of the Scheme?
Sections 8.2 and 8.3 contains information on the possible tax treatment for Scheme Shareholders who are residents in Australia and United States citizens and tax residents, respectively.
Tax consequences can vary according to a Scheme Shareholder’s particular circumstances. Accordingly, your decision to vote on the Scheme should be made only after consultation with a financial, legal, taxation or other professional adviser based on your own investment objectives, financial situation, taxation position and particular needs.
Sections 8.2 and 8.3 contains further information on certain tax implications which may be relevant to you.
Where can I get further information?
For further information, you can call the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST).
If you are in doubt about anything in this Scheme Booklet, please contact your financial, legal, taxation or other professional adviser.
N/A
Cenntro Electric Group Ltd | Scheme Booklet	Page 26

2.	Reasons to vote for/against the Scheme
2.1	Introduction
The Scheme has a number of advantages and disadvantages which may affect Shareholders in different ways, depending on their individual circumstances. Shareholders should seek professional advice on their particular circumstances, as appropriate.
Section 2.2 provides a summary of some of the reasons why the Cenntro Directors have unanimously recommended you vote in favour of the Scheme Resolution.
Section 2.2 should be read in conjunction with Section 2.3 which sets out reasons why you may wish to vote against the Scheme Resolution.
You should read this Scheme Booklet in full, including the Independent Expert’s Report, before deciding how to vote at the Scheme Meeting. While the Cenntro Directors acknowledge the reasons to vote against Scheme Resolution, they believe the advantages of the Scheme Resolution significantly outweigh the disadvantages.
2.2	Why you should vote in favour of Scheme Resolution
The Cenntro Directors unanimously recommend that you vote in favour of the Scheme
The Cenntro Directors unanimously recommend that Cenntro Shareholders vote in favour of the Scheme having considered the advantages, disadvantages and risks associated with the Scheme in arriving at this recommendation.
The Cenntro Directors believe that the re-domiciliation of the Cenntro Group to the U.S. is in the best interests of Shareholders as it is likely to:
▪	position the Cenntro Group more appropriately, as a group whose ultimate holding company will, following completion of the Proposed Transaction, be domiciled in the U.S. and listed on Nasdaq;
▪	enable the Cenntro Group to qualify for current and future U.S. environmental, social and governance incentives as a result of HoldCo being a U.S. domiciled company;
▪
seek to provide the Cenntro Group with more opportunities to pursue future corporate development and strategic growth initiatives while at the same time seeking to reduce the risk of the Cenntro Group’s activities being subject to the approval of the Committee on Foreign Investment in the United States;

▪	seek to improve the attractiveness and awareness of the Cenntro Group to a broader U.S. investor pool that prefer investing in domestically domiciled companies;
▪	better align Cenntro’s corporate structure with its business operations in the U.S., noting that the majority of Cenntro’s corporate senior management team are located in the U.S.; and
▪
seek to streamline and reduce costs of the Cenntro Group, particularly in respect of compliance and audit costs associated with being an Australian incorporated public company operating in both the U.S. and Australia. In addition to easing the challenges associated with Cenntro needing to manage its dual reporting under different requirements in both the U.S. and Australia, the Proposed Transaction will save the Cenntro Group approximately A$0.8 million per annum in external professional costs.

Each member of the Cenntro Board intends to vote for the Scheme in respect of their personal holdings of Cenntro Shares, and any proxies placed at their discretion.
The Independent Expert has concluded that the Scheme is in the best interests of Shareholders
The Independent Expert has concluded that the Scheme is in the best interests of Shareholders as, in the Independent Expert’s opinion, the advantages of the Scheme outweigh the disadvantages, both of which are summarised in section IV of the Independent Expert’s Report.
Cenntro Electric Group Ltd | Scheme Booklet	Page 27

A copy of the Independent Expert’s Report is set out in Attachment A. Shareholders are encouraged to read the Independent Expert’s Report carefully, including the assumptions, qualifications and disclaimers on which the Independent Expert’s conclusions are based.
Re-domiciling Cenntro to the United States may position the Cenntro Group in a more appropriate, larger and more diverse capital market
The Cenntro Board considers that U.S. market participants can be more knowledgeable regarding electric light and medium-duty vehicles. As a result, they may be able to more clearly evaluate the performance and future prospects of Cenntro, as compared to its peers. The Cenntro Board believes that changing the country of incorporation of the parent company of the Cenntro Group from Australia to the U.S. may result in an increased valuation.
Furthermore, the Cenntro Board believes that by redomiciling to Nevada, United States, Cenntro will have greater access to lower-cost debt or equity capital in the U.S. market, which is larger and more diverse than the Australian capital market. This may enable Cenntro to finance its future growth at a lower cost.
The re-domiciliation will streamline operations and reduce costs, and align its corporate and operations structure
Cenntro is currently an Australian incorporated company listed on Nasdaq.
Given that more than 50% of Cenntro Shares are beneficially owned by U.S. persons and a majority of Cenntro’s assets (as well as officers and directors) are located in the U.S., Cenntro lost its status as a “foreign private issuer” under U.S. federal securities law, effective 1 January 2023. As a result, Cenntro would be required to comply with reporting and other obligations pursuant to U.S. securities law as if it were a U.S. domestic company, including the preparation and filing of its financial statements pursuant to U.S. generally accepted accounting principles, rather than the International Financial Reporting Standards, Cenntro will also have to meet corporate governance requirements of Nasdaq and the U.S. Securities and Exchange Commission applicable to U.S. domestic companies.
Following implementation of the Scheme, Cenntro will be delisted from Nasdaq and HoldCo, a new corporation formed under the laws of Nevada, United States, will be listed on Nasdaq, which will streamline and reduce overhead costs of the Cenntro Group, particularly in respect of reporting, compliance, and audit costs, which are increased significantly due to Cenntro being a company incorporated in Australia.
Cenntro estimates that the re-domiciliation could generate cost savings of approximately A$0.8 million per annum once fully implemented.
Cenntro’s current business and the majority of corporate senior management team are already located in the United States and the re-domiciliation will align its corporate and operations structure. This is expected to make the overall structure more easily understandable by potential investors that prefer domestically domiciled companies with familiar corporate governance and financial reporting standards.
The re-domiciliation will provide access to a broader range of investors and may be more appealing to a broader range of investors in the Unities States capital market
The Cenntro Directors further consider that re-domiciling the Cenntro Group to the United States will provide access to a broader range of investors that are familiar with and have a stronger interest in domestically listed electric vehicle companies. Cenntro may also qualify for incentives under the current Inflation Reduction Act of 2022, or any future incentives provided by the U.S. Federal and State Governments. This may improve the affordability of Cenntro’s electric vehicles and assist with competing in the U.S. automobile market, potentially leading to the acceleration of top line growth.
Eligible Scheme Shareholders will retain their existing exposure to the Cenntro Group
If the Scheme is implemented, Eligible Scheme Shareholders will receive HoldCo Shares, and will hold an equivalent proportional interest, in HoldCo as they held in Cenntro prior to the implementation of the Proposed Transaction (subject to rounding and the Share Sale Facility).
Cenntro Electric Group Ltd | Scheme Booklet	Page 28

2.3	Why you may consider voting against of Scheme Resolution
The Scheme has some potential disadvantages and risks that Shareholders should consider in deciding whether to vote in favour of the Scheme Resolution, as set out in this Section 2. The Cenntro Board believes the benefits of the Scheme outweigh the disadvantages and unanimously recommend that Shareholders vote in favour of the Scheme Resolution. In addition, the Independent Expert has concluded that the Scheme is, on balance, in the best interests of Shareholders.
However, Shareholders are not obliged to follow the recommendation of the Cenntro Board, or the conclusions of the Independent Expert. Set out below are some of the reasons that may lead you to vote against the Scheme Resolution. This Section should be read in conjunction with Section 6, which sets out some the risks associated with the Scheme.
You may disagree with the Directors’ recommendation and the Independent Expert’s conclusion and believe that the Scheme Resolution are not in your best interests
Despite the view of the Cenntro Directors and the Independent Expert, you may believe that the Scheme is not in the best interests of Shareholders or not in your individual best interests.
Shareholders may believe that it is in the best interests of Shareholders for Cenntro to remain as a company domiciled in Australia.
The rights attached to HoldCo Shares may not be the same as those attaching to the Shares.
On implementation of the Scheme, Eligible Scheme Shareholders will become holders of HoldCo Shares. HoldCo, a new corporation formed under the laws of Nevada, United States, will not be subject to all of the provisions of the Corporations Act (to which Cenntro is currently subject and with which Shareholders may be more familiar). The rights of holders of HoldCo Shares will instead be governed by the laws of the State of Nevada, including the Nevada Revised Statutes Chapter 78: Private Corporations (Nevada Corporation Law), U.S. federal securities laws, the Nasdaq Listing Rules and HoldCo’s certificate of incorporation and by-laws.
Shareholders receiving HoldCo Shares in exchange for their Shares may also have reduced takeover protection under Nevada and U.S. laws, compared to the protection available under Australian law.
Currently, Australian-resident Shareholders may take action to enforce the provisions of the Cenntro’s Constitution or securities laws applicable to Cenntro in Australian courts, applying Australian law. After implementation of the Scheme, such actions with respect to HoldCo will be determined in accordance with U.S. law, and the courts of the State of Nevada.
In addition, HoldCo’s articles of incorporation authorise the HoldCo Board to issue, without the approval of HoldCo Shareholders, one or more classes of preferred stock having such designations, preferences, limitations and relative rights, including preferences over HoldCo Shares respective dividends and distributions, as the HoldCo Board determines. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of HoldCo Shares and repurchase or redemption rights or liquidation preferences granted to holders of preferred stock could affect the residual value of HoldCo Shares.
A non-exhaustive comparison of the rights of holders of Shares and the rights of holders of HoldCo Shares is set out in Section 5.4.
Increased exposure to a litigious environment
HoldCo may be exposed to increased litigation as a U.S. public company and a Nevada corporation, as the U.S. corporate legal environment is generally more litigious as compared to Australia. Under Nevada Revised Statutes 78.745 to 78.752, Nevada Rules of Civil Procedure 23.1 and applicable common law, a shareholder must meet certain eligibility and standing requirements to bring a derivative action, but settlement or dismissal of a derivative action requires the approval of the Court and notice to shareholders of the proposed dismissal.
Cenntro Electric Group Ltd | Scheme Booklet	Page 29

Shareholders in the U.S. are entitled to commence class action suits on their own behalf and on behalf of any other similarly situated shareholders to enforce an obligation owed to the shareholders directly where the requirements for maintaining a class action under applicable Nevada Law or the Federal Rules of Civil Procedure have been met.
There is a risk that any material or costly dispute or litigation could adversely affect HoldCo’s reputation, financial performance or value.
There may be U.S. federal and Australian taxation consequences for Shareholders if the Scheme is implemented
Implementation of the Scheme may give rise to U.S. and Australian taxation consequences for certain Shareholders.
These taxation consequences are dependent on the personal circumstances of each Shareholder. Accordingly, each Shareholder should seek their own taxation advice prior to voting on the Scheme.
Shareholders who are tax residents in Australia and United States citizens and tax residents may refer to Sections 8.2 and 8.3 for a summary of certain potential tax implications of the Scheme.
Costs of implementing the Proposed Transaction
Cenntro estimates that the cost of implementing the re-domiciliation as being approximately U.S.$1.4 million. These are one-off costs that have mostly been incurred by Cenntro as at the date of this Scheme Booklet.
3.	Overview of the Proposed Transaction
3.1	Background
Cenntro is a company incorporated in Australia admitted to the Nasdaq.
On Monday, 11 September 2023, Cenntro announced a proposal to re-domicile to the United States by way of a scheme of arrangement, involving HoldCo as the proposed acquirer and new ultimate parent company for the Cenntro Group. Immediately prior to that announcement, Cenntro and HoldCo entered into an agreement containing the key terms of the proposal (the Scheme Implementation Agreement). A copy of the Scheme Implementation Agreement is included as Attachment E.
If the Scheme is approved and implemented, all of the existing Shares will be transferred to HoldCo in exchange for the Scheme Consideration, and Cenntro will become a wholly owned subsidiary of HoldCo. Cenntro will then be de-listed from Nasdaq.
In conjunction with the Scheme, HoldCo is seeking a listing on Nasdaq. If the listing is approved, following implementation of the Scheme, HoldCo Shares will be traded on Nasdaq.
This Scheme Booklet contains important information that you should consider before voting on the Scheme Resolution. The Cenntro Board encourages you to read this Scheme Booklet in its entirety and recommends that you vote in favour of the Scheme Resolution.
This Section 3 contains an overview of the Scheme, a copy of which is included in Attachment C.
3.2	Overview of the Scheme implementation steps
The key steps to implement the Scheme are:
▪	Shareholders will vote on whether to approve the Scheme Resolution at the Scheme Meeting.
▪	If Shareholders approve the Scheme, and all Conditions Precedent to the Scheme (other than Court approval) have been satisfied or waived, Cenntro will apply to the Court for approval of the Scheme.
▪
If the Court approves the Scheme, Cenntro will lodge with ASIC a copy of the court orders approving the Scheme with ASIC. The date on which this occurs will be the Effective Date for the Scheme and will be the last day for trading of Shares on Nasdaq.

Cenntro Electric Group Ltd | Scheme Booklet	Page 30

▪
On the Scheme Implementation Date, HoldCo will acquire all of the Shares and will issue the Scheme Consideration of the Street-name Holders to the Clearance Nominee (to be held through the facilities of DTC) and the Scheme Consideration of the Eligible Scheme Shareholders to their respective accounts with the Exchange Agent.

▪
In the case of Ineligible Foreign Shareholders, the Sale Agent will sell all HoldCo Shares issued to it in accordance with the terms of the Share Sale Facility and will remit the Share Sale Facility Proceeds to Ineligible Foreign Shareholders.

▪	Following implementation of the Scheme, Cenntro will be removed from the official list of Nasdaq.
▪	It is intended that HoldCo will obtain a listing of HoldCo Shares on Nasdaq.
These steps are discussed further below and in Section 7. The expected dates for the key steps are set out in the ‘Important dates and times’ section of this Scheme Booklet (but those dates are indicative only and subject to change).
3.3	Scheme Consideration
If the Scheme is implemented, Eligible Scheme Shareholders will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be credited to each Eligible Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
▪	Street-name Holders
Beneficial owners who hold their Shares electronically through a stockbroker or bank custodian are considered Street-name Holders. In the case of Street-name Holders, ownership of HoldCo Shares will be recorded in book entry form by your street name intermediary/custodian without the need for any additional action on your part. DTC will credit the respective DTC Participant (including your intermediary/custodian) with book entry interests in respect of the HoldCo Shares. The underlying HoldCo Shares will be issued to the Clearance Nominee, DTC’s nominee (the current registered legal holder of your Shares) in exchange for the Scheme Shares held by it.
▪	Eligible Scheme Shareholders (outside of the DTC facilities)
If you:
(i)	hold Scheme Shares outside of the DTC facilities;
(ii)	are registered in Cenntro’s Share Register as the legal owner of Scheme Shares; and
(iii)	have a registered address in an Eligible Jurisdiction,
your HoldCo Shares will be credited to your account with Cenntro’s Exchange Agent upon the Scheme becoming Effective.
▪	Ineligible Foreign Shareholders
Ineligible Foreign Shareholders will not be issued HoldCo Shares. Instead, the HoldCo Shares to which Ineligible Foreign Shareholders would otherwise be entitled to under the Scheme will be issued to the Sale Agent and sold through the Share Sale Facility, with the Share Sale Facility Proceeds being remitted to the Ineligible Foreign Shareholders.
Street-name Holders resident in jurisdictions outside of Australia and its external territories, New Zealand, Hong Kong, Singapore, China, Canada, United Kingdom, Cyprus or the United States are not considered Ineligible Foreign Shareholders. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
The Scheme Consideration will be issued on the Implementation Date.
Cenntro Electric Group Ltd | Scheme Booklet	Page 31

The HoldCo Shares are currently expected to trade on Nasdaq on the Implementation Date, subject to authorisation for listing being obtained from Nasdaq and official notice of issuance of HoldCo Shares by HoldCo.
The Implementation Date is currently expected to be Monday, 12 February 2024.
An account statement detailing the issue of HoldCo Shares can be despatched to Scheme Shareholders upon request after the Implementation Date.
Scheme Shareholders may be unable to trade until they receive the account statement confirming the number of HoldCo Shares held and their Account Number. It is the responsibility of each Scheme Shareholder to confirm their holding before trading in their securities. HoldCo Shareholders who sell their securities before they receive their account statement do so at their own risk.
Cenntro and HoldCo disclaim all liability (to the maximum extent permitted by law) to persons who trade HoldCo Shares before receiving their account statements.
3.4	Share Sale Facility
HoldCo will issue the HoldCo Shares that cannot be issued to Ineligible Foreign Shareholders to the Sale Agent and sold for the benefit of the relevant person.
Cenntro will appoint the Sale Agent for the purpose of selling the above HoldCo Shares through the Share Sale Facility on Nasdaq following the Implementation Date.
Cenntro will, as soon as practicable, distribute to each Ineligible Foreign Shareholder their respective proportion of those net proceeds by (at its discretion):
▪	making a deposit in U.S. currency into an account with the bank notified by the relevant shareholder to Cenntro and recorded in or for the purpose of the Share Register as at the Record Date; or
▪	sending a cheque in U.S.$ by prepaid post to the relevant shareholder’s address as recorded in the Share Register at the Record Date.
Brokerage fees will be deducted from the sale proceeds of HoldCo Shares sold through the Share Sale Facility by the Sale Agent.
The final Share Sale Facility Proceeds will be remitted to the relevant Scheme Shareholders based on a volume weighted average price per HoldCo Share, so that each Scheme Shareholder entitled to such proceeds will receive the same price per HoldCo Share.
Having regard to the current trading volume of Shares on Nasdaq and to ensure that the sale of HoldCo Shares takes place in an orderly market and does not unnecessarily impact the price of HoldCo Shares, it is anticipated that the completion of the sale of HoldCo Shares through the Share Sale Facility and the distribution of the Share Sale Facility Proceeds may require several months. Interest will not be paid on any Share Sale Facility Proceeds. The Share Sale Facility Proceeds will be paid in U.S. dollars.
The Sale Agent will sell the HoldCo Shares at such a price and on such other terms as the Sale Agent determines in good faith (and at the risk of Ineligible Foreign Shareholders) having due regard for the desire to achieve the best price reasonably available at the time of sale.
There is no guarantee that there will be a liquid market for HoldCo Shares. Prices for HoldCo Shares may rise and fall during the sale period and will depend on many factors, including the demand for and supply of HoldCo Shares. Cenntro, HoldCo and the Sale Agent give no assurance as to the price that will be achieved for the sale of HoldCo Shares described above. The actual price achieved may be more or less than the market value of Cenntro Shares as at the date of this Scheme Booklet.
The payment of the Share Sale Facility Proceeds from the sale of HoldCo Shares will be in full satisfaction of the rights of Ineligible Foreign Shareholders.
Cenntro Electric Group Ltd | Scheme Booklet	Page 32

3.5	Scheme Meeting
On Thursday, 14 December 2023, the Court ordered that the Scheme Meeting be convened in accordance with the Notice of Scheme Meeting. The Notice of Scheme Meeting is set out as Attachment D. The Court order does not constitute an endorsement of, or any other expression of opinion on, the Scheme or this Scheme Booklet.
The purpose of the Scheme Meeting is for Shareholders to consider whether to approve the Scheme Resolution. Shareholders who are registered on the Register as of Tuesday, 23 January, 2024, at 3.00am (EST), Tuesday, 23 January, 2024, at 4.00pm (CST), and Tuesday, 23 January, 2024, at 7.00pm (AEDT) are entitled to vote at the Scheme Meeting.
Further details on how to vote are provided in in the Notice of Scheme Meeting included as Attachment D.
3.6	Approvals required by Shareholders and the Court
The Scheme will only become Effective if it is approved by:
▪	the requisite majorities of Shareholders at the Scheme Meeting; and
▪	the Court on the Second Court Date (expected to be Thursday, 1 February 2024).
Approval by the requisite majorities of Shareholders requires the Scheme Resolution to be passed at the Scheme Meeting by:
▪	a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting; and
▪	at least 75% of the total number of votes cast on the Scheme Resolution at the Scheme Meeting by Shareholders.
3.7	Withholding taxes under Share Sale Facility
U.S. backup withholding may apply to Share Sale Facility Proceeds payable to a U.S. Holder if such holder fails to provide its correct taxpayer identification number or otherwise fails to certify its exemption from backup withholding.
3.8	Listing of HoldCo on Nasdaq
In conjunction with the implementation of the Scheme, HoldCo Shares will be listed on Nasdaq, subject to authorisation for listing being obtained from Nasdaq and official notice of issuance of HoldCo Shares from HoldCo.
If the Scheme is implemented and HoldCo Shares are authorised for listing on Nasdaq, trading in HoldCo’s Shares will commence on the Implementation Date. Once listing occurs, HoldCo Shareholders may trade their HoldCo Shares on Nasdaq.
3.9	Cenntro Directors’ recommendation
The Cenntro Directors unanimously recommend that Shareholders vote in favour of the Scheme subject to the Independent Expert continuing to conclude the Scheme to be in the best interests of Shareholders.
The Cenntro Directors believe that the reasons to vote in favour of the Scheme outweigh the reasons to vote against.
See Section 2.2 above for key reasons for vote in favour of the Scheme and other relevant considerations for Shareholders.
In considering whether to vote in favour of the Scheme, the Cenntro Directors encourage you to:
▪	carefully read all of this Scheme Booklet (including the Independent Expert’s Report);
▪	consider the choices available to you as outlined in Section 3.14;
▪	have regard to your individual risk profile, portfolio strategy, taxation position and financial circumstances; and
▪	obtain financial advice from your broker or financial adviser on the Scheme and obtain taxation advice on the effect of the Scheme becoming Effective.
Cenntro Electric Group Ltd | Scheme Booklet	Page 33

3.10	Voting intentions of the Cenntro Directors
Each member of the Cenntro Board intends to vote all Shares held by them or controlled by them in favour of the Scheme subject to the Independent Expert continuing to consider the Scheme to be in the best interests of Cenntro.
3.11	Independent Expert’s conclusions
Cenntro commissioned the Independent Expert to prepare a report on which the Scheme is, in the Independent Expert’s opinion, in the best interests of Scheme Shareholders.
The Independent Expert’s Report is contained in Attachment A. The Cenntro Board encourages you to read the Independent Expert’s Report in full before voting in favour of the Scheme Resolution.
3.12	Conditions to the Scheme
The implementation of the Scheme is still subject to a number of Conditions Precedent. The Conditions Precedent are set out in full in clause 3.1 of the Scheme Implementation Agreement, a copy of which is set out in Attachment E.
The Scheme will not proceed unless all the Conditions Precedent are satisfied or waived (if applicable) in accordance with the Scheme Implementation Agreement. As at the Last Practicable Date, the Cenntro Directors are not aware of any reason why these Conditions Precedent would not be satisfied or waived with the agreement of HoldCo.
A summary of the Conditions Precedent is included in Section 7.2(a).
3.13	Implications if the Scheme does not proceed
If the Scheme does not become Effective, Shareholders will retain their Shares and Cenntro will continue as a company domiciled in Australia, with its Shares trading on Nasdaq.
The costs of the Scheme have been estimated by Cenntro to be approximately U.S.$1.4 million. Approximately U.S.$0.4 million of these costs are expected to be payable by Cenntro during the period between the date of this Scheme Booklet and when the Scheme becomes Effective and is implemented.
3.14	Your choices as a Shareholder
As a Shareholder, you have the following choices available:
Vote in favour of the Scheme Resolution
This is the course of action unanimously recommended by the Cenntro Directors subject to the Independent Expert continuing to consider the Scheme is in the best interests of Shareholders.
To follow the unanimous recommendation of the Cenntro Directors, you should vote in favour of the Scheme Resolution at the Scheme Meeting on Thursday, 25 January 2024.
For a summary of how to vote on the Scheme Resolution, please refer to the Section “Overview of this Scheme Booklet” (commencing on page 11 of this Scheme Booklet)
Vote against the Scheme Resolution
If, despite the unanimous recommendation of the Cenntro Directors, you do not support the Scheme, you may vote against the Scheme Resolution at the Scheme Meeting on Thursday, 25 January 2024.
However, if all the Conditions Precedents for the Scheme is satisfied or waived (if applicable) and the Scheme becomes Effective, the Scheme will bind all Shareholders, including those who vote against the Scheme Resolution and those who do not vote at all.
Sell your Shares
The existence of the Scheme does not preclude you from selling some or all of your Shares on-market for cash, if you wish, provided you do so before close of trading on Nasdaq on the Effective Date (currently proposed to be Thursday, 2 February 2024).
Cenntro Electric Group Ltd | Scheme Booklet	Page 34

Cenntro intends to apply to Nasdaq for the Shares to be suspended from official quotation from the close of trading on the Effective Date. You will not be able to sell your Shares on-market after this time.
Shareholders who sell some or all of their Shares:
▪	may incur a brokerage charge;
▪	will not be able to participate in the Scheme; and
▪
may be liable for tax consequences (including CGT) on the disposal of their Shares. There are also potential tax consequences if you choose to participate in the Scheme. Refer to Sections 8.2 and 8.3 for certain tax implications for Scheme Shareholders who are tax residents in Australia and U.S. citizens and tax residents, respectively.

Do nothing
Shareholders who elect to not vote at the Scheme Meeting on Thursday, 25 January 2024 or do not sell their Shares on-market will:
▪	if the Scheme becomes Effective – have their Shares transferred to HoldCo, by operation of the Scheme and receive the Scheme Consideration; and
▪	if the Scheme does not become Effective – retain their Shares.
3.15	Copy of Share Register
Under sections 169 and 173 of the Corporations Act, any Shareholder has a right to inspect, and to ask for a copy of, the Share Register which contains details of the names and addresses of each Shareholder.
Cenntro may require a Shareholder to provide reasons for their request prior to providing a copy of the Share Register, and a Shareholder must not use any information obtained for an improper purpose. A copy of the Share Register will be given to any Shareholder upon request and payment of the prescribed fee under the Corporations Act where Cenntro is satisfied that the details provided are not likely to be used for an improper purpose.
3.16	Warranty and power of attorney by Scheme Shareholder
The terms of the Scheme provide that each Scheme Shareholder is taken to have authorised Cenntro to warrant to HoldCo that:
▪
all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to HoldCo under the Scheme will, as at the date of the transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind; and

▪	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those shares) to HoldCo under the Scheme.
Under the terms of the Scheme, Cenntro undertakes that it will provide such warranty to HoldCo as agent and attorney of each Scheme Shareholder.
Subject to the Scheme becoming Effective, each Scheme Shareholder irrevocably appoints Cenntro and each of the Cenntro Directors and secretaries (jointly and each of them individually) as its attorney and agent for the purpose of:
▪	executing any document necessary or desirable to give effect to the Scheme including the Scheme Share transfer; and
▪	enforcing the Deed Poll against HoldCo.
3.17	No brokerage or stamp duty
No brokerage or stamp duty will be payable by Scheme Shareholders on the transfer of their Scheme Shares to HoldCo under the Scheme. However, if you participate in the Share Sale Facility, brokerage fees will be deducted from the final proceeds.
Cenntro Electric Group Ltd | Scheme Booklet	Page 35

3.18	Existing Shareholder instructions to Cenntro
Except for tax file numbers and except as prohibited by law, all instructions, notifications or elections by each Shareholder to Cenntro binding or deemed binding between the Shareholder and Cenntro relating to Cenntro or Shares, including instructions, notifications or elections relating to:
▪	whether distributions or dividends are to be paid by cheque or into a specific account; and
▪	notices or other communications from Cenntro (including by email), will be deemed from the Implementation Date (except to the extent determined otherwise by HoldCo in its sole discretion) to be made by the Scheme Shareholder to HoldCo and to be a binding instruction, notification or election to, and accepted by, HoldCo in respect of any HoldCo Shares provided to that Scheme Shareholder until and unless that instruction, notification or election is revoked or amended in writing addressed to HoldCo or its agent.
3.19	Delisting of Cenntro
On a date after the Implementation Date, HoldCo will apply for the termination of the official quotation of Shares on Nasdaq and for Cenntro to be removed from the official list of Nasdaq.
3.20	Arrangements with Option Holders, Warrant Holders and Note Holders
As at the date of this Scheme Booklet, Cenntro has:
▪	[2,063,381] Options on issue, of which [1,364,649] have vested and are capable of being exercised and [698,732] are subject to various vesting conditions;
▪	[1,124,342] Warrants on issue, of which all have vested and are capable of being exercised;
▪	Notes convertible into a maximum of [804,328] Shares held by one Note Holder.
As noted in Section 4.4, at the annual general meeting of Shareholders held on 1 September 2023, Shareholders resolved to approve a consolidation of the issued capital of Cenntro under section 254H of the Corporations Act on the basis that every 10 Shares be consolidated into one Share with effect from 1 December 2023. Consistent with that resolution of Shareholders, Cenntro undertook a Share consolidation on a 10:1 basis on 1 December 2023. The numbers of Options, Warrants and Shares over which the Note is convertible into identified above are presented on a post-consolidation basis, meaning they have been adjusted on the same 10:1 basis as the Share consolidation such that they are exercisable over the same proportion of Shares as before the consolidation.
In processing the consolidation, all fractions of Options, Warrants and Shares were rounded up to the nearest whole Option, Warrant or Share (as applicable).
Cenntro and HoldCo intend to enter into binding agreements with each:
▪
Option Holder to cancel the Options held by such Option Holder in consideration for the grant of equivalent rights (as near as reasonably practicable) to acquire HoldCo Shares instead of Shares (HoldCo Options);

▪
Warrant Holder to cancel the Warrants held by such Warrant Holder in consideration for the grant of equivalent rights (as near as reasonably practicable) to acquire HoldCo Shares instead of Shares (HoldCo Warrants); and

▪
Note Holder to cancel the Notes held by such Note Holder in consideration for the grant of equivalent rights (as near as reasonably practicable) to acquire HoldCo Shares instead of Cenntro Shares (HoldCo Notes).

The number of:
▪	HoldCo Options to be issued to each Option Holder will be at the ratio of one HoldCo Option for each Option held by the Option Holder;
▪	HoldCo Warrants to be issued to each Warrant Holder will be at the ratio of one HoldCo Warrant for each Warrant held by the Warrant Holder;
▪	HoldCo Notes to be issued to each Note Holder will be at the ratio of one HoldCo Note for each Note held by the Note Holder.
Cenntro Electric Group Ltd | Scheme Booklet	Page 36

To the extent that an Option Holder, Warrant Holder or Note Holder does not agree to replace their existing Options, Warrants or Notes (as the case may be) with HoldCo Options, HoldCo Warrants or HoldCo Notes (as the case may be) and the Scheme proceeds, HoldCo will consider undertaking other courses of action available to it, including (if available) the compulsory acquisition or cancellation of the Options, Warrants and / or Notes.
Alternatively, HoldCo may not take any action, in which case the Options, Warrants and Notes will continue on their current terms.
The Proposed Transaction will not otherwise result in an acceleration or vesting or change in material terms of any Options or Warrants.
3.21	Other rights in relation to Shares
The Merger Agreement contemplated that, among other related transactions, (i) all of the shareholders of Bendon would exchange all the outstanding ordinary shares of Bendon for Shares and (ii) Naked would merge into Merger Sub and continue as the surviving company under Nevada law, such that Bendon and Naked would become wholly-owned subsidiaries of Cenntro.
In particular, the Merger Agreement provided that each issued and outstanding share of Naked common stock issued and outstanding immediately prior to the effective time of the merger contemplated by the Merger Agreement were automatically converted into the right to receive a specified number of Shares. The Merger Agreement then set out the procedures which holders of the issued and outstanding shares of Naked common stock were required to follow in order to receive the Shares to which they were entitled (which included the surrender of the share certificates relating to those shares of Naked common stock).
Following the completion of the Merger Agreement, 37 holders of issued and outstanding shares of Naked common stock (Unexchanged Naked Holders) failed to surrender the share certificates relating to their shares of Naked common stock. Neither Cenntro nor the exchange agent under the Merger Agreement have current contact details for the Unexchanged Naked Holders and, accordingly, Cenntro has been unable to issue to the Unexchanged Naked Holders the Shares to which they are entitled (Unexchanged Naked Holders Shares). The aggregate number of Unexchanged Naked Holders Shares is [6].
As at the date of this Scheme Booklet, the right of the Unexchanged Naked Holders to receive Unexchanged Naked Holders Shares remains unextinguished and perpetual.
Neither HoldCo nor Cenntro propose to take any action in relation to the Unexchanged Naked Holders Shares or the rights of Unexchanged Naked Holders under the Merger Agreement, meaning that those rights will continue on their current terms.
Should a Unexchanged Naked Holder validly surrender its share certificates relating to its shares of Naked common stock, Cenntro will issue to that holder the relevant number of Unexchanged Naked Holders Shares and HoldCo and Cenntro will subsequently consider either entering into a binding agreement with such Unexchanged Naked Holder to acquire such Unexchanged Naked Holders Shares, or compulsorily acquiring such Shares under the Corporations Act.
3.22	Obtaining further information
If you have questions in relation to the Scheme, you should refer to Section 1 (Frequently asked questions), visit the Cenntro website at www.cenntroauto.com or contact the Shareholder information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST).
Alternatively, you can contact your financial, legal, taxation or other professional advisor.
Cenntro Electric Group Ltd | Scheme Booklet	Page 37

4.	Information about Cenntro
4.1	Background and operations
(a)	Background
Cenntro is an emerging designer, producer, distributor, and service provider of commercial vehicles powered by sustainable energy, electricity or hydrogen. Cenntro’s commercial vehicles are designed and made to serve a variety of fleets, corporate and governmental organisations in support of goods delivery, city services and other commercial applications. Cenntro has designed and developed five series of commercial vehicle models, Metro®, Logistar™, LogiMax, Avantier, and Teemak, generating vehicle sales revenues of approximately U.S.$8.2 million for the year ended 31 December, 2022, primarily from sales of its Metro® model. Cenntro has also developed iChassis, a programmable “smart” chassis that can be controlled by third-party software for various remotely controlled or autonomous driving applications. Cenntro intends to roll out these vehicles and products (including iChassis) across global markets, and leverage its technology, vehicle development, and vehicle distribution capabilities to become a leading provider in the electric commercial vehicle (ECV) market.
With the global trend toward reducing the number of internal combustion engine vehicles, electric-battery and fuel cell technologies stand out as strong alternatives. Battery costs have decreased significantly over the past decade and, in the long run, prices are expected to continue to fall. According to research service Bloomberg NEF (BNEF), lithium-ion battery pack prices decreased from above $1,100 per kilowatt-hour in 2010 to $137/kWh in 2020 in real terms, representing a decline of approximately 89%. Although battery pack prices have recently increased and may continue to increase in the near-term due to the rising price of lithium as a result of inflationary pressures contributed to by COVID-19 and other factors, Cenntro anticipates that battery prices will continue to decrease in the long-term. As public investment in the battery technology market continues to increase, Cenntro believes these cost reductions will continue to improve the economics of battery powered ECVs.
(b)	Cenntro’s vehicle models
Cenntro has designed and developed a line of vehicle models to seek to meet market demand and which are fit for various commercial applications, which includes five series of commercial vehicle models that it intends to sell at scale on global markets.
Logistar™ Series are the vehicles Cenntro intends to manufacture for on-road applications with the gross vehicle weight rate (GVWR) under 19,500 lbs. Logistar™ Series will initially consist of Logistar 100 (LS100), Logistar 200 (LS200), Logistar 260 (LS260), Logistar 300 (LS300), and Logistar 400 (LS400). Cenntro believes that LS100, LS200, and LS260 will meet European Union regulatory requirements and will mainly target European markets, and LS300 and LS400 will meet U.S. regulatory requirements and will mainly target North American markets.
LogiMax™ Series are the vehicles Cenntro intends to introduce as vehicle models of U.S. Class 8 with GVWR over 26,000 lbs. Cenntro plans to implement two vehicle models in this series, being the LogiMax 800 (LM800) and LogiMax 864H (LM864H). LM800 will be powered by electricity and LM864H will be a hybrid model powered either by electricity or hydrogen. Cenntro believes that both the LM800 and LM864H will meet the U.S. regulatory requirements for North American markets.
Metro® Series are the vehicle models of Metro and Metro L. Cenntro began pilot production of its first-generation, U.S. Class 1 (0-6,000 lbs.), electric light-duty commercial vehicle, the Metro®, in 2018, and, as of 31 December 2022, Cenntro has delivered approximately 2,790 units of Metro®. The Metro® is a customisable ECV used in commercial applications such as city services, campus use and goods delivery. The Metro® has been developed to be cost-effective and energy efficient, implementing a number of design elements including a lightweight structure and efficient power system. Cenntro is in process to develop a new generation of its Metro® vehicle for better performance and efficiency.
Teemak™ Series are the vehicles Cenntro intends to introduce for off-road applications for utility or leisure use, and for agricultural and forestry uses.
Cenntro Electric Group Ltd | Scheme Booklet	Page 38

Cenntro intends to scale the introduction of the iChassis™, an open-platform and programmable (“smart”) chassis product. The iChassis™ is designed to be a basic modular building block for use by automakers and special vehicle upfitters in the design of automated or autonomous driving vehicles. The Cenntro iChassis is intended to allow third-party developers to integrate detection devices (i.e., lidar, radar, ultra-sound, infrared and other sensory devices) and third-party or proprietary decision-making software to allow for vehicles based on the programmable chassis to be driven autonomously.
(c)	Cenntro’s manufacturing process
Cenntro intends to implement an asset-light manufacturing business models through which it either makes semi-knock down vehicle kits from its centralised manufacturing facilities which are then used for local final assembly (distributed manufacturing model) or works with automakers who will make completed vehicles that meet Cenntro’s design and specifications (OEM manufacturing model). With its distributed manufacturing model, some of Cenntro’s vehicle models have a modular design that allows for local assembly in small factory facilities.
With its OEM manufacturing model, Cenntro has engaged an automobile manufacturer, Dongfeng Motors Corporation, to produce vehicle kits and completed vehicles for it. In some cases, Cenntro provides technology and vehicle modules to the OEM contractors.
Cenntro believes its distributed manufacturing and OEM manufacturing methodologies allow it to execute its business plan with less capital than would be required by the traditional, vertically integrated automotive model and, in the long-term, drive higher profit margins.
Cenntro has also leased five facilities in, Jacksonville and Freehold in United States, Changxing and Yangzhong in China, and Herne in Germany.
(d)	Cenntro’s distribution and service infrastructure
Cenntro has historically outsourced the vast majority of the marketing and sales of its vehicles to third party “channel partners” and relied substantially on private label channel partners to assemble the ECVs from vehicle kits. Cenntro believes a well-developed distribution and service infrastructure is very important to an automobile manufacturer and, therefore, intends to establish its own distribution and service in the future.
(e)	Cenntro’s parts distribution system
Cenntro believes an effective and efficient parts distribution system is important for vehicle after-market support and customer satisfaction. Cenntro has invested resources to, and is in the process of, building a cloud-based parts distribution system, to enable Cenntro to provide and deliver spare parts to its service providers and customers. Cenntro has setup two production-side parts warehouses in Changxing and Yangzhong, which store the parts produced or sourced locally and used to manufacture its ECVs. Cenntro has also leased four remote parts warehouses, located in Dusseldorf in Germany, Barcelona in Spain, and Freehold and Jacksonville in the U.S.
(f)	Cenntro’s Battery Technology and Production
One of the key components in the ECV industry is the battery. Cenntro believes that the battery will be a key differentiator not just because of cost but also because of the technology going into the battery to extend the range and safety of ECVs.
Cenntro has leased a facility in Monterrey, Mexico in which Cenntro intends to install purposely built production lines to enable battery manufacturing.
4.2	Cenntro Board
As at the date of this Scheme Booklet, the Cenntro Board consists of the following persons:
▪	Peter Z. Wang, Chief Executive Officer and Chairman;
▪	Benjamin B. Ge, Independent Non-Executive Director;
▪	Joe Tong, Independent Non-Executive Director;
Cenntro Electric Group Ltd | Scheme Booklet	Page 39

▪	Stephen Markscheid, Independent Non-Executive Director; and
▪	Yi Zeng, Non-Executive Director.
Further information about the Directors, their experience and qualifications can be obtained by visiting the Cenntro website at www.cenntroauto.com.
4.3	Senior management team
As at the date of this Scheme Booklet, the senior management team of Cenntro consists of the following persons:
▪	Peter Z. Wang, Chief Executive Officer;
▪	Edmond Cheng, Chief Financial Officer;
▪	Wei Zhong, Chief Technology Officer;
▪	Tony W. Tsai, Vice President, Corporate Affairs and Company Secretary; and
▪	Ming He, Treasurer.
Further information about Cenntro’s senior management team, their experience and qualifications can be obtained by visiting the Cenntro website at www.cenntroauto.com.
4.4	Capital structure
As at the date of this Scheme Booklet, Cenntro has the following securities on issue:
Type of security	Number of securities
Shares(1)	[30,444,910](2)
Options to acquire one Share for each Option held with exercise prices ranging from U.S.$2.7947 to U.S.$86.4515 and expiry dates ranging from 17 November 2023 to 3 May 2032	[2,063,381]
Warrants to acquire one Share for each Warrant held with exercise prices ranging from U.S.$16.1 to U.S.$4,590 and expiry date from 28 March 2024 to 19 July 2027	[1,124,342]

Notes which entitle the holder to acquire Shares at a conversion price equal to the lesser of (i) the conversion price of U.S.$12.375; or (ii) 85% of the ten day volume-weighted average price of the Shares as traded on Nasdaq during the ten consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date
Notes convertible into a maximum of [804,328] Shares
(1)	See Section 3.21 for a description of rights to be issued Shares (being the Unexchanged Naked Holders Shares) under the Merger Agreement.
(2)	The number of Shares prior to the 1 December 2023 consolidation on a 10:1 basis was 304,449,091.
At the annual general meeting of Shareholders held on 1 September 2023, Shareholders resolved to approve the ‘Stock Split Proposal’, comprising a consolidation of the issued capital of Cenntro under section 254H of the Corporations Act on the basis that every 10 Shares be consolidated into one Share with effect from 1 December 2023. Consistent with that resolution of Shareholders, Cenntro undertook a Share consolidation on a 10:1 basis on 1 December 2023. The numbers of Options, Warrants and Shares over which the Note is convertible into identified in the table above are presented on a post-consolidation basis, meaning they have been adjusted on the same 10:1 basis as the Share consolidation such that they are exercisable over the same proportion of Shares as before the consolidation.
In processing the consolidation, all fractions of Options, Warrants and Shares were rounded up to the nearest whole Option, Warrant or Share (as applicable).
Cenntro Electric Group Ltd | Scheme Booklet	Page 40

4.5	Shareholder jurisdictions
As at the date of this Scheme Booklet, Cenntro has Shareholders in the following jurisdictions:
Jurisdiction	Number of Shareholders	Number of Shares(2)	% of all Shares
U.S. (Cede & Co)(1)	1	[22,718,177]	74.6%
China	5	[7,337,599]	24.1%
Hong Kong	8	[326,671]	1.1%
U.S. (other)(1)	139	[61,043]	0.2%
Switzerland	1	[400]	< 0.01%
Australia	14	[650]	< 0.01%
New Zealand	7	[223]	< 0.01%
Germany	1	[70]	< 0.01%
United Kingdom	4	[43]	< 0.01%
British Virgin Islands	1	[17]	< 0.01%
United Arab Emirates	2	[111]	< 0.01%
Vietnam	1	[4]	< 0.01%
Denmark	1	[2]	< 0.01%
Canada	6	[7]	< 0.01%
Total	191	[30,444,910]	100%
(1)
Of the [140] Shareholders whose address, as shown in the Share Register (as at the date of this Scheme Booklet), is in the United States, one Shareholder, Cede & Co (as nominee of the DTC), held [22,718,177] Shares, or [74.621%] of the Shares, on behalf of Street-name Holders.

(2)
The numbers of Shares identified in the table above are presented on a post-consolidation basis, meaning they have been adjusted on the same 10:1 basis as the Share consolidation described in Section 4.4. In processing the consolidation, all fractions of Shares were rounded up to the nearest whole Share.

4.6	Substantial Shareholders
As at the date of this Scheme Booklet, Cenntro had the following substantial Shareholders (being Shareholders who hold 5% or more of the Shares):
Name	Number of Shares(3)	% of all Shares
China Leader Group Limited(1)	[1,644,314]	5.4
Cenntro Enterprise Limited and Trendway Capital Limited(2)	[7,154,435]	23.5
(1)	China Leader Group Limited is wholly owned by Yeung Heung Yeung. Mr Yeung has sole voting and dispositive power with respect to the Shares held by China Leader Group Limited.
(2)
Cenntro Enterprise Limited and Trendway Capital Limited are both fully owned by Peter Wang. Mr. Wang is Chief Executive Officer and Chairman of Cenntro. Mr. Wang has sole voting and dispositive power with respect to the Shares held by Cenntro Enterprise Limited and Trendway Capital Limited.

(3)
The numbers of Shares identified in the table above are presented on a post-consolidation basis, meaning they have been adjusted on the same 10:1 basis as the Share consolidation described in Section 4.4. In processing the consolidation, all fractions of Shares were rounded up to the nearest whole Share.

Cenntro Electric Group Ltd | Scheme Booklet	Page 41

4.7	Interests of Directors in Cenntro securities
(a)	Relevant Interests of Directors in Cenntro securities
As at the date immediately prior to the date of this Scheme Booklet, the Directors had the following Relevant Interests in Cenntro securities:
Director	Number and type of Cenntro security held(1)
Peter Z. Wang, Chief Executive Officer and Chairman	[7,154,435] Shares [35,000] Options
Benjamin B. Ge, Independent Non-Executive Director	[29,592] Shares [10,000] Options
Joe Tong, Independent Non-Executive Director	[10,000] Options
Stephen Markscheid, Independent Non-Executive Director	Nil
Yi Zeng, Non-Executive Director	Nil
(1)
The numbers of Shares identified in the table above are presented on a post-consolidation basis, meaning they have been adjusted on the same 10:1 basis as the Share consolidation described in Section 4.4. In processing the consolidation, all fractions of Shares and Options were rounded up to the nearest whole Share or Option (as applicable).

Each Director intends to vote all Shares held or controlled by them in favour of the Scheme, subject to the Independent Expert continuing to consider the Scheme to be in the best interests of Shareholders.
(b)	Dealings of Directors
No Director acquired or disposed of a Relevant Interest in any Share in the four month period ending on the date immediately prior to the date of this Scheme Booklet.
4.8	Interests of Directors in securities of HoldCo
(a)	Relevant Interests in HoldCo
As at the date immediately prior to the date of this Scheme Booklet, the Directors had the following Relevant Interests in HoldCo securities:
Director	Number and type of HoldCo security held
Peter Z. Wang, Chief Executive Officer and Chairman	1 ordinary common share
Benjamin B. Ge, Independent Non-Executive Director	Nil
Joe Tong, Independent Non-Executive Director	Nil
Stephen Markscheid, Independent Non-Executive Director	Nil
Yi Zeng, Non-Executive Director	Nil
(b)	Dealings of Directors in securities of HoldCo
No Director acquired or disposed of a Relevant Interest in any securities in HoldCo in the four month period ending on the date immediately prior to the date of this Scheme Booklet.
4.9	Benefits and agreements
(a)	Benefits in connection with retirement from office
No payment or other benefit is proposed to be made or given to any Director, company secretary or executive officer of Cenntro as compensation for the loss of, or as consideration for or in connection with his or her retirement from, office in Cenntro in connection with the Scheme, other than in his or her capacity as a Shareholder.
Cenntro Electric Group Ltd | Scheme Booklet	Page 42

(b)	Agreements connected with or conditional on the Scheme
There are no agreements or arrangements made between any Director and any other person in connection with, or conditional on, the outcome of the Scheme, other than in their capacity as a Shareholder.
None of the Directors have any interest in any contract entered into by HoldCo, other than in their capacity as a Shareholder.
(c)	Benefits from HoldCo
None of the Directors have agreed to receive, or is entitled to receive, any benefit from HoldCo, which is conditional on, or is related to, the Scheme, other than in their capacity as a Shareholder.
4.10	Recent share price history
A summary of the trading prices of Shares on Nasdaq for various periods leading up to, and following, announcement of the Scheme on Nasdaq is set out below.2
Market close on Friday, 8 September 2023 (last trading day immediately prior to announcement of Scheme Implementation Agreement)	$0.2351
Volume weighted average price for the 1 month period up to Friday, 8 September 2023	$0.2908
Volume weighted average price for the 3 month period up to Friday, 8 September 2023	$0.3422
Volume weighted average price for the 6 month period up to Friday, 8 September 2023	$0.3592
Highest trading price in the 3 month period to Friday, 8 September 2023	$0.5001
Lowest trading price in the 3 month period to Friday, 8 September 2023	$0.2325
4.11	Historical financial information
This Section 4.11 sets out summary financial information in relation to Cenntro for the purpose of this Scheme Booklet. The financial information has been extracted from Cenntro’s 2021 and 2022 Annual Reports.
The historical financial information of Cenntro in this Section 4.11 is presented in an abbreviated form and does not contain all the disclosures, presentations, statements or comparatives that are usually provided in an annual report prepared in accordance with the Corporations Act.
Cenntro considers that for the purposes of this Scheme Booklet, the historical financial information presented in an abbreviated form is more meaningful to Shareholders. The historical financial information of Cenntro has been prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) (and not in accordance with Australian Accounting Standards (AAS) and International Financial Reporting Standards (IFRS)). Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.
As noted above, the historical financial information in this Section 4.11 has been prepared in accordance with U.S. GAAP. As an Australian public limited company, Cenntro is subject to the Corporations Act, which requires that financial statements be prepared and audited in accordance with AAS and IFRS and lodged with ASIC. The historical financial information in this Section 4.11 is considered ‘non-IFRS financial information’ under ASIC Regulatory Guide 230: ‘Disclosing non-IFRS financial information.’ Such non-IFRS financial information may not be comparable to similarly titled information presented by other entities and should not be construed as an alternative to other financial information prepared in accordance with AAS or IFRS.
Cenntro believes that its historical financial information determined in accordance with U.S. GAAP, a non-IFRS measure, is useful in evaluating operational performance. Cenntro uses U.S. GAAP financial information to evaluate ongoing operations, for internal planning and forecasting purposes and for informing its investors based in the United States.
[2]
The trading prices of Shares on Nasdaq identified in the table above relate to the period before the Share consolidation on a 10:1 basis described in Section 4.4 on 1 December 2023, [It is noted that Shares have traded on Nasdaq at prices above those identified in the table in Section 4.10 during the period since 1 December 2023.]

Cenntro Electric Group Ltd | Scheme Booklet	Page 43

The historical financial information in this Section 4.11 is not a measurement of Cenntro’s financial performance under IFRS and should not be considered as an alternative to performance measures derived in accordance with IFRS.
By providing this non-IFRS financial information, together with the reconciliation, Cenntro believes it is enhancing Shareholders understanding of its business and results of operations, as well as assisting Shareholders in evaluating how Cenntro is executing its strategic initiatives. Cenntro cautions Shareholders that amounts presented in accordance with U.S. GAAP may not be comparable to similar measures presented in accordance with IFRS.
Further detail regarding Cenntro’s financial performance can be found in the audited financial statements for the years ended 31 December 2022 and 31 December 2021. Copies of these statements can be obtained from the SEC website at www.sec.gov or Cenntro website at www.cenntroauto.com.
(a)	Historical consolidated statement of profit or loss or other comprehensive income
The following table presents the historical consolidated statement of profit or loss and other comprehensive income for Cenntro for the financial years ended 31 December 2021 and 31 December 2022.
	For the year ended
	31 December 2022	31 December 2021
	Consolidated	Combined
Net revenues	8,941,835	8,576,832
Cost of goods sold	(9,455,805)	(7,073,391)
Gross (Loss) Profit	(513,970)	1,503,441

Selling and marketing expenses	(6,525,255)	(1,034,242)
General and administrative expenses	(32,822,709)	(14,972,682)
Research and development expenses	(6,362,770)	(1,478,256)
Provision for doubtful accounts	(5,986,308)	(469,702)
Impairment loss of right of use	(371,695)	-
Impairment loss of Intangible assets	(2,995,440)	-
Reverse of Deferred tax liabilities	898,632	-
Impairment of Property, plant and equipment	(550,402)	(6,215)
Total operating expenses	(54,715,947)	(17,961,097)

Loss from operations	(55,229,917)	(16,457,656)

Interest expense, net	(844,231)	(1,069,581)
Loss on redemption of convertible promissory notes	(7,435)	-
(Loss) income from and impairment on equity method investments	(12,651)	15,167
Change in fair value of convertible promissory notes and derivative liability	(37,774,928)	-
Change in fair value of equity securities	(240,805)	-
Convertible bond issuance cost	(5,589,336)	-
Foreign currency exchange loss, net	(409,207)	-
Impairment of goodwill	(11,111,886)	-
Other (expense) income, net	(924,867)	1,090,263
Loss before income taxes	(112,145,263)	(16,421,807)
Income tax expense	-	-
Net loss	(112,145,263)	(16,421,807)
Less: net loss attributable to non-controlling interests	(2,057,022)	-
Net loss attributable to Cenntro’s shareholders	(110,088,241)	(16,421,807)

Other comprehensive loss
Foreign currency translation adjustment	(3,889,706)	512,140
Total comprehensive loss	(116,034,969)	(15,909,667)
Less: total comprehensive loss attributable to non-controlling interests	(2,032,455)	-
Total comprehensive loss attributable to the Group’s shareholders	(114,002,514)	(15,909,667)
Cenntro Electric Group Ltd | Scheme Booklet	Page 44

(b)	Historical consolidated statement of financial position
The following table presents the historical consolidated statement of financial position for Cenntro for the financial years ended 31 December 2021 and 31 December 2022.
	For the year ended
	31 December 2022	31 December 2021
	Consolidated	Combined
Current assets
Cash and cash equivalents	153,966,777	261,069,414
Restricted cash	130,024	595,548
Accounts receivable, net	565,398	2,047,560
Inventories	31,843,371	8,139,816
Prepayment and other current assets	16,138,330	7,989,607
Amount due from related parties – current	366,936	1,232,634
Total current assets	203,010,836	281,074,579

Non-current assets
Equity method investments	5,325,741	329,197
Investment in equity securities	29,759,195	-
Property, plant and equipment, net	14,962,591	1,301,226
Intangible assets, net	4,563,792	3,313
Right-of-use assets	8,187,149	1,669,381
Amount due from related parties – non-current	-	4,834,973
Other non-current assets, net	2,039,012	2,151,700
Total non-current assets	64,837,480	10,289,790

Total assets	267,848,316	291,364,369
Current liabilities
Accounts payable	3,383,021	3,678,823
Accrued expenses and other current liabilities	5,048,641	4,183,263
Contractual liabilities	2,388,480	1,943,623
Operating lease liabilities, current	1,313,334	839,330
Convertible promissory notes	57,372,827	-
Deferred government grant, current	26,533	-
Amount due to related parties	716,372	15,756,028
Total current liabilities	70,249,208	26,401,067
Non-current liabilities
Other non-current liabilities	-	700,000
Deferred government grant, non-current	497,484	-
Derivative liability – investor warrant	14,334,104	-
Derivative liability – placement agent warrant	3,456,404	-
Operating lease liabilities-non current	7,421,582	489,997
Total non-current liabilities	25,709,574	1,189,997

Total liabilities	95,958,782	27,591,064

Equity
Ordinary Shares (No par value; 300,841,995 and 261,256,254 shares issued and outstanding as of 31 December 2022 and 2021, respectively)	-	-
Additional paid-in capital	397,497,817	374,901,939
Accumulated deficit	(219,824,176)	(109,735,935)
Accumulated other comprehensive loss	(5,306,972)	(1,392,699)
Total Stockholders’ Equity	172,366,669	263,773,305
Non-controlling interests	(477,135)	-
Total Equity	171,889,534	263,773,305

Total Liabilities and Equity	267,848,316	291,364,369
Cenntro Electric Group Ltd | Scheme Booklet	Page 45

(c)	Historical consolidated statement of cash flows
The following table presents the historical consolidated statement of cash flows for Cenntro for the financial years ended 31 December 2021 and 31 December 2022.
	For the year ended
	31 December 2022	31 December 2021
	Consolidated	Combined
Cash flows from operating activities
Net loss	(112,145,263)	(16,421,807)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortisation	953,872	632,256
Amortisation of operating lease right-of-use asset	1,616,853	636,921
Impairment of property, plant and equipment	550,402	6,215
Impairment of intangibles	2,995,440	-
Reversal of deferred tax liabilities	(898,632)	-
Impairment of right-of-use assets	371,695	-
Impairment of goodwill	11,111,886	-
Written-down of inventories	2,155,400	1,265,890
Provision for doubtful accounts	5,986,308	469,702
Convertible promissory notes issuance costs	5,589,336	-
Loss on redemption of convertible promissory notes	7,435	-
Changes in fair value of convertible promissory notes and derivative liabilities	37,774,928	-
Changes in fair value of equity securities	240,805	-
Foreign currency exchange loss, net	409,207	14,212
Share-based payments	4,031,629	1,128,325
Government grants of federal loan forgiven	-	(53,619)
Gain from disposal of property, plant and equipment	(10,334)	(55,087)
Gain from disposal of long-term investment	-	(508,156)
Equity pickup of investments in associates	12,651	(15,167)

Changes in operating assets and liabilities:
Accounts receivable	233,570	(2,002,919)
Inventories	(20,483,127)	(5,087,563)
Prepayment and other assets	(6,753,851)	(2,687,994)
Amount due from/to related parties	(1,190,573)	(128,640)
Accounts payable	(2,144,725)	(128,508)
Accrued expenses and other current liabilities	1,358,858	1,376,950
Contract liabilities	633,825	286,499
Long-term payable	(700,000)	700,000
Operating lease liabilities	(1,108,721)	(903,096)
Net cash used in operating activities	(69,401,126)	(21,475,586)

Cash flows from investing activities
Purchase of equity investment	(4,256,276)	(310,038)
Proceeds from disposal of long-term investments	-	465,941
Cash payment for long-term investment payable	-	(909,808)
Purchase of plant and equipment	(3,285,072)	(756,269)
Purchase of land use rights and property	(16,456,355)	-
Acquisition of 65% of CAE’s equity interests	(3,612,717)	-
Payment of expense for acquisition of CAE’s equity interests	(348,987)	-
Cash acquired from acquisition of CAE	1,118,700	-
Purchase of equity securities	(30,000,000)	-
Proceeds from disposal of land use rights and property	-	7,812,967
Proceeds from disposal of property, plant and equipment	309	75,934
Loans provided to third parties	(1,323,671)	-
Loan provided to related parties	-	(232,529)
Repayment of loans from related parties	1,280,672	1,088,441
Net cash (used in) provided by investing activities	(56,883,397)	7,234,639

Cenntro Electric Group Ltd | Scheme Booklet	Page 46

	For the year ended
	31 December 2022	31 December 2021
	Consolidated	Combined
Cash flows from financing activities
Loans proceed from related parties	-	5,020,218
Repayment of loans to related parties	(1,726,614)	(6,493,707)
Repayment of loans to third parties	(1,113,692)	(3,928,380)
Proceeds from bank loans	-	53,619
Purchase of CAE’s loan	(13,228,101)	-
Reduction of capital	(13,930,000)	-
Cash proceeds from reverse capitalisation	-	247,382,859
Loan proceed from Naked Brand Group Limited	-	30,000,000
Proceed from issuance of convertible promissory notes	54,069,000	-
Redemption of convertible promissory notes	(3,727,500)	-
Proceed from exercise of share-based awards	14,386	-
Payment of expense of reverse capitalisation	(904,843)	(883,300)
Net cash from financing activities	19,452,636	271,151,309

Effects of exchange rate changes on cash	(736,274)	205,566

Net (decrease)increase in cash, cash equivalents and restricted cash	(107,568,161)	257,115,928
Cash, cash equivalents and restricted cash at the beginning of the financial year	261,664,962	4,549,034
Cash, cash equivalents and restricted cash at the end of the financial year	154,096,801	261,664,962
(d)	Reconciliation
The following U.S. GAAP to IFRS reconciliation tables include IFRS information as of and for the years ended 31 December, 2021 and 2022, which IFRS information was derived from Cenntro’s annual report dated 31 December 2021 filed with ASIC in accordance with the Corporations Act.
The following table reconciles Cenntro’s audited balance sheet under U.S. GAAP with its audited balance sheet under IFRS as of 31 December 2022 and 2021, respectively:
	For the year ended
	31 December 2022			31 December 2021
	U.S. GAAP	IFRS Difference	IFRS	U.S. GAAP	IFRS Difference	IFRS
Current assets
Cash and cash equivalents	153,966,777	-	153,966,777	261,069,414	-	261,069,414
Restricted cash	130,024	-	130,024	595,548	-	595,548
Accounts receivable, net	565,398	-	565,398	2,047,560	-	2,047,560
Inventories	31,843,371	-	31,843,371	8,139,816	-	8,139,816
Prepayment and other current assets	16,138,330	-	16,138,330	7,989,607	-	7,989,607
Amount due from related parties – current	366,936	-	366,936	1,232,634	-	1,232,634
Total current assets	203,010,836	-	203,010,836	281,074,579	-	281,074,579

Non-current assets
Equity method investments	5,325,741	-	5,325,741	329,197	-	329,197
Investment in equity securities	29,759,195	-	29,759,195	-	-	-
Property, plant and equipment, net	14,962,591	-	14,962,591	1,301,226	-	1,301,226
Intangible assets, net	4,563,792	-	4,563,792	3,313	-	3,313
Right-of-use assets	8,187,149	-	8,187,149	1,669,381	-	1,669,381
Amount due from related parties – non-current	-	-	-	4,834,973	-	4,834,973
Other non-current assets, net	2,039,012	-	2,039,012	2,151,700	-	2,151,700
Total non-current assets	64,837,480	-	64,837,480	10,289,790	-	10,289,790
Total assets	267,848,316		267,848,316	291,364,369		291,364,369
Cenntro Electric Group Ltd | Scheme Booklet	Page 47

	For the year ended
	31 December 2022			31 December 2021
	U.S. GAAP	IFRS Difference	IFRS	U.S. GAAP	IFRS Difference	IFRS
Current liabilities
Accounts payable	3,383,021	-	3,383,021	3,678,823	-	3,678,823
Accrued expenses and other current liabilities	5,048,641	-	5,048,641	4,183,263	-	4,183,263
Contractual liabilities	2,388,480	-	2,388,480	1,943,623	-	1,943,623
Operating lease liabilities, current	1,313,334	-	1,313,334	839,330	-	839,330
Convertible promissory notes	57,372,827	-	57,372,827	-	-	-
Deferred government grant, current	26,533	-	26,533	-	-	-
Amount due to related parties	716,372	-	716,372	15,756,028	-	15,756,028
Total current liabilities	70,249,208	-	70,249,208	26,401,067	-	26,401,067
Non-current liabilities
Other non-current liabilities	-	-	-	700,000	-	700,000
Deferred government grant, non-current	497,484	-	497,484	-	-	-
Derivative liability – investor warrant	14,334,104	-	14,334,104	-	-	-
Derivative liability – placement agent warrant	3,456,404	-	3,456,404	-	-	-
Operating lease liabilities-non current	7,421,582	-	7,421,582	489,997	-	489,997
Total non-current liabilities	25,709,574	-	25,709,574	1,189,997	-	1,189,997
Total liabilities	95,958,782	-	95,958,782	27,591,064	-	27,591,064
Equity
Ordinary Shares (No par value; 300,841,995 and 261,256,254 shares issued and outstanding as of 31 December 2022 and 2021, respectively)	-	-	-	-	-	-
Additional paid-in capital	397,497,817	182,125,475(1)	579,623,292	374,901,939	186,157,104(1)	561,059,043
Reserves	-	21,997,484(2)	21,997,484		21,880,128(2)	21,880,128
Accumulated deficit	(219,824,176)	(209,429,931)	(429,254,107)	(109,735,935)	(209,429,931)	(319,165,866)
Accumulated other comprehensive loss	(5,306,972)	5,306,972	-	(1,392,699)	1,392,699	-
Total Stockholders’ Equity	172,366,669	-	172,366,669	263,773,305	-	263,773,305
Non-controlling interests	(477,135)	-	(477,135)	-	-	-
Total Equity	171,889,534	-	171,889,534	263,773,305	-	263,773,305
Total Liabilities and Equity	267,848,316	-	267,848,316	291,364,369	-	291,364,369
(1)
Includes $(27,304,456) (2021: $(23,272,827)) in share-based compensation payments and additional equity of $209,429,931 recognised in 2021 from the difference between the deemed transaction price and net assets acquired related to the Combination under IFRS.

(2)
Includes (i) a reclassification of Accumulated other comprehensive loss under U.S. GAAP of $(5,306,972) (2021: $(1,392,699)) and (ii) a reclassification of Additional paid-in capital under U.S. GAAP of $27,304,456 (2021: $23,272,827) in share-based compensation payments to Reserves under IFRS.

Cenntro Electric Group Ltd | Scheme Booklet	Page 48

The following table reconciles Cenntro’s audited statement of operations under U.S. GAAP for the years ended 31 December 2022 and 2021 with its statement of operations under IFRS for the years ended 31 December 2022 and 2021, respectively:
	For the year ended
	31 December 2022			31 December 2021
	U.S. GAAP	IFRS Difference	IFRS	U.S. GAAP	IFRS Difference	IFRS
Net revenues	8,941,835	-	8,941,835	8,576,832	-	8,576,832
Cost of goods sold	(9,455,805)	-	(9,455,805)	(7,073,391)	-	(7,073,391)
Gross (Loss) Profit	(513,970)	-	(513,970)	1,503,441	-	1,503,441

Selling and marketing expenses	(6,525,255)	-	(6,525,255)	(1,034,242)	-	(1,034,242)
General and administrative expenses	(32,822,709)	-	(32,822,709)	(14,972,682)	-	(14,972,682)
Research and development expenses	(6,362,770)	-	(6,362,770)	(1,478,256)	-	(1,478,256)
Provision for doubtful accounts	(5,986,308)	-	(5,986,308)	(469,702)	-	(469,702)
Impairment loss of right of use	(371,695)	-	(371,695)	-	-	-
Impairment loss of Intangible assets	(2,995,440)	-	(2,995,440)	-	-	-
Reverse of Deferred tax liabilities	898,632	-	898,632	-	-	-
Impairment of Property, plant and equipment	(550,402)	-	(550,402)	(6,215)	-	(6,215)
Total operating expenses	(54,715,947)	-	(54,715,947)	(17,961,097)	-	(17,961,097)

Loss from operations	(55,229,917)	-	(55,229,917)	(16,457,656)	-	(16,457,656)

Interest expense, net	(844,231)	-	(844,231)	(1,069,581)	-	(1,069,581)
Loss on redemption of convertible promissory notes	(7,435)	-	(7,435)	-	-	-
(Loss) income from and impairment on equity method investments	(12,651)	-	(12,651)	15,167	-	15,167
Change in fair value of convertible promissory notes and derivative liability	(37,774,928)	-	(37,774,928)	-	-	-
Change in fair value of equity securities	(240,805)	-	(240,805)	-	-	-
Convertible bond issuance cost	(5,589,336)	-	(5,589,336)	-	-	-
Foreign currency exchange loss, net	(409,207)	-	(409,207)	-	-	-
Impairment of goodwill	(11,111,886)	-	(11,111,886)	-	-	-
Other (expense) income, net	(924,867)	-	(924,867)	1,090,263	-	1,090,263
Cost of listing on reverse acquisition	-	-	-	-	(209,429,931)	(209,429,931)
Loss before income taxes	(112,145,263)	-	(112,145,263)	(16,421,807)	(209,429,931)	(225,851,738)
Income tax expense	-	-	-	-	-	-
Net loss	(112,145,263)	-	(112,145,263)	(16,421,807)	(209,429,931)	(225,851,738)
Less: net loss attributable to non-controlling interests	(2,057,022)	-	(2,057,022)	-	-	-
Net loss attributable to Cenntro’s shareholders	(110,088,241)	-	(110,088,241)	(16,421,807)	(209,429,931)	(225,851,738)

Other comprehensive loss
Foreign currency translation adjustment	(3,889,706)	-	(3,889,706)	512,140	-	512,140
Total comprehensive loss	(116,034,969)	-	(116,034,969)	(15,909,667)	(209,429,931)	(225,339,598)
Cenntro Electric Group Ltd | Scheme Booklet	Page 49

	For the year ended
	31 December 2022			31 December 2021
	U.S. GAAP	IFRS Difference	IFRS	U.S. GAAP	IFRS Difference	IFRS
Less: total comprehensive loss attributable to non-controlling interests	(2,032,455)	-	(2,032,455)	-	-	-
Total comprehensive loss attributable to the Group’s shareholders	(114,002,514)	-	(114,002,514)	(15,909,667)	(209,429,931)	(225,339,598)
As set forth above, the material differences between the U.S. GAAP and IFRS presentation with respect to Cenntro’s consolidated balance sheet as of 31 December 2022 and combined balance sheet as of 31 December 2021 are as follows:
a)	The reclassification of “Accumulated other comprehensive loss” under U.S. GAAP to “Reserves” under IFRS;
b)	The reclassification of amounts of share-based payments from “Additional paid-in capital” under U.S. GAAP to “Reserves” under IFRS;
c)	Additional equity recognised from the difference between the total deemed transaction price and net assets acquired related to the Combination under IFRS; and
d)
In 2021, the Group was deemed to have incurred non-cash listing costs of approximately U.S.$209.4 million as a result of the IFRS accounting treatment of the Combination, as Cenntro was deemed to have received a 67% controlling interest in CEGL (formerly NBG) and the Group was deemed to have incurred listing costs equalling the difference between the total deemed transaction price and total net assets. Under U.S. GAAP, the Combination is accounted for as a reverse recapitalisation, which is equivalent to the issuance of shares by Cenntro for the net assets of CEGL (formerly NBG), accompanied by a recapitalisation).

As set forth above, there is no difference between the U.S. GAAP and IFRS presentation as it relates to our combined statement of operations and comprehensive loss for the year ended 31 December 2022.
4.12	Material changes to financial position
Other than as disclosed in this Scheme Booklet and in filings with the SEC, to the Directors’ knowledge there have been no material changes to Cenntro’s financial position since 31 December 2022.
4.13	Publicly available information about Cenntro
Cenntro is an Australian incorporated company listed on Nasdaq and is subject to the Nasdaq Listing Rules and the requirements of the U.S. Exchange Act which require (subject to some exceptions) continuous disclosure of any information Cenntro has that a reasonable person would expect to have a material effect on the price or value of Shares.
Information disclosed to the SEC by Cenntro is available at (https://ir.cenntroauto.com).
ASIC also maintains a record of documents lodged with it by Cenntro and these documents may be obtained from or inspected at any office of ASIC.
Shareholders may obtain a copy of:
▪	Cenntro’s Annual Financial Report for the financial period ended 31 December 2022 (being the full financial report most recently lodged with ASIC before registration of this Scheme Booklet); and
▪
any announcement given to the SEC by Cenntro after the lodgement by Cenntro of the Annual Financial Report for the year ended 31 December 2022 and before the date of this Scheme Booklet, from the SEC website (www.sec.gov) or free of charge by calling the Shareholder

Cenntro Electric Group Ltd | Scheme Booklet	Page 50

information line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30am and 5.00pm (AEDT and EST), or by visiting www.cenntroauto.com.
A list of announcements made by Cenntro from 30 June 2023 (being the date on which Cenntro lodged its Annual Financial Report for the year ended 31 December 2022 with the SEC) to the Last Practicable Date is contained below. Cenntro Shareholders may obtain further announcements concerning Cenntro from SEC’s website at www.sec.gov.
A substantial amount of information on Cenntro is also available in electronic form at www.centroauto.com.
5.	Information about HoldCo
5.1	Corporate overview
HoldCo was incorporated under the laws of the U.S. State of Nevada on 9 March 2023.
HoldCo has been incorporated for the purposes of re-domiciling Cenntro to the United States under the Proposed Transaction. HoldCo will not conduct and will have no current intent to conduct any business other than entering into the agreements and performing the acts which are detailed in this Scheme Booklet. As HoldCo will be a newly formed entity, HoldCo’s initial financial statements will be Cenntro’s historical financial statements.
As at the date of this Scheme Booklet, HoldCo has the authority to issue 1,000,000,000 shares of voting common stock, par value U.S.$0.0001 per share (Common Stock) and 100,000,000 shares of preferred stock, par value U.S.$0.0001 per share (Preferred Stock). As at the date of this Scheme Booklet, HoldCo has one share of Common Stock on issue, which is held by Mr. Peter Wang and was issued upon the incorporation of HoldCo. HoldCo currently has no other HoldCo securities outstanding. Following the Proposed Transaction, the HoldCo Share held by Mr. Peter Wang will be cancelled.
HoldCo is not currently listed on any securities exchange. HoldCo will notify Nasdaq of its listing as part of the Proposed Transaction at least 15 days prior to the Effective Date of the Scheme.
If the Proposed Transaction is implemented, on the Scheme Implementation Date, all of the HoldCo Shares will be owned by Eligible Scheme Shareholders in the same proportions as the Eligible Scheme Shareholders’ existing holdings in Cenntro, subject to the Share Sale Facility.
If the Proposed Transaction is implemented, HoldCo’s business will consist entirely of the business of Cenntro, which will become a wholly owned subsidiary of HoldCo.
5.2	Directors
As at the date of this Scheme Booklet the sole director of HoldCo is Mr. Peter Z. Wang. Upon implementation of the Scheme, it is intended that the directors of HoldCo will be:
▪	Peter Z. Wang, Chief Executive Officer and Chairman;
▪	Benjamin B. Ge, Independent Non-Executive Director;
▪	Joe Tong, Independent Non-Executive Director;
▪	Stephen Markscheid, Independent Non-Executive Director; and
▪	Yi Zeng, Non-Executive Director.
The Nasdaq listing rules require that a listed company’s board must have a majority of independent directors, being a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Cenntro Electric Group Ltd | Scheme Booklet	Page 51

5.3	Capital Structure
(a)	HoldCo Shares
The capital structure of HoldCo immediately following implementation of the Proposed Transaction will be as set out in the following table:
Type of security	Number of securities held
HoldCo shares of Common Stock	1,000,000,000 shares of Common Stock authorised, and estimated [30,444,910] outstanding
HoldCo Options	[2,063,381] HoldCo Options
HoldCo Warrants	[1,124,342] HoldCo Warrants
HoldCo Notes	1 HoldCo Note Holder and [804,328] HoldCo Shares underlying the HoldCo Notes
*Note: Assumes all holders of Options, Warrants and Notes in Cenntro agree to cancel such Options, Warrants and Notes and replace them with equivalent securities in HoldCo as contemplated by Section 3.20. However, other rights to be issued Shares (being the Unexchanged Naked Holders Shares) under the Merger Agreement will remain in place. See Section 3.21 for more information.
(b)	HoldCo Options
Cenntro and HoldCo intend to enter into binding agreements with each Option Holder to cancel their unexercised Options in consideration for the grant of HoldCo Options with equivalent rights (as near as reasonably practicable) as the rights attaching to their existing Options, subject to the Scheme becoming Effective. The number of HoldCo Options to be issued to each Option Holder will be at the ratio of one HoldCo Option for each Option held by the relevant Option Holder.
The number of HoldCo Options on issue immediately following implementation of the Proposed Transaction (assuming all unexercised Options on issue on the Scheme Implementation Date are cancelled) will be as set out in the following table:
Number	Expiry date	Exercise price	Vesting conditions[3]
[449,281]	7 March 2026	U.S.$2.7947	5 year annual vesting from vesting start date (being 7 March 2017), one year cliff
[64,408]	7 March 2026	U.S.$6.8401	5 year annual vesting from vesting start date (being 7 March 2017), one year cliff
[189,723]	7 March 2026	U.S.$16.897	5 year annual vesting from vesting start date (being 7 March 2017), one year cliff
[25,048]	31 May 2026	U.S.$16.897	5 year annual vesting from vesting start date (being 31 May 2017), one year cliff
[17,891]	26 January 2024	U.S.$16.897	5 year annual vesting from vesting start date (being 31 May 2017), one year cliff
[118,799]	31 December 2027	U.S.$26.2593	5 year annual vesting from vesting start date (being 31 December 2017), one year cliff
[3]	HoldCo Options to be issued with no vesting conditions are to be issued in consideration for Options in respect of which the relevant vesting conditions have already been satisfied.
Note: (^) In the above table, denotes HoldCo Options to be issued as consideration for the cancellation of the Options issued under Cenntro’s employee incentive option plan
Cenntro Electric Group Ltd | Scheme Booklet	Page 52

Number	Expiry date	Exercise price	Vesting conditions[3]
[41,508]	31 December 2029	U.S.$30.9182	5 year annual vesting from vesting start date (being 31 December 2019), one year cliff
[29,762]	3 May 2027	U.S.$18.48	4 years vesting from start date (being 30 June 2022)
[129,707]	3 May 2032	U.S.$16.8	4 years vesting from start date (being 31 March 2022)
[934,238]	3 May 2032	U.S.$16.8	4 years vesting from start date (being 30 June 2022)
[22,500]	5 January 2024	U.S.$16.8	4 years vesting from start date (being 30 June 2022)
[2,250]	30 December 2023	U.S.$16.8	4 years vesting from start date (being 30 June 2022)
[7,500]	19 January 2024	U.S.$16.8	4 years vesting from start date (being 30 June 2022)
[2,500]	17 November 2023	U.S.$16.8	4 years vesting from start date (being 30 June 2022)
[20,000]	3 May 2032	U.S.$16.8	3 years vesting from start date (being 30 June 2022)
[6,667]	22 January 2024	U.S.$16.8	3 years vesting from start date (being 30 June 2022)
[393]	30 April 2031	U.S.$86.4515	Nil – immediately exercisable
[441]	31 July 2031	U.S.$86.4515	Nil – immediately exercisable
[390]	30 October 2031	U.S.$86.4515	Nil – immediately exercisable
[375]	31 December 2031	U.S.$86.4515	Nil – immediately exercisable
Refer to Section 3.20 for further information regarding the HoldCo Options to be issued to Option Holders following implementation of the Proposed Transaction.
General terms of HoldCo Options
HoldCo Options will be issued subject to the following general terms and conditions:
▪	Entitlement to HoldCo Shares: Each HoldCo Option will give the holder the right to subscribe for one HoldCo Share.
▪
Exercise period: Each award agreement in respect of a HoldCo Option will specify the date when all or any of the HoldCo Options will be able to be exercised. The award agreement will also specify the term of a HoldCo Option (being the period in which a HoldCo Option must be exercised before it will expire), provided that the term will not generally exceed 10 years from the date of grant of a HoldCo Option. The terms of a HoldCo Option may also, in certain circumstances, provide for accelerated exercisability in the event of the holder’s death, disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the holder’s engagement with Cenntro.

▪
Conditions for vesting and exercise: The award agreement used to effect the grant of a HoldCo Option will specific any conditions which must be satisfied before the HoldCo Option will be exercisable. As noted above, the terms of a HoldCo Option may also provide for accelerated vesting in certain circumstances.

▪
Method of exercise: Following the vesting of a HoldCo Option, the HoldCo Option is exercisable by the participant within the exercise period specified by the HoldCo Board, subject to the participant delivering to the registered office of HoldCo or such other address as determined by the HoldCo Board: (i) a notice of exercise; and (ii) subject to

Cenntro Electric Group Ltd | Scheme Booklet	Page 53

the cashless exercise option, a cheque or cash or such other form of payment determined by the HoldCo Board in its sole and absolute discretion as satisfactory for the amount of the exercise price (if any).
▪	HoldCo Shares: HoldCo Shares to be issued upon the exercise of HoldCo Options will, on issue, rank equally with all other HoldCo Shares then on issue.
▪
Reorganisations: If the capital of HoldCo is reorganised (including consolidation, subdivision, reduction or return), the terms of the HoldCo Options will be changed to the extent necessary to comply with the U.S. Securities Act applying to a reorganisation of capital at the time of the reorganisation.

▪	Pro rata issue: If HoldCo undertakes a pro rata issue, the exercise price of the HoldCo Options will be reduced in accordance with the requirements of the U.S. Securities Act.
Additional terms of HoldCo Options
HoldCo Options that are issued as consideration for the cancellation of Options issued pursuant to Cenntro’s existing employee incentive plans (Plan) (being those HoldCo Options noted in the table above) will be subject to the following additional terms and conditions:
▪	Vesting: The HoldCo Board may, in its absolute discretion, resolve to accelerate any of the vesting conditions applying to HoldCo Options due to:
▪	the holder ceasing to be a participant in the Plan due to death or total and permanent disability;
▪	a change in control of HoldCo; or
▪	HoldCo passing a resolution for voluntary winding up, or an order is made for the compulsory winding up of HoldCo.
▪	Lapse: A HoldCo Option will lapse upon the earlier to occur of:
▪	an unauthorised dealing in the HoldCo Option;
▪	a vesting condition relating to the HoldCo Option is not satisfied by its due date, or becomes incapable of satisfaction, unless the HoldCo Board exercises its discretion to HoldCo Option;
▪
in respect of unvested HoldCo Options only, a holder ceases to be a participant in the Plan (unless the HoldCo Board exercises its discretion to vest the HoldCo Options or allow the unvested HoldCo Options to remain unvested);

▪	the HoldCo Board determines that a HoldCo Option lapses due to fraud, dishonesty or other improper behaviour of the holder;
▪	HoldCo undergoes a change of control or winding up, and the HoldCo Board does not exercise its discretion to vest the HoldCo Option;
▪	the expiry date of the HoldCo Option; and
▪	the 10 year anniversary of the date of grant of the Option which the HoldCo Option replaces.
▪
HoldCo Share sale restrictions: The HoldCo Board may, in its discretion, determine at any time up until the exercise of HoldCo Options, that a restriction period will apply to some or all of the HoldCo Shares issued on the exercise of HoldCo Options up to a maximum of 10 years from the grant date of the Option which the HoldCo Option replaces.

(c)	HoldCo Warrants
Cenntro and HoldCo intend to enter into binding agreements with each Warrant Holder to cancel their unexercised Warrants in consideration for the grant of HoldCo Warrants with equivalent rights (as near as reasonably practicable) as the rights attaching to their existing Warrants, subject to the Scheme becoming Effective. The number of HoldCo Warrants to be issued to each Option Holder will be at the ratio of one HoldCo Warrant for each Warrant held by the relevant Warrant Holder.
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The number of HoldCo Warrants on issue immediately following implementation of the Proposed Transaction (assuming all unexercised Warrants on issue on the Scheme Implementation Date are cancelled) will be as set out in the following table:
Number	Expiry date	Exercise price	Vesting conditions
[873,810]	19 July 2027	U.S.$16.1	Nil – immediately exercisable
[247,334]	19 July 2027	U.S.$17.7	Nil – immediately exercisable
[1,908]	19 February 2025	U.S.$1,050.00	Nil – immediately exercisable
[3]	28 March 2024	U.S.$4,590.00	Nil – immediately exercisable
[1,050]	1 May 2025	U.S.$1,050.00	Nil – immediately exercisable
[84]	1 May 2025	U.S.$187.5	Nil – immediately exercisable
[153]	14 August 2024	U.S.$1,312.5	Nil – immediately exercisable
Refer to Section 3.20 for further information regarding the HoldCo Warrants to be issued to Warrant Holders following implementation of the Proposed Transaction.
General terms of HoldCo Warrants
HoldCo Warrants will be issued subject to the following general terms and conditions:
▪	Entitlement to HoldCo Shares: Each HoldCo Warrant will give the holder the right to subscribe for one HoldCo Share.
▪	HoldCo Shares: HoldCo Shares to be issued upon the exercise of HoldCo Warrant will, on issue, rank equally with all other HoldCo Shares then on issue.
▪
Reorganisations: If the capital of HoldCo is reorganised (including consolidation, subdivision, reduction or return), the terms of the HoldCo Warrants will be changed to the extent necessary to comply with the U.S. Securities Act applying to a reorganisation of capital at the time of the reorganisation.

▪	Lapse: A HoldCo Warrant will lapse upon the earlier to occur of:
▪	the exercise of the HoldCo Warrant via the payment of the exercise price or cashless exercise; or
▪	the expiry date of the HoldCo Warrant.
(d)	HoldCo Notes
Upon the implementation date for the Scheme, the one Note on issue in Cenntro will be cancelled and, in consideration for such cancellation, the Note holder will receive a new HoldCo Note on equivalent terms to the Note which was cancelled save that the HoldCo Note will convert into HoldCo Shares rather than Cenntro Shares.
5.4	Rights and liabilities attaching to HoldCo Shares
The rights of HoldCo Shareholders are governed by the Nevada Revised Statutes and HoldCo’s certificate of incorporation and by-laws. If HoldCo Shares are approved for trading on Nasdaq, they will also be subject to the listing rules of Nasdaq.
A comparison between the key rights of holders of Shares and HoldCo Shares is set out below. The comparison below is provided in summary form and is not an exhaustive list of all rights of holders of Shares and HoldCo Shares. It is intended as a general guide only and should be read in conjunction with the disclosures in other Sections of this Scheme Booklet, including Section 5.6. Shareholders should consult with their own legal advisers if they have any queries.
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Item	Rights of holders of Shares	Rights of holders of HoldCo Shares
Dividends	Each Share entitles the holder to receive dividends properly declared by the Cenntro Board (subject to any unpaid capital on the Share).	HoldCo Shares entitle the holder to receive dividends declared by the HoldCo Board out of funds legally available for that purpose.
Winding up
Each Share entitles the holder to receive in kind the whole or any part of Cenntro’s property after payment of all prior claims (i.e. fixed charge holders, preferential creditors and floating charge holders) upon winding up, subject to priority given to any holders of preference shares (of which there are currently none on issue) and the rights of the liquidator under the Corporations Act.

HoldCo Shareholders do not have any conversion, redemption or pre-emptive rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of HoldCo, HoldCo Shareholders will be entitled to receive all of the remaining HoldCo assets available for distribution to its shareholders, pro rata in proportion to the number of shares of common stock held by them.

Voting rights
Subject to any voting restrictions under the Corporations Act, each Share entitles, including shares held by a depositary, which included the DTC, the holder at any general meeting of Shareholders (whether in person, by proxy or representative) is entitled to one vote on a show of hands and one vote per Share on a poll.
HoldCo’s articles of incorporation provides that each holder of shares of voting common stock is entitled to one vote for every share of stock entitled to vote.
Transfer of shares	Subject to the Corporations Act, Shares are generally transferable.
Under Nevada Law, HoldCo Shares are generally freely transferable.
Transfers of HoldCo Shares may be subject to restrictions imposed by U.S. federal or state securities laws, by the articles of incorporation or by-laws or by an agreement signed with the holders of shares at issue. HoldCo’s current certificate of incorporation and by-laws do not impose any specific restrictions on transfer.
Transfer of HoldCo Shares shall be made only on the stock ledger of HoldCo. Where HoldCo Shares are certified, articles must be surrendered for cancellation before a new certificate, if any, is issued.

5.5	Employee shares and options plan
As described above, upon implementation of the Scheme, HoldCo will assume all obligations in relation to the Options under the existing Plans.
5.6	Choice of jurisdiction
Cenntro considers that the State of Nevada is an appropriate jurisdiction for the domicile of HoldCo for the following reasons:
▪	Nevada has nominal annual fees, no state corporate income tax, and does not impose income tax on corporate shares;
▪
Nevada Laws are more permissive as compared to other jurisdictions in the U.S. in respect of the issue of shares. Nevada corporations may issue shares for capital, services, personal property and/or real estate, including leases and options. The directors of a Nevada corporation have discretion to determine the value of these transactions, and their decision is final. Cenntro believes that this will provide it with greater flexibility in terms of the issuance of shares going forward;

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▪	Cenntro believes that Nevada’s business portal and office of the Secretary of State is more robust and responsive compared to other jurisdictions in the U.S.; and
▪
Nevada shares similar advantages to the Delaware judicial and corporate framework, whereby the Nevada Business Court is structured to minimise the time, cost and risks associated with commercial litigation through the implementation of:

○	timely and comprehensive case management systems;
○	active judicial participation in the settlement of proceedings;
○	prompt and prioritised court hearings to minimise business disruption; and
○	consistent judicial decisions to provide greater certainty of commercial disputes.
HoldCo has adopted a customary form of by-laws for a Nevada corporation, which the HoldCo Board considers appropriate for a Nasdaq listed company, rather than adopting by-laws that provide Australian-style protections for HoldCo Shareholders.
A description of the key differences between the Australian and Nevada legal regimes and their implications for HoldCo Shareholders is set out in Section 5.7.
5.7	Differences between corporate laws
Cenntro is incorporated in New South Wales, Australia. HoldCo is incorporated in Nevada, United States. As a result, if the Scheme is implemented, different legal regimes will apply to Cenntro.
Some of the differences between Australian and Nevada corporate laws could be viewed as advantageous to Shareholders, while others could be viewed as disadvantageous.
The comparison below is provided in summary form and is not an exhaustive statement of all relevant laws, rules and regulations. It is intended as a general guide only. It should be read in conjunction with the disclosures in other Sections of this Scheme Booklet, including Section 5.4. Shareholders should consult with their own legal advisers if they have any queries.
Item	Australian position	U.S. position
DEALINGS WITH SHARES
Share capital
Australian law does not contain any concept of authorised capital or par value per share. The number and issue price of shares is set by the Directors collectively as a board at the time of each issue.

HoldCo’s certificate of incorporation authorises the issue of up to 1,000,000,000 shares of Common Stock, U.S.$0.0001 par value per share of Common Stock and up to 100,000,000 shares of Preferred Stock, U.S.$0.0001 par value per share of Preferred Stock.

Share buy-backs
Under the Corporations Act, a company may buy-back its shares. The procedure, which may include shareholder approval, depends on the type of the buy-back and the quantity of shares subject to the buy-back. Share buy-backs must not materially prejudice the company’s ability to pay its creditors.

Nevada Law generally permits HoldCo to purchase or redeem its outstanding shares out of funds legally available for that purpose without obtaining stockholder approval, provided that:
▪ the capital of HoldCo is not impaired;
▪ such purchase or redemption would not cause the capital of HoldCo to become impaired;
▪ the purchase price does not exceed the price at which the shares are redeemable at the option of HoldCo; and
▪ immediately following any such redemption HoldCo shall have outstanding one or more shares of one or more classes or series of stock, which shares shall have full voting powers.

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Item	Australian position	U.S. position
Issue of new shares
The Cenntro Board is generally free to authorise the issue of additional securities, subject to the Corporations
Act.

There are also restrictions under the Corporations Act with respect to issuance of securities under certain circumstances, such as to related parties including to directors, unless an exception applies.

If all the shares authorised in HoldCo’s certificate of incorporation have not been issued, the HoldCo Board may issue shares in such manner, for such consideration and on such terms as the HoldCo Board may determine, without stockholder approval, not exceeding the number of authorised shares.

Under the Nasdaq listing rules, shareholder approval is required for certain significant issuances of HoldCo securities including issuances in excess of 20% of the voting power or number of shares outstanding before the issuance (or 5% in the case of certain related parties), issuances of company securities that will result in a change in control and issuances in connection with a new or materially amended equity compensation arrangement for officers, directors, employees or consultants.

Variation of class rights
The rights and privileges attached to any class of shares may only be varied (subject to the terms of issue of shares of that class and sections 246B to 246E of the Corporations Act) be varied:
▪ with the written consent of holders of 75% of the issued shares of the affected class; or
▪ by special resolution passed at a meeting of the holders of the issued shares of the affected class.

The Corporations Act provides that shareholders with at least 10% of the votes in the affected class may apply to the court (within a limited time frame) to have the variation, cancellation or modification set aside.

Under Nevada Revised Statutes §78.390, any amendment to HoldCo’s certificate of incorporation requires approval by holders of the outstanding shares of a particular class if that amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares.

If an amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to adversely affect that series without adversely affecting the entire class, then only the shares of the series so affected shall be considered a separate class and entitled to such separate class approval of the proposed amendment.

Under Nevada Law, amendments to HoldCo’s certificate of incorporation also generally require:
▪ a board resolution recommending the
amendment; and
▪ approval of a majority of the outstanding shares entitled to vote and a majority of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof. Pursuant to HoldCo’s by-laws, HoldCo’s by-laws may be adopted, amended or repealed by the affirmative vote of a majority of the directors present at a meeting of the HoldCo Board or by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation then issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

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Item	Australian position	U.S. position
Payment of dividends
The Corporations Act states that a company must not pay a dividend unless its assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend. The dividend must be fair and reasonable to the company’s shareholders as a whole and must not materially prejudice the company’s ability to pay its creditors.

Under Nevada Revised Statutes §78.288, the HoldCo Board is permitted to declare and make distributions to the holders of any class or series of the capital stock of the corporation, including distributions on shares that are partially paid:

However, no distribution may be made if, after giving it effect:
▪ The corporation would not be able to pay its debts as they become due in the usual course of business; or
▪ Except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of the corporation having preferential rights superior to those receiving the distribution.

Holders of common stock are entitled to receive dividends when and as declared by the HoldCo Board out of funds legally available for that purpose.

DIRECTORS AND GOVERNANCE
Number and nomination of directors
NUMBER
As a public company in Australia, Cenntro must have no fewer than three directors (not counting alternate directors), at least two of whom are ordinarily resident in Australia, and at least one company secretary ordinarily resident in Australia. This is also prescribed in the Cenntro Constitution.
NOMINATION
Under the Cenntro Constitution, all Directors, other than one managing director, must be either a class I, II or III Director. Once appointed or elected, a Director cannot change classes.
The Directors may appoint any individual to be a Director, either as an addition to the existing directors or to fill a casual vacancy, but so that the total number of directors does not exceed the maximum number fixed under the Cenntro Constitution (being as at the date of this Scheme Booklet 12 Directors).
A partner, employer or employee of an auditor of Cenntro may not be appointed or elected as a Director.

NUMBER
HoldCo’s by-laws, Articles and Nevada Revised Statutes provide that the number of directors shall be fixed from time to time exclusively by the board of directors.
HoldCo’s by-laws, Articles and Nevada Revised Statutes provide that directors may be nominated by either the board of directors or by stockholders entitled to vote in the election of directors generally.
NOMINATION
HoldCo’s by-laws provide that nominations of persons for election to the board of directors at an annual meeting of stockholders shall be made pursuant to HoldCo’s notice of meeting of stockholders, or by or at the direction of the board of directors.

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Item	Australian position	U.S. position
Removal of directors
A director may only be removed by resolution at a general meeting of Shareholders. Under section 203D of the Corporations Act, a notice of intention to move the resolution must be given to the company at least two months before the meeting is to be held. However, if the company calls a meeting after the notice of intention is given, the meeting may pass the resolution even though the meeting is held less than two months after the notice of intention is given.

Nevada Revised Statutes §78.335 provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock, or of a single class, entitled to vote generally in the election of directors, voting together as a single class.

Casual vacancies
As noted above, the Cenntro Board may, by resolution at an annual general meeting, fill an office vacated by a director who has not been re-elected at the relevant annual general meeting by electing or re-electing an eligible person to the same class of directors who were required to retire at that annual general meeting.

HoldCo’s by-laws provide that vacancies in the board of directors will be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, unless the board of directors determines by resolution that any such vacancies shall be filled by the stockholders. Directors so chosen shall serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.

Rotation of directors
Under the Cenntro Constitution, Cenntro must hold an election of Directors at each annual general meeting at which the relevant class of director must retire and, unless he or she gives notice to the contrary, will be eligible for re-election at the relevant Cenntro annual general meeting.
In addition to the above, Cenntro’s Constitution also provides that Cenntro, may by resolution at an annual general meeting, fill an office vacated by a director who has not been re-elected at the relevant annual general meeting by electing or re-electing an eligible person to the same class of directors who were required to retire at that annual general meeting.
Under the Cenntro Constitution, retiring directors will, unless disqualified under the Corporations Act or the Cenntro Constitution, be eligible for election or re-election to the Cenntro Board.

Neither the Nevada Revised Statutes nor HoldCo’s certificate of incorporation provide for mandatory retirement or rotation of directors.
HoldCo’s by-laws provide that each director shall hold office until the next annual meeting of stockholders to be held in the first year after the year in which he or she was elected and until his or her successor is elected, except in the case of his or her death, resignation, disqualification, removal or other causes resulting in a vacancy.

Remuneration	There are certain restrictions in relation to the payment of retirement benefits to directors and other officers under the Corporations Act.
HoldCo’s by-laws provide that the directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the board of directors may from time to time determine. Compensation must be determined by the HoldCo Board or a duly authorised committee of the HoldCo Board.

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Item	Australian position	U.S. position
Release of liability and indemnity of officers
The Constitution provides that Cenntro must indemnify each person who is or has been a director or officer of Cenntro or of a related body corporate on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses incurred by the director or officer:

Under the Constitution, the scope of the indemnity:
▪ does not operate in respect of any liability of the director or officer to the extent that liability is covered by insurance;
▪ is enforceable without the director or officer having to first incur any expense or make any payment; and
▪ is a continuing obligation and is enforceable by the director or officer even though they may have ceased to operate in that capacity for Cenntro or its related bodies corporate.

HoldCo’s by-laws provide that, to the fullest extent permitted by Nevada Revised Statutes §78.7502 and §78.751, HoldCo will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was a director or officer of HoldCo, or is, or was, serving at the request of HoldCo as a director or officer of any other entity, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred or suffered by such person in connection therewith.
To the fullest extent permitted by Nevada Revised Statutes §78.752, HoldCo may, upon approval by the board of directors, maintain insurance to protect a director and an officer against any expense, liability or loss.

Directors’ duties
Under Australian law, directors have a wide range of both general law and statutory duties to Cenntro.
These duties are of a fiduciary nature and include the duty to:
▪ act in good faith in the best interests of the company as a whole;
▪ act for a proper purpose;
▪ not improperly use information or their position;
▪ to exercise care, skill and diligence; and
▪ to avoid actual or potential conflicts of interest.

Under Nevada Revised Statutes §78.138, the directors of HoldCo have fiduciary obligations, including the duty of care and the duty of loyalty.
The duty of care requires directors to inform themselves of all reasonably available material information before making business decisions on behalf of HoldCo and to act with requisite care in discharging their duties to HoldCo.
The duty of loyalty requires directors to act in good faith and in HoldCo’s best interests.

Related party transactions
Chapter 2E of the Corporations Act prohibits Cenntro from giving related parties (including any director) a financial benefit unless it falls within an applicable exception, or Cenntro obtains shareholder approval in accordance with the Corporations Act and gives the benefit within 15 months after such approval.
Directors are also subject to the Australian common law and statutory duties to avoid actual and potential conflicts of interest and must also comply with:
▪ the material personal interest provisions set out in section 191 of the
Corporations Act; and

Under Nevada Revised Statutes §78.140, no contract or transaction between HoldCo and one or more of its directors, or between HoldCo and any other corporation, partnership, association or other organisation in which one or more of its directors are directors or officers, or have a financial interest, will be void or voidable solely for that reason, or solely because the relevant director is present at or participates in the HoldCo Board or committee meeting that authorises the contract or transaction, or solely because the vote of the relevant director is counted for that purpose, if:
▪ the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the

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Item	Australian position	U.S. position
▪ section 195 of the Corporations Act in relation to being present and voting at a board meeting that considers a matter in which he or she has a material personal interest.
directors or members of the committee, other than any common or interested directors or members of the committee, approve or ratify the contract or transaction in good faith; or
▪ the fact of the common directorship, office or financial interest is known to the stockholders, and stockholders holding a majority of the voting power approve or ratify the contract or transaction in good faith. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or
▪ the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or
▪ the contract or transaction is fair as to the corporation at the time it is authorised or approved.

Continuous disclosure	N/A
Nasdaq Listing Rules will generally require disclosure to the public of any material information that would reasonably be expected to affect the value of HoldCo’s shares or influence investors’ decisions.
U.S. federal securities laws and regulations and Nasdaq Listing Rules require HoldCo to publicly file with the SEC, among others:
▪ annual reports on Form 10-K;
▪ quarterly reports on Form 10-Q;
▪ current reports containing material information required to be disclosed on Form 8-K;
▪ company insider reports; and
▪ proxy statement.

Insider trading
Under the Corporations Act, any person who possesses price sensitive information relating to a company or its securities is prohibited (subject to exceptions) from buying or selling those securities or procuring others do so, or from communicating the information to third parties.

U.S. federal securities laws generally prohibit any person who possesses material non-public information relating to HoldCo or its securities from buying or selling those securities or procuring others to do so, or from communicating the material non-public information to third parties.

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Item	Australian position	U.S. position
SHAREHOLDERS’ MEETINGS
Notice of meetings
A notice of a general meeting must be given to shareholders at least 21 days before the date of the proposed meeting. Notice of the meeting must also be given to each director and to the auditor of the company.

Notice of a stockholders’ meeting shall be delivered not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided in HoldCo’s by-laws, certificate of incorporation, or as required by Nevada Revised Statutes §78.370.

Resolutions at general meetings
A resolution at a general meeting is to be passed by a majority of votes cast by those present and voting (including by proxy, attorney or corporate representative), unless the Corporations Act or the Constitution provides otherwise.
A resolution put to the vote at a members’ meeting must be decided on a show of hands unless a poll is demanded in accordance with the Constitution either before or on the declaration of the result of the vote on a show of hands.
Cenntro must not count any votes on a resolution purported to be cast by those members who are not permitted to vote (under the Corporations Act) on the resolution (or whose votes are to be disregarded) and the relevant notice of meeting states that voting restriction.
Under the Constitution, no business may be transacted at a general meeting, except the election of a chairman and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business. A quorum is two or more members present at the meeting and entitled to vote on a resolution at the meeting.

HoldCo’s by-laws provide that, unless otherwise provided by Nevada Revised Statutes §78.320, the certificate of incorporation or the by-laws, at all stockholders’ meetings, the presence, in person, by remote communication, or by duly authorised and executed proxy, of the holders of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on any matter will constitute a quorum.

All matters other than the election of directors requires the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by duly authorised and executed proxy at the meeting and entitled to vote on the subject matter; directors will be elected by a plurality of votes of the shares present in person, by remote communication, or represented by duly authorised and executed proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, or represented by duly authorised and executed proxy, shall constitute a quorum entitled to take action by vote on the matter, and the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series shall be the act of such class or classes or series.

Nevada Law requires the approval of a majority of all votes entitled to be cast by HoldCo stockholders for specified actions including:
▪ dissolution of the corporation;
▪ most mergers or consolidations;
▪ amendments to the corporation’s certificate of incorporation.

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Item	Australian position	U.S. position
Special resolutions
The Corporations Act requires certain matters to be resolved by a company by special resolution, including the change of name of the company, a selective reduction of capital or selective share buy- back, the conversion of the company from one type or form to another and a decision to wind up the company voluntarily.
Under the Corporations Act, a special resolution is also required to modify or repeal a company’s constitution.
A special resolution must be passed by at least 75% of the votes cast by shareholders entitled to vote.
Nevada Law contains no concept of special resolutions.
Minority shareholder protections / relief from oppression
Under the Corporations Act, any shareholder of the company can apply for an order from the court in circumstances where the conduct of the company’s affairs, or any actual or proposed act or omission or resolution is either:
▪ contrary to the interests of shareholders as a whole; or
▪ oppressive to, unfairly prejudicial to, or unfairly discriminatory against, any shareholders in that capacity or any other capacity.
Former shareholders can also bring an action if it relates to the circumstances in which they ceased to be a shareholder.
The court may make any order that it considers appropriate in relation to the circumstances and the company including, among other things, an order that the company be wound up, that the company’s existing constitution be modified or repealed, or that a person is required to do a specified act.
Nevada Law contains no equivalent statutory provisions. However, Nevada Law may provide judicial remedies to stockholders in comparable circumstances.
TAKEOVERS
Takeovers and takeovers defences
The Corporations Act restricts the acquisition by any person of a “relevant interest” in issued “voting shares” in the company under a transaction where, as a result of the acquisition, that person or someone else’s “voting power” in the company increases from 20% or below to more than 20% or from a starting point that is above 20% and below 90%. The takeovers prohibition is subject to a number of exceptions detailed in the Corporations Act. These exceptions include, for example, an acquisition:
▪ of not more than 3% of the voting shares during any six month period;
▪ made with shareholder approval under
section 611(7) of the Corporations Act;

Nevada Law provides that if a holder acquires 10% or more of HoldCo’s voting stock, or is an Affiliate or associate of HoldCo and was the owner of 10% or more of the outstanding voting stock of the corporation at any time within 2 years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder (an “Interested Holder”), HoldCo is prohibited from engaging in any business combination with the Interested Holder for a period of 2 years following the time the holder became an Interested Holder. Such business combinations include, but not limited to, (a) certain mergers or consolidations with the Interested Holder or entities affiliated with the Interested Holder, (b) certain sales, leases, exchanges, pledges, transfers or other dispositions of HoldCo assets

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Item	Australian position	U.S. position

▪ made under a takeover bid; or
▪ resulting from a scheme of arrangement undertaken in accordance with the Corporations Act and approved by the court.
Any takeover bid must treat all shareholders alike, must not involve any collateral benefits and must comply with the timetable, disclosure and other requirements set out in the Corporations Act.
The purpose of these provisions is to ensure that shareholders in the target company have a reasonable and equal opportunity to participate in any benefits accruing to shareholders through the takeover proposal and that they are given reasonable time and enough information to assess the merits of the proposal.

Under Australian takeovers legislation and policy, boards of target companies are limited in the defensive mechanisms that they can put in place to discourage or defeat a takeover bid. For example, it is likely that the adoption of a shareholders’ rights plan (or so called ‘poison pill’) would give rise to a declaration of unacceptable circumstances by the Australian Takeovers Panel if it had that effect.

to the Interested Holder, which assets have an aggregate market value equal to 10% or more of either all of the assets of HoldCo or all of the outstanding stock of HoldCo and (c) certain transactions which result in the issuance or transfer by HoldCo or by any direct or indirect majority owned HoldCo subsidiary, to the Interested Holder, of any stock of HoldCo or of such HoldCo subsidiary.

The above notwithstanding, HoldCo may engage in business transactions with an Interested Holder if the combination meets all of the requirements of the articles of incorporation of the domestic corporation and:
▪ the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the resident domestic corporation before the person first became an interested stockholder; or
▪ the combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60% of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the Affiliates or associates of the interested stockholder.
Certain provisions of the certificate of incorporation and by-laws of HoldCo also have the effect of deterring takeovers, such as those provisions:
▪ requiring the affirmative vote of at least a majority of the voting power of all then-outstanding HoldCo Shares entitled to vote generally in the election of directors in order for stockholders to adopt, amend or repeal any provision of HoldCo’s certificate of incorporation;
▪ requiring the affirmative vote of at least a majority of the voting power of all then-outstanding HoldCo Shares entitled to vote generally in the election of directors in order for stockholders to adopt, amend or repeal any provision of HoldCo’s by-laws; and
▪ providing that the number of directors shall be fixed from time to time in the by-laws or any amendment thereof duly adopted by the stockholders.

The certificate of incorporation and by-laws of HoldCo may be amended in the future

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Item	Australian position	U.S. position
pursuant to these provisions and the Nevada Revised Statutes to authorise additional takeover defence mechanisms.
OTHER
Substantial shareholding notices	N/A
The U.S. Exchange Act requires any shareholder who acquires more than 5% of the outstanding shares of that class to file schedule 13D or 13G reports until their holdings drop below 5%. Beneficial ownership is defined as holding voting or investment power, directly or indirectly.
Schedule 13D are for active investors in a company while Schedule 13G reports are for passive investors who do not intend to exert control or seek changes in a company. However, those who own more than 20% of a company must file a Schedule 13D report regardless of their passivity.
Both 13D and 13G reports must be filed within 10 days of the purchase resulting in more than 5% of the outstanding shares of a class.
The requirement to file schedule 13D and schedule 13G applies not only to U.S. domestic listed issuers, such as HoldCo, but also to foreign private issuers, such as Cenntro, listed on a U.S. stock exchange. Thus, this requirement will not impose any new obligations on Scheme Shareholders.

Winding up
A company can be wound up voluntarily by the shareholders. The directors must give a statutory declaration of solvency for such winding up. This procedure is therefore instigated by a solvent company. A shareholders’ voluntary winding up is started by the shareholders passing a special resolution.
If the directors do not give a statutory declaration of solvency, a creditors’ voluntary winding up can commence by the shareholders passing a special resolution. This procedure is therefore instigated by an insolvent company.
Any surplus after payment of debts and interest will go to the shareholders according to the rights attached to their shares. As with unsecured creditors, they would be paid out of free assets or any funds available from charged assets following payment of all prior claims (i.e. fixed charge holders, preferential creditors and floating charge holders).

Nevada Law permits the board of directors to authorise the dissolution of HoldCo if:
▪ a majority of the directors in office adopt a resolution to approve such dissolution at a meeting called for that purpose;
▪ holders of a majority of the issued and outstanding shares entitled to vote on the matter adopt a resolution to approve dissolution at a stockholders’ meeting called for that purpose; and
▪ a certificate of dissolution is filed with the Nevada Secretary of State.

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5.8	Corporate governance and structure
As an entity listed on Nasdaq, HoldCo will adopt corporate governance policies and new board committee charters in line with Nasdaq listing standards. HoldCo intends to adopt the same policies and charters as are currently in effect for Cenntro with such changes as are necessary for HoldCo to comply with the rules applicable to United States incorporated companies which are listed on Nasdaq.
Pursuant to the Nasdaq Listing Rules, HoldCo will establish and adopt charters for its Audit Committee and Nominating and Governance Committee. HoldCo will also establish a Compensation Committee, the main functions of which are to review, approve and recommend the base salary, equity-based incentives and short-term incentive compensation for executive officers, approve all long-term equity incentives to employees, review HoldCo’s cash and any stock-based incentive compensation plans to assess their effectiveness in meeting HoldCo’s goals and objectives and take other actions to meet its responsibilities as set out in its written charter. HoldCo may adopt other charters and policies as the HoldCo Board determines is necessary or appropriate.
HoldCo is committed to ensuring that its corporate governance systems comply with statutory and stock exchange requirements and to maintaining its focus on transparency, responsibility and accountability.
5.9	Differences between Australian and U.S. financial reporting
If the Scheme is implemented, a different financial reporting regime will apply with respect to Cenntro’s accounts. Cenntro has been giving both International Financial Reporting Standards (IFRS) and the United States Generally Accepted Accounting Principles (U.S. GAAP) equal prominence in its financial reporting since the 2021 Annual Report to ASIC and the 20F filing with U.S. GAAP to IFRS reconciliation. If the Scheme is implemented, Cenntro will no longer report under IFRS and instead, will continue to report in accordance with U.S. GAAP.
The HoldCo Board considers there is no reason to believe that there would be a material difference in reported results under the different accounting principles. The HoldCo Board believes users of the accounts will continue to understand the content of the accounts after Cenntro changes from reporting under IFRS to reporting under U.S. GAAP.
Financial reporting under U.S. GAAP would be similar to that under IFRS, although several items would be classified differently and the required reporting timetable will be different.
5.10	Reporting obligations of HoldCo
Following implementation of the Scheme, HoldCo will be a publicly listed U.S. corporation and must comply with the applicable U.S. financial reporting requirements. HoldCo will become subject to the reporting requirements of the U.S. Exchange Act and will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC in addition to its reporting requirements under the Nasdaq Listing Rules. Affiliates of HoldCo will also be subject to the short-swing profit disclosure and recovery provisions of Section 16 of the U.S. Exchange Act.
There are material differences between Australia and U.S. financial reporting requirements. A comparison of the financial reporting requirements for Cenntro and HoldCo is set out below.
The comparison below is provided in summary form and is not an exhaustive statement of all relevant laws, rules and regulations. It is intended as a general guide only. Cenntro Shareholders should consult with their own legal advisers if they have any queries.
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Item	Australian Reporting Requirements	U.S. Reporting Requirements
Annual reporting
Under the Corporations Act, a company is required to:
▪ prepare financial statements in respect of each financial year, have the statements audited and obtain an auditor’s report;
▪ prepare a directors’ report, which must include a remuneration report for key management personnel;
▪ within three months after the end of the financial year, lodge with ASIC the audited financial statements, directors’ report and auditor’s report; and
▪ within four months after the end of the financial year, send the annual report, including the audited financial statements, directors’ report and auditor’s report to shareholders who have elected to receive a copy of the report and make available the annual report on a readily accessible website.

Under the U.S. Exchange Act, U.S. public companies must file annual reports on Form 10-K with the SEC within a certain period of time (depending on the companies’ public market float) after the end of each fiscal year. Public companies are required to:
▪ describe its business, risk factors, the locations of its principal and material physical properties, and any material pending legal proceedings affecting it;
▪ provide information on which market its common stock trades, its ticker symbol, and the number of record holders of its common stock as of a recent date;
▪ provide a table of certain operating and balance sheet information for its five most recent fiscal years;
▪ provide a section on management’s discussion and analysis of the company’s financial condition and results of operations;
▪ provide quantitative and qualitative disclosures about market risks it bears;
▪ provide audited financial statements for most recently completed fiscal year and certain additional fiscal years, including audited notes to the financial statements;
▪ disclose if the company has changed auditors within the last year as a result of (a) any disagreements on accounting principles, financial statement disclosures or audit procedures; or (b) notification from its former auditor that (i) it had inadequate internal controls over financial reporting; (ii) they do not believe they can rely on management’s representations; or (iii) they no longer believe that previously issued audit reports or financial statements or upcoming financial statements to be issued are reliable or are presented fairly, and this issue is not resolved before the auditors’ departure;
▪ state the conclusions of its CEO and CFO regarding the effectiveness of the company’s disclosure controls and procedures as of the end of the fiscal year, including any change in its internal control over financial reporting;
▪ describe anything that occurred in the fourth fiscal quarter that was required to be disclosed in a Form 8-K but that was not so disclosed;
▪ list its executive officers and directors and their ages, plus disclose certain previous experience for those individuals;

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Item	Australian Reporting Requirements	U.S. Reporting Requirements

▪ describe the compensation of its mostly highly paid executive officers;
▪ provide information about its equity compensation plan;
▪ describe its policy, if any, regarding the review, approval or ratification of any transaction with a related party and identify any transactions that were not subject to these related party policies;
▪ provide a table that lists the fees billed by its auditors in each of the last two fiscal years;
▪ provide financial statements, financial schedules, if applicable, and certain exhibits;
▪ file Section 302 and Section 906 certificates of the CEO and CFO as required by Sarbanes-Oxley as exhibits; and
▪ file financial statements in extensible Business Reporting Language format as an exhibit.

Half-year reporting	N/A	Half-year reporting is not applicable to U.S. public companies.
Quarterly reporting	N/A
Under the U.S. Exchange Act, U.S. public companies must file quarterly reports on Form 10-Q within a certain period of time (depending on the companies’ public market float) after each of their first three fiscal quarters (and file an annual report on Form 10-K at the end of their fourth fiscal quarter). Public companies are required to:
▪ provide unaudited financial statements for the most recently completed fiscal quarter;
▪ provide a section on management’s discussion and analysis of company’s financial condition and results of operation;
▪ disclose quantitative and qualitative information about market risks;
▪ state conclusions of CEO and CFO regarding the effectiveness of company’s disclosure controls and procedures;
▪ describe material pending legal proceedings affecting it;
▪ provide any material updates as to risk factors from its most recent annual report on Form 10-K;
▪ describe any sales of its equity during most recent quarter that were not registered with the SEC; and

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Item	Australian Reporting Requirements	U.S. Reporting Requirements

▪ any other information that should have been previously disclosed in a Form 8-K but that was not so disclosed.
Quarterly reviews by independent registered public accounting firm are required by the SEC and Public Company Accounting Oversight Board.

5.11	HoldCo’s intentions for Cenntro’s business, assets and employees following implementation
If the Scheme is implemented, HoldCo will own all Shares and Cenntro will become a wholly owned subsidiary of HoldCo. It is currently proposed that, following implementation of the Proposed Transaction, a deemed liquidation of Cenntro is expected to occur under U.S. law as a result of Cenntro making the required U.S. tax election. It is also noted that following the Proposed Transaction assets owned by, and liabilities of, Cenntro will be transferred from Cenntro to HoldCo.
The HoldCo Board currently intends to operate the Cenntro Group’s business in a manner consistent with past practice, and to continue the employment of its current employees, without any major change or amendment, although the HoldCo Board may undertake a review of the Cenntro Group following implementation of the Scheme and consider whether there are appropriate measures required to streamline its operations and structure. Additionally, future economic, market and business conditions may cause HoldCo to make changes it considers necessary and in the interests of its shareholders.
It is intended that Cenntro will be removed from the official list of the Nasdaq and HoldCo will have HoldCo Shares traded on Nasdaq.
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6.	Risk factors
6.1	Introduction
In considering the Scheme Resolution, you should be aware that there are a number of risk factors, both general and specific, associated with the Scheme. There are also risks specific to Cenntro and/or the industries in which it operates, which could materially adversely affect the future operating and financial performance of Cenntro and the value of Shares.
Shareholders will continue to be exposed to materially the same general market risks (in Section 6.2) and risks specific to an investment in Cenntro (in Section 6.5) that they are exposed to now regardless of whether the Scheme becomes Effective. These risks are provided in short summary form only given Shareholders are already exposed to them. If the Scheme becomes Effective, then in addition to those risks Scheme Shareholders will also gain exposure to the risks in Section 6.3 as shareholders of HoldCo.
The outline of the risks set out in this Section 6 is a summary only and should not be considered exhaustive. This Section 6 does not purport to list every risk that may be applicable to Shareholders now or in the future. Further, the occurrence or consequences of some of the risks described in this Section 6 may be partially or completely outside the control of Cenntro, its Directors and senior management team.
These risk factors do not take into account the individual investment objectives, financial situation, position or particular needs of Shareholders. Before deciding how to vote in relation to the Scheme Resolution, you should have a sufficient understanding of these matters, having regard to your own individual risk profile, portfolio strategy, investment objectives, financial circumstances and taxation position. If you do not understand any part of this Scheme Booklet or are in any doubt as to how to vote in relation to the Scheme Resolution, it is recommended that you seek professional guidance from your financial, legal, taxation or other independent and qualified professional adviser before deciding how to vote.
You should carefully consider the risk factors discussed in this Section 6, as well as the other information contained in this Scheme Booklet before voting on the Scheme Resolution.
6.2	Risks related to the Proposed Transaction
(a)	The Conditions Precedent may not be satisfied
A Condition Precedent to implementation of the Scheme is the receipt of a number of regulatory approvals. The required approvals are still pending as at the date of this Scheme Booklet. If these approvals are not received by the Second Court Date, there is a risk that the Scheme may not proceed.
(b)	HoldCo may be unable to achieve some or all of the expected benefits of the Scheme, which could materially adversely affect its business, financial condition and results of operations
HoldCo may not be able to achieve the full strategic and financial benefits expected to result from the Proposed Transaction, or such benefits may be delayed or not occur at all. The Cenntro Board formed the view that re-domiciling Cenntro to the U.S. is in the best interests of Shareholders for the reasons set out in Section 2.2.
These and other anticipated benefits may not be achieved for a variety of reasons. If some or all of the expected benefits are not achieved, or if such benefits are delayed, HoldCo’s business, expected future financial and operating results and prospects could be adversely affected.
(c)	The Proposed Transaction will change Shareholder’s rights
If the Proposed Transaction proceeds, Shareholder’s rights may change substantially, as a result of differences between Australian and U.S. law, due to differences between Cenntro’s current governing documents and the governing documents that apply to HoldCo as a Nevada corporation. In addition, the issue of the HoldCo Shares to Eligible Scheme Shareholders pursuant to the Scheme may have certain tax implications.
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Circumstances that under U.S. law may entitle a stockholder in a U.S. company to claim damages may also give rise to a cause of action under Australian law entitling a stockholder to claim damages. However, this will not always be the case.
Holders of HoldCo Shares may have difficulties enforcing actions brought in courts in jurisdictions located outside of the United States as liabilities fall under U.S. securities laws. In particular, if such a holder sought to bring proceedings in Australia based on U.S. securities laws, the Australian court might consider whether:
▪	it did not have jurisdiction;
▪	it was not an appropriate forum for such proceedings;
▪	applying Australian conflict of laws rule, U.S. law (including U.S. securities laws) did not apply to the relationship between holders of HoldCo securities and HoldCo or the HoldCo Directors; or
▪	the U.S. securities laws are of a public or penal nature and should not be enforced by the Australian court.
Certain HoldCo Directors and executive officers are residents of countries other than the United States. As a result, it may not be possible for a holder of HoldCo Shares to:
▪	effect service of process within the United States upon certain HoldCo Directors and executive officers;
▪
enforce in U.S. courts, judgments obtained against any of the HoldCo Directors, executive officers, or senior management in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; or

▪	bring an action in an Australian court to enforce liabilities against any of the HoldCo Directors and executive officers or HoldCo based upon U.S. securities laws.
Holders of HoldCo Shares may also have difficulties enforcing in courts outside the U.S., judgments obtained in U.S. courts against any of the HoldCo Directors and executive officers or HoldCo, including actions under the civil liability provisions of the U.S. securities laws.
6.3	Risks related to HoldCo Shares
Scheme Shareholders (other than Ineligible Foreign Shareholders) who receive HoldCo Shares may be exposed to the following additional new risks relating to holding HoldCo Shares where HoldCo, a company incorporated in the State of Nevada and proposed to be listed on Nasdaq, will be the ultimate parent company for the Cenntro Group.
(a)	The market price and trading volume of Cenntro HoldCo Shares may be volatile and may be affected by economic conditions beyond HoldCo’s control
The market price of HoldCo Shares may be highly volatile and subject to fluctuate. In addition, the trading volume of HoldCo Shares may fluctuate and cause significant price variations to occur. If the market price of HoldCo Shares declines significantly, holders may be unable to sell their HoldCo Shares at a competitive price.
Some specific factors that could negatively affect the price of HoldCo Shares or result in fluctuations in their price and trading volume include:
▪	actual or expected fluctuations in Cenntro prospects or operating results;
▪	changes in the demand for, or market prices for, EVPs;
▪	additions or departures of key personnel;
▪	changes or proposed changes in laws, regulations or tax policy;
▪	sales or perceived potential sales of HoldCo Shares by HoldCo or the HoldCo Directors,
▪	senior management or Cenntro stockholders in the future;
▪	announcements or expectations concerning additional financing efforts; and
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▪	conditions in the U.S. and global financial markets or changes in general economic conditions.
(b)	An active trading market for HoldCo Shares may not develop and the trading price for HoldCo Shares may fluctuate significantly
If an active public market for HoldCo Shares does not develop, the market price and liquidity of HoldCo Shares may be adversely affected. While HoldCo has applied for the listing of HoldCo Shares on Nasdaq, a liquid public market may not develop or be sustained.
Limited liquidity may increase the volatility of the price of HoldCo Shares. In the past, following periods of volatility in the market price of a company’s securities, shareholders often instituted class action litigation against that company. If HoldCo was involved in a class action suit, it could divert the attention of senior management and, if adversely determined, could have a material adverse effect on HoldCo’s results of operations and financial condition.
(c)	HoldCo does not anticipate paying dividends in the foreseeable future
Cenntro did not declare any dividends during the financial years ended 31 December 2021 or 31 December 2022 and HoldCo does not anticipate that it will do so in the foreseeable future.
HoldCo currently intends to retain future earnings, if any, to finance the development of its business. Dividends, if any, on HoldCo Shares will be declared by and subject to the discretion of the HoldCo Board on the basis of its earnings, financial requirements and other relevant factors, and subject to Nevada and federal law.
(d)	The HoldCo certificate of incorporation and by-laws contain anti-takeover provisions that could delay or discourage takeover attempts that HoldCo Shareholders may consider favourable
HoldCo’s certificate of incorporation and by-laws contain provisions that could delay or prevent a change in control of HoldCo. These provisions could also make it difficult for HoldCo Shareholders to elect directors who are not nominated by the current members of the HoldCo Board or take other corporate actions, including effecting changes in HoldCo’s management. These provisions include:
▪
the ability of the HoldCo Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

▪	allowing only the HoldCo Board to fill director vacancies, which prevents HoldCo Shareholders from being able to fill vacancies on the HoldCo Board;
▪	a prohibition on HoldCo Shareholder action by written consent, which forces HoldCo Shareholder action to be taken at an annual or special meeting;
▪	a requirement that special meetings of HoldCo Shareholders may be called only by:
○	the HoldCo Board; or
○
the company secretary of HoldCo, following receipt of one or more written demands to call a special meeting from HoldCo Shareholders on record who own, in the aggregate, at least 25% of the voting power of HoldCo’s outstanding shares then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting set forth in HoldCo’s by-laws, which may inhibit the ability of an acquirer to require the convening of a special meeting of HoldCo Shareholders.

HoldCo is also subject to Nevada Revised Statutes 78.438, which prevents HoldCo from engaging in a business combination, such as a merger, with an interested stockholder (i.e., a person or group that acquires at least 10% of HoldCo’s voting stock) for a period of two years from the date such person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.
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(e)	HoldCo may issue shares of preferred stock with terms that could adversely affect the voting power or value of HoldCo Shares
HoldCo’s articles of incorporation authorises the HoldCo Board to issue, without the approval of HoldCo Shareholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over HoldCo Shares respecting dividends and distributions, as the HoldCo Board determines.
The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of HoldCo Shares. Similarly, the repurchase or redemption rights or liquidation preferences that may be granted to holders of preferred stock could affect the residual value of HoldCo Shares.
(f)	HoldCo’s by-laws designate the District Courts of the State of Nevada as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by HoldCo Shareholders
HoldCo’s by-laws provide that, unless HoldCo consents in writing to the selection of an alternative forum, the State of Nevada will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
▪	any derivative action or proceeding brought on HoldCo’s behalf;
▪	any action asserting a claim of breach of a fiduciary duty owed by any of the HoldCo Directors, officers, employees or agents to HoldCo or HoldCo Shareholders;
▪	any action asserting a claim arising pursuant to any provision of the Nevada Corporation Law, HoldCo’s certificate of incorporation or by-laws; or
▪	any action asserting a claim against HoldCo that is governed by the internal affairs doctrine in each such case subject to the State of Nevada having personal jurisdiction over the indispensable parties named as defendants therein.
HoldCo’s by-laws further provide that, unless HoldCo consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the U.S. Securities Act. Any person or entity purchasing or otherwise acquiring any interest in HoldCo Shares will be deemed to have notice of, and consented to, the provisions of HoldCo’s by-laws.
These choice-of-forum provision mays limit a HoldCo Shareholder’s ability to bring a claim in a judicial forum that it finds favourable for disputes with HoldCo or the HoldCo Directors, officers, employees or agents, which may discourage such lawsuits from being made. Alternatively, if a court were to find the relevant provisions of HoldCo’s by-laws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, HoldCo may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or operating results.
6.4	General market risks
Like many listed companies, Cenntro is exposed to a number of general risks that could materially adversely affect its financial position, assets and liabilities, reputation, profits, prospects and the market price and/or value of Shares.
These could include any or all of the following:
▪
fluctuations in economic conditions in the United States, Europe Union and China, including fluctuations in economic growth, interest rates, exchange rates, the level of inflation and employment levels;

▪	fluctuations in the United States and overseas stock markets;
▪
changes in government fiscal, monetary, regulatory and foreign policy in relevant jurisdictions and changes to political or judicial policies or conditions (including the impact of referendums in relevant jurisdictions);

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▪	increases in expenses (including wage inflation);
▪	changes to accounting or financial reporting standards; and
▪	natural disasters and catastrophic events.
6.5	Specific risks relating to Cenntro and the industries in which it operates
(a)	Cenntro has a limited operating history and is faced with significant challenges operating in an emerging industry.
Cenntro began pilot production of its first-generation, U.S. Class 1 (0 – 6,000 lbs.), electric light-duty commercial vehicle, the Metro®, in 2018. Cenntro’s revenue was approximately U.S.$8.9 million for the year ended 31 December, 2022, generated predominantly from sales of its vehicles. Cenntro has a limited operating history on which to base an evaluation of its business and prospects. Investors should consider Cenntro’s business and prospects in light of the risks and challenges Cenntro faces in an emerging industry with limited experience to date in high volume manufacturing of ECVs, including challenges related to its ability to:
▪	design and manufacture safe, reliable and quality ECVs on an ongoing basis;
▪	establish and scale assembly facilities in the U.S. and EU;
▪	maintain and expand its network of local assembly facilities, manufacturing partners, channel partners and suppliers;
▪	execute on its growth plan to regionalise supply chains, manufacturing and assembly of its ECVs;
▪	maintain and improve its operational efficiency;
▪	maintain a reliable, high quality, high-performance and scalable manufacturing and assembly infrastructure;
▪
attract, retain and motivate talented employees including its production workforce in existing and planned facilities, including the challenges faced from COVID-19 and the impact on its workforce stability;

▪	anticipate and adapt to changing market conditions, including technological developments and changes in the competitive landscape;
▪	protect its intellectual property; and
▪	navigate an evolving and complex regulatory environment.
If Cenntro fails to address any or all of these risks and challenges, its business, financial condition, operating results and prospects may be materially and adversely affected. As Cenntro continues to grow its business, Cenntro cannot make assurances that it will be able to develop effective and cost-efficient manufacturing capabilities and processes, and maintain reliable sources of component supplies, that will enable Cenntro to meet the production demands required to successfully sell its ECVs.
(b)	Cenntro has historically incurred losses from its operations and may not be profitable in the future.
Cenntro has incurred losses from operations of approximately U.S.$55.2 million, and U.S.$16.5 million for the years ended 31 December, 2022, and 2021, respectively. Cenntro has made significant up-front investments in research and development, supply chain establishment, establishment of local assembly facilities and capacity, and channel partner development to develop and expand its business. Cenntro has spent approximately U.S.$81.5 million in research and development activities related to its operations from its inception through to 31 December, 2022. Cenntro expects to continue to invest significantly in research and development, manufacturing and supply chain operations to expand its business, and these investments may not result in profitability within its expected timeframe or at all.
Cenntro may not generate sufficient revenues to be profitable in the future and it may incur substantial losses for a number of reasons, including lack of demand for its ECVs and
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increasing competition. In addition, Cenntro may incur unforeseen expenses, or encounter difficulties, complications and delays in market penetration or delivery for its products, generating revenue or achieving profitability. If Cenntro is unable to achieve profitability, it may have to reduce the scale of its operations, which may impact Cenntro’s planned growth and adversely affect its business, financial condition, operating results and prospects.
(c)	Cenntro’s ability to develop and manufacture ECVs of sufficient quality, on schedule and on a large scale is still evolving.
Cenntro’s business depends in large part on its ability to execute on its plans to develop, manufacture and sell its ECVs. Cenntro began pilot production of the Metro® in 2018. Cenntro plans to manufacture ECVs in higher volumes than it has historically and Cenntro’s production capabilities, including its facilities and those of its manufacturing partners, may not be able to handle the anticipated volumes in Cenntro’s business plan. Development and manufacturing of its current and future ECVs, such as the Metro®, Logistar™, LogiMax, Avantier™, Teemak™ and Antric One are and will be subject to risks, including:
▪	accurately manufacturing or procuring components within appropriate design tolerances;
▪	establishing additional manufacturing and local assembly facilities in its various target markets;
▪	compliance with environmental, workplace safety and similar regulations;
▪	securing necessary high-quality components and materials from its supply chain on acceptable terms and in a timely manner;
▪	ability to execute on its growth plan to regionalise its supply chain and manufacturing;
▪	quality controls;
▪	delays or disruptions in the supply chain, including as a result of pandemics such as COVID-19;
▪
delays or disruptions in ocean transit or transportation between its suppliers, its manufacturing facilities (or manufacturing partners’ facilities) and its local assembly facilities and its customers;

▪	ability to establish, maintain and rely upon relationships with its suppliers, channel partners and manufacturing partners; and
▪	other delays, backlog in manufacturing and research and development of new models, and cost overruns.
Any of the foregoing could materially and adversely affect its business, financial condition, operating results and prospects.
(d)	Cenntro’s future success depends on its ability to continue to introduce new models and Cenntro may experience delays in launching and ramping up production of its new ECV models.
In order to introduce new ECV models through 2024, Cenntro intends to coordinate with its suppliers, manufacturing partners, channel partners and other third parties in order to ensure timely execution of the manufacturing and assembly processes. If Cenntro fails to coordinate these efforts and achieve market introduction and acceptance of its new ECV models in a timely manner, its business, financial condition, operating results and prospects could be adversely affected. In addition, Cenntro has limited experience to date in manufacturing and assembling each of its new ECV series, as well as limited experience building and scaling multiple vehicle production lines across multiple factories (including those of Cenntro’s manufacturing partners) across various locations. In order to be successful, Cenntro will need to implement, maintain and scale efficient and cost-effective manufacturing capabilities between its manufacturing partners and local assembly facilities. Manufacturing bottlenecks and other unexpected challenges may arise during its production ramp-up, and Cenntro must address them promptly. Cenntro may face delays in
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establishing and/or sustaining production and timely delivery of its new ECV models. Any delay or other complication in ramping up the production of Cenntro’s current or future ECV models may harm its business, financial condition, operating results and prospects.
(e)	Cenntro’s operating results may be more volatile due to a shift from only a high concentration of sales in relatively few channel partners to establishing its own distribution network.
For the years ended 31 December, 2022, and 2021, its three largest channel partners accounted for approximately 15%, and 81% of its sales, respectively. As of quarter one in 2022, the company made significant changes regarding its few channel partners and shifted reliance away from select channel partners to its own distribution network through the establishment of local EV Centres. In 2022, Cenntro acquired TME inclusive of its assembly facility and distribution network in the EU. Simultaneously, and based on decreasing sales Cenntro ended its relationship with two U.S. distributors: Ayro and Tropos. This shift in its distribution model is uncertain, and Cenntro is unable to establish effective EV Centres that compensate for losses in revenue from its channel partners, its operating results could be materially and adversely affected.
(f)
Cenntro’s reliance on its new hybrid distribution model to market, sell and service (and in certain cases, assemble and/or homologate) its vehicles is subject to substantial risks because Cenntro does not maintain control over certain remaining channel partners and its newly established EV Centre dealerships are untested.

Cenntro’s intends to scale the establishment of EV Centre dealerships globally, which will be responsible for different portions of the sale, marketing and servicing (and for its channel partners, assembly and/or homologation) of the ECV products Cenntro sells. Cenntro will not control the actions of its channel partners. For example, Cenntro does not control how its channel partners market or sell assembled ECVs or the quality of their service on its ECVs and, with respect to the private label channel partners, Cenntro do not oversee their assembly of Cenntro’s ECVs.
Cenntro’s EV Centres are relatively new to the markets in which they are established and working with local dealers to sell its ECVs in the countries and regions in which they operate. If Cenntro are unable to efficiently operate or manage these new EV Centres, they may not be successful in the markets in which they operate or fail to satisfy sales targets, meet customer service objectives, or experience adverse regulatory actions or other operational challenges. This could result in a reduction in sales. If Cenntro decides to close or shift resources or operations from certain EV Centres at any time in the future, end-user customers of its ECVs may encounter difficulties in maintaining their vehicles and in obtaining satisfactory support, which may negatively impact its reputation.
Cenntro’s remaining channel partners are not subject to any minimum annual purchase requirements. In the event Cenntro’s channel partners are not successful in the markets in which they operate or fail to satisfy sales targets, meet customer service objectives or experience adverse regulatory actions or other operational challenges, Cenntro could experience a reduction in sales. Furthermore, if any of Cenntro’s channel partners fail to successfully operate their business or lack liquidity to support their operations, they may be unable to continue to purchase and sell Cenntro’s ECVs in the countries in which they operate, which could limit Cenntro’s sales to such markets for an extended period and adversely affect Cenntro’s business.
In addition, Cenntro’s ECVs are highly technical products that require maintenance and support, which relies on newly established EV Centres and certain channel partners to provide to its customers. If Cenntro’s channel partners were to cease or cut back operations at any time in the future, end-user customers of its ECVs may encounter difficulties in maintaining their vehicles and obtaining satisfactory support, which may negatively impact Cenntro’s reputation.
Disputes may occur between Cenntro and its channel partners or Cenntro’s channel partners and their customers, and Cenntro could be affected by adverse publicity related to such disputes, whether or not such publicity is related to their collaboration with Cenntro. Cenntro’s ability to successfully build and maintain its brand can be adversely impacted by perceptions about the quality of its channel partners’ servicing (and in some cases,
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assembly) processes. Cenntro’s arrangements with its channel partners typically specify general quality standards that the partners may meet, but do not provide Cenntro with any direct control or oversight over marketing and selling (and in some cases, assembly) behaviour of such channel partners. Cenntro relies on its channel partners to meet quality standards, but cannot assure you that they will successfully maintain quality standards, which could adversely affect Cenntro’s reputation.
Cenntro may be unable to enter into new agreements or extend existing agreements with channel partners on terms and conditions acceptable to Cenntro. In addition, even if Cenntro is able to expand its channel partner network, it on average takes up to six months from the time Cenntro enters into an agreement with a new channel partner for them to be operational and selling ECVs, depending on their familiarity with ECVs and the types of services they will provide to Cenntro.
Cenntro has started to shift from relying only on channel partners to a hybrid model which combines distribution between its wholly owned EV Centres with locally established dealers and channel partners. If Cenntro were to close or dissociate one or more of its EV Centres due to performance, there is no assurance that it would be able to establish a suitable replacement EV Centre in the region to take up the role of marketing, distributing and after-market care its ECVs in the relevant market within a suitable timeframe.
The expense and time required to establish and train staff at Cenntro’s EV Centres so performance and service will be able to meet its quality standards and regulatory requirements, may be greater than anticipated. Further, Cenntro may never establish a new operation after having invested significant resources in that local market. Any of the foregoing could adversely affect its business, financial condition, operating results and prospects.
(g)	Cenntro’s EV Centre dealers and channel partners may reduce or cancel their orders at any time, which could adversely affect its business.
Cenntro’s relationships with its dealers and channel partners are typically subject to definitive agreements it has with them. Under these agreements, Cenntro’s dealers and channel partners do not have any minimum or binding purchase obligations. Because Cenntro’s sales are made pursuant to standard purchase orders. Orders may be cancelled, reduced, or rescheduled with little or no notice. Cenntro’s ECVs may not meet the expectations of its end users or market requirements. In the future, Cenntro’s dealers or channel partners or their customers may decide to purchase fewer ECVs than they have in the past, may alter their purchasing patterns at any time with limited or no notice, or may decide not to continue to purchase its ECVs at all. Cancellations of, reductions in, or rescheduling of orders could also result in the loss of anticipated sales without allowing Cenntro sufficient time to reduce its inventory and operating expenses, as a substantial portion of its expenses are fixed at least in the short term. In addition, changes in forecasts or the timing of orders expose Cenntro to the risks of inventory shortages or excess inventory. Any of the foregoing events could materially and adversely affect its business, financial condition, operating results and prospects.
(h)
Cenntro’s EV Centre dealers and channel partner network may not grow or develop as it currently expects, in current markets in which Cenntro sells ECVs or penetrates new markets, its revenue and financial condition would be adversely affected.

Substantially all of Cenntro’s revenue for the years ended 31 December, 2022, and 2021 was derived from sales of its ECVs in North America, Europe and Asia. As of 31 December, 2022, Cenntro has remaining relationships with one of its private labelling channel partners which imports completely built units and sells them in the Japanese market, as opposed to its remaining channel partners which are simply resellers of whole unit vehicles.
Moving forward, Cenntro aims to increase the size of its dealership network in its target markets through establishing EV Centres and identifying dealerships partners when warranted, which is necessary for its expansion in both existing and new markets. If Cenntro fails to successfully establish new EV Centres in these key markets, Cenntro’s expected expansion could be materially impacted, which could adversely affect its business, financial condition, operating results and prospects. Furthermore, its future revenue growth will
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depend in part on its ability to penetrate new geographic markets by establishing EV Centres in those markets. Each new geographic market presents distinct and substantial challenges and risks and, in many cases, requires Cenntro to develop new customised solutions to address the particular technical and regulatory requirements of that market. Meeting the technical and regulatory requirements in any of these new markets will require a substantial investment of Cenntro’s time and resources. Cenntro cannot assure you that Cenntro will be able to establish EV Centres in these new markets, or that Cenntro will achieve meaningful revenue from sales in these markets. If any of these markets do not develop as Cenntro currently anticipate, its business, financial condition, operating results and prospects could be adversely affected.
(i)	Cenntro does not provide charging solutions for Cenntro’s channel partners or their customers.
Cenntro’s ECVs have two ways to charge, slow charging from a regular proper outlet and fast charging from a public EV charging station. However, Cenntro does not intend to install charging stations in the markets in which its ECVs are sold through Cenntro channel partners. As such, Cenntro relies on its channel partners in such markets to ensure charging solutions are available for end-user customers. If a market in which Cenntro’s ECVs are sold has few options for charging, the customers of Cenntro’s channel partners may need to rely on their own power outlets for charging, which may make Cenntro’s vehicles less attractive in such markets.
(j)	The battery capacity of Cenntro’s ECVs will decline over time, which may negatively influence purchasing decisions by its channel partners and end-users.
Cenntro’s ECVs can experience battery capacity and performance loss over time depending on the use of the battery. Cenntro anticipates the battery capacity in its ECVs will decline over time as the battery deteriorates. Cenntro currently expects up to a 5% decline in the energy capacity retention per year, which will decrease the capacity of Cenntro’s ECVs over five years by up to 25% under normal use. Other factors such as usage, time and stress patterns may also impact the batteries’ ability to hold a charge, which would decrease Cenntro’s ECVs range before needing to recharge. Such battery deterioration and the related decrease in range may negatively influence purchase decisions by channel partners and end-users.
(k)	Cenntro business is subject to the risk of disruption in Cenntro supply chain.
Cenntro depends on suppliers for the sourcing of ECV components and principal raw materials. Cenntro’s suppliers (and those they depend upon for materials and services) are subject to risks, including labour disputes or constraints, financial liquidity, inclement weather, natural disasters, significant public health and safety events, supply constraints or shortages, and general economic and political conditions that could limit their ability to provide Cenntro with components and raw materials. Cenntro’s business and operations would be adversely affected if any of Cenntro’s key suppliers were to experience significant disruption affecting the price, quality, availability or timely delivery of parts they supply to Cenntro or if any one or more or Cenntro’s key suppliers discontinued operations. Furthermore, if Cenntro experienced significant increased demand, or need to replace its existing suppliers, there can be no assurance that additional suppliers of component parts will be available when required on terms that are favourable to Cenntro, or at all, or that any supplier would allocate sufficient supplies to Cenntro in order to meet Cenntro’s requirements or fill Cenntro orders in a timely manner. The partial or complete loss of these suppliers, or a significant adverse change in the sourcing of ECV components, could result in lost revenue, added costs and distribution delays that could harm Cenntro’s business and channel partner relationships. In addition, concentration in Cenntro’s supply chain could exacerbate Cenntro’s exposure to risks associated with the termination by key suppliers of its supply-chain arrangements or any adverse change in the terms of such arrangements, which could adversely affect Cenntro’s business, financial condition, operating results and prospects.
Cenntro may be unsuccessful in its efforts to source less expensive suppliers for certain parts, redesign certain parts to make them less expensive to produce and negotiate with existing suppliers to obtain cost reductions and avoid unfavourable changes to terms. Any of
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these occurrences may harm Cenntro’s business, prospects, financial condition and operating results. Cenntro cannot assure you that it will be able to maintain its existing relationships with its suppliers and continue to be able to source the key components that Cenntro uses in its ECVs on a stable basis and at reasonable prices or at all. For example, Cenntro’s suppliers may increase the prices for the components Cenntro purchase and/or experience disruptions in their production of the components.
(l)
Cenntro is dependent on its suppliers, certain of which are single-source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of its ECVs at prices and volumes acceptable to Cenntro could have a material adverse effect on its business, prospects and operating results.

Historically, Cenntro has generally obtained components from multiple sources whenever possible, similar to other automotive manufacturers. However, a small number of components used in Cenntro’s ECVs are purchased from a single source. Cenntro refers to these component suppliers as Cenntro single-source suppliers. For example, while several sources for the airbag module for the Metro® are available, Cenntro currently has only one supplier for these components.
Cenntro generally does not maintain long-term agreements with single-source suppliers. Any disruption in the supply of airbag modules from Cenntro’s single-source suppliers, for instance, could temporarily disrupt production of Cenntro’s ECVs. While Cenntro believes that it may be able to establish alternate supply relationships for its single-source components and can obtain or engineer replacement components, Cenntro may be unable to do so in the short term or at all at prices or costs that are favourable to Cenntro. The loss of any single or limited source supplier or the disruption in supply of components from these suppliers could lead to delays in vehicle deliveries to Cenntro’s channel partners, which could hurt Cenntro’s relationships with them and their end-user customers and also materially adversely affect Cenntro’s business, prospects and operating results.
In the long-term, Cenntro intends to establish supply chain relationships in North America and the European Union to support its manufacturing and assembly needs in these markets, thereby reducing the time in transit and potentially the duties associated with importing Cenntro components and spare parts from China. Cenntro believes that its deep supply chain development know-how will provide it significant advantages. However, substantially all of Cenntro’s supply chain experience is limited to China. If Cenntro is unable to effectively manage the sourcing of its components and the responsiveness of its supply chain in areas outside of China, Cenntro’s business and results of operations may be harmed. It is also likely that in the early stages of Cenntro’s supply chain expansion, Cenntro can expect most component sources will be single-source suppliers.
(m)	Changes in international trade policies, tariffs and rising political tensions, particularly between the U.S. and China, may adversely impact Cenntro’s business and operating results.
In recent years, China and the United States have implemented certain increasingly protective trade measures with continuing trade tensions, including significant tariff increases, between these countries. Although the United States and China successfully reached an interim trade deal in January 2020 that de-escalated the trade tensions with both sides rolling back tariffs, the extent to which the trade deal will be successfully implemented is unpredictable. A decrease in the level of imports to and exports from China could adversely affect Cenntro’s business operating results and financial condition. Rising trade and political tensions could reduce levels of trade, investment, technological exchanges and other economic activities between China and other countries, which would have an adverse effect on global economic conditions, the stability of global financial markets, and international trade policies. It could also adversely affect the financial and economic conditions in the jurisdictions in which Cenntro operates, as well as its global expansion, financial condition, and results of operations.
Moreover, the imposition of tariffs and trade restrictions as a result of international trade disputes or changes in trade policies may adversely affect Cenntro’s sales and profitability. For example, in recent years, the U.S. government imposed and proposed, among other actions, new or higher tariffs on specified imported products originating from China in
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response to what it characterised as unfair trade practices. China responded by imposing and proposing new or higher tariffs on specified U.S. products. There can be no assurance that a broader trade agreement will be successfully negotiated between the United States and China to reduce or eliminate these tariffs. These tariffs, and the related geopolitical uncertainty between the United States and China, may cause decreased demand for Cenntro’s products or increase cost of components used in Cenntro’s products, which could have a material adverse effect on the Cenntro business and results of its operations. For example, certain of Cenntro’s foreign customers may respond to the imposition of tariffs or threat of tariffs on products Cenntro produces by delaying purchase orders or purchasing products from Cenntro’s competitors.
Ongoing international trade disputes and changes in trade policies could also impact economic activity and lead to a general contraction of customer demand. In addition, tariffs on components for Cenntro’s ECVs that it may import from China or other nations will adversely affect Cenntro’s profitability unless Cenntro is able to exclude such components of its ECVs from the tariffs or Cenntro raises prices for its products, which may result in Cenntro’s products becoming less attractive relative to products offered by its competitors. Future actions or escalations by either the United States or China that affect trade relations may also negatively affect the Cenntro business, or that of its suppliers or customers, and Cenntro cannot provide any assurance as to whether such actions will occur or the form that they may take. To the extent that Cenntro’s sales or profitability are negatively affected by any such tariffs or other trade actions, its business and results of operations may be materially adversely affected.
(n)
Cenntro relies on third parties to manufacture substantially all of its components and vehicle kits for each of its new series of ECV models. Cenntro’s qualified suppliers and manufacturing partners may fail to deliver components and vehicle kits, according to schedules, prices, quality and volumes that are acceptable to Cenntro.

Cenntro has substantially shifted all component manufacturing processes for its new vehicles to qualified suppliers. The continuous and stable supply of components needed in the manufacture and assembly of Cenntro’s ECVs that meet Cenntro’s standards will be crucial to Cenntro’s operations and production. Unexpected changes in business conditions, materials pricing, labour issues, wars, governmental changes, tariffs, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions and other factors beyond Cenntro or Cenntro’s suppliers’ control could affect their ability to deliver components to Cenntro and expose Cenntro to component shortages.
The unavailability of any component or supplier could result in production delays, idle manufacturing facilities, product design changes and loss of access to important technology and tools for producing and supporting Cenntro’s products. Moreover, significant increases in Cenntro’s production or product design changes by Cenntro may require it to procure additional components in a short amount of time. Cenntro’s suppliers may not be willing or able to sustainably meet Cenntro’s timelines or its cost, quality and volume needs, or to do so may cost Cenntro more, which may require Cenntro to replace them with other sources. While Cenntro believes it will be able to secure additional or alternate sources or develop its own replacements for most of Cenntro’s components, there is no assurance that Cenntro will be able to do so quickly or at all.
As part of Cenntro’s light-asset distributed manufacturing business model and methodology, vehicle kits (and in some instances, fully assembled vehicles) for Cenntro’s new ECV series are manufactured by third-party manufacturing partners. From time to time, these manufacturing partners may experience production problems or delays and may not be able to meet Cenntro’s demand for vehicles. Cenntro may be required to retain additional third-party manufacturing partners to assure continuity in production. However, finding additional manufacturing partners in a timely and cost-effective manner may be difficult. Any delays in the manufacture of vehicle kits could cause the loss of sales, and harm Cenntro’s brand, all of which could adversely affect Cenntro’s business, financial condition, operating results or prospects.
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(o)
If Cenntro’s suppliers, channel partners or manufacturing partners fail to use ethical business practices and comply with applicable laws and regulations, Cenntro’s brand and business could be harmed due to negative publicity.

Cenntro’s core values, which include developing high quality ECVs while operating with integrity, are an important component of Cenntro’s brand, which makes Cenntro’s reputation sensitive to allegations of unethical business practices. Cenntro does not control its independent suppliers, channel partners or manufacturing partners or their respective business practices. Accordingly, Cenntro cannot guarantee their compliance with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labour laws, among others. A failure in compliance could lead Cenntro to seek alternative suppliers, channel partners or manufacturing partners, which could increase Cenntro’s costs or result in delayed delivery of its products, product shortages or other disruptions of its operations.
Violation of labour or other laws by Cenntro’s suppliers, channel partners or manufacturing partners or the divergence of an independent supplier’s labour or other practices from those generally accepted as ethical in the markets in which Cenntro does business could also attract negative publicity for Cenntro and its brand. This could diminish the value of Cenntro’s brand and reduce demand for Cenntro’s ECVs if, as a result of such violation, Cenntro attracts negative publicity. Any negative publicity that results from unethical practices by third parties could harm Cenntro’s brand, business, financial condition, operating results or prospects. If other manufacturers in Cenntro’s industry encounter similar problems with their third-party partners, any negative publicity with respect to the ECV industry could negatively impact Cenntro.
(p)
Cenntro heavily relies on its third-party logistics service providers for international shipping of its products, and if disruptions in Cenntro’s transportation network continues to occur or Cenntro’s shipping costs continue to increase, Cenntro may be unable to sell or deliver its products in a timely manner, and its gross margin could decrease.

Cenntro’s success is dependent on its ability to transport its ECVs (whether as vehicles kits or fully assembled vehicles) from China to markets in North America, Europe and Asia in a timely and cost-effective manner. Cenntro relies heavily on third parties, including ocean carriers and truckers, in that process. The global transportation industry is experiencing ocean shipping disruptions, trucking shortages, increased ocean shipping rates and increased trucking and fuel costs, and Cenntro cannot predict when these disruptions will end.
The global transportation industry is also experiencing unprecedented increases in shipping rates from trans-Pacific Ocean carriers due to various factors, including limited availability of shipping capacity. As a result, Cenntro’s ability to deliver its ECV units to its channel partners may be disrupted or delayed. Additionally, the cost of shipping from China to local markets in North America and Europe have each increased substantially between March 2020 and December 2022. Such factors have had, and will continue to have, a negative impact on vehicle production, gross profit margin, product delivery time and revenue recognition. Cenntro’s operating results for the year ended 31 December 2022 have been significantly impacted by such shortages and Cenntro expects such shortages to continue for the foreseeable future.
The shipping industry is also experiencing issues with port congestion and pandemic-related port closures and ship diversions. Labour disputes among freight carriers and at ports of entry are common, and Cenntro expects labour unrest and its effects on shipping its products to be a challenge for us. Any port worker strike, work slowdown or other transportation disruption as a result of the issues currently facing the industry could significantly disrupt Cenntro’s business. Cenntro is currently experiencing such disruption due to multiple factors brought about by the COVID-19 pandemic, such as supply and demand imbalance, a shortage of warehouse workers, truck drivers, transport equipment (tractors and trailers) and other causes, which have resulted in heightened congestion, bottleneck and gridlock, leading to abnormally high transportation delays. Additionally, if increases in fuel prices occur, Cenntro’s transportation costs would likely further increase. Similarly, supply chain disruptions such as those described in the preceding paragraphs
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may lead to an increase in transportation costs. This has materially and adversely affected Cenntro’s business and could continue to materially and adversely affect Cenntro’s business and financial results. If significant disruptions along these lines continue, this could lead to further disruptions in Cenntro’s business, delays in shipments, and revenue and profitability shortfalls, which could adversely affect Cenntro’s business, prospects, financial condition and operating results.
(q)
The commercial viability of the Cenntro iChassis relies on third-party hardware and software that may not be available, which could render Cenntro’s product less marketable and negatively impact Cenntro’s business, prospects and operating results.

The commercial viability of the Cenntro iChassis depends in large part on third-party developers utilising hardware and software that is required for autonomous driving. The Cenntro iChassis is an open-platform and programmable chassis product, designed to act as a basic and core execution unit of an automated or autonomous driving vehicle. An automated system typically runs within a well-defined set of parameters and is restricted in what tasks can be performed. In contrast, an autonomous system learns and adapts to dynamic environments, and evolves as the environment around it changes. To be driven autonomously, the Cenntro iChassis requires hardware and software that Cenntro does not produce, such as detection devices and decision-making software. The Cenntro iChassis can only be utilised if such hardware and software is otherwise available and third parties are willing to integrate such technology with the Cenntro iChassis. To the extent Cenntro’s competitors develop and market a fully integrated autonomous EV, Cenntro may be at a commercial disadvantage.
The marketability of the Cenntro iChassis is dependent on the willingness of third-party autonomous driving vehicle producers to adopt Cenntro’s programmable chassis technology rather than adopting other similar technologies or developing their own proprietary programmable chassis, as well as the willingness of end-users to purchase autonomous driving vehicles from such third parties. If any of these factors is not present then the marketability of Cenntro iChassis will suffer, which could negatively impact Cenntro’s business, prospects and operating results. Furthermore, there are many uncertainties relating to the homologation of autonomous driving vehicles, and Cenntro are unable to predict when the market for autonomous driving vehicles will develop more fully.
(r)	Cenntro’s business depends substantially on the continuing efforts of its executive officers, and its business may be severely disrupted if it loses their services.
Cenntro’s future success depends substantially on the continued services of its executive officers, especially its Chief Executive Officer and Chairman, Mr. Peter Z. Wang. Cenntro does not currently maintain key man life insurance on any of its executive officers. If any of Cenntro’s executive officers are unable or unwilling to continue in their present positions, Cenntro may not be able to replace them readily, if at all. Therefore, Cenntro’s business may be severely disrupted, and it may incur additional expenses to recruit and retain new officers. In addition, if any of Cenntro’s executive officers joins a competitor or forms a competing company, its business, financial condition, operating results or prospects could be harmed.
(s)	Cenntro’s facilities or operations could be damaged or adversely affected as a result of disasters or unpredictable events.
Cenntro has leased five facilities in, Jacksonville and Freehold in United States, Changxing and Yangzhong in China, and Herne in Germany.
Cenntro intends to rely on its relationships with manufacturing partners in China who will manufacture Cenntro’s new ECV series. If major disasters such as earthquakes, fires, floods, hurricanes, wars, terrorist attacks, computer viruses, pandemics (such as COVID-19) or other unpredictable events, such as cyber-attacks, occur that impact Cenntro’s facilities or the facilities of its channel and manufacturing partners, Cenntro may have to stop or delay production and shipment of its ECVs, and its operations could be seriously damaged. Cenntro may incur expenses relating to such delays or damages, which could materially and adversely affect its business, financial condition, operating results and prospects.
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(t)	Global economic conditions could materially and adversely affect Cenntro’s business, financial condition, operating results and prospects.
The global macroeconomic environment is facing challenges, and the uncertain state of the global economy continues to impact businesses around the world, including as a result of COVID-19. If global economic and financial market conditions do not improve or further deteriorate, Cenntro’s business, financial condition, operating results and prospects may be materially and adversely affected. Some of the factors that could materially and adversely affect Cenntro include:
▪
Slower spending may result in reduced demand for its ECVs, reduced orders from its channel partners, order cancellations, lower revenues, higher discounts, increased inventories and lower gross margins;

▪
Continued volatility in the markets and exchange rates for foreign currencies and contracts in foreign currencies could have a significant impact on its reported operating results and financial condition. Cenntro conducts transactions in various currencies, which increases its exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar;

▪
Volatility in the availability and prices of commodities and raw materials Cenntro uses in its ECVs from its supply chain could have a material adverse effect on its costs, gross margins and profitability; or

▪	Instability in global financial and capital markets may impair Cenntro’s ability to raise additional equity or debt financing on reasonable terms or at all in order to grow its business.
(u)	Cenntro’s financial results may vary significantly from period-to-period due to the seasonality of its business and fluctuations in its operating costs.
Cenntro’s operating results may vary significantly from period-to-period due to many factors, including seasonal factors that may have an effect on the demand for its ECVs. Demand for vehicles in the automotive industry in general typically declines over the winter season, while sales are generally higher during the spring and summer months. Cenntro’s limited operating history makes it difficult for it to judge the exact nature or extent of the seasonality of its business. Also, any unusually severe weather conditions in some markets may impact demand for its vehicles. Cenntro’s operating results could also suffer if it does not achieve revenue consistent with Cenntro’s expectations for this seasonal demand.
Cenntro also expects its period-to-period operating results to vary based on its operating costs which it anticipates will increase significantly in future periods. This is because Cenntro, among other things, intends to design and develop additional ECVs and components, establish new channel partners relationships, establish new local assembly facilities and technology support and research and developments centres, and increase Cenntro’s general and administrative functions to support its growing operations.
In addition, Cenntro’s channel partner network includes companies that have in the past, and may in the future, experience financial difficulty and, in some instances, have been unable to pay amounts owed to Cenntro on a timely basis, or at all. This has led Cenntro to from time to time recognise provision for doubtful accounts that vary from period to period and are difficult to anticipate. As a result of these factors, Cenntro believes that period-to-period comparisons of its operating results are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance.
(v)
Cenntro’s distributed manufacturing methodology and channel partner network model is different from the predominant current distribution model for automotive manufacturers, which makes evaluating Cenntro’s business, financial condition, operating results and prospects difficult.

Cenntro believes that a distributed manufacturing model will allow it to focus efforts on the design of ECV models and related technologies while outsourcing various portions of the manufacturing, assembly and marketing of Cenntro vehicles to qualified third parties, allowing Cenntro to operate with lower capital investment than traditional vertically integrated automotive companies. For the last several years, Cenntro relied substantially on
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‘private label’ channel partners to assemble the Metro® from vehicle kits that it manufactured in its facilities. With the introduction of Cenntro’s new ECV models, Cenntro has begun the process of shifting the manufacturing of its vehicle kits, and in some cases fully assembled vehicles, to third party OEM manufacturing partners and, in the case of vehicle kits, assembling in its own facilities in North America and Europe. This model of vehicle distribution is relatively new and unproven and subjects Cenntro to substantial risk. For example, Cenntro’s success depends in large part on its ability to effectively establish and maintain successful relationships with manufacturing partners and channel partners and for them to implement successful processes for manufacturing its vehicles or marketing, sales, and servicing, respectively.
Cenntro’s business model is subject to numerous significant challenges and uncertainties, some of which are outside of its control, and it may not be successful in addressing these challenges. For instance, Cenntro has limited control or oversight over its manufacturing partners and channel partners. To the extent a manufacturing partner or channel partner is not conducting its business in an ethical manner or is not performing to the required standards, Cenntro has limited recourse. Cenntro’s manufacturing partner and channel partner networks are based solely on contractual arrangements and such contractual arrangements do not currently, and may not into the future, provide Cenntro with adequate oversight over its channel partners to protect its reputation. Additionally, in certain markets Cenntro intends to increase direct sales to dealers, upfitters, enterprises and government organisations, which will require that it add overhead and business structures to service a direct sales business model that it does not currently have in place.
(w)	Cenntro’s business plans will require additional capital in the future, which may not be available to it on acceptable terms or at all.
Cenntro’s business plans will require additional capital in the future, including to open new facilities (including assembly facilities), grow the number of its channel partners and markets in which it operates and support the production of its new ECV series. Cenntro expects that its level of capital expenditure may be significantly affected by channel partners’ customer demand for its ECVs. The fact that Cenntro has a limited operating history means Cenntro has limited historical data regarding the demand for its products and services and its future capital requirements. As a result, Cenntro’s future actual capital requirements may be uncertain and actual capital requirements may be materially different from those it currently anticipates.
Cenntro may seek equity or debt financing to finance a portion of its capital requirements in the future. Such financing might not be available to Cenntro in a timely manner or on terms that are acceptable, or at all. Cenntro’s ability to obtain the necessary financing to carry out its business plans is subject to a number of factors, including general market conditions and investor acceptance of its business plans. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If Cenntro is unable to raise sufficient funds, it will have to significantly reduce its spending, and delay or cancel its planned activities.
(x)
As Cenntro shifts component and vehicle kit manufacturing to qualified suppliers and manufacturing partners, Cenntro may have to shorten the useful life of any equipment to be retired as a result, and the resulting acceleration in its depreciation could adversely affect Cenntro’s financial results.

Cenntro has begun shifting component manufacturing to qualified suppliers. Cenntro has also outsourced vehicle kit manufacturing (and, in some instances, vehicle assembly) for its new ECV series to manufacturing partners to reduce its capital expenditure requirements. As Cenntro shifts component and vehicle kit manufacturing of its new ECV series to Cenntro qualified suppliers and manufacturing partners, respectively, Cenntro may have to shorten the useful life of any equipment it retires as a result, which would require that Cenntro accelerate the depreciation on such equipment. Any such accelerated depreciation on equipment, to the extent Cenntro owns such equipment, could adversely affect its results of operations.
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(y)
Cenntro may not be able to accurately estimate the supply and demand for Cenntro vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If Cenntro fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

Cenntro may have limited insight into trends that may emerge and affect its business. This may result in Cenntro’s inability to accurately estimate the supply and demand for its vehicles.
Cenntro cannot predict whether these new ECV models will be readily adopted by channel partners and end-users in their respective markets. Cenntro may need to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of products to its channel partners. Currently, there is no or limited historical basis for making judgments on the demand for Cenntro’s planned or existing vehicles or Cenntro’s ability to develop, manufacture, and deliver vehicles, or Cenntro’s profitability in the future. If Cenntro underestimates such requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of Cenntro’s products and result in delays in shipments and revenues. In addition, lead times for materials and components that Cenntro’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If Cenntro fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to Cenntro’s channel partners could be delayed, which would harm Cenntro’s business, financial condition and operating results.
(z)	Cenntro’s ECVs use lithium-ion battery cells, which have the potential to catch fire or vent smoke and flame and may lead to additional concerns about batteries used in automotive applications.
The battery packs in Cenntro’s ECVs use lithium-ion cells, and Cenntro intends to use lithium-ion cells in future ECV products. Lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Extremely rare incidents of laptop computers, cell phones and EV battery packs catching fire have focused consumer attention on the safety of these cells.
These events have raised concerns about batteries used in automotive applications. To address these questions and concerns, a number of battery cell manufacturers are pursuing alternative lithium-ion battery cell chemistries to improve safety. The battery packs used in Cenntro’s ECVs may need to be redesigned, which would be time-consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells such as a vehicle or other fire, even if such incident does not involve us, could seriously harm Cenntro’s business.
The majority of the battery packs Cenntro uses in its ECVs are shipped in a ‘just in time’ fashion so that Cenntro is generally not housing them for a long period of time. Nonetheless, Cenntro may in the future store lithium-ion cells at Cenntro facilities from time to time. Any incident involving battery cells may cause disruption to the operation of Cenntro’s facilities. While Cenntro has implemented safety procedures related to the handling of the cells, Cenntro cannot assure you that a safety issue or fire related to the cells would not disrupt its operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any type of battery failure in relation to a competitor’s ECV may cause indirect adverse publicity for Cenntro and its ECVs. Such adverse publicity could negatively affect Cenntro’s brand and harm Cenntro’s business, financial condition, operating results and prospects.
(aa)
Cenntro has identified a material weakness in Cenntro’s internal control over financial reporting that could materially harm Cenntro. If Cenntro fails to remediate the material weakness, or if Cenntro experiences weaknesses in the future, Cenntro may not be able to accurately and timely report Cenntro’s financial condition or results of operations, which may adversely affect investors’ confidence in Cenntro.

Cenntro was until, December 2021, a private company with limited accounting personnel and other resources with which to address its internal control over financial reporting in accordance with requirements applicable to public companies. As a private company,
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historically Cenntro had not retained a sufficient number of professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyse, record and disclose accounting matters under U.S. GAAP.
A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. During the preparation of its 2019 and 2020 financial statements, Cenntro’s management identified a material weakness in its internal control over financial reporting.
Specifically, Cenntro did not historically have adequate accounting staff generally in its finance and accounting department, particularly with respect to (i) the preparation of financial statements prepared in accordance with U.S. GAAP and the inclusion of proper disclosures in the related footnotes, and (ii) the design, documentation and implementation of internal controls surrounding risk management and financial reporting processes. During the preparation of Cenntro’s consolidated and combined financial statements for the year ended 31 December, 2022, Cenntro management reassessed Cenntro’s internal control over financial reporting. Although controls and supervision over risk management and financial reporting processes have improved, Cenntro management has concluded that Cenntro continues to have this material weakness in its internal control over financial reporting.
Cenntro management has since taken and is continuing to take, actions to remediate this material weakness and is taking steps to strengthen its internal control over financial reporting and risk management. In April 2021, Cenntro hired an experienced Chief Financial Officer, Mr. Edmond Cheng. Internal control over financial reporting and risk management is now overseen by an audit committee with significant experience in overseeing the preparation of financial statements in accordance with U.S. GAAP and compliance with the reporting requirements of the SEC. In 2022, Cenntro steadily increased its finance team resources based in its Freehold, NJ, headquarter office. Cenntro’s Financial Controller for North America commenced work with Cenntro in January 2022 and is a CPA license holder. As of the date of this Scheme Booklet, Cenntro has a total of five professionals on its Finance team in the United States including three certified public accountants (CPAs) and one staff accountant who has passed the CPA exams with public accounting experience. Cenntro intends to hire additional professional accountants with greater familiarity with U.S. GAAP and SEC reporting requirements. Cenntro intends to (i) develop and implement formal policies, processes and documentation procedures relating to its financial reporting as well as (ii) address the accounting function’s staffing needs and training and strengthen Cenntro’s internal control processes. This material weakness will not be considered remediated until Cenntro management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time and Cenntro management has concluded that these controls are effective.
To the extent Cenntro is unable to remediate this material weakness or identify future material weaknesses in its internal control over financial reporting, such material weakness could severely inhibit Cenntro’s ability to accurately report its financial condition or results of operations and could cause future investors to lose confidence in the accuracy and completeness of Cenntro’s financial reports. Cenntro could also be subject to litigation from investors and shareholders and could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in Cenntro’s internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict Cenntro’s future access to the capital markets.
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(bb)
The unavailability or reduction of government and economic incentives or the elimination of regulatory policies which are favourable for ECVs could materially and adversely affect Cenntro’s business, financial condition, operating results and prospects.

Cenntro’s business depends significantly on government subsidies, economic incentives and government policies that support the growth of new energy vehicles generally and ECVs specifically. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of ECVs, fiscal tightening or other factors may result in the diminished competitiveness of the alternative fuel vehicle industry generally or Cenntro’s ECVs in particular. Any of the foregoing could materially and adversely affect Cenntro’s business, financial condition, operating results and prospects.
(cc)	Cenntro’s future growth is dependent upon end-users’ willingness to adopt ECVs.
Cenntro’s growth is highly dependent upon the adoption by national and local governments and the commercial vehicle market of, and Cenntro is subject to the risk of any reduced demand for alternative fuel vehicles in general and ECVs in particular. The market for alternative fuel vehicles (including ECVs) is relatively new and rapidly evolving, characterised by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demand and behaviours. If the market for ECVs in North America, Europe, Asia or elsewhere does not develop as Cenntro expects, or develops more slowly than Cenntro expects, Cenntro’s business, financial condition, operating results and prospects will be harmed. Other factors that may influence the adoption of alternative fuel vehicles, and specifically ECVs, include:
▪
perceptions about EV quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of EVs, whether or not such vehicles are produced by Cenntro or other manufacturers;

▪	perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including EV systems;
▪	the limited range over which EVs may be driven on a single battery charge and the speed at which batteries can be recharged;
▪	the decline of an EV’s range resulting from deterioration over time in the batteries ability to store charge;
▪	concerns about electric grid capacity and reliability;
▪	the availability of new energy vehicles, including plug-in hybrid EVs and vehicles powered by hydrogen fuel;
▪	improvements in the fuel economy of the internal combustion engine;
▪	the availability of service for EVs;
▪	the environmental consciousness of end-users;
▪	access to charging stations, standardisation of EV charging systems and perceptions about convenience and cost to charge an electric commercial vehicle;
▪	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of non-polluting vehicles;
▪	perceptions about and the actual cost of alternative fuel; and
▪	macroeconomic factors.
Any of the factors described above may cause Cenntro’s channel partners and their customers not to purchase Cenntro’s ECVs. If the market for ECVs does not develop as Cenntro expects or develops more slowly than Cenntro expects, Cenntro’s business, financial condition, operating results and prospects will be adversely affected.
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(dd)	Continued elevated levels of inflation could adversely impact Cenntro’s business and operations.
Adverse and uncertain economic conditions and, in particular, the impact of global general price inflation, may negatively impact Cenntro’s business and operations. Cenntro has experienced, and expects to continue to experience, price increases from, among other things, Cenntro’s component suppliers. Sustained inflation, combined with key component shortages, may require Cenntro to raise the prices of its ECVs in order to offset cost increases, which may negatively impact the demand for Cenntro’s vehicles. As a result, Cenntro’s channel partners may become more conservative in response to such conditions and seek to reduce their inventories.
Conversely, to the extent inflation or other factors increase Cenntro’s business costs, it may not be feasible to pass price increases onto Cenntro’s channel partners, which will adversely affect Cenntro’s profitability. Cenntro’s operational success depends upon, among other things, its ability to maintain and increase sales volume with its channel partners, Cenntro’s ability to attract new channel partners, the financial condition of end-consumers in the commercial ECV market and Cenntro’s ability to provide ECVs that appeal to its channel partners and other direct customers at a competitive upfront cost. Unfavourable macroeconomic conditions may lead Cenntro’s channel partners to reduce, delay, curtail or cancel proposed or existing contracts, decrease the overall demand for Cenntro’s ECVs or otherwise adversely affect Cenntro’s operations. The duration and severity of the current inflationary period cannot be estimated with precision.
(ee)
Cenntro could experience cost increases or disruptions in the supply of raw materials or components used in its vehicles, and a shortage of key components, such as semiconductors, can disrupt production of its ECVs.

Cenntro incurs significant costs related to the procurement of raw materials and components required to manufacture its vehicles. Cenntro’s ECVs use various raw materials including aluminium, steel, carbon fibre, non-ferrous metals such as copper, lithium, nickel and cobalt, as well as key component inputs such as semiconductors. The prices for these raw materials fluctuate depending on factors beyond Cenntro’s control, including market conditions and global demand for these materials. An increase in price of these raw materials could adversely affect Cenntro’s business and operating results. In particular, the automotive industry is currently facing a significant shortage of semiconductors. The global semiconductor supply shortage is having wide-ranging effects across multiple industries, particularly the automotive industry, and it has impacted multiple suppliers that incorporate semiconductors into the parts they supply to us. As a result, the semiconductor supply shortage has had, and will continue to have, a negative impact on Cenntro’s vehicle production. To date, Cenntro has experienced price increases and delays that have impacted a variety of its key components, including, for example, its motor controls, battery management system and charging.
Due to shortages related to the impact of COVID-19 and other factors, Cenntro’s vendors are also experiencing substantial increases in the price of commodities such as steel and lithium, which are key raw materials in the manufacture of Cenntro’s chassis and batteries. Such shortages have had, and will continue to have, a negative impact on vehicle production, gross profit margin, product delivery time and revenue recognition. Cenntro operating results for the year ended 31 December 2022 have been significantly impacted by such shortages and Cenntro expects such shortages to continue for the foreseeable future.
(ff)	Increases in the cost and disruptions of supply or shortages of lithium-ion batteries could harm Cenntro’s business.
Cenntro’s business depends on the continued supply of battery cells for Cenntro’s vehicles. Battery cell manufacturers may refuse to supply battery cells to EV manufacturers to the extent they determine that the vehicles are not sufficiently safe. Cenntro is exposed to multiple risks relating to availability and pricing of quality lithium-ion battery cells. These risks include:
▪
the inability or unwillingness of current battery cell manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the EV industry as demand for such cells increases;

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▪	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and
▪	an increase in the cost or shortages of raw materials, such as lithium, nickel and cobalt used in lithium-ion cells.
Any disruption in the supply of battery cells could temporarily disrupt the planned production of Cenntro’s ECVs until such time as a different supplier is fully qualified. Furthermore, strong growth in sales of Cenntro’s ECVs may in some instances outpace the production and availability of lithium-ion batteries, which could result in substantial increases in the price of batteries used in Cenntro’s vehicles. Substantial increases in the prices for lithium-ion batteries would increase Cenntro’s operating costs, and could reduce Cenntro’s gross margins if Cenntro cannot recoup the increased costs through increased ECV prices. Over the past two years, beginning with the COVID-19 crisis in early 2020, lithium-ion battery shortages have increased lead times for procurement and caused significant price increases. Such shortages have had, and will continue to have, a negative impact on vehicle production, gross profit margin, product delivery time and revenue recognition.
(gg)	Developments in alternative technologies or improvements in the internal combustion engine may materially and adversely affect the demand for Cenntro’s ECVs.
Significant developments in alternative technologies, such as advanced diesel, ethanol, hydrogen fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect Cenntro’s business, financial condition, operating results and prospects in ways Cenntro does not currently anticipate. Any failure by Cenntro to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay the development and introduction of new and enhanced EVs, which could result in the loss of competitiveness of Cenntro’s vehicles, decreased revenue and a loss of market share to competitors.
(hh)	The automotive market is highly competitive, and Cenntro may not be successful in this industry.
Both the automotive industry generally, and the ECV segment in particular, are highly competitive, and Cenntro will be competing for sales with both internal combustion engine commercial vehicles and other ECVs. Many of Cenntro’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than Cenntro. This means that Cenntro’s competitors may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of ECVs. Cenntro expects competition for ECVs to intensify due to increased demand and a regulatory push for alternative fuel vehicles and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect Cenntro’s business, financial condition, operating results, and prospects.
(ii)	If Cenntro is unable to keep up with advances in EV technology, it may suffer a decline in competitive position.
Cenntro may be unable to keep up with changes in ECV technology, and Cenntro may suffer a resulting decline in its competitive position, which would materially and adversely affect its business, financial condition, operating results and prospects. Cenntro’s research and development efforts, as well as its manufacturing and supply chain capacity, may not be sufficient to adapt to changes in ECV technology. As technologies change, Cenntro plans to upgrade or adapt its ECVs and introduce new models in order to continue to provide ECVs with the latest technology, including battery cell technology. However, Cenntro’s ECVs may not compete effectively with ECVs manufactured and marketed by its competitors if Cenntro is unable to develop and integrate the latest technology into its ECVs.
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(jj)
Cenntro’s business is subject to substantial regulations, which are evolving, and unfavourable changes or the failure by Cenntro or its channel partners to comply with these regulations could materially and adversely affect Cenntro’s business, financial position, operating results and prospects.

Motor vehicles are subject to substantial regulation under U.S. federal, state and local laws as well as the laws of each of Cenntro’s target markets. Cenntro incurs significant costs to comply with these regulations, including obtaining required vehicle certifications in the jurisdictions in which Cenntro’s ECVs are sold, and Cenntro may be required to incur additional costs related to any changes to such regulations. Any failures by Cenntro or its channel partners to comply with existing or future regulations could result in significant expenses, vehicle recalls, delays or fines. Cenntro and its channel partners are subject to laws and regulations applicable to the supply, manufacture, import, sale and service of automobiles internationally. For example, in countries outside of the United States, Cenntro or its channel partners are required to meet standards relating to vehicle safety and testing, fuel economy, battery safety, transportation, testing and recycling and greenhouse gas emissions, among other things, that are often materially different from requirements in the United States. This may require additional investment into the vehicles and systems to ensure regulatory compliance in those countries. This process may include official review and certification of Cenntro’s vehicles by foreign regulatory agencies prior to market entry, as well as compliance with foreign reporting and recall management systems requirements.
Compliance with various regulations pertaining to ECVs in Cenntro’s various target markets may limit Cenntro’s ability to sell certain of its ECV models in such markets. To the extent U.S. or international laws change, some or all of Cenntro’s vehicles may not comply with new applicable international, federal, state or local laws, which would have an adverse effect on Cenntro’s business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, Cenntro’s business, prospects, financial position and operating results will be adversely affected.
(kk)	Cenntro’s ECVs may be subject to product liability claims or recalls which could cause Cenntro to incur expenses, damage Cenntro’s reputation or result in a diversion of management resources.
As manufacturer of record of Cenntro’s ECVs (except in the case of vehicles assembled by Cenntro’s private label channel partners), Cenntro may be responsible for product liability claims or costs associated with product recalls. Cenntro may be subject to lawsuits resulting from injuries associated with the use of the ECVs that Cenntro designs, manufactures and sells to its channel partners. Cenntro may incur losses relating to these claims or the defence of these claims. Cenntro’s ECVs may also be subject to recalls if any of its ECV designs prove to be defective, or its channel partners may voluntarily initiate a recall or make payments related to such claims as a result of various industry or business practices or the need to maintain good customer relationships. Such a recall would result in a diversion of resources and could damage Cenntro’s reputation with both its channel partners and their customers. Any claims or recalls associated with Cenntro’s ECVs could exceed Cenntro’s insurance coverage and materially and adversely affect its business, financial position, operating results and prospects.
(ll)
Cenntro faces risks associated with global operations and expansion, including unfavourable regulatory, political, legal, economic, tax and labour conditions, and when establishing ourselves in new markets, all of these factors could harm its business.

Cenntro currently has international operations and subsidiaries in various countries and jurisdictions, and Cenntro expects to expand its channel partner network internationally and to invest in new manufacturing and assembly facilities in various jurisdictions as part of Cenntro’s growth plan. Accordingly, Cenntro and its products are subject to a variety of legal, political and regulatory requirements and social and economic conditions over which Cenntro has little control.
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Cenntro is subject to a number of risks associated with international business activities that may increase its costs, impact its ability to sell its ECVs and require significant management attention. These risks include:
▪	challenges in attracting channel partners;
▪	compliance with foreign government taxes, regulations and permit requirements;
▪	Cenntro’s ability to enforce its contractual rights and intellectual property rights;
▪	compliance with trade restrictions and customs regulations as well as tariffs and price or exchange controls;
▪	fluctuations in freight rates and transportation disruptions;
▪	fluctuations in the values of foreign currencies;
▪	compliance with certification and homologation requirements; and
▪	preferences of foreign nations for domestically manufactured products.
In many of these markets, long-standing relationships between potential customers and their local partners, protective regulations and disparate networks and systems used by each country will create barriers to entry.
Cenntro is currently selling its ECVs in North America, Europe and Asia, and, as a result, Cenntro is subject to laws and regulations in those jurisdictions that are applicable to the import and/or sale of EVs. For example, Cenntro is required to meet vehicle-specific safety standards that are often materially different across markets, thus resulting in additional investment into the vehicles and systems to ensure regulatory compliance. For each of the markets in which Cenntro sells its ECVs, Cenntro must obtain advanced approval from regulatory agencies regarding the proper certification or homologation of Cenntro vehicles to enter these markets. This process necessitates that regulatory officials in each market review and certify Cenntro vehicles prior to market entry. Any delay in the homologation process could adversely impact Cenntro’s ability to introduce ECV models in their respective markets on Cenntro’s planned timeframe. This could adversely affect its business, financial position, operating results and harm reputation.
(mm)	Cenntro’s business will be adversely affected if it is unable to protect its intellectual property rights from unauthorised use or infringement by third parties.
Any failure to adequately protect Cenntro’s intellectual property rights could result in the weakening or loss of such rights, which may allow Cenntro’s competitors to offer similar or identical products or use identical or confusingly similar branding. This could potentially resulting in the loss of some of Cenntro’s competitive advantage, a decrease in Cenntro’s revenue or an attribution of potentially lower quality products to Cenntro, which would adversely affect Cenntro’s business, financial condition, operating results and prospects.
Cenntro’s success depends, at least in part, on its ability to protect its core technology and intellectual property. To accomplish this, Cenntro relies on a combination of patents, patent applications, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright protection, trademarks, intellectual property licenses and other contractual rights to establish and protect its intellectual property rights in its technology. Cenntro’s registered patents are under PRC law and have not been given reciprocal treatment and protection under the laws of either the United States or the European Union. Cenntro may be unable to adequately protect its proprietary technology and intellectual property from use by third parties.
The protection provided by patent laws is and will be important to Cenntro’s business. However, such patents and agreements and various other measures Cenntro takes to protect its intellectual property from use by others may not be effective for various reasons, including the following:
▪	Cenntro’s pending patent applications may not result in the issuance of patents;
▪	Cenntro’s patents may not be broad enough to protect its commercial endeavours;
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▪	the patents Cenntro has been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented technology or for other reasons;
▪
the costs associated with obtaining and enforcing patents in the countries in which Cenntro operates, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; or

▪	current and future competitors may independently develop similar technology, duplicate Cenntro’s vehicles or design new vehicles in a way that circumvents its intellectual property protection.
Existing trademark and trade secret laws and confidentiality agreements afford only limited protections. In addition, the laws of some foreign countries do not protect Cenntro’s proprietary rights to the same extent as do the laws of the United States and policing the unauthorised use of Cenntro’s intellectual property is difficult. For example, historically the implementation and enforcement of PRC intellectual property-related laws have been limited. Accordingly, protection of intellectual property rights in China may not be as effective as in the United States or other countries.
Some of the components in Cenntro’s supply chain are co-designed with third-party vendors, who are generally restricted from selling parts that are co-designed with Cenntro to other parties. However, in the event Cenntro discontinues its purchases of such co-designed components from such vendors, these vendors may no longer be restricted from selling such co-designed components to third parties.
(nn)	Cenntro may need to defend itself against patent or trademark infringement claims, which may be time-consuming and could cause Cenntro to incur substantial costs.
Companies, organisations or individuals, including Cenntro’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with Cenntro’s ability to make, use, develop or sell its vehicles or vehicle kits, which could make it more difficult for Cenntro to operate its business.
From time to time, Cenntro receives notices from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits against Cenntro alleging infringement of such rights or otherwise assert their rights and seek licenses. Even if Cenntro is successful in these proceedings, any intellectual property infringement claims against Cenntro could be costly, time-consuming, harmful to Cenntro’s reputation, and could divert the time and attention of Cenntro management and other personnel. Proceedings could result in injunctive or other equitable relief that may require Cenntro to make changes to Cenntro’s business, any of which could have a material adverse effect on Cenntro’s financial position, cash flow, results of operations or prospects. In addition, if Cenntro is determined to have infringed upon a third party’s intellectual property rights, Cenntro may be required to do one or more of the following:
▪	cease selling vehicles or incorporating or using designs or offering goods or services that incorporate or use the challenged intellectual property;
▪	pay substantial damages;
▪	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all; or
▪	redesign its vehicles or other goods or services.
In the event of a successful claim of infringement against Cenntro and its failure or inability to obtain a license to the infringed technology or other intellectual property right, Cenntro’s business, financial condition, operating results and prospects could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management attention.
As at the date of this Scheme Booklet, Cenntro is not involved in any patent disputes and has not received any notices from holders of patents or trademarks alleging that Cenntro has infringed their property rights.
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In addition, Cenntro has agreed, and expects to continue to agree, to indemnify its channel partners for certain intellectual property infringement claims regarding its products. As a result, if infringement claims are made against Cenntro’s channel partners, Cenntro may be required to indemnify them for damages (including expenses) resulting from such claims or to refund amounts they have paid to Cenntro.
(oo)	Compliance with environmental regulations can be expensive, and non-compliance may result in adverse publicity and potentially significant monetary damages and fines.
Cenntro’s business operations may generate noise, wastewater, end-of-life batteries, gaseous by-product and other industrial waste. Cenntro is required to comply with all applicable national and local regulations regarding the protection of the environment. Cenntro believes it is in compliance with current environmental protection requirements and has all necessary environmental permits to conduct business. However, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. Additionally, if Cenntro fails to comply with present or future environmental rules or regulations, it may be liable for clean-up costs or be required to pay substantial fines, suspend production or cease operations. Any failure by Cenntro to control the use of, or to adequately restrict the unauthorised discharge of, hazardous substances or comply with other environmental regulations could subject Cenntro to potentially significant monetary damages and fines or suspensions to Cenntro’s business operations. Additionally, as Cenntro expands it local assembly capabilities in its target markets, Cenntro’s expansion will increase Cenntro’s exposure to liability with respect to environmental regulations and the fines and injunctive actions. This will require Cenntro to spend further resources and time complying with complex environmental regulations in such jurisdictions.
Contamination at properties currently or formerly owned or operated by Cenntro, and properties to which hazardous substances were sent by Cenntro, may result in liability for Cenntro under environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA). The U.S. government can impose liability on Cenntro under CERCLA for the full amount of remediation related costs of a contaminated site without regard to fault. Such costs can include those associated with the investigation and clean-up of contaminated soil, ground water and buildings as well as to reverse impacts to human health and damages to natural resources.
Pursuant to the Environmental Protection Law of the PRC, which was adopted on 26 December 1989, and amended on 24 April 2014, effective on 1 January 2015, any entity which discharges pollutants must adopt measures to prevent and treat waste gas, waste water, waste residue, medical waste, dust, malodorous gas, radioactive substances generated in manufacturing, construction or any other activities as well as environmental pollution and hazards such as noise, vibration, ray radiation, electromagnetic radiation, etc. Environmental protection authorities impose various administrative penalties on entities in violation of environmental protection laws, including warnings, fines, orders to rectify within a prescribed period, cease of construction, restrict or suspend production, make recovery, disclose relevant information or make an announcement, or seize and confiscate facilities and equipment which cause pollutant emissions, the imposition of administrative action against relevant responsible persons, and orders to shut down enterprises.
In addition, pursuant to the Civil Code of the PRC, which was adopted on 28 May 2020, and became effective on 1 January 2021, in the event of damage caused to others as a result of environmental pollution and ecological destruction, the actor will bear tortious liability. In the event a party, in violation of laws and regulations, intentionally pollutes the environment or damages the ecology, thereby causing serious consequences, the infringed party is entitled to claim appropriate punitive damages. Any violations of the environmental protection law or the Civil Code of the PRC could expose Cenntro to liabilities including fines and damages that could impact Cenntro’s business, prospects, financial position and operating results.
The EU has specific regulations on batteries and the disposal of batteries to regulations on the negative environmental effects of batteries and hazardous waste. The EU Battery Directive (2006/66/EC) (the EU Battery Directive) is intended to cover all types of batteries regardless of their shape, volume, weight, material composition or use. It is aimed at
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reducing mercury, cadmium, lead and other metals in the environment by minimising the use of these substances in batteries and by treating and re-using old batteries. This directive applies to all types of batteries except those used to protect European Member States’ security, for military purposes, or batteries sent into space. To achieve these objectives, the EU Battery Directive prohibits the marketing of some batteries containing hazardous substances. It establishes processes aimed at high levels of collection and recycling of batteries with quantified collection and recycling targets. The directive sets out minimum rules for producer responsibility and provisions with regard to labelling of batteries and their removability from equipment. Product markings are required for batteries and accumulators to provide information on capacity and to facilitate reuse and safe disposal.
In December 2020, the European Commission adopted a proposal to revise the EU Battery Directive. The proposal is designed to strengthen the EU’s regulatory framework for batteries to secure the sustainability and competitiveness of battery value chains. It could introduce mandatory requirements on sustainability (such as requiring responsible sourcing of raw materials, restrictions on the use of hazardous substances, carbon footprint rules, minimum recycled content targets, performance and durability criteria), safety and labelling for the marketing and putting into service of batteries, and requirements for end-of-life management including facilitating the repurpose of industrial and electric-vehicle batteries as stationary energy storage batteries. The proposal also includes due diligence obligations for economic operators regarding the sourcing of raw materials.
The EU Restriction of Hazardous Substances Directive 2002/95/EC (the RoHS Directive) places restrictions on the use of certain hazardous substances in electrical and electronic equipment. All applicable products sold in the EU market after 1 July 2006 must comply with EU RoHS Directive. While this directive does not currently affect Cenntro’s ECVs in any meaningful way, should any changes occur in the directive that would affect Cenntro’s ECVs, Cenntro will need to comply with any new regulations that are imposed. Cenntro’s non-compliance with any of these regulations may materially and adversely affect its operations or financial position.
(pp)
Cenntro seeks to continuously expand and improve its information technology systems and use security measures designed to protect its systems against breaches and cyber-attacks. If these efforts are unsuccessful, Cenntro’s business and operations could be disrupted, and Cenntro’s operating results and reputation could be harmed.

Cenntro seeks to continuously expand and improve its information technology systems, including implementing new internally developed and/or external industry standard enterprise resource planning systems (ERP systems), to assist it in the management of its business. Cenntro maintains information technology measures designed to protect against intellectual property theft, data breaches and other cyber-attacks. The implementation, maintenance and improvement of these systems require significant manage0ment, time, support and cost. Moreover, there are inherent risks associated with developing, improving and expanding Cenntro’s core systems as well as implementing new systems, including the disruption of Cenntro’s data management, procurement, manufacturing execution, finance and supply chain processes. Despite network security and back-up measures, Cenntro’s information technology systems are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite precautionary measures to prevent unanticipated problems that could affect Cenntro’s information technology systems, sustained or repeated system failures that interrupt Cenntro’s ability to generate and maintain data could adversely affect its ability to manage its data and inventory, procure parts or supplies or manufacture, sell, deliver ECVs, or achieve and maintain compliance with, or secure available benefits under, tax laws and other applicable regulations.
Cenntro cannot assure you that any of its new information technology systems or their required functionality will be effectively implemented, maintained or expanded as planned. If Cenntro does not successfully maintain its information technology or expand these systems as planned, its operations may be disrupted, its ability to accurately report its financial results in a timely manner could be impaired, and deficiencies may arise in its internal control over financial reporting. This may adversely affect Cenntro’s ability to verify its financial results. Moreover, Cenntro’s proprietary information could be compromised or
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misappropriated, and Cenntro’s reputation may be adversely affected. If these systems or their functionality do not operate as Cenntro expects them to, Cenntro may be required to expend significant resources to make corrections or find alternative sources for performing these functions.
(qq)	Data collection is governed by restrictive regulations that mandates the use, processing, and cross-border transfer of personal information.
International jurisdictions have their own data security and privacy legal frameworks with which companies and their customers must comply. The collection, use, storage, transfer, and other processing of personal data regarding individuals in the European Economic Area is governed by the General Data Protection Regulation (GDPR), which came into effect in May 2018. It contains numerous requirements and changes from previously existing EU law, including more robust obligations on data processors and heavier documentation requirements for data protection compliance programs by companies. Among other things, the GDPR regulates transfers of personal data subject to the GDPR to countries outside of the EU that have not been found to provide adequate protection to such personal data. The European Data Protection Board has issued draft guidance requiring additional measures to be implemented to protect EU personal data from foreign law enforcement, including in the U.S. These additional measures may require Cenntro to expend additional resources to ensure compliance.
The GDPR also introduced numerous privacy related changes for companies operating in the EU, including greater control for data subjects, increased data portability for EU consumers, data breach notification requirements and increased fines. Fines of up to 20 million Euros or up to 4% of the annual global revenue of the non-compliant company, whichever is greater, could be imposed for violations of certain GDPR requirements. Such penalties are in addition to any civil litigation claims by customers and data subjects. The GDPR requirements apply not only to third-party transactions but also to transfers of information between Cenntro and its subsidiaries, including employee information.
The European Commission has another draft regulation in the approval process that focuses on a person’s right to conduct a private life, in contrast to the GDPR, which focuses on protection of personal data. The proposed legislation, known as the Regulation on Privacy and Electronic Communications, or ePrivacy Regulation, would replace the current ePrivacy Directive. While the new legislation contains protections for those using communications services (for example, protections against online tracking technologies), the timing of its proposed enactment following the GDPR means that additional time and effort may need to be spent addressing differences between the ePrivacy Regulation and the GDPR. New rules related to the ePrivacy Regulation are likely to include enhanced consent requirements to use communications content, metadata and other data collected from connected devices and physical objects, including Cenntro’s ECVs which are fitted with networking devices.
Following the United Kingdom’s exit from the European Union, the GDPR was transposed into UK law (UK GDPR) as supplemented by the UK Data Protection Act 2018. As a result, the UK GDPR will not automatically incorporate any changes made to the GDPR going forward (which would need to be specifically incorporated by the UK Government). At present, the GDPR and the UK GDPR are broadly similar and have parallel regimes, which have not yet diverged significantly. However, the UK Government has launched a public consultation on proposed reforms to the data protection framework in the UK. This may lead to future divergence and variance between the two regimes.
In addition, China has laws relating to the supervision of data and information protection. The Cybersecurity Law regulates the activities of network operators which include companies that manage any network under PRC jurisdiction. As such, certain of Cenntro’s PRC subsidiaries may be regarded as network operators under the Cybersecurity Law, since Cenntro’s ECVs are fitted with networking devices. The Cybersecurity Law requires that the collection of personal data is subject to consent by the person whose data is being collected.
On 10 June 2021, China enacted the Data Security Law of the PRC (DSL), which became effective as of 1 September 2021. The DSL introduces several changes and new features to
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data security regulation and a comprehensive data security regime, which authorises national departments to conduct stricter supervision of data in China. For example, the PRC government will establish a catalogue of crucial data categories and promulgate stricter regulations over the protection of such crucial data listed in the catalogue. The DSL also will introduce the concept of ‘National Core Data’, which refers to data related to, among other topics, national security, the PRC economy, and significant public interests. The DSL provides that stricter regulations may be imposed on National Core Data. The cross-border transfer of domestic data as required by non-PRC judicial or enforcement authorities is also subject to the approval of Chinese authorities.
Compliance with the GDPR, the UK GDPR, the new ePrivacy Regulation, as well as the Cybersecurity Law and DSL in China, may involve substantial operational costs or require Cenntro to change business practices. Cenntro may be required to comply with certain provisions of the GDPR and the new ePrivacy Regulation (once effective). This may require Cenntro to undertake an update of certain of its business practices, including:
▪	updating internal records, policies and procedures;
▪	updating publicly facing privacy notices and consent mechanisms, where required;
▪	implementing employee privacy training;
▪	appointing an individual responsible for privacy compliance;
▪	implementing an inter-group data transfer agreement;
▪	reviewing/updating contracts with vendors that process data on Cenntro’s behalf; and
▪	implementing an audit framework.
Furthermore, if Cenntro begins selling its ECVs directly to end-users in the EU, United Kingdom or China, it would likely be required to comply with additional regulatory requirements. To the extent Cenntro becomes subject to any such regulations, Cenntro’s non-compliance could result in proceedings by governmental entities, customers, data subjects or others and may result in fines, penalties and civil litigation claims.
To the extent Cenntro is required to comply with regulations under the GDPR, the UK GDPR, the ePrivacy Regulation (once effective), cybersecurity laws and the DSL (collectively, the Data Security Regulations), any non-compliance could adversely affect Cenntro’s business, financial position, results of operations and prospects. Compliance with Data Security Regulations may be a rigorous and time intensive process that may increase Cenntro’s cost of doing business or require Cenntro to change its business practices. Despite any efforts to ensure compliance, there is always a risk that Cenntro may be subject to fines and penalties, litigation, and reputational harm in connection with its future activities.
(rr)	Any unauthorised control or manipulation of Cenntro ECVs information technology systems could result in loss of confidence in Cenntro and Cenntro’s ECVs, harming Cenntro’s business.
Cenntro’s ECVs are equipped with complex information technology systems. For example, Cenntro’s ECVs are designed with built-in data connectivity to improve their functionality. Cenntro has designed, implemented and tested security measures intended to prevent unauthorised access to Cenntro’s information technology networks, its ECVs and their systems. However, hackers may attempt in the future to gain unauthorised access to modify, alter and use such networks and ECV systems to gain control of, or to change, Cenntro’s ECVs functionality, user interface and performance characteristics, or to gain access to data stored in or generated by Cenntro’s ECVs. In addition, there are limited preventative measures that Cenntro can implement to combat unauthorised access to its information technology network by an employee that is aware of Cenntro’s information technology network and its various safeguards. Cenntro encourages reporting of potential vulnerabilities in the security of Cenntro’s ECVs and Cenntro aims to remedy any reported and verified vulnerability. However, there can be no assurance that vulnerabilities will not be exploited in the future before they can be identified, or that Cenntro’s remediation efforts are or will be successful.
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Any unauthorised access to or control of Cenntro’s ECVs or their systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorised access to Cenntro’s ECVs, their systems or data, as well as other factors that may result in the perception that Cenntro’s ECVs, their systems or data are capable of being ‘hacked’, could adversely affect Cenntro’s brand, business, financial position, operating results and prospects.
(ss)
Cenntro is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws. Any non-compliance with such laws can subject Cenntro to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect Cenntro’s business, results of operations, financial position, prospects and reputation.

Cenntro is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts activities, including the U.S. Foreign Corrupt Practices Act (FCPA), and other anti-corruption laws and regulations. The FCPA prohibits Cenntro and its officers, directors, employees and business partners acting on its behalf, including agents, from corruptly offering, promising, authorising or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favourable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect Cenntro and its results of operations, financial position, prospects and reputation.
Cenntro has direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. These interactions subject Cenntro to an increased level of compliance. Cenntro is in the process of implementing policies and procedures designed to ensure compliance by Cenntro and its directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, Cenntro’s policies and procedures may not be sufficient, and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which Cenntro may be held responsible.
Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject Cenntro to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect Cenntro’s business, operations, financial position, prospects and reputation. In addition, changes in economic sanctions laws in the future could adversely affect its business and investments in Cenntro’s securities.
(tt)	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on Cenntro’s business, operations, financial position and prospects.
A significant amount of Cenntro’s assets and operations are located in China. Accordingly, Cenntro’s business, financial position, operations and prospects may be influenced by political, economic and social conditions in China.
The Chinese economy differs from the economies of most developed countries in many respects, including the level of government intervention, level of development, growth rate, control of foreign exchange and allocation of resources. Whilst the Chinese government has implemented measures emphasising the utilisation of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still government-owned. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by
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allocating resources, controlling payment of foreign currency denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. In some instances, these regulatory measures could negatively impact Cenntro. For instance, the Chinese government restricts foreign direct investment in certain industries, which could in the future, if such restrictions are expanded to include the ECV industry, limit Cenntro’s ability to operate through Chinese subsidiaries.
Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect Cenntro’s business and operating results, lead to a reduction in demand for its ECVs and adversely affect Cenntro’s competitive position. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on Cenntro. For example, Cenntro’s business, results of operations, financial position and prospects may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may also adversely affect Cenntro’s business, results of operations, financial position and prospects.
(uu)
The PRC government may intervene or otherwise adversely affect Cenntro’s operations at any time or may exert more control over foreign investment in issuers with operations in China, which could materially affect its operations.

The PRC government may intervene or otherwise adversely affect Cenntro’s operations at any time, or may exert more control over foreign investment in issuers with operations in China, which could materially affect Cenntro’s operations. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industry, and Cenntro cannot rule out the possibility that it will in the future release regulations or policies regarding the ECV or any other related industry that could adversely affect the business, financial position and results of operations of Cenntro. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over foreign investment in companies with China based operations. Rules and regulations in China can change with little notice. Any such action, once taken by the PRC government, could cause the value of such securities to significantly decline.
Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over China based companies listed overseas (particularly those using variable interest entity (VIE) structures), adopting new measures to extend the scope of cybersecurity reviews (particularly for companies that process large amounts of sensitive consumer data), and expanding efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative bodies will respond, what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on Cenntro’s daily business operations or the ability to accept foreign investments.
(vv)	Uncertainties with respect to the Chinese legal system could materially and adversely affect Cenntro and may restrict the level of legal protections to foreign investors.
China’s legal system is based on statutory law. Unlike the common law system, statutory law is based primarily on written statutes. Previous court decisions may be cited as persuasive authority but do not have a binding effect. Although the Supreme People’s Court has determined and issued guiding caselaw that courts should refer to when trying similar cases, it may not sufficiently cover all aspects of economic activity in China. Since 1979, the Chinese government has been promulgating and amending laws, regulations and relevant
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interpretations regarding economic matters, such as corporate organisation and governance, foreign investment, commerce, taxation and trade. However, since these laws and regulations are relatively new, and the Chinese legal system continues to rapidly evolve, the interpretation of many laws, regulations and rules is not always uniform, and enforcement of these laws, regulations and rules may involves uncertainties, which may limit legal protections available to us.
In addition, any litigation in China may be protracted and may result in substantial costs and diversion of resources and management’s attention. The legal system in China may not provide investors with the same level of protection as in the United States or Australia. Cenntro is governed by laws and regulations generally applicable to local enterprises in China. Many of these laws and regulations are still being continuously revised and improved. Interpretation, implementation and enforcement of the existing laws and regulations can be uncertain and unpredictable and therefore may restrict the legal protections available to foreign investors.
(ww)
Cenntro currently conducts a significant number of operations through Cenntro’s subsidiaries established in China. Adverse regulatory developments in China may subject Cenntro to additional regulatory review or regulatory approval, and additional disclosure requirements. Also, regulatory scrutiny in response to recent tensions between the United States and China may impose additional compliance requirements for companies like Cenntro with significant China based operations. These developments could increase Cenntro’s compliance costs or subject Cenntro to additional disclosure requirements.

Cenntro currently conducts a significant amount of its operations through its subsidiaries established in China. Cenntro’s corporate structure means that Cenntro and Cenntro investors are subject to unique risks due to uncertainty regarding the interpretation and application of currently enacted PRC laws and regulations and any future actions of the PRC government relating to companies with significant PRC operations. There is also the possibility of sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission, if Cenntro’s fail to comply with their rules and regulations. For example, as a result of Cenntro’s PRC operations, Cenntro is subject to PRC laws relating to, data security and restriction over foreign investments. Recent regulatory developments in China, in particular with respect to restrictions on companies with significant operations in China raising capital offshore, including companies that process large amounts of sensitive consumer data and companies with a VIE structure, or a VIE structure, may lead to additional regulatory review or approval in China over Cenntro financing and capital raising activities in the U.S. capital markets.
On 24 December 2021, the Cyberspace Administration of China (the Cyberspace Administration) and other authorities issued the amended Cybersecurity Review Measures (effective as of February 2022), which provides, among other things, that online platform operators (i.e., over one million users) must apply for cybersecurity review prior to public listings outside of China. Under such rules, the Cyberspace Administration has jurisdiction to review and limit foreign public listings of critical information infrastructure operators (data operators in industries such as energy, water conservancy and public services) and online platform operators with more than one million users (for example, companies that operate consumer platforms such as ridesharing, personal banking or retail). Additionally, on 24 December 2021, the China Securities Regulatory Commission published the Regulations of the State Council on the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Public Comments) and the Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Public Comments), which will apply to a domestic enterprise that issues shares, depositary receipts, corporate bonds convertible into shares, or other securities of an equity nature outside of the PRC, or lists its securities for trading outside of the PRC. While this regulation has not been formally promulgated and the criteria for determining its application is still uncertain, Cenntro currently does not expect such regulations, to apply to Cenntro operations in China. However, Cenntro cannot be certain the applicability of such regulations will be consistent with its expectations.
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In addition, on 30 July 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China based operating companies before their registration statements will be declared effective. This includes detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded.
Cenntro may face heightened scrutiny and negative publicity, which could result in a material change in Cenntro’s operations or significantly limit Cenntro’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. Additionally, recent statements by PRC authorities and changes in PRC internal regulatory mandates, such as certain rules surrounding mergers and acquisitions, the Data Security Law, and rules related to entities using a VIE structure, may target Cenntro due to Cenntro’s significant operations in China and impact Cenntro’s ability to conduct business, accept foreign investments, or maintain a listing on a U.S. exchange. Cenntro cannot predict the effects of future developments in the PRC legal system. Cenntro may be required in the future to procure additional permits, authorisations and approvals for its existing and future operations, which may not be obtainable in a timely fashion or at all. This could materially affect its operations as a business. The occurrence of any of the aforementioned regulatory obstacles or the inability to obtain such permits or authorisations may have a material and adverse effect on Cenntro’s business, financial position and results of operations.
(xx)	Increases in labour costs and enforcement of stricter labour laws and regulations in China may adversely affect Cenntro’s business and profitability.
China’s overall economy and the average wage in China have increased in recent years and are expected to grow. The average wage level for Cenntro’s employees has also increased in recent years. Cenntro expects that its labour costs, including wages and employee benefits, will increase. Unless Cenntro is able to take effective measures to reduce labour costs or pass on these increased labour costs to those who pay for its ECVs, Cenntro’s profitability and operations may be materially and adversely affected.
In addition, Cenntro has been subject to stricter regulatory requirements in terms of entering into labour contracts with its employees, limitation with respect to utilisation of labour dispatching, applying for foreigner work permits, labour protection and labour condition and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of Cenntro’s employees. Pursuant to the PRC labour contract law and its implementation rules, employers are subject to stricter requirements in terms of signing labour contracts, minimum wages, paying remuneration, determining the term of an employee’s probation and unilaterally terminating labour contracts. In the event that Cenntro decides to terminate some of its employees or otherwise change its employment or labour practices, the PRC labour contract law and its implementation rules may limit Cenntro’s ability to effect those changes in a desirable or cost effective manner, which could adversely affect its business and results of operations.
In October 2010, the Standing Committee of the National People’s Congress promulgated the PRC Social Insurance Law, which came into effect on 1 July 2011 and was amended on 29 December 2018. On 3 April 1999, the State Council of the People’s Republic of China (the State Council) promulgated the Regulations on the Administration of Housing Funds, which was amended on 24 March 2002 and 24 March 2019. Companies registered and operating in China are required under the Social Insurance Law and the Regulations on the Administration of Housing Funds to apply for social insurance registration and housing fund deposit registration within 30 days of their establishment, and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law, as well as housing provident funds. If Cenntro is deemed to have violated relevant
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social insurance and housing funds regulations, it could be subject to orders by the competent authorities for rectification and failure to comply with such orders may further subject Cenntro to administrative fines or other corresponding measures.
As the interpretation and implementation of labour-related laws and regulations are still evolving, Cenntro’s employment practices may violate labour-related laws and regulations in China, which may subject Cenntro to labour disputes or government investigations. Cenntro cannot assure you that it has complied or will be able to comply with all labour-related law and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If Cenntro is deemed to have violated relevant labour laws and regulations, it could be required to provide additional compensation to it employees or assume other responsibilities and its business, financial condition and results of operations will be adversely affected.
(yy)	Fluctuations in the value of the Renminbi (RMB) and restrictions on currency exchange may adversely affect Cenntro’s business.
The reporting currency of Cenntro’s U.S. subsidiary is the U.S.$ while Cenntro’s Chinese subsidiaries’ functional currency is RMB. Cenntro’s audited financial statements are presented in U.S.$ and will be affected by the foreign exchange rate of the RMB against the U.S.$. During the years ended 31 December 2022, 2021, and 2020, significant portions of Cenntro’s revenues were derived from the sales in the EU and United States, denominated in Euros or U.S.$, respectively, while Cenntro’s costs and expenses were primarily incurred in the PRC (and denominated in RMB). The value of the RMB against the Euro, U.S.$ and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, as well as currency market conditions and other factors.
Currency exchange rate fluctuation in either direction can negatively impact Cenntro’s results of operations or financial condition. Appreciation in RMB could have the effect of increasing Cenntro’s operating costs so long as a material amount of Cenntro’s current operations occur in China. Conversely, appreciation of U.S.$ against the RMB could have the effect of reducing the value of Cenntro’s cash and cash equivalents in China for the purpose of paying any cash dividends.
(zz)
Cenntro may rely on dividends and other distributions on equity paid by its PRC subsidiaries to fund any cash and financing requirements Cenntro may have. Any limitations on the ability of Cenntro’s PRC subsidiaries to make payments to Cenntro could have a material and adverse effect on Cenntro’s ability to conduct Cenntro’s business.

Cenntro conducts its operations in various countries, including China, through wholly owned subsidiaries with direct equity ownership. If Cenntro’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Under PRC laws and regulations, Cenntro’s PRC subsidiaries, which are foreign owned enterprises, may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a foreign owned enterprise is required to set aside at least 10% of its accumulated after tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to Cenntro as dividends. At its discretion, a foreign owned enterprise may allocate a portion of its after tax profits based on PRC accounting standards to an enterprise expansion fund, or a staff welfare and bonus fund. To date, Cenntro has not been required to set aside and fund any such statutory reserve fund, as it has, since inception, incurred net losses.
Under applicable PRC accounting standards and regulations, intercompany transfers are accounted for under either a general account, for cash transfers in the ordinary course of business, or a capital account, for cash transfers on investments (i.e. dividends and loan repayments). With respect to Cenntro’s capital account, Cenntro can send capital investments to its subsidiaries for working capital and its subsidiaries can use such capital at their discretion. To the extent one of Cenntro’s PRC subsidiaries declares and pays a dividend, such subsidiary must pay a dividend withholding tax of 10% to repatriate any profit distributed to HoldCo. Cenntro’s PRC subsidiaries, as Wholly Foreign Owned Enterprises
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under PRC law, can make dividends up to CAG HK without prior PRC regulatory approval. However, any such subsidiary is limited in its ability to make dividends while that subsidiary has either net losses in the current period or accumulated net losses from prior periods and will only be able to pay dividends during periods in which it has positive net income and no accumulated net losses.
Cenntro has not made any cash distributions or transfers of other assets between it and any of its subsidiaries. To date, there have been no net profits recognised at any of Cenntro’s PRC subsidiaries and thus there have not been any dividends or distributions made by any of Cenntro’s subsidiaries. With respect to Cenntro’s general account, Cenntro’s subsidiaries purchase and pay for materials and parts, and receive funds for the sale of vehicle kits and vehicles. There is no PRC government approval required for transactions in Cenntro’s general account, where funds can be sent and received in the ordinary course of business freely without government approvals. Revenue generated in RMB by Cenntro’s PRC Subsidiaries is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Cenntro’s PRC subsidiaries to use their RMB revenues to pay dividends to HoldCo.
The PRC government may continue to strengthen its capital controls and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange (SAFE), for cross-border transactions. Any limitation on the ability of Cenntro’s PRC subsidiaries to pay dividends or make other kinds of payments to Cenntro could materially and adversely limit Cenntro’s ability to grow, make investments or acquisitions that could be beneficial to Cenntro’s business, pay dividends, or otherwise fund and conduct Cenntro’s business. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.
(aaa)	Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact Cenntro’s business and operating results.
Since the beginning of 2018, there has been increasing rhetoric, in some cases coupled with legislative or executive action, from several U.S. and foreign leaders regarding tariffs against foreign imports of certain materials. More specifically, there have been several rounds of U.S. tariffs on Chinese goods in the past few years, some of which prompted retaliatory Chinese tariffs on U.S. goods. By January 2020, China and the U.S. had reached a phase one trade deal to roll back tariffs and suspend certain tariff increases by the U.S. that were scheduled to take effect; however, such phase one trade deal made reductions in tariffs contingent on certain purchase concessions from China. As of March 2022, China has yet to satisfy the trade deal’s purchase conditions and tariff levels have not been reduced under the agreement. The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting both countries’ overall economic condition. If these tariffs continue or additional new tariffs are imposed in the future, they could have a negative impact as Cenntro has significant operations in China.
The Chinese government has adopted legislation and new regulations designed to Counteract U.S. trade policies towards China, including the Anti-Foreign Sanctions Law and the Ministry of Commerce of the People’s Republic of China Order No. 1 of 2021 on Rules on Counteracting Unjustified Extraterritorial Application of Foreign Legislation and Other Measures. Pursuant to the Anti-Foreign Sanctions Law, all entities and individuals (including subsidiaries of multinational companies and foreign citizen) in China (including Hong Kong and Macao) risk being on the anti-sanctions list if they are deemed to aid and abet in the implementation of sanctions imposed by foreign countries. Continuing trade tensions between China and the U.S. could adversely affect Cenntro’s business and operations.
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(bbb)	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.
Shareholder claims or regulatory investigations that are common in the U.S. and other developed countries are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties in protecting your interests.
(ccc)
PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent Cenntro from making loans to or make additional capital contributions to its PRC subsidiaries, which could materially and adversely affect its liquidity and ability to fund and expand the business.

Under PRC laws and regulations, Cenntro is permitted to utilise the proceeds of any financing outside China to fund its PRC subsidiaries by making loans to or additional capital contributions to its PRC subsidiaries, subject to applicable government registration, statutory limitations on amount and approval requirements. These PRC laws and regulations may limit Cenntro’s ability to use RMB converted from the net proceeds of any financing outside China to make future loans to its PRC subsidiaries or future capital contributions by Cenntro to its PRC subsidiaries. If Cenntro fails to complete such registrations or obtain such approvals, its ability to capitalise or otherwise fund its PRC operations may be negatively affected, which could materially and adversely affect its liquidity and ability to fund and expand the Cenntro business.
(ddd)
PRC regulations relating to offshore investment activities by PRC residents may limit Cenntro’s PRC subsidiaries’ ability to increase their registered capital or distribute profits to Cenntro or otherwise expose Cenntro’s PRC resident beneficial owners to liability and penalties under PRC law.

SAFE requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes certain material events.
If HoldCo Shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, Cenntro’s PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and Cenntro may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with SAFE registration requirements could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.
However, Cenntro may not be informed of the identities of all the PRC residents or entities holding direct or indirect interests in company in the Cenntro Group, nor can Cenntro compel its beneficial owners to comply with SAFE registration requirements. As a result, Cenntro cannot assure you that all of its shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain, any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by Cenntro to amend the foreign exchange registrations of Cenntro’s PRC subsidiaries, could subject Cenntro to fines or legal sanctions, restrict Cenntro’s overseas or cross-border investment activities, limit
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Cenntro’s PRC subsidiaries’ ability to make distributions or pay dividends to Cenntro or affect Cenntro’s ownership structure, which could adversely affect Cenntro’s business and prospects.
(eee)
Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or Cenntro to fines and other legal or administrative sanctions.

Under SAFE regulations, PRC residents who participate in a share incentive plan in an overseas publicly listed company may be required to register with SAFE or its local branches and complete certain other procedures. Cenntro and its PRC resident employees who participate in its share incentive plans may become subject to these regulations. If Cenntro or any of these PRC resident employees fail to comply with these regulations, Cenntro or such employees may be subject to fines and other legal or administrative sanctions. Cenntro may also face regulatory uncertainties that could restrict its ability to adopt additional incentive plans for its directors, executive officers and employees under PRC law.
(fff)	You may experience difficulties in enforcing foreign judgments or bringing actions in China against Cenntro based on foreign laws.
The recognition and enforcement of foreign judgments in China are provided for under the PRC Civil Procedures Law. A PRC court may recognise and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the U.S. or Australia that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, a PRC court will not enforce a foreign judgment if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S or Australia against any of Cenntro’s subsidiaries or assets located in China.
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7.	Implementing the Scheme
7.1	Overview of implementation steps
To implement the Scheme, the following key steps have been, or must be, taken:
▪	Cenntro and HoldCo entered into the Scheme Implementation Agreement under which they agreed to implement the Scheme.
▪
Prior to the First Court Date, HoldCo executed the Deed Poll in favour of each Scheme Shareholder. Under the Deed Poll, HoldCo undertakes to perform certain obligations under the Scheme Implementation Agreement and the Scheme.

▪	The Court ordered that the Scheme Meeting be convened and that a copy of this Scheme Booklet be sent to Shareholders in advance of the Scheme Meeting.
▪	Shareholders will vote on whether to approve the Scheme Resolution at the Scheme Meeting.
▪	If Shareholders approve the Scheme, and all Conditions Precedent to the Scheme (other than Court approval) have been satisfied or waived, Cenntro will apply to the Court for approval of the Scheme.
▪
If the Court approves the Scheme, Cenntro will lodge with ASIC a copy of the court orders approving the Scheme with ASIC. The date on which this occurs will be the Effective Date for the Scheme and will be the last day for trading of Shares on Nasdaq.

▪
On the Scheme Implementation Date, HoldCo will acquire all of the Shares and will issue the Scheme Consideration. Eligible Scheme Shareholders will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be credited to each Eligible Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.

▪
In the case of Ineligible Foreign Shareholders, the Sale Agent will sell all HoldCo Shares issued to it in accordance with the terms of the Share Sale Facility and remit the Share Sale Facility Proceeds of the sale to Ineligible Foreign Shareholders.

▪	Following implementation of the Scheme, Cenntro will be removed from Nasdaq, and HoldCo Shares will commence trading on Nasdaq.
▪	It is intended that HoldCo will obtain a listing of HoldCo Shares on Nasdaq.
These steps are discussed in further detail below. The expected dates for the key steps are set out in the Key Dates section of this Scheme Booklet (but those dates are subject to change).
7.2	Scheme Implementation Agreement
Cenntro and HoldCo originally entered into a scheme implementation agreement on Friday, 8 September 2023. A full copy of the Scheme Implementation Agreement is set out in Attachment E.
The key terms of the Scheme Implementation Agreement are summarised below. This is a summary only and you should refer to the full copy of the Scheme Implementation Agreement for full details.
(a)	Conditions Precedent
Implementation of the Scheme is conditional on the satisfaction (or waiver, if applicable) of all of the following Conditions Precedent:
▪
ASIC: Before 8.00am on the Second Court Date, ASIC issue or provide all relief, waivers, confirmations, exemptions, consents or approvals, and have done all other acts, necessary, or which Cenntro and HoldCo agree are desirable, to implement the Scheme and such reliefs, waivers, confirmations, exemptions, consents, approvals or other acts (as the case may be) have not been withdrawn, suspended or revoked at 8.00am on the Second Court Date.

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▪	Shareholder approval: Shareholders approve the Scheme by the Requisite Majority in accordance with the Corporations Act.
▪	Court approval: The Court approves the Scheme in accordance with section 411(4)(b) of the Corporations Act.
▪
Regulatory approvals: Before 8.00am on the Second Court Date the approvals of each Regulatory Authority which HoldCo and Cenntro agree (acting reasonably) are necessary to implement the Scheme or conduct the Cenntro Group’s business on and from the implementation of the Scheme lawfully and in a manner consistent with its conduct prior to the Implementation Date.

▪	Independent Expert: The Independent Expert issues a report which concludes that the Scheme is in the best interests of Shareholders before the date on which this Scheme Booklet is lodged with ASIC.
▪
Nasdaq approval: Prior to 8:00am on the Second Court Date, the HoldCo Shares have been authorised for listing on Nasdaq, subject to official notice of issuance following the implementation of the Scheme and any customary conditions.

▪
Regulatory intervention: No Court or Regulatory Authority has issued or taken steps to issue an order, temporary restraining order, preliminary or permanent injunction, decree or ruling or taken any action enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Scheme and no such order, decree, ruling, other action or refusal is in effect as at 8.00am on the Second Court Date.

The Conditions Precedent relating to Shareholder approval and Court approval are incapable of being waived. Otherwise, the remaining Conditions Precedent may be waived in accordance with the Scheme Implementation Agreement.
(b)	Termination
The Scheme Implementation Agreement may be terminated by either Cenntro or HoldCo if:
▪	at any time prior to 8:00am on the Second Court Date, if the other party is in material breach of the Scheme Implementation Agreement in certain circumstances; or
▪	if agreed to in writing by Cenntro and HoldCo.
7.3	Voting on the Scheme
The Scheme will only become Effective and be implemented if:
▪	the Requisite Majority of Shareholders approve the Scheme Resolution at the Scheme Meeting;
▪	the Court approves the Scheme at the Second Court Hearing; and
▪	all Conditions Precedents have been satisfied or waived (if applicable) by the End Date.
Passing of the Scheme Resolution by Shareholders requires approval by both:
▪	a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting – it should be noted that the Court has the power to waive this requirement; and
▪	at least 75% of the total number of votes cast on the Scheme Resolution by Shareholders present and voting at the Scheme Meeting.
7.4	Court approval of the Scheme
In the event that:
▪	the Scheme is approved by the Requisite Majority at the Scheme Meeting (see Section 7.3 for the approval requirements); and
▪
all Conditions Precedent (except Court approval of the Scheme) have been satisfied or waived (if they are capable of being waived), then Cenntro will apply to the Court for orders approving the Scheme.

The Court may refuse to grant the orders referred to above even if the Scheme is approved by the Requisite Majority of the Shareholders at the Scheme Meeting.
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The date on which the Court will hear Cenntro’s application for approval of the Scheme is the Second Court Date, which is expected to be on Thursday, 1 February 2024. Any change to this date will be announced through the Nasdaq. The hearing will be held at the Supreme Court of New South Wales.
Each Shareholder has the right to appear at the Second Court Hearing. Any Shareholder who wishes to oppose approval of the Scheme at the Second Court Hearing may do so by filing with the Court, and serving on Cenntro, a notice of appearance, in the prescribed form, together with any affidavit on which the Shareholder wishes to rely at the Second Court Hearing at least one day before the Second Court Hearing.
7.5	Deed Poll
As at the date of this Scheme Booklet, the Deed Poll has been executed by HoldCo in favour of the Scheme Shareholders, under which HoldCo covenants:
▪	to provide, or to procure the provision of, the Scheme Consideration payable to the Scheme Shareholders in accordance with the Scheme, subject to the Scheme becoming Effective; and
▪	to undertake all other actions attributed to HoldCo under the Scheme.
A copy of the Deed Poll is contained in Attachment B.
7.6	Effective Date
If the Court approves the Scheme, the Scheme will become Effective on the Effective Date (currently expected to be Thursday, 2 February 2024), being the date an office copy of the Court order from the Second Court Hearing approving the Scheme is lodged with ASIC. Cenntro will, on the Scheme becoming Effective, give notice of that event to Nasdaq.
7.7	Record date and entitlement to scheme consideration
If the Scheme becomes Effective, Shareholders on the Share Register on the Record Date (currently expected to be 7.00pm (AEDT) on Friday, 9 February 2024) will be entitled to receive the Scheme Consideration in respect of the Scheme Shares they hold as at the Record Date.
7.8	Implementation of the Scheme
If the Scheme becomes Effective, the Scheme Consideration will be issued on the Implementation Date (currently expected to be Monday, 12 February 2024).
Eligible Scheme Shareholders will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be credited to each Eligible Scheme Shareholder’s account with the Exchange Agent. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
Ineligible Foreign Shareholders will not be issued HoldCo Shares. Instead, the HoldCo Shares to which Ineligible Foreign Shareholders would otherwise be entitled to under the Scheme will be issued to the Sale Agent and sold through the Share Sale Facility, with the Share Sale Facility Proceeds being remitted to the Ineligible Foreign Shareholders. Refer to Section 3.4 for additional information on the Share Sale Facility.
Street-name Holders resident in jurisdictions outside of Australia and its external territories, New Zealand, Hong Kong, Singapore, China, Canada, United Kingdom, Cyprus or the United States are not considered Ineligible Foreign Shareholders. If you are a Street-name Holder, you will receive one HoldCo Share for each Scheme Share held as at the Record Date, which will be initially issued to the Clearance Nominee (DTC’s nominee) and held through the facilities of DTC.
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8.	Additional information
8.1	Effect of the transaction on Cenntro’s material contracts
The Scheme is not intended to have a material impact on any material contract to which a member of the Cenntro Group is a party.
8.2	Australian taxation implications of the Scheme
Cenntro is not able to consider the potential tax implications of each shareholder. This Section 8.2 contains a general summary of potential Australian tax implications of the Scheme based on the tax laws as at the date of this Scheme Booklet.
The summary in this section is intended to serve as a general summary of the Australian income tax, Goods and Services Tax (GST) and stamp duty implications of the Scheme, in respect of Shareholders only. This summary does not cover the Australian income tax, GST and stamp duty implications that might arise for the Option Holders, Note Holders and Warrant Holders affected by the Scheme. It is strongly recommended that both Shareholders and the Option Holders, Note Holders and Warrant Holders seek tax advice specific to their circumstances as this summary is for informational purposes only. It is not tax advice and it should not be relied upon as tax advice.
The tax implications of the Scheme will depend upon your personal circumstances. Accordingly, you should consult your personal taxation advisor in respect of the tax consequences to you of the Scheme.
Cenntro intends to seek a class ruling from the Australian Taxation Office (ATO) in relation to the Scheme. In reviewing the class ruling, the ATO may disagree with the discussion below with respect to the availability of CGT roll-over relief and its views may be upheld by a court.
The comments below are made on the basis of Cenntro’s submission to the ATO in the class ruling application being accepted by the ATO.
(a)	Australian income tax considerations of the Scheme for Australian-resident Shareholders
The following discussion outlines the key Australian income tax implications of the Scheme only for Shareholders who are Australian residents for Australian tax purposes and who hold their Shares on capital account.
The below discussion does not apply to Shareholders who hold their shares on revenue account, as trading stock or subject to the Taxation of Financial Arrangements provisions of the income tax legislation.
CGT
CGT Event A1 would apply to Shareholders upon disposal of their Shares in exchange for HoldCo Shares. The CGT event should occur when the Shareholders become contractually bound to exchange their Shares under the Scheme.
Shareholders may make:
▪	a capital gain to the extent that the market value of the HoldCo Shares they receive under the Scheme exceeds their cost base in their Shares, subject to the availability of CGT roll-over relief; or
▪	a capital loss to the extent that the market value of the HoldCo Shares they receive under the Scheme is less than their reduced cost base in their Shares.
The cost base of Shares will generally include the amount paid to acquire them or the market value of any property given to acquire them, plus certain incidental costs such as brokerage. However, the actual cost base will depend on the Shareholder’s own circumstances.
If an Australian-resident Shareholder makes a capital gain in respect of the disposal of their Shares but is for any reason not able to access CGT roll-over relief as described below, a CGT discount may be available. Relevantly, the CGT discount is available in respect of capital gains made on the disposal of CGT assets held by an individual, a trust or certain superannuation or life insurance entities for at least 12 months (not including the date of acquisition or disposal). Generally, the
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discount allows the relevant taxpayer to reduce the gain made by 50% if the taxpayer is an individual or a trust, and by 33.33% if the taxpayer is a qualifying superannuation or life insurance entity.
Shareholders who make a capital gain on disposal of their Shares will be required to include that gain in calculating their net capital gain for the income year. If they make a net capital gain, they will need to include the amount of that net capital gain (if any) in their assessable income.
Roll-over relief
Business Restructure roll-over relief under Division 615 of the Income Tax Assessment Act 1997 should enable Australian-resident Shareholders to disregard any capital gain or loss they may make on disposal of the Shares, to the extent that all Eligible Scheme Shareholders receive Scheme Consideration in the form of HoldCo Shares and nothing else.
Certain conditions must be satisfied for the Australian-resident Shareholders to access Business Restructure roll-over relief, including (but not limited to) the following conditions:
▪	each Shareholder must receive a percentage of shares in HoldCo that is equal to the percentage of their Shares in Cenntro just before the Scheme.
▪
the ratio of the market value of each Shareholder’s Shares received in HoldCo to the market value of all shares in HoldCo issued to the Shareholders must be the same as the ratio of the market value of each Shareholder’s shares in Cenntro to the market value of all shares in Cenntro.

▪	immediately after the Scheme, HoldCo must own all the shares in Cenntro.
Shareholders will not be able to obtain the roll-over if any capital gain or loss they might make from their HoldCo Shares would be disregarded (except because of a roll-over).
Shareholders will need to choose the roll-over to apply. This choice may be demonstrated by the way their tax return is completed for the income year in which they would otherwise make the capital gain.
Cost base and acquisition date of HoldCo Shares
To the extent that the Shareholders qualify for Business Restructure roll-over relief and choose the roll-over, their cost base in the HoldCo Shares should include their cost base for the Shares they previously held (taking into account the potential different number of shares held in each).
For the purposes of the potential availability of the CGT discount on a later disposal of HoldCo Shares, each HoldCo Share should be treated as if it was acquired at the time at which the corresponding Share was originally acquired.
For Shareholders who are not eligible for the roll-over or do not choose the roll-over, the HoldCo Shares should be taken to be acquired on the Implementation Date for the market value of their Shares at the Implementation Date.
Dividends on HoldCo Shares
The following comments are also based on the Australian tax laws as at the date of this Scheme Booklet. Shareholders should be aware that the laws may change after the date of this Scheme Booklet and the consequences of holding HoldCo Shares will be subject to the laws as they stand at the relevant time.
The assessable income of an Australian resident for Australian tax purposes includes the ordinary income derived directly and indirectly from Australian and worldwide sources.
Accordingly, after the Scheme is implemented, an Australian-resident HoldCo Shareholder will be required to include in its assessable income the gross amount of any dividends it may receive from HoldCo when those dividends are paid or credited to them.
Where a HoldCo Shareholder is an Australian resident company that holds (directly or indirectly) at least 10% of the “direct participation” interests in HoldCo, dividends received from HoldCo may be treated as non-assessable non-exempt income if certain requirements are met.
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Sale or other disposal of HoldCo Shares
The following comments are also based on the Australian tax laws as at the date of this Scheme Booklet. Shareholders should be aware that the laws may change after the date of this Scheme Booklet and the consequences of disposing of HoldCo Shares will be subject to the laws as they stand at the relevant time.
Any capital gain derived from the disposal of HoldCo Shares held on capital account should be included in calculating a HoldCo Shareholder’s net capital gain for the income year in which the disposal occurs. The resulting net capital gain (if any) should be included in the assessable income of an Australian-resident HoldCo Shareholder and taxed accordingly. An Australian-resident HoldCo Shareholder will make a capital gain to the extent that the capital proceeds (in Australian dollars) of that disposal exceeds the cost base (in Australian dollars). An Australian-resident HoldCo Shareholder will make a capital loss if the capital proceeds (in Australian dollars) of that disposal are less than the reduced cost base (in Australian dollars).
If an Australian-resident HoldCo Shareholder receives any foreign capital proceeds (i.e. in U.S. dollars), such proceeds should be converted into Australian dollars at the prevailing exchange rate at the time of the disposal for Australian tax purposes.
However, in certain circumstances, HoldCo Shareholders may be wholly or partly exempted from Australian income tax on a disposal of their HoldCo Shares. This may include where their HoldCo Shares are attributable to a permanent establishment in another country or where they are entitled to the benefit of a provision of a double tax agreement between Australia and another country. Lastly, and in broad terms, a capital gain or capital loss on disposal of HoldCo Shares may be reduced by a percentage to which the underlying assets of HoldCo are used in the “active business”, where a HoldCo Shareholder is an Australian resident company that holds a “direct voting percentage” of 10% or more in HoldCo throughout a 12 month period that began no earlier than 24 months before the time of the disposal and ended no later than that time.
Foreign Income Tax Offsets (FITO)
Australian-resident HoldCo Shareholders may be entitled to claim a FITO for an income year where they have paid foreign income tax on amounts included in their assessable income for the year.
A FITO is a credit that is used to reduce the Australian income tax that would otherwise be payable. Australian- resident HoldCo Shareholders should generally, and subject to limitations applicable to their particular circumstances, be entitled to a FITO for tax withheld from dividends paid by HoldCo.
A FITO may also be available to Australian-resident HoldCo Shareholders for the foreign tax paid, if any, on any gain derived from the disposal of HoldCo Shares.
(b)	Australian income tax considerations of the Scheme for Non-Australian-resident Shareholders
The following discussion outlines the key Australian income tax implications of the Scheme only for Shareholders who are non-residents for Australian tax purposes and who hold their Shares on capital account for Australian tax purposes.
The below discussion does not apply to Shareholders who hold their shares on revenue account, as trading stock or subject to the Taxation of Financial Arrangements provisions of the income tax legislation.
CGT
CGT Event A1 would apply to non-resident Shareholders upon disposal of their Shares in exchange for HoldCo Shares. The CGT event should occur when the Shareholders become contractually bound to exchange their Shares under the Scheme.
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Shareholders may make:
▪
a capital gain to the extent that the market value of the HoldCo Shares and cash (if sold under the Share Sale Facility) they receive under the Scheme exceeds their cost base in their Shares, subject to the availability of CGT roll-over relief; or

▪
a capital loss to the extent that the market value of the HoldCo Shares and cash (if sold under the Share Sale Facility) they receive under the Scheme is less than their reduced cost base in their Shares.

However, any capital gain or loss may be disregarded by a non-resident Shareholder if their Shares do not constitute ‘Taxable Australian Property’ (TAP). The Cenntro Shares should only be considered TAP if:
▪
more than 50% of the market value of Cenntro’s assets is attributable to Australian real property (i.e., a freehold or leasehold interest in Australian real property, or mining, quarrying or prospecting rights in land in Australia, whether held directly or indirectly through its subsidiaries); or

▪	the Shareholder used the shares at any time in carrying on a business through an Australian permanent establishment.
The Cenntro Group does not hold material interests in Australian real property. Accordingly, if the Shareholder has not used their Shares at any time to carry on a business through an Australian permanent establishment, any capital gain or loss made by the Shareholder should be disregarded for Australian tax purposes.
In relation to the non-resident Shareholders who hold their Shares on capital account and have used their Shares to carry on a business through an Australian permanent establishment, to the extent that:
▪
a Shareholder realises a capital gain or loss from exchanging their Shares for HoldCo Shares under the Scheme, they may be able to choose to apply Business Restructure roll-over relief (discussed above) if their HoldCo Shares would also be TAP; or

▪	if a Shareholder does not choose to apply Business Restructure roll-over relief (discussed above), the capital gain or loss would be treated as arising at the time of disposal of the Shares.
Shareholders will not be able to obtain the roll-over if any capital gain or loss they might make from their HoldCo Shares would be disregarded (except because of a roll-over). This may include situations in which Shares are TAP in the hands of a Shareholder but the HoldCo Shares received in exchange are not TAP.
To the extent that non-Australian resident Shareholders qualify for Business Restructure roll-over relief and choose the roll-over, their cost base in the HoldCo Shares should include their cost base for the Shares they previously held (taking into account the potential different number of shares held in each).
For Shareholders who are not eligible for the Business Restructure roll-over or do not choose the roll-over, the HoldCo Shares should be taken to be acquired on the Implementation Date for the market value of their Shares at the Implementation Date.
GST
No GST liability should arise to Shareholders on either the disposal of their Shares or on the acquisition of HoldCo Shares under the Scheme.
Stamp duty
No stamp duty should be payable by Shareholders on the acquisition of HoldCo Shares under the Scheme.
(c)	Australian tax considerations of the Cenntro Group
The Scheme will not, of itself, have adverse Australian tax consequences for Cenntro or its overseas Subsidiaries.
Specifically, the mere interposition of HoldCo in accordance with the Scheme will not, of itself, cause Cenntro to fail the Australian loss testing rules that would need to be satisfied in order for
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Cenntro to carry forward and utilise its Australian tax losses in the future. Provided that Cenntro satisfies those loss testing rules, its Australian tax losses would not be foregone as a result of the Scheme and those losses could be applied against Cenntro’s future taxable income (where applicable).
8.3	U.S. federal taxation implications
The following is a summary of certain material U.S. federal income tax consequences expected of the (i) Scheme and (ii) post Scheme ownership and disposition of HoldCo Shares. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (Code) and U.S. Treasury regulations promulgated thereunder, published guidance and court decisions, each as in effect on the date hereof, all of which are subject to change, or to changes in interpretation, possibly with retroactive effect. Cenntro has not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
The following discussion applies only to Shareholders receiving HoldCo Shares (rather than cash from the Share Sale Facility) that hold their Shares, and that will hold their shares of HoldCo received pursuant to the Scheme, as ‘capital assets’ within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes, among other assumptions that Cenntro has permitted to assume for purposes of analysis, that:
▪	the Scheme will be consummated as described herein;
▪	certain factual representations made by management on behalf of Cenntro and HoldCo are true, correct and complete;
▪	the amount of HoldCo Shares distributed to Cenntro Shareholders under the Scheme constitutes at least 80% of the fair market value of all of the property of Cenntro;
▪	HoldCo will directly own all of the Shares immediately after the implementation of the Scheme; and
▪	a deemed liquidation of Cenntro is expected to occur under U.S. law as a result of Cenntro making the required U.S. tax election, following implementation of the Scheme.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances, including, without limitation, any tax consequences arising under the Medicare contribution tax on net investment income, the alternative minimum tax, tax with respect to foreign currency gains and losses, or to any holder subject to special treatment under the Code, including, but not limited to:
▪	a person who directly, indirectly or constructively owns 10% or more of the Shares (or HoldCo Shares after the Scheme);
▪	financial institutions or broker-dealers;
▪	mutual funds;
▪	tax-exempt organisations (including private foundations);
▪	insurance companies;
▪	dealers in securities or foreign currencies;
▪	traders in securities who elect to use a mark-to-market method of accounting;
▪
controlled foreign corporations and their direct and indirect shareholders, or any foreign corporation with respect to which there are one or more ‘United States shareholders’ within the meaning of Section 951(b) of the Code;

▪	passive foreign investment companies and their direct and indirect shareholders;
▪	U.S. expatriates and certain former U.S. citizens or long-term residents as defined under Section 877 of the Code;
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▪
“S” corporations, partnerships and their partners, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, grantor trusts, or other pass- through entities (and investors therein);

▪	holders who acquired their Shares through the exercise of options or otherwise as compensation;
▪
holders who hold their Shares (or HoldCo Shares after the Scheme) as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

▪	regulated investment companies;
▪	real estate investment trusts; and
▪	investors subject to special tax accounting rules as a result of any item of gross income with respect to common stock being taken into account in an applicable financial statement.
In addition, this summary does not address any aspect of non-U.S. or U.S. state, local, estate, gift or other tax law that may be applicable to a holder.
This summary is intended to provide only a general summary of those certain U.S. federal income tax consequences expected of the Scheme described below to holders of Shares and post Scheme ownership and disposition of HoldCo Shares. For any specific application to any U.S. Holder’s situation, the U.S. Holder should discuss this with their tax advisor.
The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the IRS may not agree with the tax consequences described in this Scheme Booklet, and there is no assurance that the IRS’ position would not be sustained in a court. Each holder of Shares should consult their own tax advisor regarding the U.S. federal, state, local, non-U.S. and other tax consequences to them of the receipt of HoldCo Shares in exchange for Shares pursuant to the Scheme, and the ownership and disposition thereof.
For purposes of this summary, a ‘U.S. Holder’ is a beneficial owner of Shares that is considered to be a U.S. taxpayer as prescribed under IRC 7701 and relevant Treasury Regulations, for U.S. federal income tax purposes:
▪	an individual who is a citizen or tax resident, whether due to the substantial presence test or green card test articulated in Treasury Regulation 301.7701(b)-1 of the United States;
▪
a corporation (or an entity classified as a corporation for U.S. federal income tax purposes), created in, or organised under the laws of, the United States or any state there of or the District of Columbia;

▪	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
▪
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a tax transparent entity for U.S. tax purposes) is the beneficial owner of Shares, the tax treatment of a partner in the partnership (or interest holder in the tax transparent entity) will generally depend on the status of the partner (or interest holder) and the activities of the partnership (or tax transparent entity).
A Non-U.S. Holder is a beneficial owner (other than a partnership) of Shares that is not a U.S. Holder (as defined above) and does not have a U.S. trade or business or otherwise treated as U.S. tax resident under the applicable U.S. tax treaty or domestic U.S. tax rules.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A TAX OPINION OR OTHER TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE HOLDCO SHARES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.
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(a)	Certain material U.S. federal income tax consequences of the Scheme
Subject to the Passive Foreign Investment Company discussion below and the exceptions and assumptions otherwise described in this Section 8.3, the exchange of Shares for HoldCo Shares pursuant to the Scheme is intended to be treated as a reorganisation described in Code Section 368(a) and/or an exchange described by Code Section 351 in which no gain or loss is recognised to Cenntro or HoldCo. This summary assumes, among other things, that the exchange of Cenntro Shares for HoldCo Shares pursuant to the Scheme will be governed by Section 368(a) and/or Section 351 of the Code.
U.S. Holders
Effects of Section 367
Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including the domestication of a foreign corporation in a transaction described in Code Section 368(a) and/or an exchange described by Code Section 351. When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise generally be tax-free.
A U.S. Holder who, on the day of domestication, beneficially owns (directly, indirectly or constructively, taking into account a U.S. holder’s ownership of Cenntro’s Warrants) Cenntro Shares with a fair market value of U.S.$50,000 or more, but less than 10% of the total combined voting power of all classes of ordinary shares entitled to vote and less than 10% of the total value of all classes of ordinary shares, may elect to recognise gain with respect to the domestication or, in the alternative, recognise the net positive earnings and profits amount as described below. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of ordinary shares entitled to vote or owns 10% or more of the total value of all classes of ordinary shares. All U.S. Holders are urged to consult their tax advisors with respect to those attribution rules.
Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally would be expected to recognise gain (but not loss) with respect to shares received in the domestication. Any such gain would be expected to be equal to the excess of the fair market value of the new shares and warrants received over the U.S. Holder’s adjusted basis in the ordinary shares and warrants surrendered in exchange therefor. Such gain would be expected to be capital gain and would be long-term capital gain if the holder held shares for longer than one year.
In lieu of recognising any gain as described in the preceding paragraph, a U.S. Holder may elect to include the “all earnings and profits” amount attributable to the ordinary shares in Code Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:
▪	a statement that the domestication is a Section 367(b) exchange;
▪	a complete description of the domestication;
▪	a description of any stock, securities or other consideration transferred or received in the domestication;
▪	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;
▪	a statement that the U.S. Holder is making the election that includes;
▪
a copy of the information that the U.S. Holder received from Cenntro establishing and substantiating the U.S. holder’s all earnings and profits amount with respect to the U.S. Holder’s shares and warrants, and

▪	a representation that the U.S. Holder has notified Cenntro that the U.S. Holder is making the election; and
▪	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder.
In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the domestication, and the U.S. Holder must send notice to Cenntro of the
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election no later than the date such tax return is filed. In connection with this election, Cenntro intends to provide each U.S. Holder eligible to make such an election with information regarding our earnings and profits upon request.
U.S. Holders
Passive Foreign Investment Company
A non-U.S. corporation would be expected to be treated as a passive foreign investment company (PFIC) for any taxable year if at least 75% of its gross income is passive income or at least 50% of its gross assets produce (or are held for the production of) passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties and gains from assets that produce passive income.
U.S. persons who are shareholders of PFICs are generally subject to special tax rules as well as an interest charge upon a disposition of their PFIC stock. In general, any gain realised on such dispositions would not be expected to be treated as capital gain. Instead, a U.S. person would be expected to be treated as if it had realised such gain and certain ‘excess distributions’ over its holding period for the PFIC stock and would be expected to be taxed at the highest ordinary tax rate in effect for each year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. The Code also provides special rules regarding exchanges and other dispositions of PFIC stock that can, in certain circumstances, override otherwise applicable nonrecognition treatment.
In general, unless an exception applies, gain (but not loss) would be expected to be recognised upon the disposition of PFIC stock by a U.S. shareholder in connection with a nonrecognition transaction, notwithstanding that such transfer may otherwise be eligible for nonrecognition treatment. Exceptions to such gain recognition on transfers of PFIC stock include:
▪	certain transfers to U.S. persons;
▪	certain transfers which result in the transferring U.S. shareholder holding an indirect ownership interest in the PFIC; and
▪	if the transferring U.S. shareholder timely made a valid QEF or mark-to-market election with respect to the PFIC.
If a disposition of PFIC stock in a nonrecognition transaction to which such an exception would apply but for the fact that cash is received in addition to stock, gain generally would be expected to be recognised to the extent of the cash received. If an exception to gain recognition applies, a U.S. shareholder generally would be expected to be subject to additional information reporting requirements.
Whether Cenntro or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, Cenntro are unable to determine whether Cenntro or any of its subsidiaries will be treated as a PFIC for the current taxable year or any taxable years prior to the implementation of the Scheme and there can be no assurance that Cenntro or any of its subsidiaries will not be treated as a PFIC for any taxable year.
U.S. Holders are urged to contact their own tax advisor regarding Cenntro status as a PFIC and the application of the PFIC rules in light of each U.S. Holder’s particular circumstances.
Exchange of Shares for HoldCo Shares
Unless the PFIC and Section 367 provisions described above apply, a U.S. Holder generally would not be expected to recognise any gain or loss on the exchange of Shares for HoldCo Shares.
U.S. Holders generally would be expected to have an aggregate adjusted U.S. federal tax basis in the HoldCo Shares received pursuant to the Scheme equal to their aggregate adjusted U.S. federal tax basis in the Shares surrendered, increased by the amount of gain recognised, if any. Thus, to the extent a U.S. Holder has a loss in its Shares, such loss generally would be expected to be preserved. The holding period for HoldCo Shares received pursuant to the Scheme by U.S. Holders generally would be expected to include the holding period of Shares surrendered pursuant to the Scheme.
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U.S. Holders who are Ineligible Foreign Shareholders, generally would be expected to be treated as having received such HoldCo Shares to which they would have been entitled, and then having received cash in exchange for such HoldCo Shares. In such case, U.S. holders would be expected to recognise gain or loss to the extent that the cash received either exceeds or is short of the Ineligible Foreign Shareholders’ basis.
U.S. Holders are urged to contact their own tax advisor regarding the applicability of Section 367 of the Code, Cenntro status as a PFIC and the application of the PFIC rules in light of each U.S. Holder’s particular circumstances, including the potential applicability of any exceptions to the PFIC gain recognition rule as well as reporting requirements and information statements that could potentially be applicable with respect to the Scheme and any consequences, including penalties, potentially applicable as a result of a failure to meet such requirements.
Non-U.S. Holders
Exchange of Shares for HoldCo Shares
Non-U.S. Holders generally would not be expected to recognise gain or loss for U.S. federal income tax purposes as a result of the Scheme.
Non-U.S. Holders are urged to contact their own tax advisor regarding any reporting requirements and information statements that could potentially be applicable with respect to the Scheme and any consequences, including penalties, potentially applicable as a result of a failure to meet such requirements.
(b)	Material U.S. federal income tax consequences of holding and disposing of HoldCo Shares post-Scheme
U.S. Holders
Sale or Other Disposition of HoldCo Shares
A U.S. Holder generally would be expected to recognise gain or loss on a sale or other disposition of HoldCo Shares equal to the difference, if any, between the fair market value of the HoldCo Shares sold and such U.S. Holder’s adjusted U.S. federal tax basis in the HoldCo Shares. Such gain or loss generally would be expected to be capital gain or loss. If the U.S. Holder has a holding period in the HoldCo Shares sold of more than one year, such capital gain or loss would be expected to be long-term capital gain or loss. Generally, for U.S. Holders who are individuals (as well as certain trusts and estates), long-term capital gains are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to significant limitations.
Distributions on HoldCo Shares
Distributions, if any, paid on HoldCo Shares would be expected to be treated as dividends to the extent of HoldCo’s current and accumulated earnings and profits. Amounts treated as dividends generally would be expected to be includable in a U.S. Holder’s gross income in the year actually or constructively received. Any amount distributed in excess of HoldCo’s current earnings and profits would be expected to first be treated as a tax-free return of capital to the extent of a U.S. Holder’s basis in the HoldCo Shares with respect to which the distribution was received. Amounts in excess of a U.S. Holder’s basis in the HoldCo Shares would be expected to be treated as capital gain subject to the treatment described above in “Sale or Other Disposition of HoldCo Shares.” U.S. Holders are urged to contact their own tax advisor regarding the tax implications on dividends paid by HoldCo to U.S. Holders.
Information Reporting and Backup Withholding
U.S. backup withholding tax and information reporting requirements generally would be expected to apply to payments to non- corporate holders of HoldCo Shares. Information reporting generally would be expected to apply to payments of dividends on, and to proceeds from the disposition of, HoldCo Shares by a paying agent to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent generally would be expected to be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, HoldCo Shares within the United States to U.S. Holders (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification
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number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9 prior to any such payment or distribution being made to the U.S. Holder.
If a U.S. Holder is subject to backup withholding, they should discuss the effects with their tax advisor
Non-U.S. Holders
Sale or other disposition of HoldCo Shares
A Non-U.S. Holder generally would not be expected to be subject to U.S. federal income or withholding tax in respect of gain recognised on a sale, exchange or other taxable disposition of HoldCo stock unless HoldCo is considered a United States real property holding corporation (USRPHC) within the meaning of Section 897 of the Code, or has been a USRPHC in the five-year period ending on the date of the sale or other disposition. If it is, or was, a USRPHC, then, absent an exception, a Non-U.S. Holder’s gain, if any, on the sale of HoldCo Shares would be expected to be treated as effectively connected with the conduct of a U.S. trade or business. No determination, nor evaluation has been made to date on whether or not HoldCo is expected to be treated as a USRPHC immediately after the Scheme. If, however, HoldCo is or becomes a USRPHC, Non-U.S. Holders generally would be expected to be subject to U.S. federal income taxation on gain at the rates generally applicable to a15% withholding tax, imposed on the purchase price. Such U.S. taxation generally would not be expected to apply however to Non-U.S. Holders who have owned (directly, indirectly or constructively) 5% or less of the outstanding HoldCo Shares during the 5-year period ending on the date of such sale or disposition, as long as the stock of HoldCo is regularly traded (within the meaning of Code Section 897(c)(3)) on an established securities market, such as Nasdaq. There can be no assurance that HoldCo Shares will be treated as regularly traded on an established securities market for this purpose. If a Non-U.S. Holder is subject to the withholding tax under these rules, they should discuss the implications with a U.S. tax advisor.
Distributions on HoldCo Shares
Distributions, if any, paid on HoldCo Shares would be expected to be treated as dividends to the extent of HoldCo’s current or accumulated earnings and profits. Any amount distributed in excess of HoldCo’s earnings and profits would be expected to first be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s basis in the HoldCo Shares with respect to which the distribution was received. Amounts in excess of a Non-U.S. Holder’s basis in the HoldCo Shares would be expected to be treated as capital gain subject to the treatment described above in ‘Sale or Other Disposition of HoldCo Shares’.
Dividends paid to a Non-U.S. Holder generally would be expected to be subject to withholding tax at a 30% rate unless the Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a reduced rate of withholding and such Non-U.S. Holder establishes its eligibility for the reduced rate by providing a valid, executed applicable Form W-8 (and any other applicable documentation). If a Non-U.S. Holder is eligible for a reduced rate of withholding, such Non-U.S. Holder may file a refund claim with the IRS for a refund of any amounts withheld in excess of such reduced rate.
Although distributions that are treated as a return of capital or as capital gain generally would not be expected to be subject to withholding, distributions from USRPHCs generally would be expected to be subject to withholding as noted above.
Information reporting and backup withholding
Distributions to Non-U.S. Holders on HoldCo Shares generally would not be expected to be subject to backup withholding, and payments of proceeds made to Non-U.S. Holders upon a sale of HoldCo Shares generally would not be expected to be subject to information reporting or backup withholding, in each case so long as the Non-U.S. Holder timely certifies its non-resident status (and HoldCo or its paying agent do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied) or otherwise establishes an exemption. The certification procedures to claim a reduced rate of withholding under an income tax treaty described above in ‘Distributions on HoldCo Shares’
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generally would be expected to satisfy the certification requirements necessary to avoid backup withholding. Copies of information returns with respect to dividends that are filed with the IRS may also be made available to tax authorities of the country in which the Non-U.S. Holder resides.
FATCA withholding
Withholding tax may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. persons. Specifically, a 30% withholding tax may be imposed on payments of dividends (including constructive dividends) if paid to a ‘foreign financial institution’ or a ‘non-financial foreign entity’ (each as defined in the Code or applicable intergovernmental agreement governing FATCA between the United States and the applicable country), unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed, applicable IRS Form W-8).
The FATCA withholding tax can apply to any ‘withholdable payments’ (as defined in the Code) without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from or reduction of withholding tax pursuant to an applicable income tax treaty with the United States or under other provisions of the Code. Non-U.S. Holders are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in HoldCo Shares.
THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT CONSTITUTE A TAX OPINION OF HOLDCO, CENNTRO OR THEIR TAX ADVISORS. HOLDERS OF SHARES, AND AFTER THE SHARE SCHEME, HOLDCO SHARES, SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDERS OF THE SHARE SCHEME, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, AND NON-U.S. TAX LAWS.
(c)	U.S. tax considerations of the Cenntro Group
Cenntro is a foreign corporation for U.S. tax purposes and has not filed tax returns in the United States. On that basis, there are no net operating losses, or earnings and profits deficits of Cenntro that would be available to Cenntro in the United States, regardless of whether the Scheme is implemented or not. It is not expected that the losses incurred by the existing U.S. companies would be foregone as a result of the Scheme. As such, the Scheme, if implemented, would not be expected to have any adverse U.S. tax consequences for the Cenntro Group.
8.4	Disputes and litigation
Cenntro is from time to time involved in disputes and litigation.
As at the date of this Scheme Booklet, the Cenntro Group is not involved in any ongoing litigation or dispute which is material in the context of Cenntro.
8.5	Consents and disclaimers
(a)	Consent to be named
The following persons have given and have not, before the time of registration of this Scheme Booklet with ASIC, withdrawn their consent to be named in this Scheme Booklet in the form and context in which they are named:
▪	HoldCo, in respect of the HoldCo Information only;
▪	Lonergan Edwards as the Independent Expert;
▪	MinterEllison as Australian legal counsel to Cenntro;
▪	Ortoli as U.S. legal counsel to Cenntro and HoldCo;
▪	William Buck as Australian tax adviser to Cenntro;
▪	Moss Adams as U.S. tax adviser to Cenntro; and
▪	Continental Stock Transfer & Trust Company as transfer agent to Cenntro and HoldCo.
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(b)	Consents to the inclusion of statements
This Scheme Booklet contains statements made by, or statements said to be based on statements made by:
▪	HoldCo, in respect of the HoldCo Information only; and
▪	Lonergan Edwards, as the Independent Expert.
Each of those persons named above has consented to the inclusion of each statement it has made in the form and context in which the statements appear and has not withdrawn that consent at the date of this Scheme Booklet.
(c)	Disclaimers and responsibility
Each person named in Sections 8.5(a) and 8.5(b):
▪	has not authorised or caused the issue of this Scheme Booklet;
▪	does not make, or purport to make, any statement in this Scheme Booklet or any statement on which a statement in this Scheme Booklet is based, other than:
▪	HoldCo in respect of the HoldCo Information;
▪	Lonergan Edwards, in relation to its Independent Expert’s Report; and
▪
to the maximum extent permitted by law, expressly disclaims all liability in respect of, makes no representation regarding, and takes no responsibility for, any part of this Scheme Booklet other than a reference to its name and the statement (if any) included in this Scheme Booklet with the consent of that party as specified in Sections 8.5(a) and 8.5(b).

8.6	Intentions of Directors
The Corporations Regulations require a statement by the Directors of their intentions regarding Cenntro’s business.
If the Scheme becomes Effective, HoldCo will own all of the Cenntro Shares and will control Cenntro. The HoldCo Board’s intentions in relation to the Cenntro Group are set out in Section 5.11.
If the Scheme is not implemented, the Directors intend to operate the existing Cenntro business substantially in the manner it is currently operated and in accordance with its publicly stated strategy to develop Cenntro’s core products.
8.7	No unacceptable circumstances
The Directors believe that the Scheme does not involve any circumstances in relation to the affairs of Cenntro that could reasonably be characterised as constituting ‘unacceptable circumstances’ for the purposes of section 657A of the Corporations Act.
8.8	Foreign jurisdictions
The distribution of this Scheme Booklet outside Australia may be restricted by law and persons who come into possession of it should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may contravene applicable securities laws. Cenntro disclaims all liabilities to such persons.
Shareholders who are nominees, trustees or custodians are encouraged to seek independent advice as to how they should proceed.
No action has been taken to register or qualify this Scheme Booklet or any aspect of the Scheme in any jurisdiction outside of Australia.
(a)	Canada
The HoldCo Shares will be issued by HoldCo in reliance upon exemptions from the prospectus and registration requirements of the applicable Canadian securities law in each province and territory of Canada.
No securities commission in Canada has reviewed or in any way passed upon this Scheme Booklet or the merits of the Scheme.
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(b)	China
This Scheme Booklet does not constitute a public offer of HoldCo Shares, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The HoldCo Shares may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to (i) ‘qualified domestic institutional investors’ as approved by a relevant PRC regulatory authority to invest in overseas capital markets; (ii) sovereign wealth funds or quasigovernment investment funds that have the authorisation to make overseas investments; or (iii) other types of qualified investors that have obtained all necessary PRC governmental approvals, registrations and/or filings (whether statutorily or otherwise).
(c)	Cyprus
This Scheme Booklet is not a prospectus under Regulation (EU) 2017/1129 of the European Parliament and the Council of the European Union (the Prospectus Regulation). Therefore, the Scheme Booklet has not been, and will not be, registered with or approved by any securities regulator in Cyprus or elsewhere in the European Union. Accordingly, this Scheme Booklet may not be made available, nor may the HoldCo Shares be offered for sale or exchange, in Cyprus except in circumstances that do not require the obligation to publish a prospectus under the Prospectus Regulation.
In accordance with Article 1(4) of the Prospectus Regulation, an offer of HoldCo Shares in Cyprus is limited:
▪	to persons who are “qualified investors” (as defined in Article 2(e) of the Prospectus Regulation);
▪	to fewer than 150 other natural or legal persons (excluding France); and
▪	in any other circumstance falling within Article 1(4) of the Prospectus Regulation.
(d)	Hong Kong
WARNING: The contents of this Scheme Booklet have not been reviewed or approved by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the Scheme. If you are in any doubt about any of the contents of this Scheme Booklet, you should obtain independent professional advice.
This Scheme Booklet does not constitute an offer or invitation to the public in Hong Kong to acquire or subscribe for or dispose of any securities. This Scheme Booklet also does not constitute a prospectus (as defined in section 2(1) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong)) or notice, circular, brochure or advertisement offering any securities to the public for subscription or purchase or calculated to invite such offers by the public to subscribe for or purchase any securities, nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).
Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or cause to be issued this Scheme Booklet in Hong Kong, other than to persons who are “professional investors” (as defined in the Securities and Futures Ordinance and any rules made thereunder) or in other circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance.
No person may issue or have in its possession for the purposes of issue, this Scheme Booklet or any advertisement, invitation or document relating to these securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than any such advertisement, invitation or document relating to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors.
Copies of this Scheme Booklet may be issued to a limited number of persons in Hong Kong in a manner that does not constitute any issue, circulation or distribution of this Scheme Booklet, or any offer or an invitation in respect of these securities, to the public in Hong Kong. This Scheme Booklet is for the exclusive use of Shareholders in connection with the Scheme. No steps have been taken to register or seek authorisation for the issue of this Scheme Booklet in Hong Kong.
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This Scheme Booklet is confidential to the person to whom it is addressed and no person to whom a copy of this Scheme Booklet is issued may issue, circulate, distribute, publish, reproduce or disclose (in whole or in part) this Scheme Booklet to any other person in Hong Kong or use for any purpose in Hong Kong other than in connection with consideration of the Scheme by Shareholders.
(e)	New Zealand
This Scheme Booklet is not a New Zealand disclosure document and has not been registered, filed with or approved by any New Zealand regulatory authority under or in accordance with the Financial Markets Conduct Act 2013 or any other New Zealand law. The offer of HoldCo Shares under the Scheme is being made to existing Shareholders in reliance upon the Financial Markets Conduct (Incidental Offers) Exemption Notice 2021 and, accordingly, this Scheme Booklet may not contain all the information that a disclosure document is required to contain under New Zealand law.
(f)	Singapore
This Scheme Booklet and any other document relating to the Scheme have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore and the Scheme is not regulated by any financial supervisory authority in Singapore. Accordingly, statutory liabilities in connection with the contents of prospectuses under the Securities and Futures Act 2001 (the SFA) will not apply.
This Scheme Booklet and any other document relating to the Scheme may not be made the subject of an invitation for subscription, purchase or receipt, whether directly or indirectly, to persons in Singapore except pursuant to exemptions in Subdivision (4) Division 1, Part 13 of the SFA, including the exemption under section 273(1)(c) of the SFA, or otherwise pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
Any offer is not made to you with a view to HoldCo Shares being subsequently offered for sale to any other party in Singapore. You are advised to acquaint yourself with the SFA provisions relating to on-sale restrictions in Singapore and comply accordingly.
This Scheme Booklet is being furnished to you on a confidential basis and solely for your information and may not be reproduced, disclosed, or distributed to any other person. Any investment referred to in this Scheme Booklet may not be suitable for you and it is recommended that you consult an independent investment advisor if you are in doubt about such investment.
Neither Cenntro nor HoldCo is in the business of dealing in securities or holds itself out, or purports to hold itself out, to be doing so. As such, Cenntro and HoldCo are neither licensed nor exempted from dealing in securities or carrying out any other regulated activities under the SFA or any other applicable legislation in Singapore.
(g)	United Kingdom
Neither this Scheme Booklet nor any other document relating to the Scheme has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (FSMA)) has been published or is intended to be published in respect of the HoldCo Shares.
This Scheme Booklet does not constitute an offer of transferable securities to the public within the meaning of the UK Prospectus Regulation or the FSMA. Accordingly, this Scheme Booklet does not constitute a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 FSMA) received in connection with the issue or sale of the HoldCo Shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) FSMA does not apply to Cenntro.
In the United Kingdom, this Scheme Booklet is being distributed only to, and is directed at, persons (i) who fall within Article 43 (members of certain bodies corporate) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or (ii) to whom it may otherwise be lawfully communicated (together relevant persons). The investments to which this Scheme Booklet
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relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Scheme Booklet.
(h)	United States
The HoldCo Shares have not been registered under the U.S. Securities Act or under the securities laws of any state or other jurisdiction of the United States.
HoldCo is relying on Section 3(a)(10) of the U.S. Securities Act in connection with the consummation of the Scheme and the issuance of HoldCo Shares. Section 3(a)(10) of the U.S. Securities Act provides an exemption for registration of securities issued in exchange for other securities where the terms and conditions of the issuance and exchange have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear. Approval of the Scheme by the Court will be relied upon by Cenntro and HoldCo for the purposes of qualifying for the exemption under Section 3(a)(10) of the U.S. Securities Act.
Persons who are Affiliates of Cenntro and who hold Shares prior to the Effective Date of the Scheme and who are Affiliates of HoldCo and hold Shares after the Effective Date of the Scheme will be subject to certain restrictions on resale in a U.S. public market including:
▪
a requirement to ensure that sales of Shares held by it may only be made if HoldCo has been a U.S. reporting company for at least 90 days following the Effective Date and has complied with its U.S. reporting obligations;

▪
a requirement that the volume of HoldCo Share that can be sold by that person in any three month period must be limited to an amount equal to 1% of HoldCo Shares on issue or, if the HoldCo Shares are listed on a national U.S. exchange (such as Nasdaq), the greater of 1% of HoldCo Shares on issue and 1% of the average reported weekly trading volume of HoldCo Shares (measured over the previous four weeks); and

▪	sales must be conducted by way of unsolicited broker’s transactions.
HoldCo Shares issued pursuant to the Scheme have neither been approved nor disapproved by the SEC, or by any other securities regulatory authority of any U.S. state or of any international jurisdiction.
This Scheme Booklet has not been filed with or reviewed by the SEC or any United States state securities authority and none of them has passed upon or endorsed the merits of the Scheme or the accuracy, adequacy or completeness of this Scheme Booklet. Any representation to the contrary is a criminal offence.
Cenntro Shareholders in the United States should note that the Scheme will be conducted in accordance with the laws of Australia. As a result, it may be difficult for you to enforce your rights, including any claim you may have arising under U.S. federal securities laws, as Cenntro is presently located outside the U.S. and some of its officers and directors may be residents of a foreign country. As such, you may not be able to take legal action against Cenntro or its officers and directors in Australia for violations of U.S. securities laws and it may be difficult to compel Cenntro and its officers and directors to subject themselves to a U.S. court’s judgement.
You should be aware that HoldCo may, subject to the requirements of the Nevada Revised Statutes and the U.S. Securities Act, purchase securities other than under the Scheme, such as in open market or privately negotiated purchases.
8.9	Eligible Scheme Shareholders
No action has been taken to register or qualify the HoldCo Shares or otherwise permit a public offer of such securities in any jurisdiction outside Australia.
Based on the information available to Cenntro, Shareholders whose addresses are shown in the register on the Record Date for the Scheme as being in the following jurisdictions will be entitled to receive the Scheme Booklet and have HoldCo Shares issued to them under the Scheme subject to any qualifications set out below in respect of that jurisdiction:
▪	Australia;
▪	Canada;
Cenntro Electric Group Ltd | Scheme Booklet	Page 123

▪
China, where a Cenntro shareholder is a (i) qualified domestic institutional investor as approved by the relevant PRC regulatory authorities to invest in overseas capital markets, (ii) sovereign wealth fund or quasi-government investment fund that has the authorisation to make overseas investment or (iii) another type of qualified investor that has obtained all necessary PRC governmental approvals, registrations and/or filings (whether statutorily or otherwise);

▪	Cyprus, where (i) the Cenntro shareholder is a “qualified investor” (as defined in Article 2(e) of the Prospectus Regulation) or (ii) the number of other Cenntro shareholders is less than 150;
▪	Hong Kong;
▪	New Zealand;
▪	Singapore;
▪	United Kingdom;
▪	United States; and
▪
any other person or jurisdiction in respect of which Cenntro reasonably believes that it is not prohibited and not unduly onerous or impractical to issue HoldCo Shares to a Cenntro shareholder with a registered address in such jurisdiction.

Nominees, custodians and other Cenntro Shareholders who hold Cenntro Shares on behalf of a beneficial owner resident outside Australia, Canada, Hong Kong, New Zealand, Singapore and the United Kingdom may not forward this Scheme Booklet (or any accompanying document) to anyone outside these countries without the consent of Cenntro, except nominees and custodians may forward the Scheme Booklet to any beneficial shareholder in Cyprus who is a “qualified investor” (as defined in Article 2(e) of the Regulation (EU) 2017/1129 of the European Parliament and the Council of the European Union).
8.10	No other material information
Except as disclosed elsewhere in this Scheme Booklet, so far as the Cenntro Board is aware, there is no other information that is:
▪	material to the making of a decision by a Shareholder whether or not to vote in favour of the Scheme Resolution; and
▪	known to any member of the Cenntro Board at the date of lodging this Scheme Booklet with ASIC for registration, which has not previously been disclosed to Shareholders.
8.11	Supplementary disclosure statement
Cenntro will issue a supplementary document to this Scheme Booklet if it becomes aware of any of the following between the date of this Scheme Booklet and the Effective Date:
▪	a material statement in this Scheme Booklet that is false or misleading in a material respect;
▪	a material omission from this Scheme Booklet;
▪	a significant change affecting a matter included in this Scheme Booklet; or
▪	a significant new matter that has arisen and would have been required to be included in this Scheme Booklet if it had arisen before the date of this Scheme Booklet.
Depending on the nature and timing of the changed circumstances, and subject to obtaining any relevant approvals, Cenntro may circulate and publish any supplementary document by:
▪	making an announcement to Nasdaq;
▪	placing an advertisement in a prominently published newspaper which is circulated generally throughout Australia;
▪	posting the supplementary document to Shareholders at their address shown on the Share Register; and/or
▪	posting a statement on Cenntro’s website at www.cenntroauto.com, as Cenntro, in its absolute discretion, considers appropriate.
Cenntro Electric Group Ltd | Scheme Booklet	Page 124

9.	Definitions and interpretation
9.1	Definitions
In this Scheme Booklet unless the context otherwise appears, the following terms have the meanings shown below:
Term	Meaning
AAS	Australian Accounting Standards.
AEDT	Australian Eastern Daylight Time.
Affiliate
an affiliate as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, being a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Cenntro.

ASIC	Australian Securities and Investments Commission.
ATO	Australian Taxation Office.
Bendon	Bendon Limited, a New Zealand limited company.
Business Day	a business day as defined in the Listing Rules and the U.S. Exchange Act.
Cenntro	Cenntro Electric Group Ltd ACN 619 054 938.
Cenntro Board or Board	the board of Cenntro Directors.
Cenntro Constitution or Constitution	the constitution of Cenntro, as adopted or amended from time to time.
Cenntro Directors	the directors of Cenntro.
Cenntro Group	prior to implementation of the Scheme, means Cenntro and each of its Subsidiaries, and following implementation of the Scheme, means HoldCo and each of its Subsidiaries including Cenntro.
CGT	Australian Capital Gains Tax.
Clearance Nominee	Cede & Co, as nominee for DTC.
Common Stock	has the meaning given to that term in Section 5.1.
Conditions Precedent	each of the conditions set out in clause 3.1 of the Scheme Implementation Agreement and which are summarised in Section 7.2(a).
Corporations Act	the Corporations Act 2001 (Cth).
Corporations Regulations	the Corporations Regulations 2001 (Cth).
Court	the Supreme Court of New South Wales or such other court of competent jurisdiction under the Corporations Act agreed in writing by Cenntro and HoldCo.
CST	China Standard Time.
Cyberspace Administration	the Cyberspace Administration of China.
Deed Poll	the deed poll substantially in the form of Attachment B to this Scheme Booklet.
Directors or Cenntro Directors	Peter Z. Wang, Benjamin B. Ge, Joe Tong, Stephen Markscheid, and Yi Zeng.
DTC	the Depository Trust Company.
DTC Participant	an entity who is a Participant, as defined in the Rules and By-Laws of DTC.
Effective
when used in relation to the Scheme, the coming into effect, under subsection 411(10) of the Corporations Act, of the order of the Court made under paragraph 411(4)(b) of the Corporations Act in relation to the Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Cenntro Electric Group Ltd | Scheme Booklet	Page 125

Term	Meaning
Effective Date	the date on which the Scheme becomes Effective.
Eligible Jurisdiction	Australia, New Zealand, Hong Kong, Singapore, China, Canada, Cyprus, United Kingdom or the United States, or as otherwise determined by HoldCo acting reasonably.
Eligible Scheme Shareholders
a Scheme Shareholder whose address, as shown in the Share Register (as at the Record Date), is in a place within Australia, New Zealand, Hong Kong, Singapore, China, Canada, Cyprus, United Kingdom or the United States, or if HoldCo is satisfied, acting reasonably, that the laws of that place permit the offer and issue of HoldCo Shares to that Scheme Shareholder and, in HoldCo’s sole discretion, is not unduly onerous or impracticable for HoldCo.

Employee Options	unlisted options for Cenntro Shares issued to employees and Officers of Cenntro.
End Date	31 March 2024 or such other date and time agreed in writing between the parties.
ERP Systems	enterprise resource planning systems.
EST	Eastern Standard Time.
EU	European Union.
EU Battery Directive	the EU Battery Directive (2006/66/EC).
European Commission	the executive arm of the EU.
ECV	electronic commercial vehicle.
EV	electronic vehicle.
Exchange Agent	means the person appointed by Cenntro to act as ‘Exchange Agent’.
FATCA	Foreign Account Tax Compliance Act.
First Court Date	the first day on which an application made to the Court for orders under section 411(1) of the Corporations Act convening the Scheme Meeting is heard.
FITO	Foreign Income Tax Offsets.
GDPR	the EU General Data Protection Regulation (2018).
GST	Australian Goods and Services Tax.
HoldCo	Cenntro Inc., a new corporation formed under the laws of Nevada, United States.
HoldCo Board	the board of directors of HoldCo.
HoldCo Directors	the directors of HoldCo.
HoldCo Information
the information contained in:
•  the following questions and answers in Section 1:
○ ‘Who is HoldCo?’;
○ ‘Who will be the directors of HoldCo?’; and
○ ‘Will there be any changes to the strategy of the Cenntro Group following completion of the Proposed Transaction?’;
•  Section 5; and
•  Section 6.3,
but does not include any information provided by Cenntro to HoldCo for the purposes of HoldCo preparing information on HoldCo.

HoldCo Notes	has the meaning given to that term in Section 3.20.
Cenntro Electric Group Ltd | Scheme Booklet	Page 126

Term	Meaning
HoldCo Options	has the meaning given to that term in Section 3.20.
HoldCo Share	a share of voting common stock in HoldCo.
HoldCo Shareholder	a person who is registered in the register of members of HoldCo as the holder of one or more HoldCo Shares.
HoldCo Warrants	has the meaning given to that term in Section 3.20.
Implementation Date	the second Business Day after the Record Date, currently anticipated to be Monday, 12 February 2024, or such other date as is agreed to in writing between Cenntro and HoldCo.
Independent Expert	Lonergan Edwards.
Independent Expert’s Report
the report from the Independent Expert for inclusion in this Scheme Booklet, including any update or supplementary report, stating whether or not in the Independent Expert’s opinion the Scheme is in the best interests of Shareholders, contained in Attachment A.

Ineligible Foreign Shareholder
a Scheme Shareholder whose address, as shown in the Share Register (as at the Record Date), is in a place outside Australia, New Zealand, Hong Kong, Singapore, China, Canada, Cyprus, United Kingdom or the United States, unless HoldCo is satisfied, acting reasonably, that the laws of that place permit the offer and issue of HoldCo Shares to that Scheme Shareholder and, in HoldCo’s sole discretion, is not unduly onerous or impracticable for HoldCo.

IFRS	International Financial Reporting Standards.
Last Practicable Date	Monday, 11 December 2023, being the last practicable day before finalising the information to which this definition relates.
Listing Rules or Nasdaq Listing Rules	the rules and regulations of the Nasdaq as amended from time to time.
Lonergan Edwards	Lonergan Edwards & Associates Limited ACN 095 445 560.
Merger Agreement
the agreement and plan of reorganization, dated 25 May 2017, by and among Naked, Bendon, Cenntro (then known as Bendon Group Holdings Limited), Merger Sub, and Bendon Investments Limited, a New Zealand company.

Merger Sub	Naked Merger Sub Inc., a Nevada corporation and wholly-owned subsidiary of Cenntro.
Naked	Naked Brand Group Inc., a Nevada corporation.
Nasdaq
Nasdaq Stock Market LLC or the Nasdaq Capital Market (or such other stock market operated by Nasdaq Stock Market LLC on which HoldCo Shares may be listed or quoted), in each case, as the context requires.

Nevada	the State of Nevada, United States.
Nevada Revised Statutes	the updated codification of all laws currently in effect, as amended by the Nevada Legislature.
Nevada Law	the Nevada Revised Statutes.
Note	a convertible note entitling the holder to acquire Shares in accordance with the Note Terms.
Note Holder	a person who is a holder of a Note.
Note Terms	the terms of Cenntro’s senior secured convertible notes due 19 July 2023.
Notice of Scheme Meeting
The notice relating to the Scheme Meeting to be held on Wednesday, 24 January, 2024 at 4.00pm (EST), Thursday, 25 January, 2024 at 5.00am (CST) and Thursday, 25 January, 2024 at 8.00am (AEDT), which is contained in Attachment D.

OEM	Original Equipment Manufacturer.
Cenntro Electric Group Ltd | Scheme Booklet	Page 127

Term	Meaning
Officer	in relation to an entity, its directors, officers and employees.
Option
an unlisted option to subscribe for Shares issued under the Cenntro Electric Group Ltd Amended and Restated 2016 Incentive Stock Option Plan and / or the Cenntro Electric Group Ltd 2022 Stock Incentive Plan.

Option Holder	a person who is the holder of an Option.
PRC	The Peoples Republic of China.
Preferred Stock	has the meaning given to that term in Section 5.1.
Proposed Transaction	the proposed re-domiciliation of Cenntro to the United States by way of the Scheme.
Proxy Form	a proxy form for the Scheme Meeting which accompanies this Scheme Booklet or which is available from the Share Registry allowing eligible Shareholders to vote directly or to appoint up to two proxies.
Record Date	7.00pm on the fifth Business Day following the Effective Date, currently anticipated to be Friday, 9 February 2024, or such other date as Cenntro and HoldCo agree.
Regulatory Authority
includes, in any jurisdiction:
(a) a government or governmental, semi-governmental or judicial entity or authority;
(b) a minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government; and
(c) any regulatory organisation established under statute,
and includes Nasdaq, ASIC and the Australian Takeovers Panel.

Relevant Interest	has the meaning given in sections 608 and 609 of the Corporations Act.
Requisite Majority
in relation to the Scheme Resolution:
(a) a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting – it should be noted that the Court has the power to waive this requirement; and
(b) at least 75% of the total number of votes cast on the Scheme Resolution by Shareholders present and voting at the Scheme Meeting.

RoHS Directive	the EU Restrictions of Hazardous Substances Directive 2002/95/EC.
SAFE	the State Administration of Foreign Exchange.
Sale Agent	the person appointed by Cenntro to sell the HoldCo Shares that are attributable to Ineligible Foreign Shareholders under the terms of the Scheme.
Scheme
the scheme of arrangement under part 5.1 of the Corporations Act under which all Cenntro Shares held by the Scheme Shareholders will be transferred to HoldCo substantially in the form of Attachment C together with any amendment or modification made pursuant to section 411(6) of the Corporations Act.

Scheme Booklet	this booklet, including the attachments to it.
Scheme Consideration	the consideration payable by HoldCo for the transfer of Scheme Shares to HoldCo, being, one HoldCo Share for each Scheme Share held by the Scheme Shareholder.
Scheme Implementation Agreement	the Scheme Implementation Agreement between Cenntro and HoldCo dated 8 September 2023, contained in Attachment E.
Scheme Meeting	the meeting to be convened by the Court at which Shareholders will vote on the Scheme.
Cenntro Electric Group Ltd | Scheme Booklet	Page 128

Term	Meaning
Scheme Resolution	the resolution to agree to the terms of the Scheme, as set out in the Notice of Scheme Meeting.
Scheme Share	a Share as at the Record Date.
Scheme Shareholder	means each person who is a Shareholder as at the Record Date.
SEC	the United States Securities and Exchange Commission.
Second Court Date	the day on which the Court makes an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme, with such hearing being the Second Court Hearing.
Second Court Hearing	the Court hearing to be held on the Second Court Date at which the application to the Court to approve the Scheme is heard.
Share	a fully paid ordinary share issued in the capital of Cenntro.
Share Sale Facility
means the facility to be established by Cenntro and managed by the Sale Agent, under which the HoldCo Shares which otherwise would be received by Ineligible Foreign Shareholders will be sold in accordance with the Scheme and the agreement to be entered into between Cenntro and the Sale Agent in relation to the Share Sale Facility.

Share Sale Facility Proceeds
the net cash proceeds from the sale of HoldCo Shares sold through the Share Sale Facility, after deducting brokerage and other costs of sale and any taxes which may be required to be withheld under applicable laws.

Share Register	the register of members of Cenntro maintained by the Share Registry in accordance with the Corporations Act.
Share Registry	Continental Stock Transfer & Trust Company as transfer agent to Cenntro and HoldCo.
Shareholder	each person who is registered in the Share Register as a holder of Shares.
Street-name Holder	each person whose Shares are held in ‘street-name’ book-entry form through an intermediary, such as by a bank, broker-dealer, clearing agency, or nominee.
Subsidiary	has the meaning given to that term in the Corporations Act.
Unexchanged Naked Holders	has the meaning given to that term in Section 3.21.
Unexchanged Naked Holders Shares	has the meaning given to that term in Section 3.21.
United States or U.S.	the United States of America.
U.S. Exchange Act	the U.S. Securities Exchange Act of 1934, as amended.
U.S. GAAP	U.S. generally accepted accounting principles.
U.S. Securities Act	the U.S. Securities Act of 1933, as amended.
Warrants	the warrants and placement agent warrants to subscribe for a Share issued by Cenntro on 20 July 2022.
Warrant Holder	a person who is a holder of a Warrant.
Cenntro Electric Group Ltd | Scheme Booklet	Page 129

9.2	Interpretation
In this Scheme Booklet, unless the context otherwise appears:
▪	words and phrases have the same meaning (if any) given to them in the Corporations Act;
▪	words importing a gender include any gender;
▪	words importing the singular include the plural and vice versa;
▪	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and vice versa;
▪	a reference to a Section or Attachment is a reference to a section of and an attachment to this Scheme Booklet as relevant;
▪
a reference to any statute, regulation, proclamation, ordinance or by law includes all statutes, regulations, proclamations, ordinances, or by laws amending, varying, consolidating or replacing it and a reference to a statute includes all regulations, proclamations, ordinances and by laws issued under that statute;

▪	headings and bold type are for convenience only and do not affect the interpretation of this Scheme Booklet;
▪	a reference to time is a reference to Australian Eastern Daylight Time (AEDT), unless otherwise indicated; and
▪	a reference to U.S.$ is a reference to the lawful currency of the United States.
Cenntro Electric Group Ltd | Scheme Booklet	Page 130

Corporate Directory
Cenntro Electric Group Ltd ACN 619 054 938
c-/ MinterEllison
Level 40, Governor Macquarie Tower
1 Farrer Place
Sydney NSW 2000

Share Register

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, NY 10004-1561

Cenntro Directors

Peter Z. Wang
Joe Tong
Benjamin B. Ge
Stephen Markscheid
Yi Zeng

Cenntro Secretaries

Tony Wen Tsai
Mathew Shane Zauner

Australian Legal Adviser

MinterEllison
Level 40, Governor Macquarie Tower
1 Farrer Place
Sydney NSW 2000

U.S. Legal Adviser

Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, New York 10017, USA

Listing

Nasdaq: CENN

Website

www.cenntroauto.com
Cenntro Electric Group Ltd | Scheme Booklet	Page 131

Attachment A – Independent Expert’s Report
(To be included in the Company’s subsequent filing)
Cenntro Electric Group Ltd | Scheme Booklet	Page 132

Deed Poll
—

Cenntro Inc.

in favour of each Scheme Participant

—

Level 40 Governor Macquarie Tower 1 Farrer Place Sydney GPO Box 521 Sydney NSW 2001 Australia DX 117 Sydney T +61 2 9921 8888 F +61 2 9921 8123 minterellison.com
Cenntro Electric Group Ltd | Scheme Booklet	Page B-1

Deed Poll
Cenntro Electric Group Ltd | Scheme Booklet	Page B-2

Details
Date	2023
Parties
By	Cenntro Inc., a corporation formed under the laws of Nevada, United States of America of 501 Okerson Road, Freehold, New Jersey 07728 (HoldCo)
in favour of	Each holder of issued fully paid ordinary shares in Cenntro Electric Group Limited ACN 619 054 938 (Cenntro) as at the Record Date (Scheme Participant)
Recitals
A	Cenntro and HoldCo are parties to a Scheme Implementation Agreement dated 8 September 2023 (Scheme Implementation Agreement).
B
HoldCo is entering into this Deed Poll for the purpose of covenanting in favour Scheme Participants to perform certain obligations under the Scheme Implementation Agreement and certain steps attributed to it under the Scheme, including ensuring that the Scheme Consideration is issued to Scheme Participants.

C	The effect of the Scheme will be that the Scheme Shares, together with all rights and entitlements attaching to them, will be transferred to HoldCo in consideration for the Scheme Consideration.
Cenntro Electric Group Ltd | Scheme Booklet	Page B-3

Agreed terms
1.	Operative provisions
1.1	Definitions and interpretation definitions
Words and phrases defined in the Scheme Implementation Agreement have the same meaning in this Deed Poll and the following definitions apply, in each case, unless the context requires otherwise:
Deed Poll means this deed poll.
Scheme means the scheme of arrangement between Cenntro and the Scheme Participants under which all Scheme Shares will be transferred to HoldCo under part 5.1 of the Corporations Act as described in the Scheme in consideration for the Scheme Consideration, subject to any amendment or modification made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Cenntro and HoldCo in accordance with the Scheme.
1.2	Interpretation
Clause 1.2 of the Scheme applies to the interpretation of this Deed Poll except that references to 'this document' in that clause are to be read as references to 'this Deed Poll'.
2.	Nature of Deed Poll
HoldCo acknowledges that:
(a)	this Deed Poll may be relied upon and enforced by any Scheme Participant in accordance with its terms even though the Scheme Participants are not a party to it; and
(b)
under the Scheme, each Scheme Participant irrevocably appoints Cenntro and each of the directors and officers of Cenntro (jointly and severally) as its agent and attorney to enforce this Deed Poll against HoldCo.

3.	Conditions precedent and termination
3.1	Conditions precedent
HoldCo’s obligations under clause 4 in relation to the Scheme are subject to the Scheme becoming Effective.
3.2	Termination
HoldCo's obligations under this Deed Poll will automatically terminate and the terms of this Deed Poll will have no further force or effect if:
(a)	the Scheme Implementation Agreement is terminated in accordance with its terms prior to the occurrence of the Effective Date for the Scheme; or
(b)	the Scheme does not become Effective on or before the End Date, unless HoldCo and Cenntro otherwise agree in writing.
3.3	Consequences of Termination
If this Deed Poll is terminated under clause 3.2, then, in addition and without prejudice to any other rights, powers or remedies available:
(a)	HoldCo is released from its obligations to further perform this Deed Poll, except for any obligations which by their nature survive termination; and
(b)	each Scheme Participant retains the rights it has against HoldCo in respect of any breach of this Deed Poll which occurred before its termination.
Cenntro Electric Group Ltd | Scheme Booklet	Page B-4

4.	Provision of Scheme Consideration
Subject to clause 3, HoldCo undertakes to each Scheme Participant:
(a)	to issue each Scheme Participant (or, in accordance with the terms of the Scheme, to the Sale Agent where such Scheme Participant is an Ineligible Foreign Shareholder) the Scheme Consideration;
(b)
that the HoldCo Shares to be issued to Scheme Participants in accordance with the terms of the Scheme will rank equally in all respects with all other HoldCo voting shares of common stock on issue at the Implementation Date; and

(c)	to undertake all other actions attributed to it under, and otherwise comply with its obligations in, the Scheme as if it were party to the Scheme, in each case, subject to and in accordance with the provisions of the Scheme.
5.	Representations and warranties
HoldCo represents and warrants that:
(a)
it has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(b)	it has power to enter into this Deed Poll, to comply with its obligations under it and exercise its rights under it;
(c)	the entry by it into, its compliance with its obligations and the exercise of its rights under, this Deed Poll do not and will not conflict with:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or
(ii)	any law binding on or applicable to it or its assets; or
(iii)	any encumbrance or document binding on or applicable to it;
(d)	it has in full force and effect each authorisation necessary for it to enter into this Deed Poll, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;
(e)	its obligations under this Deed Poll are valid and binding and are enforceable against it in accordance with its terms; and
(f)	it is not Insolvent.
6.	Continuing obligations
This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:
(a)	HoldCo having fully performed its obligations under this Deed Poll; and
(b)	the termination of this Deed Poll under clause 3.2.
7.	Notices
(a)	Any notice or other communication given to HoldCo under or in connection with this Deed Poll must be:
(i)	in legible writing and in English;
(ii)	addressed to HoldCo at the address or email address set out in the ‘Details’
(iii)	signed by the sender or a person duly authorised by the sender; and
(iv)	sent to HoldCo by hand, prepaid post (airmail if to or from a place outside Australia) or email.
Cenntro Electric Group Ltd | Scheme Booklet	Page B-5

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by HoldCo, a notice will be considered to have been received:
(i)	if sent by hand, when left at the address of HoldCo;
(ii)	if sent by pre-paid post, five Business Days (if posted within Australia to an address in Australia) or twelve Business Days (if posted from one country to another) after the date of posting; or
(iii)
if sent by email, when the sender receives an automated message confirming delivery or four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever occurs first, but if a notice is served by hand, or is received by email, on a day that is not a Business Day, or after 5.00pm (HoldCo’s local time) on a Business Day, the notice will be considered to have been received by HoldCo at 9.00am (HoldCo’s local time) on the next Business Day.
8.	General
8.1	Stamp duty
HoldCo:
(a)
must pay all stamp duty (if any) and any related fines, penalties and interest in respect of the Scheme and this Deed Poll, the performance of this Deed Poll and each transaction effected by or made under this Deed Poll; and

(b)	indemnifies each Scheme Participant on demand against any liability arising from failure to comply with clause 8.1(a).
8.2	Waiver
(a)
Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this Deed Poll by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this Dead Poll.

(b)	No waiver of a breach of any term of this Deed Poll will operate as a waiver of another breach of that term or of a breach of any other term of this Deed Poll.
(c)	Nothing in this Deed Poll obliges a party to exercise a right to waive any conditional term of this Deed Poll that may be in its power.
(d)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.
8.3	Variation
A provision of this Deed Poll may not be varied unless the variation is agreed to in writing by HoldCo and Cenntro, and the Court indicates that the variation would not of itself preclude approval of the Scheme. A variation that complies with this clause is effective when HoldCo enters into a further Deed Poll in favour of each Scheme Participant giving effect to the amendment.
8.4	Rights cumulative
The rights, powers and remedies of HoldCo and of each Scheme Participant under this Deed Poll are cumulative and do not exclude any other rights, powers or remedies provided by law independently of this Deed Poll.
8.5	Assignment
The rights and obligations of HoldCo and of each Scheme Participant under this Deed Poll are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity.
Cenntro Electric Group Ltd | Scheme Booklet	Page B-6

8.6	Further assurances
HoldCo must, at its own expense, whenever requested by Cenntro, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Deed Poll and the transactions contemplated by this Deed Poll.
8.7	Governing law and jurisdiction
This Deed Poll is governed by the laws of New South Wales. HoldCo irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of New South Wales.
Cenntro Electric Group Ltd | Scheme Booklet	Page B-7

Signing page
EXECUTED as a deed poll.
Signed sealed and delivered by Cenntro Inc. by the following authorised officers:
Signature of authorised officer	Signature of authorised officer
Name of authorised officer (print)	Name of authorised officer (print)
Cenntro Electric Group Ltd | Scheme Booklet	Page B-8

Scheme of Arrangement
—

Cenntro Electric Group Limited ACN 619 054 938

The holders of fully paid ordinary shares in Cenntro Electric
Group Limited as at the Record Date

—

Level 40 Governor Macquarie Tower 1 Farrer Place Sydney GPO Box 521 Sydney NSW 2001 Australia DX 117 Sydney T +61 2 9921 8888 F +61 2 9921 8123 minterellison.com
Cenntro Electric Group Ltd | Scheme Booklet	Page C-1

Scheme of Arrangement
Cenntro Electric Group Ltd | Scheme Booklet	Page C-2

Details
Date	2023
Parties
Name	Cenntro Electric Group Limited
ACN	619 054 938
Short form name	Cenntro
Notice details	Level 40, Governor Macquarie Tower, 1 Farrer Place, Sydney NSW 2000 Email: edmondc@cenntroauto.com Attention: The Directors
Scheme Participants	Each person registered as a holder of fully paid ordinary shares in Cenntro as at the Record Date
Cenntro Electric Group Ltd | Scheme Booklet	Page C-3

1.	Defined terms & interpretation
1.1	Defined terms
In this document, the following definitions apply unless the context requires otherwise:
ASIC means the Australian Securities and Investments Commission.
Cenntro Share means a fully paid ordinary share in the capital of Cenntro.
Cenntro Shareholder means each person who is registered in the Register as a holder of a Cenntro Share.
Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales, Australia or New York, New York, United States of America.
Corporations Act means the Corporations Act 2001 (Cth).
Court means a court of competent jurisdiction under the Corporations Act as agreed between the parties.
Deed Poll means the deed poll executed by HoldCo substantially in the form of Annexure A of the Scheme Implementation Agreement or as otherwise agreed by Cenntro and HoldCo under which HoldCo covenants in favour of each Scheme Participant to perform its obligations under this Scheme.
Effective, when used in relation to a Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.
Effective Date means the date on which the Scheme becomes Effective.
End Date means 5.00pm on 31 March 2024 or such other date and time agreed in writing between the parties.
HoldCo means Cenntro Inc..
HoldCo Share means a share of voting common stock in HoldCo, par value US$0.0001 per HoldCo Share.
Implementation Date means the fifth Business Day following the Record Date or such other date as is agreed by the parties.
Ineligible Foreign Shareholder a Scheme Participant whose address, as shown in the Register (as at the Record Date), is in a place outside Australia, New Zealand, Hong Kong, Singapore, China, Canada, Cyprus, United Kingdom or the United States unless HoldCo is satisfied, acting reasonably, that the laws of that place permit the offer and issue of HoldCo Shares to that Scheme Participant and, in HoldCo’s sole discretion, is not unduly onerous or impracticable for HoldCo.
NASDAQ means Nasdaq Stock Market LLC or the Nasdaq Stock Market (or such other market operated by Nasdaq Stock Market LLC on which Holdco Shares may be listed or quoted), as the context requires.
Record Date means 7.00pm on the fifth Business Day after the Effective Date.
Register means the register of shareholders of Cenntro maintained by or on behalf of Cenntro.
Sale Agent has the meaning given to that term in the Scheme Implementation Agreement.
Share Sale Facility has the meaning given to that term in the Scheme Implementation Agreement.
Share Sale Facility Proceeds has the meaning given to that term in the Scheme Implementation Agreement.
Scheme means this scheme of arrangement between Cenntro and the Scheme Participants under which all of the Scheme Shares will be transferred to HoldCo under Part 5.1 of the Corporations Act as described in this document, in consideration for the Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Cenntro and HoldCo in accordance with clause 7.6.
Cenntro Electric Group Ltd | Scheme Booklet	Page C-4

Scheme Consideration means the consideration payable by HoldCo for the transfer of Scheme Shares to HoldCo under the terms of this Scheme, being, one HoldCo Share for each Scheme Share held by the Scheme Participant.
Scheme Implementation Agreement means the scheme implementation agreement dated 8 September 2023 between Cenntro and HoldCo.
Scheme Meeting means the meeting of Cenntro Shareholders ordered by the Court to be convened under section 411(1) of the Corporations Act in relation to the Scheme.
Scheme Share means a Cenntro Share held by a Scheme Participant as at the Record Date.
Second Court Date means the first day on which the Court hears the application for the order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme, or if the application is adjourned or subject to appeal for any reason, the first day on which the adjourned or appealed application is heard.
1.2	Interpretation
In this document, the following rules of interpretation apply unless the context requires otherwise:
(a)	unless the context requires otherwise, a reference:
(i)	to the singular includes the plural and vice versa;
(ii)	to a gender includes all genders;
(iii)	to a document or instrument is a reference to that document or instrument as amended, consolidated, supplemented, novated or replaced;
(iv)	to a clause, paragraph, Schedule or Annexure is to a clause, paragraph, Schedule or Annexure of or to this document;
(v)
to a law includes any legislation, judgment, rule of common law or equity or rule of any applicable stock exchange, and is a reference to that law as amended, consolidated, supplemented or replaced and includes a reference to any regulation, by-law or other subordinate legislation;

(vi)	to any time is to Sydney, New South Wales, Australia time or New York, New York, United States of America (as applicable);
(vii)	to “$” is to the lawful currency of Australia;
(viii)	to “US$” is to the lawful currency of the United States of America;
(b)	the words “including” or “includes” means “including, but not limited to”, or “includes, without limitation” respectively;
(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;
(d)	headings are for convenience only and do not affect interpretation of this document;
(e)	if a payment or other act must (but for this clause) be made or done on a day that is not a Business Day, then it must be made or done on the next Business Day; and
(f)	if a period must be calculated from, after or before a day or the day of an act or event, it must be calculated excluding that day.
2.	Preliminary
2.1	Cenntro
(a)	Cenntro is:
(i)	a public company limited by shares;
(ii)	incorporated in Australia and taken to be registered in New South Wales; and
(iii)	listed on NASDAQ.
(b)	As at the date of the Scheme Implementation Agreement, there are 304,117,789 Cenntro Shares on issue.
Cenntro Electric Group Ltd | Scheme Booklet	Page C-5

2.2	HoldCo
HoldCo is a corporation formed under the laws of Nevada, United States of America. Its principal executive office is at 501 Okerson Road, Freehold, New Jersey 07728.
2.3	Effect of Scheme
If the Scheme becomes Effective:
(a)	Cenntro will procure the issue of the Scheme Consideration to Scheme Participants in accordance with the terms of the Scheme; and
(b)
subject to provision of the Scheme Consideration, all of the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, will be transferred to HoldCo and Cenntro will enter HoldCo in the Register as the holder of the Scheme Shares.

2.4	Scheme Implementation Agreement
Cenntro and HoldCo have entered into the Scheme Implementation Agreement which sets out the terms on which Cenntro and HoldCo have agreed to implement this Scheme.
2.5	Deed Poll
HoldCo has executed the Deed Poll for the purpose of covenanting in favour of the Scheme Participants to perform HoldCo’s obligations as contemplated by this Scheme, including to provide the Scheme Consideration.
3.	Conditions Precedent
3.1	Conditions Precedent to the Scheme
The Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent:
(a)	as at 8.00am on the Second Court Date, neither the Scheme Implementation Agreement nor the Deed Poll having been terminated in accordance with their terms;
(b)
all of the conditions precedent in clause 3.1 of the Scheme Implementation Agreement (other than the condition precedent in clause 3.1(c) of the Scheme Implementation Agreement) having been satisfied or (other than the condition precedent in clause 3.1(b) of the Scheme Implementation Agreement, which cannot be waived) waived in accordance with the terms of the Scheme Implementation Agreement;

(c)
the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, Cenntro and HoldCo having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act; and

(d)
the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme, and clauses 4, 5 and 6 will not come into effect unless and until each of these conditions precedent has been satisfied.
3.2	Certificate in relation to Conditions Precedent
(a)
Cenntro and HoldCo must provide to the Court on the Second Court Date a certificate confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent set out in clause 3.1 (other than the conditions precedent in clauses 3.1(c) and 3.1(d)) of the Scheme Implementation Agreement have been satisfied or waived as at 8.00am on the Second Court Date.

(b)
The certificate referred to in this clause 3.2 will constitute conclusive evidence of whether the conditions precedent referred to in clause 3.1 (other than the conditions precedent in clauses 3.1(c) and 3.1(d)) of the Scheme Implementation Agreement have been satisfied or waived as at 8.00am on the Second Court Date.

Cenntro Electric Group Ltd | Scheme Booklet	Page C-6

3.3	Effective Date
Subject to clause 3.4, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.
3.4	End Date
The Scheme will lapse and have no further force or effect if the Effective Date has not occurred on or before the End Date.
4.	Implementation of Scheme
4.1	Lodgement of Court orders with ASIC
If the conditions precedent set out in clause 3.1 (other than the condition precedent in clause 3.1(d)) of the Scheme Implementation Agreement are satisfied, Cenntro must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Court order approving this Scheme as soon as possible, and in any event by no later than 5.00pm on the first Business Day after the day on which the Court approves this Scheme or such later time as Cenntro and HoldCo agree in writing.
4.2	Transfer of Scheme Shares
(a)
Subject to the Scheme becoming Effective and the provision of the Scheme Consideration in accordance with clause 5.1, on the Implementation Date the Scheme Shares, together with all rights and entitlements attaching to them as at the Implementation Date, will be transferred to HoldCo without the need for any further act by any Scheme Participant by:

(i)	Cenntro delivering to HoldCo a duly completed share transfer form executed on behalf of the Scheme Participants (which may be a master share transfer form) to transfer all the Scheme Shares to HoldCo;
(ii)	HoldCo duly executing this transfer form and delivering this transfer form to Cenntro for registration; and
(iii)	the extent applicable, Cenntro effecting a valid transfer of Scheme Shares under section 1074D of the Corporations Act.
(b)	As soon as practicable after receipt of the transfer form or completion of the transfer procedure, Cenntro must enter the name and address of HoldCo in the Register as the holder of the Scheme Shares.
(c)
To the extent permitted by law, the Scheme Shares will be transferred to HoldCo free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind.

5.	Scheme Consideration
5.1	Provision of Scheme Consideration
(a)
Cenntro must use its best endeavours to procure that, in consideration for the transfer to HoldCo of the Scheme Shares held by each Scheme Participant under the terms of this Scheme, HoldCo issues to each Scheme Participant (other than an Ineligible Foreign Shareholder) the Scheme Consideration.

(b)	Subject to clauses 5.2, 5.3 and 5.4, the transactions which form part of this Scheme will be implemented in the following sequence on the Implementation Date:
(i)	each Scheme Participant will receive the Scheme Consideration for the Scheme Shares held by that Scheme Participant on the Record Date; and
(ii)	in exchange, all Scheme Shares will be transferred to HoldCo.
5.2	Share Sale Facility
(a)
Where a Scheme Participant is an Ineligible Foreign Shareholder, the number of HoldCo Shares to which that Scheme Participant would otherwise have been entitled to under this Scheme will be issued to the Sale Agent and sold under the Share Sale Facility.

Cenntro Electric Group Ltd | Scheme Booklet	Page C-7

(b)	Cenntro will procure that, after the Implementation Date, the Sale Agent:
(i)
sells on NASDAQ all of the HoldCo Shares issued to the Sale Agent in accordance with clause 5.2(a) in such manner, at such price and on such other terms as the Sale Agent determines in good faith, and at the risk of the Ineligible Foreign Shareholders; and

(ii)
remits the Share Sale Facility Proceeds to each Ineligible Foreign Shareholder in the amount to which they are entitled, calculated on a volume weighted average basis so that all Ineligible Foreign Shareholders receive the same price (or part thereof) for each HoldCo Share sold.

5.3	Obligations of Scheme Participants
Each Scheme Participant who will be issued HoldCo Shares under the Scheme agrees:
(a)	to become a stockholder of HoldCo;
(b)	to have their name and address entered into the register of stockholders maintained by or on behalf of HoldCo; and
(c)	to be bound by the certificate of incorporation and by-laws of HoldCo in force from time to time in respect of the HoldCo Shares.
5.4	Joint holders
In the case of Scheme Shares held in joint names, any Scheme Consideration will be issued to and registered in the names of the joint holders and holding statements or notices confirming the issue of the Scheme Consideration will be forwarded to the holder whose name appears first in the Register as at the Record Date.
6.	Dealings in Scheme Shares
6.1	Determination of Scheme Participants
(a)	Each Scheme Participant will be entitled to participate in the Scheme.
(b)	For the purpose of determining who is a Scheme Participant, dealings in Cenntro Shares will only be recognised if:
(i)	the transferee is registered in the Register as the holder of the relevant Cenntro Shares by the Record Date; and
(ii)	in all other cases, share transfer forms in registrable form or transmission applications in respect of those dealings are received by the Cenntro or its share registry by the Record Date.
6.2	Cenntro’s obligation to register
Cenntro must register any registrable transfers or transmission applications of the kind referred to in clause 6.1(b) by the Record Date.
6.3	Transfers after the Record Date
(a)
If the Scheme becomes Effective, a Cenntro Shareholder (and any person claiming through that holder) must not dispose of, or purport or agree to dispose of, any Cenntro Shares or any interest in them after the Record Date (other than a transfer to HoldCo in accordance with the Scheme and any subsequent transfers by HoldCo or its successors in title).

(b)
Cenntro will not accept for registration, nor recognise for any purpose, any transfer or transmission application in respect of Cenntro Shares received after the Record Date (other than a transfer to HoldCo in accordance with the Scheme and any subsequent transfers by HoldCo or its successors in title).

6.4	Maintenance of Register
For the purpose of determining entitlements to the Scheme Consideration, Cenntro will, until the Scheme Consideration has been issued to Scheme Participants, maintain or procure the maintenance of the Register in accordance with this clause 6. The Register in this form will solely determine entitlements to the Scheme Consideration.
Cenntro Electric Group Ltd | Scheme Booklet	Page C-8

6.5	Effect of certificates and holding statements
(a)
Any statements of holding in respect of Scheme Shares will cease to have effect after the Record Date as documents of title in respect of those shares (other than statements of holding in favour of HoldCo and its successors in title).

(b)
After the Record Date, each entry current on the Register as at the Record Date (other than entries in respect of HoldCo or its successors in title) will cease to have effect except as evidence of entitlement to the Scheme Consideration.

6.6	Information to be made available to HoldCo
As soon as reasonably practicable after the Record Date and in any event at least two Business Days before the Implementation Date, Cenntro will give to HoldCo or as it directs or procure that HoldCo be given or as it directs, details of the name, address and number of Scheme Shares held by each Scheme Participant as shown in the Register at the Record Date in the form HoldCo reasonably requires.
7.	General Scheme provisions
7.1	Appointment of Cenntro as agent and attorney
(a)
Each Scheme Participant, without the need for any further act, irrevocably appoints Cenntro and each of the directors and officers of Cenntro (jointly and severally) as its agent and attorney for the purpose of doing all things and executing all deeds, instruments, transfers and other documents that may be necessary or desirable to give full effect to the Scheme and the transactions contemplated by it, including but not limited to:

(i)	enforcing the Deed Poll against HoldCo;
(ii)	completing and signing on behalf of Scheme Participants any required form of transfer of Scheme Shares;
(iii)
in all cases, executing any document or doing any other act necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including executing a proper instrument of transfer of Scheme Shares for the purposes of section 1071B of the Corporations Act (which may be a master transfer).

(b)	Cenntro may sub-delegate its functions, authorities or powers under clause 7.1(a) as agent and attorney of each Scheme Participant to any or all of its directors or officers.
7.2	Agreement by Scheme Participants
Subject to provision of the Scheme Consideration contemplated in clause 5.1, each Scheme Participant agrees to:
(a)	the transfer of its Scheme Shares together with all rights and entitlements attaching to those Scheme Shares to HoldCo in accordance with the terms of the Scheme; and
(b)	the variation, cancellation or modification (if any) of the rights attached to its Cenntro Shares constituted by or resulting from the Scheme.
7.3	Warranty by Scheme Participants
Each Scheme Participant is deemed to have warranted to Cenntro, and is deemed to have authorised Cenntro to warrant to HoldCo as agent and attorney for the Scheme Participant, that:
(a)
all of its Scheme Shares (including all rights and entitlements attaching to them) transferred to HoldCo under the Scheme will, on the date of the transfer, be fully paid and free from all mortgages, charges, liens, encumbrances, pledges, security interests and other interests of third parties of any kind; and

(b)	it has full power and capacity to sell and transfer its Scheme Shares (including all rights and entitlements attaching to them) to HoldCo.
Cenntro Electric Group Ltd | Scheme Booklet	Page C-9

7.4	Title to Scheme Shares
On and from the Implementation Date, subject to provision of the Scheme Consideration contemplated in clause 5.1, pending registration by Cenntro of HoldCo in the Register as the holder of the Scheme Shares, HoldCo will be beneficially entitled to the Scheme Shares.
7.5	Appointment of HoldCo as sole proxy
(a)
On and from the Implementation Date and subject to provision of the Scheme Consideration contemplated in clause 5.1, until registration by Cenntro of HoldCo in the Register as the holder of the Scheme Shares, each Scheme Participant:

(i)
without the need for any further act irrevocably appoints Cenntro and each of its directors, officers and secretaries (jointly and each of them separately) as its agent and attorney to appoint an officer or agent nominated by HoldCo as its sole proxy and where applicable, corporate representative to:

(A)	attend shareholders’ meetings of Cenntro;
(B)	exercise the votes attached to the Scheme Shares registered in the name of the Scheme Participant; and
(C)	sign any shareholders’ resolution of Cenntro;
(ii)	undertakes not to attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative other than under this clause 7.5;
(iii)	must take all other actions in the capacity of a registered holder of Scheme Shares as HoldCo reasonably directs; and
(iv)
acknowledges and agrees that in exercising the powers referred to in this clause 7.5, HoldCo and each of the directors, officers and secretaries of HoldCo may act in the best interests of HoldCo as the intended registered holder of the Scheme Shares.

(b)
Cenntro undertakes in favour of each Scheme Participant that it will appoint the officer or agent nominated by HoldCo as that Scheme Participant’s proxy or, where applicable, corporate representative in accordance with clause 7.5(a).

7.6	Scheme alterations and conditions
If the Court proposes to approve the Scheme subject to any alterations or conditions under section 411(6) of the Corporations Act, Cenntro may, by its counsel or solicitors, and with the consent of HoldCo, consent to those alterations or conditions on behalf of all persons concerned, including, for the avoidance of doubt, all Scheme Participants.
7.7	Effect of Scheme
The Scheme binds Cenntro and all Scheme Participants (including those who do not attend the Scheme Meeting, do not vote at the meeting or vote against the Scheme) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of Cenntro.
7.8	No liability when acting in good faith
Neither Cenntro nor HoldCo, nor any of their respective officers or agents, will be liable to a Cenntro Shareholder for anything done or omitted to be done in the performance of the Scheme in good faith.
7.9	Notices
(a)
Where a notice, transfer, transmission application, direction or other communication referred to in the Scheme is sent by post to Cenntro, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Cenntro’s registered office or the address of its share registry.

(b)
The accidental omission to give notice of the Scheme Meeting or the non-receipt of such a notice by any Cenntro Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

Cenntro Electric Group Ltd | Scheme Booklet	Page C-10

7.10	Further assurances
Each party must, at its own expense, whenever requested by the other party, promptly do or, to the extent reasonably practicable, arrange for others to do everything, including executing any documents, reasonably necessary to give full effect to this Scheme and the transactions contemplated by this Scheme.
7.11	Costs and stamp duty
HoldCo will pay all stamp duty (if any) and any related fines, penalties and interest payable on the transfer by Scheme Participants of the Scheme Shares to HoldCo.
7.12	Governing law and jurisdiction
This Scheme is governed by the laws of New South Wales, Australia. Each party irrevocably and unconditionally:
(a)	submits to the exclusive jurisdiction of the courts of New South Wales, Australia; and
(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
Cenntro Electric Group Ltd | Scheme Booklet	Page C-11

Signing page
EXECUTED as an agreement.
Executed by Cenntro Electric Group Limited
ACN 619 054 938 in accordance with the
requirements of section 127 of the Corporations
Act 2001 (Cth)

Signature of director	Signature of director/company secretary (Please delete as applicable)
Name of director (print)	Name of director/company secretary (print)
Cenntro Electric Group Ltd | Scheme Booklet	Page C-12

CENNTRO ELECTRIC GROUP LTD ACN 619 054 938
501 Okerson Road, Freehold,
New Jersey 07728
(732) 820-6757

NOTICE OF COURT ORDERED
GENERAL MEETING OF SHAREHOLDERS OF
CENNTRO ELECTRIC GROUP LTD ACN 619 054 938 (“Cenntro” or “Company”)
Notice is hereby given that, by an order of the Supreme Court of New South Wales (“Court”) made on Thursday, December 14, 2023 (Australian Eastern Daylight Time) (“AEDT”) pursuant to section 411(1) of the Corporations Act 2001 (Cth) (“Corporations Act”), a meeting of holders of ordinary shares (“Shares”) in Cenntro (“Shareholders”) will be held at Wednesday, January 24, 2024 at 4.00pm (Eastern Standard Time) (“EST”), Thursday, January 25, 2024 at 5.00am (China Standard Time) (“CST”) and Thursday, January 25, 2024, at 8.00am (AEDT) at 323A Fairfield Road, Unit 10, Freehold, New Jersey, 07728 and online at www.virtualshareholdermeeting.com/CENN2023SM (the “Scheme Meeting”).
For Shareholders who are not able to attend the Scheme Meeting in person, the Scheme Meeting will be broadcast via an audio webcast which can be heard via the following website: www.virtualshareholdermeeting.com/CENN2023SM.
In order to log into the audio webcast, you will need your unique 16-digit control number. Participating in the Scheme Meeting online enables Shareholders to listen to the Scheme Meeting live, cast a vote online and ask questions via text. You must submit your Proxy Form prior to the Scheme Meeting in accordance with the instructions on pages 2 and 3 of this notice of Scheme Meeting.
PURPOSE OF THE SCHEME MEETING
The purpose of the Scheme Meeting is to consider and, if thought fit, to agree to a scheme of arrangement (with or without amendment or any alterations or conditions required by the Court to which Cenntro and Cenntro Inc. agree) proposed to be made between Cenntro and Shareholders (“Scheme”).
A copy of the Scheme and a copy of the explanatory statement required by section 412 of the Corporations Act in relation to the Scheme are contained in the Scheme Booklet of which this notice forms part.
BUSINESS OF THE SCHEME MEETING
The meeting will be asked to consider and, if thought fit, pass (with or without amendment) the following resolution (“Scheme Resolution”):
“That, under and in accordance with section 411 of the Corporations Act 2001 (Cth), the members agree to the arrangement proposed between Cenntro Electric Group Ltd (“Cenntro”) and holders of its ordinary shares, designated the “Scheme”, as contained in and more particularly described in the Scheme Booklet accompanying the notice convening this meeting (with or without alterations or conditions required or approved by the Supreme Court of New South Wales to which Cenntro and Cenntro Inc. agree) and the Board of Cenntro is authorised to implement the Scheme with any such alterations or conditions.”
CHAIR
The Court has ordered that Mr. Peter Z. Wang is to act as chair of the meeting (and that, if Mr. Wang is unable or unwilling to attend, Mr. Joe Tong is to act as chair of the meeting) and has directed the chair to report the result of the Scheme Resolution to the Court.
DATED [insert] December 2023
BY ORDER OF THE COURT

Mathew Shane Zauner
Company Secretary
Cenntro Electric Group Ltd | Scheme Booklet	Page D-1

EXPLANATORY NOTES FOR THE SCHEME MEETING
General
Capitalised words and phrases contained in this notice of Scheme Meeting (including the Scheme Resolution) have the same meaning as set out in the Definitions in Section 9 of the Scheme Booklet, of which this notice of Scheme Meeting forms part.
This notice of Scheme Meeting should be read in conjunction with the entire Scheme Booklet of which this notice forms part. The Scheme Booklet contains important information to assist you in determining how to vote on the proposed resolution. The Scheme Booklet includes a copy of the Scheme of Arrangement (refer to Attachment C) and a copy of the explanatory statement required by section 412 of the Corporations Act in relation to the Scheme (the explanatory statement being all sections of this Scheme Booklet, other than the Attachments).
As noted in the Scheme Booklet, the Cenntro Board unanimously recommends that Shareholders vote in favour of the Scheme Resolution and each member of the Cenntro Board intends to vote in favour of the Scheme Resolution, in the absence of a superior proposal and subject to the Independent Expert continuing to consider the Scheme to be in the best interests of Shareholders.
Required voting majority
For the proposed Scheme to be binding in accordance with section 411(4)(a)(ii) of the Corporations Act, the Scheme Resolution must be passed by:
▪
unless the Court orders otherwise, a majority in number (more than 50%) of Shareholders present and voting at the Scheme Meeting (whether personally, by proxy, attorney or, in the case of a Shareholder or a proxy who is a corporation, by corporate representative); and

▪
at least 75% of the total number of votes which are cast at the Scheme Meeting by Shareholders (whether personally or by proxy, attorney, or in the case of a Shareholder or a proxy who is a corporation, corporate representative).

The vote at the Scheme Meeting will be conducted by poll.
Court approval
In accordance with section 411(4)(b) of the Corporations Act, to become Effective, the Scheme (with or without any alterations or conditions agreed between Cenntro and Centro Inc. or any alterations or conditions required by the Court to which Cenntro and Cenntro Inc. agree) must also be approved by an order of the Court and an office copy of the orders must be lodged with ASIC. If the Scheme is approved by the requisite majorities of Shareholders at the Scheme Meeting, Cenntro intends to apply to the Court for orders approving the Scheme.
Entitlement to vote at the Scheme Meeting
You will be entitled to attend and vote at the Scheme Meeting if you are registered as a Shareholder of the Company as of Tuesday, January 23, 2024, at 3.00am (EST), Tuesday, January 23, 2024, at 4.00pm (CST), and Tuesday, January 23, 2024, at 7.00pm (AEDT), (the “Record Date”) subject to any applicable voting exclusion set out in this notice.
Shareholders or their proxies and attorneys wishing to vote in person should attend the Scheme Meeting and are asked to arrive at least 30 minutes prior to the commencement of the Scheme Meeting so that their shareholding may be checked against the register, their attendance recorded and any power of attorney or certificate of appointment of body corporate representative verified.
Cenntro Electric Group Ltd | Scheme Booklet	Page D-2

‘Street-name’ Holders
Generally, persons whose Shares are held in ‘street-name’ by a bank, broker or nominee may direct the bank, broker or nominee to vote the relevant Shares or may submit a ‘legal proxy’ to vote the Shares by one of the following methods:
▪
By methods listed on your voting instruction form: Please refer to your voting instruction form or other information forwarded by your bank, broker or nominee to determine whether you may submit a voting instruction electronically on the internet or by telephone, following the instructions on the voting instruction form or other information provided by the ‘Street-name Holder’.

▪
In person with a ‘legal proxy’ from the Street-name Holder: Obtain a ‘legal proxy’ from your bank, broker or nominee. Please refer to your voting instruction form or other information sent to you by your bank, broker or nominee to determine how to obtain (and revoke) a 'legal proxy' in order to vote in person at the Scheme Meeting.

How to vote
Voting will be conducted by poll. If you are a Shareholder who is entitled to vote at the Scheme Meeting, you may vote:
▪	(personally) by attending and participating in the Scheme Meeting online or in person, and voting personally;
▪	(by attorney) by appointing an attorney to participate in the Scheme Meeting and vote on their behalf;
▪
(by proxy) by appointing a proxy to participate and vote on their behalf at the Scheme Meeting, using the Proxy Form accompanying this notice of Scheme Meeting or by appointing a proxy online. A proxy may be an individual or a body corporate; or

▪
(by corporate representative) in the case of a Shareholder or proxy who is a corporation, a corporate representative to attend the Scheme Meeting and vote on its behalf using a certificate of appointment of body corporate representative.

Jointly held Shares
If you hold Shares jointly with one or more other persons, only one of you may vote at the Scheme Meeting. If more than one of you attempts to vote in person at the Scheme Meeting, only the vote of the holder whose name appears first on the Share Register will be counted.
Registered Ownership and Beneficial Ownership
If your Shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the “registered owner” for those Shares. If you are the registered holder of your Shares, you have the right to vote your Shares by proxy or attorney or to attend the Scheme Meeting and vote in person.
If your Shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those Shares, you are not considered the registered owner. As the beneficial owner of the Shares, you have the right to instruct your bank, broker or other nominee how to vote your Shares. However, since you are not the registered owner of your Shares, you may not attend the Scheme Meeting and vote these Shares in person unless you obtain a “legal proxy” through your bank, broker or other nominee.
If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a “legal proxy” from your bank, broker or other nominee, under the rules of various national and regional securities exchanges, the bank, broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker or other nominee that holds your Shares votes on one or more matters, but does not receive instructions from you on how to vote your Shares on one or more non-routine matters, the bank, broker or other nominee will inform us that it does not have the authority to vote on such non-routine matters with respect to your Shares. This is generally referred to as a “broker non-vote”.
Cenntro Electric Group Ltd | Scheme Booklet	Page D-3

Voting methods
IN PERSON: To vote in person, you must attend the Scheme Meeting. All persons who attend the Scheme Meeting in person and who are entitled to vote at the Scheme Meeting will be admitted and given a voting card at the point of entry to the meeting, once they have disclosed their name and address.
ONLINE: Scheme Shareholders or their validly appointed proxies, attorneys or corporate representatives, may attend and vote at the Scheme Meeting via the online meeting platform at www.virtualshareholdermeeting.com/CENN2023SM. The online platform may be accessed via a computer or mobile or tablet device with internet access. The online platform will allow a Scheme Shareholder or its authorised proxies, attorneys and corporate representatives to watch the Scheme Meeting live and cast an online vote.
Participants will be able to log in to the online platform 30 minutes before the start of the Scheme Meeting. It is recommended that participants log in at least 15 minutes before the scheduled start time for the Scheme Meeting.
More information about how to use the online platform (including how to vote and submit questions online during the Scheme Meeting) is available at www.virtualshareholdermeeting.com/CENN2023SM.
BY PROXY: Shareholders may appoint a person or, if you are entitled to cast two or more votes at the Scheme Meeting, two persons, as your proxy to attend and vote on your behalf at the Scheme Meeting. Where you appoint two proxies, the appointment may specify the proportion or number of votes that each proxy may exercise. If the appointment does not specify the proportion or number of votes that each proxy may exercise, each proxy may exercise half of the votes that you are entitled to cast at the Scheme Meeting. Any fractions of votes resulting from an appointment will be disregarded. Each proxy will have the right to vote on the poll and also to speak at the Scheme Meeting.
A proxy need not be a Shareholder of the Company. A proxy may be an individual or a body corporate. If a body corporate is appointed, the Proxy Form must indicate the full name of the body corporate and the full name or title of the individual representative of the body corporate for the Scheme Meeting.
A vote given in accordance with the terms of a proxy appointment is valid despite the revocation of that appointment, unless notice in writing of the revocation has been received by the Share Registry before the start or resumption of the meeting. A proxy is not revoked by the principal attending and taking part in the meeting, unless the principal actually votes at the meeting on the resolution for which the proxy was proposed to be used. If you wish to appoint a second proxy, a second Proxy Form should be used and you should clearly indicate on the second Proxy Form that it is a second proxy and not a revocation of your first proxy. You can obtain a second Proxy Form from the Share Registry.
If you hold your Shares in street name and you wish to vote by proxy, please follow the directions provided to you by your bank, broker or other nominee in order to instruct your bank, broker or other nominee how to vote your Shares.
If you return your Proxy Form:
▪	without identifying a proxy on it, you will be taken to have appointed the chair of the meeting as your proxy to vote on your behalf; or
▪
with a proxy identified on it but your proxy does not attend the meeting, the chair of the meeting will act in place of your nominated proxy and vote in accordance with any directions on your Proxy Form.

The chair of the meeting intends to vote all valid undirected proxies which nominate the chair in favour of the Scheme Resolution.
Proxies of Shareholders will be admitted to the Scheme Meeting and given a voting card on providing at the point of entry to the meeting, written evidence of their name and address.
Your appointment of a proxy does not preclude you from attending in person or online, revoking the proxy and voting at the Scheme Meeting.
Cenntro Electric Group Ltd | Scheme Booklet	Page D-4

You must deliver the signed and completed Proxy Form (together with the power of attorney or other authority (if any) under which the Proxy Form is signed, or a certified copy of that power of attorney) to the Share Registry before Monday, January 22, 2024 at 4.00pm (EST), Tuesday, January 23, 2024 at 5.00am (CST) and Tuesday, January 23, 2024, at 8.00am (AEDT), being 48 hours before the Scheme Meeting (or, if the meeting is adjourned or postponed, no later than 48 hours before the resumption of the meeting in relation to the resumed part of the meeting) in any of the following ways:
(a)	online:
Shareholders may lodge their proxy online at www.proxyvote.com and following the instructions on the website. You will require the information on your Proxy Form to lodge your proxy through the website.
(b)	by post in the provided envelope to the Share Registry:
Broadridge Financial Solutions, Inc., Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
United States
A return envelope, which requires no postage be paid if mailed within the United States, is enclosed for your convenience.
(c)	by custodians:
For Intermediary Online subscribers only (custodians) please visit intermediaryonline.com to submit your voting intentions.
If a Proxy Form is completed under power of attorney or other authority, the power of attorney or other authority, or a certified copy of the power of attorney or other authority, must accompany the completed Proxy Form unless the power of attorney or other authority has previously been noted by the Share Registry.
If you hold Shares jointly with one or more other persons, in order for your direct vote or proxy appointment to be valid, each of you must sign the voting form.
BY ATTORNEY: You may appoint an attorney to attend and vote at the Scheme Meeting on your behalf. your attorney need not be another Shareholder. Each attorney will have the right to vote on the poll and also to speak at the Scheme Meeting.
The power of attorney appointing your attorney to attend and vote at the Scheme Meeting must be duly executed by you and specify your name, the company (that is, Cenntro), and the attorney, and also specify the meeting at which the appointment may be used. The appointment may be a standing one.
The power of attorney, or a certified copy of the power of attorney, should be lodged at the registration desk on the day of the Scheme Meeting or delivered by post or by facsimile to the Share Registry before Monday, January 22, 2024 at 4.00pm (EST), Tuesday, January 23, 2024 at 5.00am (CST) and Tuesday, January 23, 2024, at 8.00am (AEDT), being 48 hours before the Scheme Meeting (or, if the meeting is adjourned or postponed, no later than 48 hours before the resumption of the meeting in relation to the resumed part of the meeting).
Attorneys of Shareholders will be admitted to the meeting and given a voting card on providing at the point of entry to the meeting, written evidence of their appointment, their name and address, and the name of their appointors.
Your appointment of an attorney does not preclude you from attending in person or online and voting at the meeting.
BY CORPORATE REPRESENTATIVE: If you are a body corporate, you may appoint an individual to act as your body corporate representative. The appointment must comply with the requirements of section 250D of the Corporations Act, meaning that Cenntro will require a certificate of appointment of body corporate representative to be executed by you in accordance with the Corporations Act.
A form of certificate may be obtained from the Share Registry by calling the Shareholder Information Line on 1300 918 436 (within Australia), +1 866 682 6148 (within the U.S. Toll Free), +1 781 896 1223 (outside the U.S.) or +61 3 9415 4322 (outside Australia) Monday to Friday between 8.30 am and 5.00 pm (AET and EST). The certificate of appointment may set out restrictions on the representative’s powers.
Cenntro Electric Group Ltd | Scheme Booklet	Page D-5

If a certificate is completed under a power of attorney or other authority, the power of attorney or other authority, or a certified copy of the power of attorney or other authority, must accompany the completed certificate unless the power of attorney or other authority has previously been noted by the Share Registry.
Body corporate representatives of Shareholders will be admitted to the Scheme Meeting and given a voting card on providing at the point of entry to the meeting, written evidence of their appointment, their name and address and the name of their appointors.
Revoking a proxy
You may revoke any proxy by notifying the Company in writing by mail at Attention: Board of Directors, Cenntro Electric Group Limited, 501 Okerson Road, Freehold, New Jersey 07728. You also may revoke any proxy by submitting a later-dated proxy or by voting in person at the Meeting. Attendance at the Meeting does not alone serve to revoke a proxy. For a written revocation or later-dated proxy to be valid, it must be received prior to the start of Scheme Meeting.
If you hold your Shares in street name, please follow the directions provided to you by your bank or broker in order to revoke your voting instructions.
Advertisement
Where this notice of Scheme Meeting is advertised unaccompanied by the Scheme Booklet, a copy of the Scheme Booklet can be obtained by anyone entitled to participate in the Scheme Meeting from Cenntro's website at https://ir.cenntroauto.com/financials/sec-filings or by contacting the Company Secretary of Cenntro or the Share Registry.
Cenntro Electric Group Ltd | Scheme Booklet	Page D-6

EXECUTION VERSION
Scheme Implementation
Agreement
—

Cenntro Electric Group Limited ACN 619 054 938

Cenntro Inc.

—

Level 40 Governor Macquarie Tower 1 Farrer Place Sydney GPO Box 521 Sydney NSW 2001 Australia DX 117 Sydney T +61 2 9921 8888 F +61 2 9921 8123 minterellison.com
Cenntro Electric Group Ltd | Scheme Booklet	Page E-1

Scheme Implementation Agreement
Cenntro Electric Group Ltd | Scheme Booklet	Page E-2

Cenntro Electric Group Ltd | Scheme Booklet	Page E-3

Details
Date	8th September 2023
Parties
Name	Cenntro Electric Group Limited
ACN	619 054 938
Short form name	Cenntro
Notice details	c-/ MinterEllison, Level 40, Governor Macquarie Tower, 1 Farrer Place, Sydney NSW 2000 Email: edmondc@cenntroauto.com Attention: The Directors
Name	Cenntro Inc., a corporation formed under the laws of Nevada, United States of America
Short form name	HoldCo
Notice details	501 Okerson Road, Freehold, New Jersey 07728 Email: peterw@cenntromotors.com Attention: The Directors
Recitals
A	Cenntro is an Australian public company and the current holding company of the Cenntro Group.
B	HoldCo is a special purpose vehicle incorporated in Nevada, United States, for the purpose of effecting the re-domiciliation of the Cenntro Group.
C
Cenntro wishes to effect a re-domiciliation from Australia to the United States by HoldCo acquiring all of the Cenntro Shares by scheme of arrangement under Part 5.1 of the Corporations Act, following which Cenntro will become a wholly owned subsidiary of HoldCo.

D	Cenntro and HoldCo propose to implement the Scheme on the terms and conditions of this agreement.
Cenntro Electric Group Ltd | Scheme Booklet	Page E-4

Agreed terms
1.	Defined terms & interpretation
1.1	Defined terms
In this agreement the following definitions apply unless the context requires otherwise:
Adviser means, in relation to an entity, its legal, financial and other professional advisers, but excluding the Independent Expert.
ASIC means the Australian Securities and Investments Commission.
ATO means the Australian Taxation Office.
ATO Class Ruling means the class ruling to be sought by Cenntro from the ATO to the effect that Australian resident Scheme Participants who hold their Scheme Shares on capital account and who make a capital gain from the exchange of their Scheme Shares for HoldCo Shares under the Scheme will be eligible for business restructure roll-over relief under the relevant Australian taxation laws.
Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales, Australia or New York, New York, United States of America.
Cenntro Group means Cenntro and each of its Subsidiaries.
Cenntro Share means a fully paid ordinary share in the capital of Cenntro.
Cenntro Shareholder means each person who is registered in the Register as a holder of Cenntro Shares.
Change of Control Requirements has the meaning given to that term in clause 6.2(a).
Claim means a demand, claim, action or proceeding, however arising and whether present, unascertained, immediate, future or contingent, including any claim for specific performance.
Completion means completion of the implementation of the Scheme on the Implementation Date.
Conditions Precedent means the conditions precedent set out in clause 3.1.
Corporations Act means the Corporations Act 2001 (Cth).
Court means a court of competent jurisdiction under the Corporations Act as agreed between the parties.
Deed Poll means the deed poll to be executed by HoldCo substantially in the form of Annexure A under which HoldCo covenants in favour of Cenntro Shareholders to perform its obligations under this agreement and the Scheme.
Effective, when used in relation to a Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.
Effective Date means, when used in relation to a Scheme, the date on which the Scheme becomes Effective.
End Date means 5.00pm on 31 March 2024 or such other date and time agreed in writing between the parties.
First Court Date means the date of the hearing by the Court of the application to order the convening of the Scheme Meeting under section 411(1) of the Corporations Act.
HoldCo Information means the information regarding HoldCo as is required to be included in the Scheme Booklet under all applicable laws, including the Corporations Act and applicable ASIC guidance and policies. HoldCo Information does not include information about the Cenntro Group (except to the extent it relates to any statement of intention relating to Cenntro Group following the Effective Date).
HoldCo Notes has the meaning given in clause 4.5(a).
Cenntro Electric Group Ltd | Scheme Booklet	Page E-5

HoldCo Options has the meaning given in clause 4.5(a).
HoldCo Share means a share of voting common stock in HoldCo, par value US$0.0001 per HoldCo Share.
HoldCo Warrants has the meaning given in clause 4.5(a).
Implementation Date means the fifth Business Day following the Record Date or such other date as is agreed by the parties.
Independent Expert means the independent expert appointed by Cenntro under clause 5.2(b).
Independent Expert’s Report means the report from the Independent Expert for inclusion in the Scheme Booklet, including any update or supplementary report, stating whether or not in the Independent Expert’s opinion the Scheme is in the best interests of Cenntro Shareholders.
Ineligible Foreign Shareholder means a Scheme Participant whose address, as shown in the Register (as at the Record Date), is in a place outside Australia, New Zealand, Hong Kong, Singapore, China, Canada, Cyprus, United Kingdom or the United States, unless HoldCo is satisfied, acting reasonably, that the laws of that place permit the offer and issue of HoldCo Shares to that Scheme Participant and, in HoldCo’s sole discretion, is not unduly onerous or impracticable for HoldCo.
A person is Insolvent if:
(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or
(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to any part of its property; or
(c)
it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement); or

(d)
an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed or any other action taken, in each case in connection with that person, in respect of any of the things described in paragraphs (a), (b) or (c);

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or
(f)
it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this agreement reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or
(h)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.
NASDAQ means Nasdaq Stock Market LLC or the Nasdaq Stock Market (or such other market operated by Nasdaq Stock Market LLC on which HoldCo Shares may be listed or quoted), as the context requires.
Note means a convertible note entitling the holder to acquire Cenntro Shares in accordance with the Note Terms.
Note Holder means a person who is the holder of a Note.
Note Terms means the terms of the senior secured convertible notes due 19 January 2024.
Officer means, in relation to an entity, its directors, officers and employees.
Option means an option to subscribe for Cenntro Shares issued under the Cenntro Electric Group Limited Amended and Restated 2016 Incentive Stock Option Plan or the Cenntro Electric Group Limited 2022 Stock Incentive Plan.
Option Holder means a person who is the holder of an Option.
Cenntro Electric Group Ltd | Scheme Booklet	Page E-6

Record Date means 7.00pm on the fifth Business Day after the Effective Date.
Register means the register of shareholders of Cenntro maintained by or on behalf of Cenntro.
Regulatory Authority includes, in any jurisdiction:
(a)	a government or governmental, semi-governmental or judicial entity or authority;
(b)	a minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government; and
(c)	any regulatory organisation established under statute,
and includes ASIC, Nasdaq and the Takeovers Panel.
Related Body Corporate has the meaning given in section 50 of the Corporations Act.
Representative means, in relation to an entity:
(a)	each of the entity’s Related Bodies Corporate; and
(b)	each of the Officers and Advisers of the entity or any of its Related Bodies Corporate.
Sale Agent means the person appointed by Cenntro to sell the HoldCo Shares that are attributable to Ineligible Foreign Shareholders as part of their Scheme Consideration under the terms of the Scheme.
Scheme means the scheme of arrangement under part 5.1 of the Corporations Act under which all Cenntro Shares held by the Scheme Participants will be transferred to HoldCo substantially in the form of Annexure B together with any amendment or modification made pursuant to section 411(6) of the Corporations Act.
Scheme Booklet means, in respect of the Scheme, the information booklet to be approved by the Court and despatched to Cenntro Shareholders which includes the Scheme, an explanatory statement complying with the requirements of the Corporations Act and notice of meeting and proxy forms.
Scheme Consideration means the consideration payable by HoldCo for the transfer of Scheme Shares to HoldCo, being one HoldCo Share for each Scheme Share held by the Scheme Participant.
Scheme Meeting means the meeting to be convened by the Court at which Cenntro Shareholders will vote on the Scheme.
Scheme Participant means each person who is a Cenntro Shareholder as at the Record Date.
Scheme Share means a Cenntro Share as at the Record Date.
Second Court Date means the day on which the Court makes an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme.
Share Sale Facility means the facility to be established by Cenntro and managed by the Sale Agent under which the HoldCo Shares which otherwise would be received by Ineligible Foreign Shareholders will be sold in accordance with the Scheme and the agreement to be entered into between Cenntro and the Sale Agent in relation to the Share Sale Facility.
Share Sale Facility Proceeds means the net cash proceeds from the sale of HoldCo Shares sold through the Share Sale Facility, after deducting brokerage and other costs of sale and any taxes which may be required to be withheld under applicable laws.
Subsidiary has the meaning given to that term in the Corporations Act.
United States means the United States of America.
Warrants means the warrants and placement agent warrants to subscribe for a Cenntro Share issued pursuant to those securities purchase agreements and the placement agent agreement entered into by Cenntro and certain institutional investors dated 20 July 2022.
Warrant Holder means a person who is the holder of a Warrant.
Cenntro Electric Group Ltd | Scheme Booklet	Page E-7

1.2	Interpretation
In this agreement, the following rules of interpretation apply unless the context requires otherwise:
(a)	headings are for convenience only and do not affect interpretation;
(b)	the singular includes the plural and vice versa;
(c)	a gender includes other genders;
(d)	another grammatical form of a defined word or expression has a corresponding meaning;
(e)	a reference to a person includes a natural person, a body corporate, a corporation, a trust, a partnership, an unincorporated association or any other entity;
(f)	a reference to a person includes a reference to the person’s successors, administrators, executors, and permitted assigns and substitutes;
(g)	a reference to legislation includes regulations and other instruments issued under it and consolidations, amendments, modifications, re-enactments or replacements of any of them;
(h)	a reference to a clause, schedule or annexure is to a clause of, or schedule or annexure to, this agreement;
(i)	a reference to a document (including this agreement) includes any amendment, variation, replacement or novation of it;
(j)	the meaning of general words is not limited by using the words “including”, “for example” or similar expressions;
(k)	a reference to dollars, AUD, $ or A$ is a reference to the lawful currency of Australia;
(l)	a reference to dollars, USD, or US$ is a reference to the lawful currency of the United States;
(m)	a reference to time is a reference to time in Sydney, New South Wales, Australia or New York, New York, United States of American (as applicable);
(n)	nothing in this agreement is to be construed to the disadvantage of a party because that party prepared it or any part of it;
(o)	a reference to a day (including a Business Day) means a period of time commencing at midnight and ending 24 hours later;
(p)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and
(q)	a reference to a party using or obligation on a party to use its best endeavours or reasonable endeavours does not oblige that party to:
(r)	pay money:
(i)
in the form of an inducement or consideration to a third party to procure something (other than the payment of immaterial expenses or costs, including costs of advisers, to procure the relevant thing); or

(A)	in circumstances that are commercially onerous or unreasonable in the context of this agreement;
(B)	provide other valuable consideration to or for the benefit of any person; or
(ii)	agree to commercially onerous or unreasonable conditions.
2.	Agreement to propose and implement scheme
2.1	Cenntro to propose Scheme
Cenntro agrees to propose the Scheme on, and subject to, the terms and conditions of this agreement.
2.2	Agreement to implement Scheme
The parties agree to implement the Scheme on the terms and conditions of this agreement.
Cenntro Electric Group Ltd | Scheme Booklet	Page E-8

3.	Conditions Precedent
3.1	Conditions Precedent to the Scheme
Subject to this clause 3, the Scheme will not become Effective, and the obligations of HoldCo under clause 4.3 are not binding, until each of the following Conditions Precedent are satisfied or waived to the extent and in the manner set out in this clause.
Condition Precedent		Party entitled to benefit	Party responsible
(a)
(ASIC) before 8.00am on the Second Court Date, ASIC issues or provides all relief, waivers, confirmations, exemptions, consents or approvals, and has done all other acts, necessary, or which Cenntro and HoldCo agree are desirable, to implement the Scheme and such relief, waivers, confirmations, exemptions, consents, approvals or other acts (as the case may be) have not been withdrawn, suspended or revoked at 8.00am on the Second Court Date.
		Cenntro and HoldCo	Cenntro and HoldCo
(b)	(Shareholder approval) Cenntro Shareholders approve the Scheme by the requisite majorities required under section 411(4)(a)(ii) of the Corporations Act.	Cannot be waived	Cenntro
(c)	(Court approval) the Court approves the Scheme in accordance with section 411(4)(b) of the Corporations Act.	Cannot be waived	Cenntro
(d)
(Regulatory Authority) before 8.00am on the Second Court Date, the approvals of each Regulatory Authority which Cenntro and HoldCo agree (acting reasonably) are necessary to implement the Scheme or conduct the Cenntro Group’s business on and from Completion, lawfully and in a manner consistent with its conduct prior to the Implementation Date.
		Cenntro and HoldCo	Cenntro and HoldCo
(e)
(Independent Expert) the Independent Expert issues a report which concludes that the Scheme is in the best interests of Cenntro Shareholders on or before the date on which the Scheme Booklet is lodged with ASIC.
		Cenntro	Cenntro
(f)
(NASDAQ approval) prior to 8.00am on the Second Court Date, the HoldCo Shares have been authorised for listing on NASDAQ, subject to official notice of issuance following the implementation of the Scheme and any customary conditions.
		Cenntro and HoldCo	Cenntro and HoldCo
(g)
(Regulatory intervention) no Court or Regulatory Authority has issued or taken steps to issue an order, temporary restraining order, preliminary or permanent injunction, decree or ruling or taken any action enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Scheme and no such order, decree, ruling, other action or refusal is in effect as at 8.00am on the Second Court Date.
		Cenntro and HoldCo	Cenntro and HoldCo
(h)
(Options, Warrants and Notes) before 8.00 am on the Second Court Date, Cenntro and HoldCo have entered into binding agreements with each Option Holder, Warrant Holder and Note Holder to cancel the Options held by such Option Holders, the Warrants held by such Warrant Holders and the Notes held by such Noteholders on conditions that are acceptable to Cenntro and HoldCo.
		Cenntro and HoldCo	Cenntro and HoldCo
3.2	Reasonable endeavours
Each party agrees to use reasonable endeavours to procure that:
(a)	each of the Conditions Precedent for which it is a party responsible (as noted in clause 3.1):
(i)	is satisfied as soon as practicable after the date of this agreement; and
(ii)	continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and
(b)	there is no occurrence that would prevent the Condition Precedent for which it is a party responsible being satisfied.
Cenntro Electric Group Ltd | Scheme Booklet	Page E-9

3.3	Waiver of Condition Precedent
(a)
A Condition Precedent may only be waived in writing by the party or parties entitled to the benefit of that Condition Precedent as noted in clause 3.1 (except conditions which cannot be waived) and will be effective only to the extent specifically set out in that waiver.

(b)
To be effective any waiver of the breach or non-fulfilment of any condition in clause 3.1 (except conditions which cannot be waived) must be in writing and a copy of the waiver must be provided to the other parts prior to 8.00am on the Second Court Date.

(c)	A waiver of a breach or non-fulfilment in respect of a Condition Precedent does not constitute:
(i)	a waiver of a breach or non-fulfilment of any other Condition Precedent arising from the same event; or
(ii)	a waiver of a breach or non-fulfilment of that Condition Precedent resulting from any other event.
(d)
A waiver of any condition in clause 3.1 precludes the party who has the benefit of the condition from suing the other party for any breach of this agreement that resulted from any breach or non-fulfilment of the condition.

3.4	Notices in relation to Conditions Precedent
Each party must:
(a)
promptly notify the other of satisfaction of a Condition Precedent and must keep the other informed of any material development of which it becomes aware that may lead to the breach or non-fulfilment of a Condition Precedent;

(b)	immediately give written notice to the other of a breach or non-fulfilment of a Condition Precedent, or of any event which will prevent a Condition Precedent being satisfied; and
(c)
upon receipt of a notice given under clause 3.4(b), give written notice to the other party as soon as possible (and in any event before 5.00pm on the day before the Second Court Date) as to whether or not it waives the breach or non-fulfilment of any Condition Precedent resulting from the occurrence of that event, specifying the Condition Precedent in question.

3.5	Consultation on failure of Condition Precedent
If:
(a)
there is a breach or non-fulfilment of a Condition Precedent which is not waived in accordance with this agreement by the time or date specified in this agreement for the satisfaction of the Condition Precedent;

(b)
there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this agreement for the satisfaction of the Condition Precedent (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with this agreement); or

(c)	the Scheme has not become Effective by the End Date,
the parties must consult in good faith with a view to determine whether:
(d)	the Scheme may proceed by way of alternative means or methods;
(e)	to extend the relevant time for satisfaction of the Condition Precedent or to adjourn or change the date of an application to the Court; or
(f)	to extend the End Date.
Cenntro Electric Group Ltd | Scheme Booklet	Page E-10

3.6	Failure to agree
(a)	If the parties are unable to reach agreement under clause 3.5 within two Business Days (or any shorter period ending at 5.00pm on the day before the Second Court Date):
(i)	subject to clause 3.6(a)(ii), either party may terminate this agreement (and that termination will be in accordance with clause 8.3); or
(ii)
if the relevant Condition Precedent may be waived and exists for the benefit of one party only, that party only may terminate this agreement (and that termination will be in accordance with clause 8.3), in each case before 8.00am on the Second Court Date.
(b)	A party will not be entitled to exercise the rights under this clause 3.6 if the relevant Condition Precedent has not been satisfied as a result of a breach of this agreement by that party.
4.	Outline of Scheme
4.1	Scheme
Cenntro must propose a scheme of arrangement under which:
(a)	all of the Cenntro Shares held by Scheme Participants at the Record Date will be transferred to HoldCo; and
(b)	each Scheme Participant will be entitled to receive the Scheme Consideration.
4.2	Scheme Consideration
Subject to and in accordance with this agreement and the Scheme, each Scheme Participant is entitled to receive the Scheme Consideration in respect of each Cenntro Share held by that Scheme Participant, and nothing else.
4.3	Provision of Scheme Consideration
Subject to this agreement and the Scheme, HoldCo undertakes to Cenntro that, in consideration of the transfer to HoldCo of each Cenntro Share held by a Scheme Participant, HoldCo will, on the Implementation Date:
(a)	accept that transfer; and
(b)	provide the Scheme Consideration in accordance with the Scheme.
4.4	Share Sale Facility
(a)
Where a Scheme Participant is an Ineligible Foreign Shareholder, the number of HoldCo Shares to which that Scheme Participant would otherwise have been entitled to under the Scheme will be issued to the Sale Agent and sold under the Share Sale Facility.

(b)	Cenntro will procure that, after the Implementation Date, the Sale Agent:
(i)
sells on Nasdaq all of the HoldCo Shares issued to the Sale Agent in accordance with clause 4.4(a) in such manner, at such price and on such other terms as the Sale Agent determines in good faith, and at the risk of the Ineligible Foreign Shareholders; and

(ii)
remits the Share Sale Facility Proceeds to each Ineligible Foreign Shareholder in the amount to which they are entitled, calculated on a volume weighted average basis so that all Ineligible Foreign Shareholders.

4.5	Options, Warrants and Notes
(a)	Cenntro and HoldCo will use all reasonable endeavours to enter into binding agreements with each:
(i)
Option Holder to cancel the Options held by such Option Holder in consideration for the grant of equivalent rights (as near as reasonably practicable) to acquire HoldCo Shares instead of Cenntro Shares (HoldCo Options);

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(ii)
Warrant Holder to cancel the Warrants held by such Warrant Holder in consideration for the grant of equivalent rights (as near as reasonably practicable) to acquire HoldCo Shares instead of Cenntro Shares (HoldCo Warrants); and

(iii)
Note Holder to cancel the Notes held by such Note Holder in consideration for the grant of equivalent rights (as near as reasonably practicable) to acquire HoldCo Shares instead of Cenntro Shares (HoldCo Notes).

(b)	The number of:
(i)	HoldCo Options to be issued to each Option Holder will be at the ratio of one HoldCo Option for each Option held by the Option Holder;
(ii)	HoldCo Warrants to be issued to each Warrant Holder will be at the ratio of one HoldCo Warrant for each Option held by the Warrant Holder; and
(iii)	HoldCo Notes to be issued to each Note Holder will be at the ratio of one HoldCo Note for each Note held by the Note Holder.
5.	Implementation of the Scheme
5.1	General obligations
Cenntro and HoldCo must each:
(a)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and
(b)	procure that its officers and advisers work in good faith and in a timely and co-operative fashion with the other party (including by attending meetings and by providing information), to produce the Scheme Booklet and implement the Scheme as soon as reasonably practicable and in accordance with the timetable agreed between the parties.
5.2	Cenntro’s obligations
Cenntro must take all reasonable steps to implement the Scheme on a basis consistent with this agreement and as soon as reasonably practicable, and in particular must:
(a)	(Scheme Booklet) prepare and despatch to Cenntro Shareholders a Scheme Booklet which complies with all applicable laws, including the Corporations Act and applicable ASIC guidance and policies;
(b)
(Independent Expert) promptly appoint the Independent Expert and provide any assistance and information reasonably requested by the Independent Expert to enable the Independent Expert to prepare the Independent Expert’s Report;

(c)	(section 411(17)(b) statement) apply to ASIC for the production of:
(i)	a letter stating that it does not intend to appear at the First Court Date; and
(ii)	a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme;
(d)
(Consult with HoldCo) provide HoldCo with drafts of the Scheme Booklet, consult with HoldCo in relation to the content and presentation of the Scheme Booklet and give HoldCo and its Representatives a reasonable opportunity to provide input about the content and presentation of the Scheme Booklet, and obtain HoldCo’s consent to include the HoldCo Information in the form and context in which it appears;

(e)	(Court application) apply to the Court for an order under section 411(1) of the Corporations Act directing Cenntro to convene the Scheme Meeting;
(f)
(Court approval) subject to all Conditions Precedent in clause 3.1 (other than paragraph (c) of clause 3.1) being satisfied or waived in accordance with this agreement, apply to the Court for an order approving the Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act;

(g)	(Registration) request ASIC to register the explanatory statement included in the Scheme Booklet in relation to the Scheme in accordance with section 412(6) of the Corporations Act;
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(h)
(Cenntro new information) provide to Cenntro Shareholders any further or new information which arises after the despatch of the Scheme Booklet and prior to the Scheme Meeting which is necessary to ensure that the information contained in the Scheme Booklet is not false, misleading or deceptive in any material respect (whether by omission or otherwise);

(i)	(Scheme Meeting) convene the Scheme Meeting to approve the Scheme in accordance with any orders made by the Court pursuant to section 411(1) of the Corporations Act;
(j)	(Conditions Precedent certificate) at the hearing on the Second Court Date, provide to the Court (through its counsel):
(i)
a certificate confirming (in respect of matters within Cenntro’s knowledge) whether or not the Conditions Precedent for which it is responsible, as noted in clause 3.1 (other than paragraph (c) of clause 3.1), have been satisfied or waived in accordance with clause 3; and

(ii)	any certificate provided to it by HoldCo under clause 5.3(f);
(k)	(Register) close the Register as at the Record Date to determine the identity of Scheme Participant and their entitlements to Scheme Consideration;
(l)	(instruments of transfer) subject to HoldCo satisfying its obligations under clause 4.3, on the Implementation Date:
(i)	execute proper instruments of transfer and effect the transfer of all Scheme Shares to HoldCo in accordance with the Scheme; and
(ii)	register all transfers of Scheme Shares to HoldCo;
(m)
(lodge copy of Court orders) lodge with ASIC an office copy of the Court order approving the Scheme in accordance with section 411(10) of the Corporations Act on the day after that office copy is received (or any later date agreed in writing by HoldCo);

(n)	(ATO Ruling) notify Scheme Participants of the receipt of the ATO Class Ruling should it be received; and
(o)	(other steps) do all other things necessary to give effect to the Scheme and the orders of the Court approving the Scheme.
5.3	HoldCo’s obligations
HoldCo must take all reasonable steps to assist Cenntro to implement the Scheme on a basis consistent with this agreement and as soon as reasonably practicable, and in particular must:
(a)	(HoldCo Information):
(i)
prepare and promptly provide to Cenntro for inclusion in the Scheme Booklet the HoldCo Information (in accordance with all applicable laws, including the Corporations Act and applicable ASIC guidance and policies) and consent to the inclusion of that information in the Scheme Booklet; and

(ii)
provide Cenntro with drafts of the HoldCo Information in a timely manner and, acting reasonably in good faith and take into account all reasonable comments from Cenntro and its Representatives on those drafts;

(b)
(accuracy of HoldCo Information) before the despatch of the Scheme Booklet to Cenntro Shareholders, verify to Cenntro the accuracy of the HoldCo Information contained in the Scheme Booklet, and consent to the inclusion of that information in the form and context in which it appears in the Scheme Booklet, in each ease subject to HoldCo being reasonably satisfied as to those matters;

(c)
(HoldCo new information) provide to Cenntro further or new information about HoldCo which arises after the despatch of the Scheme Booklet to Cenntro Shareholders and prior to the Scheme Meeting which is necessary or reasonably required by Cenntro to ensure that the HoldCo Information disclosed to Cenntro Shareholders is not false, misleading or deceptive in any material respect (whether by omission or otherwise);

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(d)	(Independent Expert information) provide any assistance or information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report;
(e)	(Deed Poll) prior to the Scheme Booklet being sent, sign and deliver to Cenntro the Deed Poll;
(f)
(Conditions Precedent certificate) before 8.00am on the Second Court Date, provide to Cenntro for provision to the Court at the hearing on that date a certificate confirming (in respect of matters within HoldCo’s knowledge) whether or not the Conditions Precedent for which HoldCo is responsible, as noted in clause 3.1 (other than paragraph (c) of clause 3.1), have been satisfied or waived in accordance with clause 3;

(g)
(Share transfer) if the Scheme becomes Effective, accept a transfer of the Scheme Shares as contemplated by clause 4.3(a) and execute (or procure the execution of) proper instruments of transfer of the Scheme Shares to HoldCo in accordance with the Scheme;

(h)	(Scheme Consideration) if the Scheme becomes Effective, provide or procure the provision of the Scheme Consideration in the manner contemplated by the terms of the Scheme;
(i)	(CGT roll-over relief) if the Scheme becomes Effective, HoldCo will elect for CGT roll-over relief to apply to the Group within 2 months of the Implementation Date;
(j)	(business restructure roll-over relief) if the Scheme becomes Effective, HoldCo will elect for business restructure roll-over relief to apply within 2 months of Implementation Date; and
(k)	(other steps) do all other things reasonably necessary to ensure that the Scheme is effected in accordance with all applicable laws, regulations and policy.
5.4	Scheme Booklet responsibility statement
The responsibility statement to appear in the Scheme Booklet, in a form to be agreed by the parties, will contain words to the effect of:
(a)
Cenntro has prepared, and is responsible for, the content of the Scheme Booklet other than, to the maximum extent permitted by law, the HoldCo Information, the Independent Expert’s Report or any other report or letter issued to Cenntro by a third party; and

(b)	HoldCo has prepared, and is responsible for, the HoldCo Information in the Scheme Booklet (and no other part of the Scheme Booklet).
5.5	Verification
Each party must undertake appropriate verification processes for the information supplied by that party in the Scheme Booklet.
6.	Conduct of business
6.1	Specified obligations of Cenntro
(a)	During the period between the date of this agreement and the earliest of:
(i)	the Implementation Date;
(ii)	the date this agreement is terminated in accordance with its terms; and
(iii)	the End Date,
Cenntro must, and must ensure that its Subsidiaries, conduct their businesses in the ordinary and proper course of business.
(b)	Any restriction on conduct which is imposed in clause 6 does not apply to the extent that:
(i)	the conduct is required to be undertaken by Cenntro or its Subsidiaries (as the case may be) in connection with the Scheme or this agreement; or
(ii)	the conduct is approved by HoldCo.
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6.2	Change of control
As soon as practicable after the date of this agreement, the parties must:
(a)
seek to identify any change of control or similar provisions in material contracts, joint venture documentation and leases to which Cenntro or any of its Subsidiaries are a party which may be triggered by the implementation of the Scheme (Change of Control Requirements); and

(b)
unless otherwise agreed between Cenntro and HoldCo, use all reasonable endeavours to obtain any material consents required in accordance with the terms of any identified Change of Control Requirements as soon as practicable and in any event 8.00am on the Second Court Date.

7.	Warranties
7.1	Cenntro Warranties
Cenntro represents and warrants to HoldCo at the date of this agreement and on each subsequent day until and including 8.00am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date) that:
(a)	it has been incorporated or formed in accordance with the laws of its place of incorporation;
(b)	it has power to enter into this agreement, to comply with its obligations under it and exercise its rights under it;
(c)	the entry by it into, its compliance with its obligations and the exercise of its rights under, this agreement do not and will not conflict with:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or
(ii)	any law binding on or applicable to it or its assets;
(d)	other than any:
(i)	regulatory approval required in connection with the Scheme or any aspect of it;
(ii)	matter which is the subject of a Condition Precedent; or
(iii)	Change of Control Requirements,
it has in full force and effect each authorisation necessary for it to enter into this agreement, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;
(e)	its obligations under this agreement are valid and binding and are enforceable against it in accordance with its terms; and
(f)	no member of the Cenntro is Insolvent.
7.2	HoldCo Warranties
HoldCo represents and warrants to Cenntro at the date of this agreement and on each subsequent day until and including 8.00am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date) that:
(a)	it has been incorporated or formed in accordance with the laws of its place of incorporation;
(b)	it has power to enter into this agreement, to comply with its obligations under it and exercise its rights under it;
(c)	the entry by it into, its compliance with its obligations and the exercise of its rights under, this agreement do not and will not conflict with:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or
(ii)	any law binding on or applicable to it or its assets;
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(d)	it has in full force and effect each authorisation necessary for it to enter into this agreement, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;
(e)	its obligations under this agreement are valid and binding and are enforceable against it in accordance with its terms; and
(f)	HoldCo is not Insolvent.
7.3	Nature of warranties
Each representation and warranty in clauses 7.1 and 7.2:
(a)	is severable;
(b)	will survive termination of this agreement; and
(c)	is given with the intent that liability under it is not confined to breaches which are discovered before the date of termination of this agreement.
7.4	No other warranties or reliance
(a)
Each party acknowledges that no other party (nor any person acting on that other party’s behalf) has made any warranty, representation or other inducement to it to enter into this agreement, except for the representations and warranties expressly set out in this agreement.

(b)
Each party acknowledges and confirms that it does not enter into this agreement in reliance on any warranty, representation or other inducement by or on behalf of any other party, except for any warranty or representation expressly set out in this agreement.

7.5	Release
(a)	Each party:
(i)
releases its rights against, and will not make any Claim against, any past or present Representative of any other party in relation to anything done or purported to be done in connection with the Scheme, any transaction contemplated by or warranty given in this agreement, any information provided to it by another party or in relation to its execution or delivery of this agreement to the extent that the past or present Representative has acted in good faith and has not engaged in any wilful misconduct; and

(ii)	holds the releases in clause 7.5(a)(i) in respect of its past and present Representatives as trustee for those Representatives.
(b)	Nothing in clause 7.5(a)(a)(i) excludes any liability that may arise from wilful misconduct or bad faith on the part of any person.
7.6	Directors’ and officers’ insurance
Subject to the Scheme becoming Effective and subject to the Corporations Act, HoldCo undertakes in favour of Cenntro and each other person who is an Officer of a member of Cenntro that it will:
(a)
for a period of seven years from the Implementation Date, ensure that the constitutions of Cenntro and each other member of the Cenntro are on materially no less favourable terms overall as are contained in those constitutions as at the date of this agreement that provide for each company to indemnify each of its Officers against any liability incurred by that person in his or her capacity as an Officer of the company to any person other than a member of the Cenntro; and

(b)
procure that Cenntro and each other member of the Cenntro complies with any deeds of indemnity, access and insurance made by them in favour of their respective Officers from time to time and without limiting the foregoing, ensure that the directors’ and officers’ run-off insurance cover for those Officers is maintained, for a period of seven years from the retirement date of each Officer.

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7.7	Period of undertaking
The undertakings contained in clause 7.6 are given until the earlier of the end of the relevant period specified in that clause or the relevant member of the Cenntro ceasing to be a Subsidiary of HoldCo.
7.8	Benefit of undertaking for Cenntro
Cenntro acknowledges that it receives and holds the benefit of clause 7.6 to the extent it relates to each Officer of a member of the Cenntro on behalf of each of them.
8.	Termination
8.1	Termination for breach
Without prejudice to any other rights of termination under this agreement, either party may terminate this agreement by giving the other party written notice at any time before 8.00am on the Second Court Date if:
(a)
the other party is in material breach of any term of this agreement, or there has been a material breach of a representation or warranty given by the other party under clauses 7.1 or 7.2 (as applicable) on or before the Second Court Date;

(b)	the party wishing to terminate this agreement has given the other party a written notice setting out details of the breach and stating its intention to terminate this agreement; and
(c)
the breach is not capable of remedy or has not been remedied 10 Business Days (or any shorter period ending immediately before 8.00am on the Second Court Date) from the date the notice under clause 8.1(b) is given.

8.2	Mutual termination
This agreement is terminable if agreed to in writing by HoldCo and Cenntro.
8.3	Effect of termination
(a)
If either Cenntro or HoldCo terminates this agreement under clauses 3.6, 8.1 or 8.2, this agreement and the parties’ obligations under it cease, other than obligations under this clause and clauses 1, 7.1, 7.2, 7.3, 7.4, 7.5, 9, 10 and 12 which will survive termination.

(b)	Termination of this agreement under clauses 3.6, 8.1 or 8.2 does not affect any accrued rights of a party in respect of a breach of this agreement prior to termination.
9.	Costs and stamp duty
9.1	Costs
Subject to clause 9.2, each party must bear its own costs and expenses (including professional fees and stamp duty) incurred by it in connection with the negotiation, preparation and execution of this agreement and the implementation or attempted implementation of the Scheme.
9.2	Stamp duty
HoldCo must pay all stamp duty and any related fines or penalties in respect of this agreement, the Deed Poll and the acquisition of the Scheme Shares in accordance with the Scheme and indemnify Cenntro against any liability arising from failure to comply with this clause 9.2.
10.	GST
10.1	Definitions and interpretation
For the purposes of this clause:
(a)	GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth);
(b)	a term which has a defined meaning in the GST Act has the same meaning when used in this clause, unless the contrary intention appears; and
(c)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.
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10.2	GST exclusive
Unless this agreement expressly states otherwise, all consideration to be provided under this agreement is exclusive of GST.
10.3	Payment of GST
(a)
If GST is payable, or notionally payable, on a supply in connection with this agreement, the party providing the consideration for the supply agrees to pay to the supplier an additional amount equal to the amount of GST payable on that supply (GST Amount).

(b)
Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST- exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.
10.4	Adjustment events
If an adjustment event arises for a supply made in connection with this agreement, the GST Amount must be recalculated to reflect that adjustment. The supplier or the recipient (as the case may be) agrees to make any payments necessary to reflect the adjustment and the supplier agrees to issue an adjustment note.
10.5	Reimbursements
Any payment, indemnity, reimbursement or similar obligation that is required to be made in connection with this agreement which is calculated by reference to an amount paid by another party must be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 10.3 will apply to the reduced payment.
11.	Notices
11.1	How to give a Notice
Any notice, demand, consent, waiver, approval or other communication (a Notice) given or made under or in connection with this agreement:
(a)	must be in legible writing and in English;
(b)	must be signed by the sender or a person duly authorised by the sender; and
(c)
must be delivered to the intended recipient by hand, email or prepaid post (airmail if applicable) to the address specified in the ‘Details’ or the address or email address last notified in writing by the intended recipient to the sender.

11.2	When effective
A Notice will be effective upon receipt and will be taken to be received:
(a)	in the case of delivery by hand, when delivered;
(b)	in the case of delivery by post, five Business Days after the date of posting (or twelve Business Days after the date of posting if sent from one country to another); and
(c)	in the case of email, the earlier of:
(i)	at the time the sender receives an automated message confirming delivery;
(ii)	at the time the intended recipient confirms delivery by reply email; and
(iii)
one hour after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated delivery failure notification indicating that the email has not been delivered, but if the result is that a Notice is received or taken to be received outside the period between 9.00am and 5.00pm on a Business Day in the place of the addressee’s postal address for Notices, then the Notice will be taken to be received at 9.00am on the following Business Day in that place.
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12.	General
12.1	Amendment
This agreement can only be amended or replaced by another document signed by or on behalf of each of the parties.
12.2	Assignment
A party may not assign, encumber, declare a trust over or otherwise deal with its rights or obligations under this agreement, or attempt or purport to do so, without the prior written consent of each other party.
12.3	Further assurances
Each party must do, and procure that its employees and agents promptly do, all things necessary, including executing agreements and documents, to give full effect to this agreement and the transactions contemplated by it.
12.4	Waivers, rights and remedies
(a)	No failure to exercise or a delay in exercising any right, power or remedy under this agreement fully or at a particular time will affect that right, power or remedy or operate as a waiver.
(b)	The single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.
(c)	A waiver is not valid or binding on a party granting a waiver unless it is made in writing and signed by the party giving it.
(d)
A party may exercise right, power or remedy or give or refuse to its consent, waiver or approval in its absolute discretion (including by imposing conditions), unless this agreement specifies otherwise.

(e)
Except as provided in this agreement and permitted by law or equity, the rights, powers and remedies provided in this agreement are cumulative with and not exclusive to the rights, powers and remedies provided by law or equity independently of this agreement.

12.5	Severability
Any provision of this agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this agreement nor affect the validity or enforceability of that provision in any other jurisdiction.
12.6	Entire agreement
To the extent permitted by law, in relation to the subject matter of this agreement, this agreement:
(a)	embodies the entire understanding of the parties and constitutes the entire terms agreed on between the parties; and
(b)	supersedes any prior agreement (whether or not in writing) between the parties.
12.7	No merger
The rights and obligations of the parties do not merge on Completion of any transaction contemplated under this agreement. They survive the execution and delivery of any assignment or other document entered into to implement any transaction contemplated under this agreement.
12.8	Indemnities
The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.
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12.9	No representation or reliance
(a)
Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this agreement, except for representations or inducements expressly set out in this agreement.

(b)
Each party acknowledges and confirms that it does not enter into this agreement in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this agreement.

12.10	Governing law and jurisdiction
(a)	This agreement is governed by the laws of New South Wales, Australia.
(b)	Each party irrevocably and unconditionally:
(i)	submits to the exclusive jurisdiction of the courts of New South Wales, Australia; and
(ii)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
12.11	Counterparts
This agreement may be executed in any number of counterparts including by email or facsimile. All counterparts together will be taken to constitute one instrument.
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Signing page
EXECUTED as an agreement.
Executed by Cenntro Electric Group Limited ACN 619 054 938 in accordance with the requirements of section 127 of the Corporations Act 2001 (Cth)
Signature of director	Signature of director/company secretary (Please delete as applicable)
Name of director (print)	Name of director/company secretary (print)
Executed by Cenntro Inc. by the following authorised officers:
Signature of authorised officer	Signature of authorised officer
Name of authorised officer (print)	Name of authorised officer (print)
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Annexure A – Deed Poll
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Annexure B – Scheme
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